As filed with the Securities and Exchange Commission on May 31, 2018
Registration No. 333-205960

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 12
to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
___________________________________
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
(Exact name of registrant as specified in governing instruments)
_______________________________________________
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________________________
Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
Griffin-American Healthcare REIT IV, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(949) 474-0442 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________________
Copies to:

Lauren Burnham Prevost
Heath D. Linsky
Seth K. Weiner
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
(404) 365-9532 (Facsimile)
Howard S. Hirsch Griffin Capital Company, LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, California 90245 (310) 469-6100 (310) 606-5910 (Facsimile)
_______________________________________________________________________
Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:     ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such dates as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 12 consists of the following:

1.	The Registrant’s final form of prospectus dated April 9, 2018.

2.	Supplement No. 1 dated May 31, 2018 to the Registrant’s prospectus dated April 9, 2018, which will be delivered as an unattached document along with the prospectus dated April 9, 2018.

3.	Part II, included herewith.

4.	Signatures, included herewith.

PROSPECTUS	APRIL 9, 2018
Maximum Offering of $3,150,000,000 in Shares of Class T and Class I Common Stock

We are a Maryland corporation formed on January 23, 2015, organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. As of March 27, 2018, we had completed 19 property acquisitions whereby we owned 40 properties, comprising 42 buildings, or approximately 2,553,000 square feet of gross leasable area. Of our 19 property acquisitions, we acquired 14 medical office buildings, four senior housing facilities and one skilled nursing facility. We are externally managed by Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, which is our affiliate. We qualified and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, beginning with our taxable year ended December 31, 2016, and we intend to continue to qualify to be taxed as a REIT.
Effective April 11, 2018, we are offering to the public up to $2,800,000,000 in shares of Class T common stock at a purchase price of $10.05 per share and up to $200,000,000 in shares of Class I common stock at a purchase price of $9.65 per share pursuant to our primary offering. The offering price per share is based on our estimated net asset value, or NAV, per share of $9.65, as determined by our board of directors on April 6, 2018, plus any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. Effective April 11, 2018, we are also offering up to an aggregate of $150,000,000 in shares of our Class T and Class I common stock pursuant to our distribution reinvestment plan, or DRIP, at a purchase price of $9.65 per share, which is equal to the most recent estimated NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares offered between the primary offering and the DRIP, and among classes of stock. Prior to April 11, 2018, we offered shares of our Class T common stock at a purchase price of $10.00 per share in our primary offering, and from March 1, 2017 to April 10, 2018, we offered shares of our Class I common stock at a purchase price of $9.21 per share in our primary offering. From January 1, 2017 to April 11, 2018, we also offered shares of our Class T and Class I common stock pursuant to our DRIP at a purchase price of $9.40 per share.
This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 29 to read about risks you should consider before purchasing shares of our common stock. The most significant risks include the following:

•
There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount. See pages 29 and 195 for more information.

•	We have limited operating history and financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•
This is a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•
We have paid distributions from cash flows from operations and the net proceeds of this offering. Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of net offering proceeds or borrowings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use net offering proceeds to fund a majority of our initial years of distributions and that such distributions will represent a return of capital. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•
We have incurred substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt declines.

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This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We pay substantial fees to our advisor and its affiliates for these services, including compensation that may be required to be paid to our advisor even if our advisor is terminated as a result of poor performance, and the agreements governing these fees were not all negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our properties’ performance. Such agreements may require us to pay more than we would if we were only using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•
Many of our officers also are managing directors, officers and/or employees of one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors or its affiliates.

•
If we do not maintain our qualification as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•
The amount of future distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any future return on your investment in us and you may lose money.

•
This is a fixed price offering. The offering price for shares of our common stock beginning on April 11, 2018 is based on our estimated per share NAV as determined by our board of directors on April 6, 2018 plus, in the case of any shares offered pursuant to our primary offering, any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. This offering price may not accurately represent the current value of our assets at any particular time.

•
We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

		Less				Plus
	Price to Public*	Selling Commissions**		Dealer Manager Fee**		Advisor Funding of Dealer Manager Fee**		Net Proceeds (Before Expenses)
Primary Offering
Per Class T Share (prior to April 11, 2018)	$10.00	$0.30		$0.30		$0.20		$9.60
Per Class T Share (effective April 11, 2018)	$10.05	$0.30		$0.30		$0.20		$9.65
Per Class I Share (prior to March 1, 2017)	$9.30	$—		$0.28		$0.19		$9.21
Per Class I Share (effective March 1, 2017 to April 10, 2018)	$9.21	$—		$0.14		$0.14		$9.21
Per Class I Share (effective April 11, 2018)	$9.65	$—		$0.14		$0.14		$9.65
Total Maximum	$3,000,000,000	$84,000,000	(1)	$87,105,000	(1)	$59,035,000	(1)	$2,887,930,000	(1)
Distribution Reinvestment Plan
Per Class T Share (prior to January 1, 2017)	$9.50	$—		$—		$—		$9.50
Per Class T Share (effective January 1, 2017 to April 10, 2018)	$9.40	$—		$—		$—		$9.40
Per Class T Share (effective April 11, 2018)	$9.65	$—		$—		$—		$9.65
Per Class I Share (prior to April 11, 2018)	$9.40	$—		$—		$—		$9.40
Per Class I Share (effective April 11, 2018)	$9.65	$—		$—		$—		$9.65
Total Maximum	$150,000,000	$—		$—		$—		$150,000,000

*
Beginning on April 11, 2018, the offering price per share is based on our estimated per share NAV as determined by our board of directors on April 6, 2018 plus, in the case of shares offered pursuant to our primary offering, any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. This offering price may not accurately represent the current value of our assets at any particular time.

**
The maximum amount of selling commissions we will pay with respect to Class T shares is 3.0% of the gross offering proceeds from sales of our Class T shares in our primary offering. With respect to the dealer manager fee payable with respect to Class T shares, our advisor will fund up to an amount equal to 2.0% of the gross offering proceeds from sales of our Class T shares in our primary offering, which will reduce the amount we pay for such fee, and we will fund 1.0% of the gross offering proceeds from the sale of our Class T shares in our primary offering. With respect to the dealer manager fee payable with respect to Class I shares, prior to March 1, 2017, our advisor funded an amount equal to 2.0% of the gross offering proceeds from sales of our Class I shares in our primary offering and we funded the remaining 1.0% of the gross offering proceeds from sales of our Class I shares in our primary offering. Effective March 1, 2017, our advisor funds all of the dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds from sales of our Class I shares in our primary offering. No selling commissions or dealer manager fees will be paid with respect to sales of shares of our Class T and Class I common stock pursuant to the DRIP. The selling commissions relating to the Class T shares and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of selling commissions or dealer manager fees. Any reduction in the dealer manager fees will be applied first to the portion of the dealer manager fees funded by our advisor. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. See “Plan of Distribution.” We will also pay our dealer manager a quarterly stockholder servicing fee with respect to Class T shares, which is not shown in the table above, that will accrue daily in the amount equal to 1/365th of 1.0% of the purchase price per share of Class T shares in our primary offering, and in the aggregate will not exceed an amount equal to 4.0% of the gross proceeds from the sale of Class T shares in our primary offering. The selling commissions, dealer manager fee and stockholder servicing fee will not exceed the 10.0% limitation on underwriting compensation imposed by the Financial Industry Regulatory Authority, or FINRA.

(1)
The total maximum amounts presented assume the sale of $2,800,000,000 in Class T shares in the primary offering since the commencement of the offering, $192,980,000 in Class I shares in the primary offering effective March 1, 2017 and actual sales of $7,020,000 in Class I shares in the primary offering prior to March 1, 2017.

Griffin Capital Securities, LLC is the dealer manager of this offering and will offer shares on a “best efforts” basis. The minimum initial investment is at least $2,500, except under certain circumstances. As described in the “Compensation Table” section of this prospectus, we pay fees to our advisor and its affiliates in connection with our day-to-day operations and the selection of our investments, and such fees may be increased without our stockholders’ consent. We may sell shares of our common stock in this offering until the earlier of February 16, 2019, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.

The date of this Prospectus is April 9, 2018.

SUITABILITY STANDARDS
General
An investment in shares of our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. There is no public market for shares of our common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares of our common stock. This investment is not suitable for persons who require immediate liquidity or guaranteed income, who seek a short-term investment, or who cannot bear the loss of their entire investment.
In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares of our common stock from third parties. These suitability standards require that a purchaser of shares of our common stock have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
Some states have established suitability standards different from those we have established. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.
Alabama and Oregon — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock and our affiliates cannot exceed 10.0% of that investor’s liquid net worth.
California — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a net worth of at least $250,000 or (2) a gross annual income of at least $85,000 and a net worth of at least $150,000. In addition, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s net worth.
Iowa — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a net worth of at least $300,000 or (2) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, an investor’s aggregate investment in shares of our common stock and any other public non-exchange traded real estate investment trust cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s total net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10.0% investment limitation.
Kansas — It is recommended by the Office of the Kansas Securities Commissioner that investors in Kansas limit their aggregate investment in shares of our common stock and other non-traded real estate investment trusts to not more than 10.0% of their liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of an investor’s total net worth (total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
Kentucky — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock and our affiliates’ non-publicly traded real estate investment trusts cannot exceed 10.0% of that investor’s liquid net worth.
Maine — It is recommended by the Maine Office of Securities that investors in Maine limit their aggregate investment in shares of our common stock and similar direct participation investments to not more than 10.0% of their liquid net worth. For purposes of this limitation to investors in Maine, liquid net worth is defined as that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock and other illiquid direct participation programs cannot exceed 10.0% of that investor’s liquid net worth.
Missouri — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s liquid net worth.
Nebraska — In addition to meeting the general suitability standards described above, an investor’s aggregate investment in shares of our common stock and other non-publicly traded REITs cannot exceed 10.0% of that investor’s net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

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New Jersey — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, an investor’s investment in shares of our common stock, shares of affiliated programs and shares of other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
New Mexico — In addition to meeting the general suitability requirements described above, an investor’s aggregate investment in shares of our common stock, our affiliates and other non-traded real estate investment trusts cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.
North Dakota — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s net worth.
Ohio — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock, our affiliates and other non-traded real estate investment trusts cannot exceed 10.0% of that investor’s liquid net worth.  For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Pennsylvania — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s net worth (exclusive of home, home furnishings and automobiles).
Tennessee — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s liquid net worth (exclusive of home, home furnishings and automobiles).
Vermont — In addition to the general suitability requirements described above, a non-accredited Vermont investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, are not subject to this limitation.
The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our co-sponsors, American Healthcare Investors, LLC, or American Healthcare Investors, and Griffin Capital Company, LLC, or Griffin Capital (formerly known as Griffin Capital Corporation), or any of our co-sponsors’ affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an individual retirement account, or IRA, is at least $1,500. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. Any retirement plan trustee or individual considering purchasing shares of our common stock for a retirement plan or an IRA should read carefully the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus.
In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.
These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, an investment in shares of our common stock is an appropriate investment for those of you who become stockholders.

Each of the participating broker-dealers, authorized registered representatives or any other person selling shares of our common stock on our behalf, and our co-sponsors, are required to:

•
make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain, for at least six years, records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for each investor.
In making this determination, your participating broker-dealer, authorized registered representative or other person selling shares of our common stock on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in shares of our common stock.
In addition, by signing the Subscription Agreement, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

•
in contravention of any United States of America, or U.S., or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury, or OFAC, or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

•
on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•
Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B. Subscription Agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the Subscription Agreement electronically, your electronic signature, whether digital or encrypted, included in the Subscription Agreement is intended to authenticate the Subscription Agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

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Deliver the full purchase price of the shares of our common stock being subscribed for in the form of checks, drafts or wire, along with a completed, executed Subscription Agreement to your participating broker-dealer. For instructions on wiring funds, see the Wiring Instructions, included in this prospectus as Exhibit B.

•	Make your form(s) of payment payable to “Griffin-American Healthcare REIT IV, Inc.”

 By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution — Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.
IMPORTANT NOTE ABOUT THIS PROSPECTUS
As used in this prospectus, the term “co-sponsors” refers to American Healthcare Investors, LLC and Griffin Capital Company, LLC, collectively; the terms “advisor” and “Griffin-American Advisor” refer to Griffin-American Healthcare REIT IV Advisor, LLC, an affiliate of our co-sponsors. As used in this prospectus, the terms “our operating partnership” and “Healthcare REIT IV OP” refer to Griffin-American Healthcare REIT IV Holdings, LP, of which Griffin-American Healthcare REIT IV, Inc. is the sole general partner. The words “we,” “us” or “our” refer to Griffin-American Healthcare REIT IV, Inc. and our operating partnership, taken together, unless the context requires otherwise.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.
Q:    What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

•
avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on net income that it distributes to stockholders; and

•	enables individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.
Q:    What is Griffin-American Healthcare REIT IV, Inc.?

A:
Griffin-American Healthcare REIT IV, Inc. is a Maryland corporation that qualified and elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2016, and we intend to continue to qualify to be taxed as a REIT. We do not have any employees and are externally managed by our advisor, Griffin-American Healthcare REIT IV Advisor, LLC, which we refer to as Griffin-American Advisor or our advisor.

Q:	Who is your advisor and what is its relationship to Griffin-American Healthcare REIT IV, Inc.?

A:
Our advisor is Griffin-American Healthcare REIT IV Advisor, LLC. Our advisor is jointly owned by our co-sponsors, American Healthcare Investors and Griffin Capital. American Healthcare Investors is the managing member and owns 75.0% of our advisor.

Q:	What are some of the most significant risks relating to an investment in Griffin-American Healthcare REIT IV, Inc.?

A:	An investment in our common stock is subject to a number of risks. Listed below are some of the most significant risks relating to your investment.

•
There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	We have limited operating history and financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•
This is a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•
We have paid distributions from cash flows from operations and the net proceeds of this offering. Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of net offering proceeds or borrowings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use net offering proceeds to fund a majority of our initial years of distributions and that such distributions will represent a return of capital. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•
We have incurred substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt declines.

•
This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not all negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage will be based upon the gross offering proceeds and not on our properties’ performance. Such agreements may require us to pay more than we would if we were only using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement, even if such termination is the result of poor performance by our advisor.

•
Many of our officers also are managing directors, officers and/or employees of one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors or its affiliates.

•
If we do not maintain our qualification as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•
The amount of future distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any future return on your investment in us and you may lose money.

•
This is a fixed price offering. The offering price for shares of our common stock beginning on April 11, 2018 is based on our estimated per share NAV as determined by our board of directors on April 6, 2018 plus, in the case of shares offered pursuant to our primary offering, any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. This offering price may not accurately represent the current value of our assets at any particular time.

•
We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

•
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	Our board of directors may change our investment objectives without seeking your approval.

Q:	How will you structure the ownership and operation of your assets?

A:
We own substantially all of our assets and conduct our operations through an operating partnership, Griffin-American Healthcare REIT IV Holdings, LP, which was organized in Delaware on January 23, 2015. We are the sole general partner of Griffin-American Healthcare REIT IV Holdings, LP, which we refer to as either Healthcare

REIT IV OP or our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.
Q:    What is an “UPREIT”?

A:
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally on a one-for-one basis, for shares of common stock of the REIT. We believe that using an UPREIT structure gives us an opportunity to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:    What will you do with the money raised in this offering?

A:
We intend to use the net proceeds from this offering to acquire a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and other real estate-related investments on an infrequent and opportunistic basis. We generally will seek investments that produce current income. The diversification of our portfolio will depend upon the amount of proceeds we receive in this offering. We estimate that 92.1% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flows from operations are insufficient, and the remaining 7.9% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties. In addition, we will pay fees from our cash flows from operations, including the stockholder servicing fee, as described in the “Compensation Table” section of this prospectus. If our cash flows from operations are not sufficient to pay the stockholder servicing fee, we will pay the stockholder servicing fee through borrowings in anticipation of future cash flows. Until we invest all the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest all the net proceeds from this offering in targeted investments. Because we have not acquired or identified all of the investment opportunities, this offering is considered a “blind pool.”

Q:	What kind of offering is this?

A:
Through Griffin Capital Securities, LLC, which we refer to as Griffin Securities or our dealer manager, we are offering a maximum of $3,000,000,000 in shares of our common stock in our primary offering, up to $2,800,000,000 of which are Class T shares and up to $200,000,000 of which are Class I shares. Effective April 11, 2018, the Class T shares are being offered at a price of $10.05 per share, which is the most recent estimated per share NAV determined by our board of directors plus applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. Prior to April 11, 2018, we offered shares of our Class T common stock at an initial price of $10.00 per share in our primary offering. Effective April 11, 2018, the Class I shares are being offered at a price of $9.65 per share in our primary offering, which is the most recent estimated per share NAV determined by our board of directors. Prior to March 1, 2017, we offered shares of our Class I common stock at a purchase price of $9.30 per share in our primary offering, and from March 1, 2017 to April 10, 2018, we offered shares of our Class I common stock at a purchase price of $9.21 per share in our primary offering. These shares are being offered on a “best efforts” basis. We are also offering up to an aggregate of $150,000,000 in shares of our Class T and Class I common stock pursuant to the DRIP to those stockholders who elect to participate in such plan, as described in this prospectus, at a price of $9.65 per share effective April 11, 2018, which is the most recent estimated per share NAV determined by our board of directors. From January 1, 2017 to April 11, 2018, we offered shares of our Class T and Class I common stock pursuant to our DRIP at a purchase price of $9.40 per share. See “Plan of Distribution.” We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP, and among classes of stock.

Q:	How does a “best efforts” offering work?

A:
When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the securities. Because this is a “best efforts” offering, we cannot guarantee that any specific number of shares of our common stock will be sold. We intend to admit stockholders periodically as subscriptions for shares of our common stock are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:
We may sell shares of our common stock in this offering until the earlier of the date on which the maximum offering amount has been sold or February 16, 2019; provided however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.

Q:	How is the estimated per share NAV determined?

A:
The per share price for shares in our primary offering and our DRIP effective April 11, 2018 is based on our board of directors’ estimated NAV as of December 31, 2017 divided by the number of shares of our Class T and Class I common stock outstanding as of December 31, 2017, plus, in the case of our primary offering, any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. Therefore, our board of directors had the discretion to choose a methodology or combination of methodologies it deemed reasonable for the determination of an estimated per share NAV; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.

Pursuant to the approval of our audit committee of our board of directors, which is solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged CBRE Capital Advisors, Inc., or CBRE Cap, an independent FINRA registered broker-dealer firm that specializes in providing real estate financial services, to assist with determining the estimated per share NAV. The valuation was based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares of Class T and Class I common stock outstanding on a fully diluted basis, and was performed in accordance with the valuation guidelines established by the Investment Program Association, or the IPA, Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The estimated per share NAV as of December 31, 2017 was determined by our board of directors on April 6, 2018. Subsequent estimates of our per share NAV will be done at least annually.

The estimated per share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.

Q:	Who can buy shares of Griffin-American Healthcare REIT IV common stock?

A:
Generally, you can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” beginning on page i of this prospectus.

Q:	For whom is an investment in shares of our common stock appropriate?

A:
An investment in shares of our common stock may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in shares of our common stock will not meet those needs.

Q:	May I make an investment through my IRA, SEP plan or other tax-deferred account?

A:
Yes. You may make an investment through your IRA, simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing your IRA, SEP plan or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with your IRA, SEP plan or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, SEP plan or other tax-deferred account; (4) whether there is sufficient liquidity for such investment under your IRA, SEP plan or other tax-deferred account; (5) the need to value the assets of your IRA, SEP plan or other tax-deferred account annually or more frequently; and (6) whether the investment would constitute a prohibited transaction under applicable law. You should also consider any investment restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code. See the “Federal Income Tax Considerations” and “Tax-Exempt Entities and ERISA Considerations” sections of this prospectus for additional information.

Q:	Is there any minimum investment required?

A:
Yes. The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our co-sponsors, or any of our co-sponsors’ affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500.

Q:	How do I subscribe for shares of Griffin-American Healthcare REIT IV common stock?

A:
You must meet the suitability standards described in the “Suitability Standards” section of this prospectus in order to purchase shares of our common stock in this offering. If you would like to purchase shares of our common stock, please proceed as directed in the “How to Subscribe” section of this prospectus.

Q:	If I buy shares of common stock, will I receive distributions and how often?

A:
Provided we have sufficient available cash flow, we have paid and expect to continue to pay distributions on a monthly basis to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flow. Once our board of directors authorizes distributions, we expect that such distributions will have a daily record date so your distribution benefits will begin to accrue immediately upon becoming a stockholder. However, we cannot guarantee the amount of distributions we will continue to pay, if any.

Q:	Will the distributions I receive be taxable as ordinary income?

A:
If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in your shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock.

For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares of our common stock) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares of our common stock or we liquidate, assuming we do not pay any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares of our common stock is zero. If you are a tax-exempt entity, distributions from us generally will not constitute UBTI, unless you have borrowed to acquire or carry your stock or have used the shares of our common stock in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations — Taxation of Taxable U.S.

Stockholders,” the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” and the “Distribution Reinvestment Plan” sections of this prospectus.

Q:	May I reinvest my distributions?

A:	Yes. See the “Distribution Reinvestment Plan” section of this prospectus for more information regarding the DRIP.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:
At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares of our common stock, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares of our common stock to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.9% of the value of shares of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Suitability Standards” and the “Description of Capital Stock — Restrictions on Ownership and Transfer” sections of this prospectus. We have adopted a share repurchase plan, or our share repurchase plan, as discussed under the “Share Repurchase Plan” section of this prospectus, which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

•
four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions paid and the amount of distributions reinvested pursuant to the DRIP, as applicable;

•	an annual report after the end of each year; and

•	an annual Internal Revenue Service, or IRS, Form 1099, if applicable, after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Q:	Why did you begin to offer Class T shares and Class I shares, and what are the similarities and differences between the classes?

A:
We began to offer Class T shares and Class I shares due to recent regulatory developments and trends related to non-traded alternative investment products such as the investment opportunity being offered by this prospectus. Concerns over the amount of selling commissions paid from offering proceeds and disclosure of the same on customer account statements have resulted in many sponsors of alternative investment products electing to utilize share class structures that involve lower up-front selling commissions paid from offering proceeds. After extensive consideration and discussions with various constituencies, we commenced offering our Class T shares, which generally feature 3.0% up-front selling commissions, a 3.0% dealer manager fee, and a stockholder servicing fee, and Class I shares, which feature no up-front selling commissions, a 1.5% dealer manager fee effective March 1, 2017 (a 3.0% dealer manager fee prior to March 1, 2017) and no stockholder servicing fee, as discussed in further detail elsewhere in this prospectus.

One difference between Class T shares and Class I shares relates to the amount of selling commissions, dealer manager fees and stockholder servicing fees payable with respect to each class of shares, and the amount of funding of certain costs by our advisor. Class T shares are subject to selling commissions of 3.0% of the gross offering proceeds of Class T shares in our primary offering, which are paid out of offering proceeds at the time of sale of the share. Class I shares are not subject to selling commissions. Prior to March 1, 2017, Class T shares and Class I shares were also subject to an aggregate dealer manager fee of up to 3.0% of the gross offering proceeds in our primary offering, of which an amount equal to 2.0% of the gross offering proceeds was funded by our advisor and 1.0% of the gross offering proceeds was funded by us. Effective March 1, 2017, while Class T shares remain subject to a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering (of which up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor and 1.0%

of the gross offering proceeds is funded by us), Class I shares are subject to a dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds in our primary offering (all of which is funded by our advisor). The selling commissions or the dealer manager fee may not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers or pursuant to certain agreements between our dealer manager and participating broker-dealers. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Class T shares also feature a stockholder servicing fee, which accrues daily at a rate of 1/365th of 1.0% of the purchase price per Class T share, is payable quarterly in arrears and, in the aggregate will not exceed an amount equal to 4.0% of the gross proceeds from the sale of Class T shares in our primary offering. By agreement with participating broker-dealers, such stockholder servicing fee may be reduced or limited. Our dealer manager will generally reallow 100% of the stockholder servicing fee to participating broker-dealers. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such Class T share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. We currently estimate that we will pay stockholder servicing fees up to four years after the termination of our offering, but in no event will our underwriting expenses exceed 10.0% of our gross offering proceeds from our primary offering. We cannot predict the length of time over which we will pay this fee due to, among many factors, the varying dates of purchase and the timing of a liquidity event. The aggregate amount of stockholder servicing fees we expect to pay (based on the assumption of $2,800,000,000 in gross offering proceeds pursuant to the sale of Class T shares) is approximately $112,000,000. Class I shares are not subject to a stockholder servicing fee. We will not pay selling commissions, the dealer manager fee, or the stockholder servicing fee with respect to shares of any class sold pursuant to the DRIP. See “Plan of Distribution” for further detail regarding the selling commissions and stockholder servicing fees payable with respect to Class T shares, and the dealer manager fees payable with respect to Class T shares and Class I shares.

Class I shares will also differ from Class T shares in regards to the annualized distribution rate attributable to such shares. While we expect that our board of directors will declare the same daily distribution amount with respect to Class I shares as compared to Class T shares, the lower purchase price of Class I shares will result in a higher annualized distribution percentage rate (when compared to the purchase price) for such shares as compared to Class T shares. See the “Description of Capital Stock” and “Plan of Distribution” sections of this prospectus for further discussion on the differences between our classes of shares.

Assuming (i) a constant primary offering price for a one-time investment in Class T shares, (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that stockholder servicing fees are paid over four years, we expect that with respect to a one-time $10,000 investment in Class T shares, $300 in selling commissions will be paid at the time of the investment, $100 in dealer manager fees will be paid at the time of the investment (excluding the portion of the dealer manager fee funded by our advisor) and approximately $400 in stockholder servicing fees will be paid, for a total of $800 in selling commissions, dealer manager fees and stockholder servicing fees.

Assuming (i) a constant primary offering price for a one-time investment in Class I shares, (ii) that shares are sold through distribution channels associated with the highest possible dealer manager fees, and (iii) that none of such shares purchased are redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class I shares, no dealer manager fees will be paid at the time of the investment (excluding the portion of the dealer manager fee funded by our advisor). No selling commissions or stockholder servicing fees are paid with respect to Class I shares.

Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval; provided, however, that stockholders of one share class shall have exclusive voting rights on any amendment to our charter that would alter only the contract rights of that share class, and no stockholders of another share class shall be entitled to vote thereon. Our estimated NAV is determined on an aggregate basis for the company and our estimated per share NAV is the same across share classes.

Q:	What services are provided to Class T stockholders in connection with the payment of the stockholder servicing fee?

A:
With respect to our Class T shares, we will pay our dealer manager a quarterly stockholder servicing fee in arrears, all or a portion of which may be reallowed to participating broker-dealers, in connection with ongoing services provided to our Class T stockholders. Such ongoing services to be provided by participating broker-dealers to all Class T stockholders include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, assisting with processing distribution payments, assisting with share repurchase requests, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with their investment. We expect that a Class I stockholder receives similar services pursuant to such stockholder’s arrangement with the registered investment adviser or other person through whom such stockholder purchased their shares, and therefore we do not pay a stockholder servicing fee with respect to Class I shares.

Q:	Who can help answer my questions?

A:	If you have any questions regarding this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Griffin Capital Securities, LLC
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
Telephone: (949) 270-9300

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.
Griffin-American Healthcare REIT IV, Inc.
We were formed as a Maryland corporation on January 23, 2015. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We also may originate and acquire secured loans and other real estate-related investments on an infrequent and opportunistic basis. We generally will seek investments that produce current income. We qualified and elected to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2016, and we intend to continue to qualify to be taxed as a REIT.
We commenced our initial public offering of shares of our common stock on February 16, 2016. Effective February 16, 2016, we were offering up to approximately $3,000,000,000 in shares of Class T common stock, and effective June 17, 2016, we reallocated certain of the remaining Class T shares being offered, such that we began offering up to approximately $2,800,000,000 in shares of Class T common stock and $200,000,000 in shares of Class I common stock in our primary offering, as described further elsewhere in this prospectus. We are also offering up to an aggregate of $150,000,000 in shares of our Class T and Class I common stock pursuant to our distribution reinvestment plan, as amended, or DRIP. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.
As of April 4, 2018, we had received and accepted subscriptions in this offering for 44,241,405 shares of Class T common stock, or approximately $442,055,000, and 2,632,367 shares of Class I common stock, or approximately $24,310,000, excluding shares of our common stock issued pursuant to the DRIP. As of April 4, 2018, approximately $2,357,945,000 in shares of our Class T common stock and $175,690,000 in shares of our Class I common stock remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in our offering until the earlier of February 16, 2019, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering as permitted under applicable law.
Our headquarters are located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612 and our telephone number is (949) 270-9200. We maintain a website at www.healthcarereitiv.com where you can find additional information about us. The contents of that website are not incorporated by reference in, or otherwise a part of, this prospectus.
Summary Risk Factors
An investment in our common stock is subject to a number of risks. Listed below are some of the most significant risks relating to your investment.

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There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	We have limited operating history and financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•
This is a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•
We have paid distributions from cash flows from operations and the net proceeds of this offering. Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of net offering proceeds or borrowings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use net offering proceeds to fund a majority of our initial years of distributions and that such distributions will represent a return of capital. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•
We have incurred substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt declines.

•
This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not all negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage will be based upon the gross offering proceeds and not on our properties’ performance. Such agreements may require us to pay more than we would if we were only using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement, even if such termination is the result of poor performance by our advisor.

•
Many of our officers also are managing directors, officers and/or employees of one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors or its affiliates.

•
If we do not maintain our qualification as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•
The amount of future distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any future return on your investment in us and you may lose money.

•
This is a fixed price offering. The offering price for shares of our common stock beginning on April 11, 2018 is based on our estimated per share NAV as determined by our board of directors on April 6, 2018 plus, in the case of shares offered pursuant to our primary offering, any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. This offering price may not accurately represent the current value of our assets at any particular time.

•
We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

•
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	Our board of directors may change our investment objectives without seeking your approval.
Investment Objectives
Our investment objectives are:
•to preserve, protect and return your capital contributions;
•to pay regular cash distributions; and
•to realize growth in the value of our investments upon our ultimate sale of such investments.
See the “Investment Objectives, Strategy and Criteria” section of this prospectus for a more complete description of our business and objectives.
Description of Investments
We generally seek to acquire a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, such as long-term acute care centers, surgery centers, memory care facilities, specialty medical and diagnostic service facilities, laboratories and research facilities, pharmaceutical and medical supply manufacturing facilities and offices leased to tenants in healthcare-related industries. We generally seek investments that produce current income. We have and may continue to acquire properties either alone or jointly with another party. We also may originate or acquire secured loans and other real estate-related investments on an infrequent and opportunistic basis. Our real estate-related investments may include mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities.
As of March 27, 2018, we had completed 19 property acquisitions whereby we owned 40 properties, comprising 42 buildings, or approximately 2,553,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $488,740,000, as listed below:

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy(7)	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(2)	Line of Credit and Term Loan(3)	Property Taxes(4)	Location
Auburn MOB	Medical Office	19,000	100%	06/28/16	$5,450,000	$—	$—	$67,000	Auburn, CA
Pottsville MOB	Medical Office	36,000	100%	09/16/16	9,150,000	—	—	117,000	Pottsville, PA
Charlottesville MOB	Medical Office	74,000	100%	09/22/16	20,120,000	—	—	163,000	Charlottesville, VA
Rochester Hills MOB	Medical Office	30,000	92.8%	09/29/16	8,300,000	3,968,000	—	73,000	Rochester Hills, MI
Cullman MOB III	Medical Office	52,000	100%	09/30/16	16,650,000	—	12,000,000	43,000	Cullman, AL
Iron MOB Portfolio	Medical Office	208,000	84.7%	10/13/16	31,000,000	—	30,400,000	105,000	Cullman and Sylacauga, AL
Mint Hill MOB	Medical Office	58,000	100%	11/14/16	21,000,000	—	20,400,000	92,000	Mint Hill, NC
Lafayette Assisted Living Portfolio	Senior Housing	80,000	100%	12/01/16	16,750,000	—	17,500,000	103,000	Lafayette, LA
Evendale MOB	Medical Office	66,000	70.3%	12/13/16	10,400,000	—	10,400,000	253,000	Evendale, OH
Battle Creek MOB	Medical Office	46,000	84.4%	03/10/17	7,300,000	—	—	115,000	Battle Creek, MI
Reno MOB	Medical Office	191,000	96.1%	03/13/17	66,250,000	—	60,000,000	256,000	Reno, NV
Athens MOB Portfolio	Medical Office	61,000	98.5%	05/18/17	16,800,000	—	7,800,000	113,000	Athens, GA
SW Illinois Senior Housing Portfolio	Senior Housing	190,000	100%	05/22/17	31,800,000	—	31,700,000	354,000	Columbia, Millstadt, Red Bud and Waterloo, IL
Lawrenceville MOB	Medical Office	31,000	100%	06/12/17	11,275,000	8,000,000	3,000,000	88,000	Lawrenceville, GA
Northern California Senior Housing Portfolio	Senior Housing	134,000	100%	06/28/17	45,800,000	—	21,600,000	403,000	Belmont, Fairfield, Menlo Park and Sacramento, CA
Roseburg MOB	Medical Office	62,000	100%	06/29/17	23,200,000	—	23,000,000	93,000	Roseburg, OR
Fairfield County MOB Portfolio	Medical Office	80,000	94.6%	09/29/17	15,395,000	—	15,500,000	294,000	Stratford and Trumbull, CT
Central Florida Senior Housing Portfolio(5)	Senior Housing — RIDEA(6)	899,000	75.1%	11/01/17	109,500,000	—	112,000,000	1,144,000	Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, FL

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy(7)	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(2)	Line of Credit and Term Loan(3)	Property Taxes(4)	Location
Central Wisconsin Senior Care Portfolio	Skilled Nursing	236,000	100%	03/01/18	$22,600,000	$—	$22,600,000	$342,000	Sun Prairie and Waunakee, WI
Total/weighted average(8)		2,553,000	95.6%		$488,740,000	$11,968,000	$387,900,000	$4,218,000
___________

(1)	We own 100% of our properties acquired as of March 27, 2018, with the exception of Central Florida Senior Housing Portfolio.

(2)	Represents the principal balance of the mortgage loan payable assumed by us at the time of acquisition.

(3)	Represents borrowings under our line of credit and term loan with Bank of America, N.A., or Bank of America, and KeyBank, National Association, or KeyBank, at the time of acquisition.

(4)	Represents the real estate taxes on our properties for 2017.

(5)
On November 1, 2017, we completed the acquisition of Central Florida Senior Housing Portfolio, pursuant to a joint venture with MStar Peninsula Holdings, LLC, an affiliate of Meridian Senior Living, LLC, an unaffiliated third party. Our ownership of the joint venture is approximately 98%.

(6)	The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

(7)
Occupancy includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA facilities where occupancy represents resident occupancy on the available units of the RIDEA facilities.

(8)	Weighted average occupancy excludes our senior housing — RIDEA facilities.
Estimated Use of Proceeds
Depending primarily on the number of shares of our common stock we sell pursuant to this offering and assuming no shares are reallocated from the DRIP to our primary offering and the maximum primary offering amount of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares is raised in the manner described in the “Estimated Use of Proceeds” section of this prospectus, we estimate that approximately 92.1% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flows from operations are insufficient. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We expect that the remaining 7.9% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP; therefore, a greater percentage of the proceeds to us from such sales will be used to purchase real estate and real estate-related investments, and to fund our share repurchase plan.

			Class I Shares
	Class T Shares		Maximum Primary Offering(1)
	Maximum Primary Offering(1)		Sales Prior to March 1, 2017(2)		Remaining Offering Amount
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,800,000,000	100%	$7,020,000	100%	$192,980,000	100%
Less Public Offering Expenses:
Selling Commissions(3)	84,000,000	3.0	—	—	—	—
Dealer Manager Fee(3)	84,000,000	3.0	210,000	3.0	2,895,000	1.5
Advisor Funding of Dealer Manager Fee(3)	(56,000,000)	(2.0)	(140,000)	(2.0)	(2,895,000)	(1.5)
Other Organizational and Offering Expenses(4)	28,000,000	1.0	70,000	1.0	1,930,000	1.0
Advisor Funding of Other Organizational and Offering Expenses(4)	(28,000,000)	(1.0)	(70,000)	(1.0)	(1,930,000)	(1.0)
Amount Available for Investment(5)	$2,688,000,000	96.0%	$6,950,000	99.0%	$192,980,000	100%
Less Acquisition Costs:
Acquisition Fees(6)
Base Acquisition Fees	$57,876,000	2.1%	$150,000	2.1%	$4,155,000	2.2%
Contingent Advisor Payment	57,876,000	2.1	150,000	2.1	4,155,000	2.2
Initial Working Capital Reserve(7)	—	—	—	—	—	—
Amount Invested in Assets(8)	$2,572,248,000	91.8%	$6,650,000	94.8%	$184,670,000	95.6%

(1)
This table assumes an allocation of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares, which we intend to sell in the maximum primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.

(2)	The amounts presented reflect actual sales of $7,020,000 in Class I shares in our primary offering prior to March 1, 2017.

(3)
We will pay our dealer manager selling commissions in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering. Sales of Class I shares will not be subject to selling commissions. Prior to March 1, 2017, our dealer manager also received a dealer manager fee in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares and Class I shares in our primary offering, of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor; effective March 1, 2017, while Class T shares remain subject to a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering (of which 1.0% of the gross offering proceeds is funded by us and up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor), our dealer manager receives a dealer manager fee in an amount up to an amount equal to 1.5% of the gross offering proceeds from the sale of Class I shares in our primary offering (all of which is funded by our advisor). However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment, as described in note (6) below. The amounts of the dealer manager fee and advisor funding of the dealer manager fee in connection with the sale of Class I shares in our primary offering that are presented in the table reflect the assumptions that 1.0% of the gross offering proceeds were funded by us and an amount equal to 2.0% of the gross offering proceeds were funded by our advisor with respect to Class I shares sold prior to March 1, 2017 and that our advisor is funding the entire dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds with respect to the remaining primary offering amount of Class I shares sold effective March 1, 2017. Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of selling commissions or dealer manager fees. Any reduction in the dealer manager fees will be applied first to the portion of the dealer manager fees funded by our advisor. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. We will also pay our dealer manager a quarterly stockholder servicing fee with respect to Class T shares that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per Class T share sold in our primary offering and, in the aggregate will not exceed an amount equal to 4.0% of the gross proceeds from the sale of Class T shares in our primary offering. By agreement with participating broker-dealers, such stockholder servicing fee may be reduced or limited. We have excluded the stockholder servicing fee from this table, as we will pay the stockholder servicing fee from our cash flows from operations or, if our cash flows from operations are not sufficient to pay the stockholder servicing fee, from borrowings in anticipation of future cash flows. We have assumed for purposes of this table that the 3.0% selling commissions and the 3.0% or the up to 1.5% dealer manager fee, as applicable, will be paid at the time shares are sold. If the maximum selling commissions, dealer manager fees and stockholder servicing fees are paid, the total of such underwriting compensation will be 10.0% of the gross offering proceeds in the primary offering.

(4)
Our advisor will fund all of our other organizational and offering expenses, which we anticipate will not exceed an amount equal to 1.0% of the gross offering proceeds from the sale of all shares. However, our advisor intends to recoup such expenses through the receipt of the Contingent Advisor Payment, as described in note (6) below.

(5)
Until required in connection with the acquisition of real estate or real estate-related investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)
For each property we acquire, we will pay our advisor or one of its affiliates acquisition fees of up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, and for each real estate-related investment we originate or acquire, we will pay our advisor or one of its affiliates acquisition fees of up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. These acquisition fees consist of a 2.25% or 2.00% base acquisition fee for real estate and real estate-related investments, respectively, and an additional 2.25% contingent advisor payment, or the Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid.

Notwithstanding the foregoing, the initial $7.5 million of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses, or the Contingent Advisor Payment Holdback, will be retained by us until the later of the termination of our last public offering, or the third anniversary of the commencement date of this offering, at which time such amount shall be paid to our advisor or its affiliates.

For purposes of this table, the 2.25% base acquisition fee and the 2.25% Contingent Advisor Payment are applied against the amount invested in assets shown in the table. However, the percentages that appear in this table are stated as a percentage of the gross offering proceeds shown in the table. As a result, the base acquisition fee and the Contingent Advisor Payment stated in the table each represent approximately 2.1% of the gross offering proceeds shown in the table with respect to Class T shares and Class I shares prior to March 1, 2017 and approximately 2.2% of the gross offering proceeds shown in the table with respect to Class I shares effective March 1, 2017.

Acquisition fees may be paid in connection with the purchase, development or construction of real properties, or the making of or investing in loans or other real estate-related investments. Acquisition fees do not include acquisition expenses, which may be paid from offering proceeds. For purposes of this table, we have assumed that (a) no real estate-related investments are originated or acquired and (b) no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage, which results in higher fees paid to our advisor and its affiliates. Assuming, in addition to our other assumptions, a maximum leverage of 50.0% of our assets, the maximum acquisition fees (including the Contingent Advisor Payment) would be approximately $214,173,000. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees (including the Contingent Advisor Payment) would be approximately $341,270,000. These assumptions may change due to different factors including changes in the allocation of shares of our common stock between the primary offering and the DRIP and among classes of stock, the extent to which proceeds from the DRIP are used to repurchase shares of our common stock pursuant to our share repurchase plan and the extent to which we make real estate-related investments. To the extent that we issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(7)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

(8)
Includes amounts anticipated to be invested in assets, amounts used to fund distributions if our cash flows from operations are insufficient and all expenses actually incurred in connection with selecting, evaluating and acquiring such assets, which are reimbursed regardless of whether an asset is acquired. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. We will also pay a quarterly stockholder servicing fee in arrears that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per share of Class T shares in our primary offering. We have excluded the stockholder servicing fee from this table.

Our Advisor
We are advised by Griffin-American Advisor. Our advisor is a subsidiary of and jointly owned by our co-sponsors, American Healthcare Investors and Griffin Capital. Our advisor, which was formed in Delaware on January 23, 2015, is responsible for supervising and managing our day-to-day operations.
Our advisor uses its best efforts, subject to the oversight and review of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under an advisory agreement, or the advisory agreement, as our fiduciary. All of our officers are managing directors or employees of American Healthcare Investors or its affiliates.
Our Co-Sponsors
American Healthcare Investors
American Healthcare Investors, the managing member and 75.0% owner of our advisor, is an investment management firm formed in October 2014 that specializes in the acquisition and management of healthcare-related real estate. American Healthcare Investors is 47.1% owned by AHI Group Holdings, LLC (formerly known as American Healthcare Investors LLC), or AHI Group Holdings, an investment management firm formed in August 2011 that has specialized in the acquisition and management of healthcare-related real estate and founded by Jeffrey T. Hanson, our Chief Executive Officer and Chairman of our Board of Directors; Danny Prosky, our President and Chief Operating Officer; and Mathieu B. Streiff, our Executive Vice President and General Counsel. Nationally recognized real estate executives, Messrs. Hanson, Prosky and Streiff have directly overseen in excess of $26.0 billion in combined acquisition and disposition transactions, more than $16.0 billion of which has been healthcare-related. Colony NorthStar, Inc. (NYSE: CLNS), or Colony NorthStar (formerly known as NorthStar Asset Management Group Inc. prior to its merger with Colony Capital, Inc. and NorthStar Realty Finance Corp. on January 10, 2017), indirectly owns approximately 45.1% of American Healthcare Investors and Mr. James F. Flaherty III, a former partner of Colony NorthStar and the former Chairman and Chief Executive Officer of HCP, Inc., or HCP, a publicly-traded healthcare REIT, owns approximately 7.8% of American Healthcare Investors. Colony NorthStar and its affiliates serve as the advisor and/or sponsor to other investment vehicles that invest in healthcare real estate and healthcare real estate-related assets. American Healthcare Investors is managed by an Executive Committee comprised of three AHI Group Holdings designees, which are currently Messrs. Hanson, Prosky and Streiff, and two Colony NorthStar designees, which are currently Richard S. Welch, Managing Director at Colony NorthStar, and Ann B. Harrington, Senior Vice President, Associate General Counsel at Colony NorthStar; provided, however, that as long as AHI Group Holdings and Colony NorthStar maintain certain minimum ownership thresholds in American Healthcare Investors, certain major decisions require the approval of a majority of the members of the Executive Committee, including the approval of both Colony NorthStar Executive Committee designees.
American Healthcare Investors manages an approximately 31 million-square-foot portfolio of healthcare real estate valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of April 9, 2018, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior care campuses located throughout the United States and the United Kingdom.
Included in this managed portfolio are properties owned by Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, a publicly-registered, non-traded REIT co-sponsored by American Healthcare Investors. GA Healthcare REIT III is the only other real estate program currently sponsored by American Healthcare Investors, although American Healthcare Investors previously served as the co-sponsor of Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, a publicly-registered, non-traded REIT that was acquired by NorthStar Realty Finance Corp., or NorthStar Realty Finance, pursuant to a merger with GA Healthcare REIT II in December 2014 for approximately $4 billion in a combination of common stock and cash. Prior to the completion of the merger, GA Healthcare REIT II had completed 77 acquisitions comprising approximately 11.6 million square feet of GLA for an aggregate contract purchase price of approximately $3 billion.

Griffin Capital
Griffin Capital is a leading alternative investment asset manager with $10.3 billion in assets under management as of December 31, 2017. Founded in 1995, the privately held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Securities to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. As of December 31, 2017, Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 44(1) million square feet of space located in 32 states and the United Kingdom, representing approximately$7.7(1) billion in asset value, based on purchase price, including GA Healthcare REIT III. Griffin Capital is also the sponsor of Griffin Capital Essential Asset REIT, Inc., or GC REIT, and Griffin Capital Essential Asset REIT II, Inc., or GC REIT II, each of which is a publicly-registered, non-traded REIT, and is the co-sponsor of GA Healthcare REIT III. Griffin Capital is also the sponsor of Griffin Institutional Access Real Estate Fund, or GIA Real Estate Fund, and Griffin Institutional Access Credit Fund, or GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act of 1940, as amended, or the Investment Company Act. Griffin Securities serves as the dealer manager for our company, GC REIT II and a REIT in registration with the SEC, and as the exclusive wholesale marketing agent for GIA Real Estate Fund and GIA Credit Fund. Griffin Securities also previously served as the dealer manager for GA Healthcare REIT II and GA Healthcare REIT III. Griffin Capital, through its indirect wholly-owned subsidiary, Griffin Capital Strategic Holdings Company, LLC, indirectly owns 25.0% of our advisor.
Please see the “Management of Our Company — Our Co-Sponsors” section beginning on page 100 and the “Prior Performance Summary” section beginning on page 151 for a description of the programs sponsored by American Healthcare Investors and Griffin Capital and a discussion of the material adverse business developments experienced by such programs.
Our Dealer Manager
Griffin Securities, an affiliate of Griffin Capital, serves as our dealer manager for this offering.
Our Board of Directors and Executive Officers
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. Our board of directors consists of five members, two of which are designated by AHI Group Holdings (one of such designees is independent of our co-sponsors, our advisor or any of their affiliates), two of which are designated by Colony NorthStar (one of such designees is independent of our co-sponsors, our advisor or any of their affiliates), and one of which (who is independent of our co-sponsors, our advisor or any of their affiliates) is mutually agreed upon by AHI Group Holdings and Colony NorthStar. Currently, we have five directors, Jeffrey T. Hanson, Richard S. Welch, Brian J. Flornes, Dianne Hurley and Wilbur J. Smith III. Messrs. Hanson and Smith have been designated by AHI Group Holdings, Mr. Welch and Ms. Hurley have been designated by Colony NorthStar and Mr. Flornes has been mutually agreed upon by AHI Group Holdings and Colony NorthStar. Ms. Hurley and Messrs. Flornes and Smith are each independent of our co-sponsors, our advisor, or any of their affiliates. Our charter requires that a majority of our directors be independent of our co-sponsors, our advisor, or any of their affiliates except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. Our charter also provides that our independent directors are responsible for reviewing the performance of our advisor and must approve certain matters set forth in our charter. Our directors will be elected annually by our stockholders.
We have six executive officers, including Mr. Hanson, our Chief Executive Officer, Mr. Prosky, our President and Chief Operating Officer, Brian S. Peay, our Chief Financial Officer, Mr. Streiff, our Executive Vice President and General Counsel, Stefan K.L. Oh, our Executive Vice President of Acquisitions, and Cora Lo, our Assistant General Counsel and Secretary. Messrs. Hanson, Prosky, Peay, Streiff and Oh and Ms. Lo are all employees of American Healthcare Investors.
For more information regarding our directors and executive officers, see the “Management of Our Company — Directors and Executive Officers” section of this prospectus.

________

(1)	Includes the property information related to a joint venture with affiliates of Digital Realty Trust, L.P. and a joint venture in which GA Healthcare REIT III holds a majority interest.

Our Operating Partnership
We own all of our assets through our operating partnership, Griffin-American Healthcare REIT IV Holdings, LP, or its subsidiaries. We are the sole general partner of our operating partnership and our advisor is a limited partner of our operating partnership. Our advisor has certain subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “— Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” below for a summary description of our advisor’s subordinated distribution rights.
Conflicts of Interest
Our officers are also managing directors, officers and/or employees of our advisor, one of our co-sponsors, and/or other affiliated entities and they may become involved in advising and investing in other real estate entities, including other REITs, which may give rise to conflicts of interest. As a result, such persons may experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our co-sponsors and their affiliated entities.
Our advisor will also experience the following conflicts of interest in connection with the management of our business affairs:

•	our advisor and its affiliates must determine how to allocate investment opportunities between us and other real estate programs managed by our co-sponsors, their affiliates and subsidiaries;

•
our advisor may compete with other American Healthcare Investors, Griffin Capital and Colony NorthStar programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•
our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality or performance of the investments acquired or the services provided to us.

For further information regarding these conflicts and certain conflict resolution restrictions and procedures, see the “Risk Factors — Investment Risks,” “Conflicts of Interest — Griffin-American Healthcare REIT III, Inc.,” “Conflicts of Interest — Allocation Policies” and “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures” sections of this prospectus.

Our Structure
The following chart indicates the relationship among us, our advisor and certain of its affiliates.

Jeffrey T. Hanson
Danny Prosky
Mathieu B. Streiff
Griffin Capital Company, LLC
(Co-Sponsor)
100% Control
Colony NorthStar, Inc. (1)
(NYSE: CLNS)
100%
AHI Group
Holdings, LLC
Griffin Capital, LLC
45.1%
James F. Flaherty III
100%
100%
47.1%
Griffin Capital Securities, LLC
(Dealer Manager)
Griffin Capital Strategic
Holdings Company, LLC
7.8%
25%
American Healthcare
Investors, LLC
(Co-Sponsor)
75%
Griffin-American
Healthcare REIT IV
Advisor, LLC
(Advisor)
Dealer Manager
Agreement
American Healthcare Investors, LLC
Designated Personnel
(Oversight Property
Management Services)
Advisory
Agreement
20,833
Shares
Griffin-American
Healthcare REIT IV, Inc.
(REIT)
General Public
Limited Partner
<0.01%
General Partner
>99.99%
Griffin-American
Healthcare REIT IV
Holdings, LP
(Operating Partnership)
Subsidiaries Owning
Assets

(1) Colony NorthStar holds its interest in American Healthcare Investors indirectly through certain of its subsidiaries

Compensation to Our Advisor, Our Dealer Manager and Their Affiliates
We pay and will continue to pay to our advisor, our dealer manager and their affiliates substantial compensation, fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation we expect to pay to our advisor, our dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The estimated dollar amounts for the maximum offering in the table below assume the sale of $2,800,000,000 in Class T shares in our primary offering since the commencement of our offering, $192,980,000 in Class I shares in our primary offering effective March 1, 2017 and actual sales of $7,020,000 in Class I shares in our primary offering prior to March 1, 2017. The table below also assumes that such shares will be sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and that no shares of our common stock are sold pursuant to the DRIP.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering

Offering Stage

Selling Commissions (our dealer manager)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock sold pursuant to our primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on Class I shares or shares of our common stock sold pursuant to the DRIP.	$84,000,000

Dealer Manager Fee (our dealer manager)
With respect to shares of our Class T common stock, generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds will be funded by us and up to an amount equal to 2.0% of the gross offering proceeds will be funded by our advisor. With respect to shares of our Class I common stock, prior to March 1, 2017, generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor; effective March 1, 2017, generally, up to an amount equal to 1.5% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), all of which is funded by our advisor. However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees, as described below. No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.

$87,105,000 ($84,000,000 for the sale of Class T shares and $3,105,000 for the sale of Class I shares) ($28,070,000 of which would be funded by us and $59,035,000 of which would be funded by our advisor, subject to our advisor’s intent to recoup such funded amount)

Other Organizational and Offering Expenses
Our advisor will fund all of our other organizational and offering expenses; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees, as described below. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our Class T and Class I common stock sold pursuant to our primary offering. No other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP.
		$30,000,000 (all of which would be funded by our advisor, subject to our advisor’s intent to recoup such expenses)

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering

Acquisition and Development Stage

Stockholder Servicing Fee (our dealer manager)
A quarterly fee with respect to Class T shares that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share of Class T shares sold in our primary offering and will not exceed an amount equal to 4.0% in the aggregate. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such Class T share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the stockholder servicing fee for services that such participating broker-dealers perform in connection with the shares of our Class T common stock. No stockholder servicing fee shall be paid with respect to Class I shares or shares of our common stock sold pursuant to the DRIP.
$112,000,000

Acquisition Fee (including base acquisition fee and Contingent Advisor Payment) (our advisor or its affiliates)
Up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The 4.50% or 4.25% acquisition fees consist of a 2.25% or 2.00% base acquisition fee for real estate and real estate-related acquisitions, respectively, and an additional 2.25% Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the Contingent Advisor Payment Holdback of the initial $7.5 million of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses shall be retained by us until the later of the termination of our last public offering, or the third anniversary of the commencement date of this offering, at which time such amount shall be paid to our advisor or its affiliates. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement (including imputed leverage of 50.0% on funds raised in this offering) or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.

$62,181,000 for base acquisition fee and $62,181,000 for Contingent Advisor Payment, for total acquisition fees of $124,362,000 assuming no debt or $214,173,000 assuming leverage of 50.0% of the contract purchase price or $341,270,000 assuming leverage of 75.0% of the contract purchase price.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering

Development Fee (our advisor or its affiliates)
In the event our advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.
Amount is not determinable.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which are reimbursed regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.
Operational Stage
Asset Management Fee (our advisor or its affiliates)
A monthly asset management fee equal to one-twelfth of 0.80% of the average invested assets. For such purposes, “average invested assets” means the average of the aggregate book value of our assets invested, directly or indirectly, in real estate properties and real estate-related investments, including equity interests in and loan receivables secured by real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation. Subject to certain limitations, the asset management fee will be paid in cash or shares of our common stock at the election of our advisor.
Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Property Management Fees (our advisor or its affiliates)
American Healthcare Investors or its designated personnel provides property management oversight services with respect to our properties or may sub-contract these duties to any third party and provide oversight of such third party property manager. For any stand-alone, single-tenant net leased property, we pay American Healthcare Investors a property management oversight fee of 1.0% of the gross monthly cash receipts with respect to such property, except for such properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008), for which we will pay a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. For any property that is not a stand-alone, single-tenant net leased property and for which American Healthcare Investors or its designated personnel provides oversight of a third party that performs the duties of a property manager with respect to such property, we will pay American Healthcare Investors a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. Any property management oversight fee paid to American Healthcare Investors shall be in addition to any fee paid to a third party to perform the duties of a property manager with respect to the respective property. For any property that is not a stand-alone, single-tenant net leased property and for which American Healthcare Investors or its designated personnel directly serves as the property manager without sub-contracting such duties to a third party, American Healthcare Investors receives a property management fee that is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those
Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering

available from unaffiliated third parties. We also reimburse American Healthcare Investors for property-level expenses that such entity pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by American Healthcare Investors except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor or its affiliates. In addition, we may pay directly to American Healthcare Investors a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as a medical office or a healthcare-related facility).

Construction Management Fee (our advisor or its affiliates)
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.
Actual amount is not determinable.

Liquidity Stage

Disposition Fees (our advisor or its affiliates)
Up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.
Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Subordinated Participation Interest in Healthcare REIT IV OP (our advisor)

• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Griffin-American Advisor is serving as our advisor)
After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.
Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

•  Subordinated Distribution in Redemption of Limited Partnership Units Upon Listing (payable only if the shares of our common stock are listed on a national securities exchange while Griffin-American Advisor is serving as our advisor)

Upon the listing of the shares of our common stock on a national securities exchange, in redemption of our advisor’s limited partnership units, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash equal to an annual 6.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the date of listing.
Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

Upon termination or non-renewal of the advisory agreement, our advisor shall also be entitled to a subordinated distribution in redemption of its limited partnership units similar to the subordinated distribution in redemption of its limited partnership units upon listing described above, which we refer to as the subordinated distribution in redemption of limited partnership units upon termination; provided however, that our advisor will not be entitled to a separate internalization fee in connection with an internalization transaction (acquisition of management functions from our advisor). Such distribution in redemption of limited partnership units, if any, will be equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 6.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the termination date. The subordinated distribution in redemption of limited partnership units upon termination shall not be paid until after our stockholders have received distributions, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds. Our operating partnership may satisfy the obligation to pay the subordinated distribution in redemption of limited partnership units upon termination by either paying cash or issuing a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination. If the promissory note is issued and not paid within two years after the issuance of the note, we would be required to purchase the promissory note in exchange for cash or shares of our common stock, at our discretion. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act of 1933, as amended, and, therefore, will be subject to restrictions on transferability.
In addition, our advisor may elect to defer its right to receive a subordinated distribution in redemption of limited partnership units upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive, in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange. If our advisor elects to defer the payment and there is a listing of the shares of our common stock on a national securities exchange or a merger in which our stockholders receive, in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange, our advisor will be entitled to receive a distribution in redemption of its limited partnership units in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or the agreed upon value of the assets as of the merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable, excluding certain capital raised after the termination event (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan), plus an amount equal to an annual 6.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable. If our advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our advisor will be entitled to receive a distribution in redemption of its limited partnership units in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) through the date of the liquidity event plus (2) an amount equal to an annual 6.0% cumulative, non-compounded return on such gross proceeds from the sale of shares of our common stock measured for the period from inception through the liquidity event date.
If our advisor receives the subordinated distribution in redemption of its limited partnership units upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution in redemption of limited partnership units upon a termination of the advisory agreement. If our advisor receives the subordinated distribution in redemption of limited partnership units upon termination of the advisory agreement, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution in redemption of limited partnership units upon listing. In no event will the amount paid under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines.

All organizational and offering expenses, including selling commissions, dealer manager fees and stockholder servicing fees, will be capped at 15.0% of the gross proceeds of this offering. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.
The Contingent Advisor Payment, as described above, would allow our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses it funds. We will be obligated to pay the Contingent Advisor Payment until all such expenses have been recouped by our advisor. The inclusion of the Contingent Advisor Payment in our acquisition fees will cause the aggregate acquisition fees we pay to exceed the prevailing market average for such fees in the non-traded REIT industry until such time as we are no longer obligated to pay our advisor the Contingent Advisor Payment. However, we believe that the aggregate of all fees and expenses we will pay to our advisor and its affiliates are near the prevailing market average for such aggregate fees and expenses. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see the “Compensation Table” section of this prospectus.
Prior Investment Programs
The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored or co-sponsored by our co-sponsors, American Healthcare Investors and Griffin Capital, through December 31, 2017. There have been two other investment programs previously co-sponsored by American Healthcare Investors and its affiliates, GA Healthcare REIT II and GA Healthcare REIT III, whereas Griffin Capital has sponsored a number of other investment programs. Certain financial data relating to the programs sponsored or co-sponsored by our co-sponsors is also provided in the “Prior Performance Tables” in Exhibit A to this prospectus. The prior performance of our co-sponsors’ previous real estate programs may not be indicative of our performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in the shares of our common stock. See “Risk Factors — Investment Risks — We have a limited operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other programs sponsored or co-sponsored by American Healthcare Investors and Griffin Capital may not be an accurate predictor of our future results.”

Material Adverse Business Developments — Griffin Capital
As the commercial real estate industry has been affected by the recent economic crisis, certain Griffin Capital sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 were adversely affected by the subsequent disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, several Griffin Capital sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. These programs include Griffin Capital (Puente Hills) Investors, LLC, which purchased a car dealership that was shut down by its parent company, resulting in a cessation of distributions to investors and the sale of the property at a loss pursuant to a court order. The arbitration and litigation actions originally filed in this matter have been settled with the program investors, and the named parties in the litigation have been dismissed with prejudice, although the appraiser of the property remains a party to the lawsuit and has the right to bring the named parties back into the litigation. In addition, the tenants on the properties acquired by Griffin Capital (ARG) Investors, DST and Griffin Capital (Westmont) Investors, LLC declared bankruptcy, resulting in the cessation of distributions to investors in those programs. Subsequently, the tenant’s lease on the property acquired by Griffin Capital (Westmont) Investors, LLC was affirmed in the tenant’s bankruptcy action and a lease amendment was executed that required the landlord to pay the tenant’s letter of credit fee. With regard to the property acquired by Griffin Capital (ARG) Investors, DST, the loan encumbering the properties was subsequently worked out and the assets sold off. Furthermore, certain other privately-offered closed programs sponsored by Griffin Capital have experienced tenant vacancies due to bankruptcies, merger or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. For additional information regarding the material adverse business developments experienced by some of the prior investment programs sponsored by our co-sponsors, see the “Prior Performance Summary — Programs Sponsored by Griffin Capital — Private Programs — Overview — Material Adverse Business Developments” and the “Prior Performance Summary — Private Programs — Overview — Other Private Programs and Griffin Capital Investments — Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments” sections of this prospectus.

Distribution Reinvestment Plan
During this offering, you may participate in the DRIP and elect to have the distributions you receive reinvested in shares of our common stock. Distributions with respect to Class T shares will be reinvested in Class T shares and distributions with respect to Class I shares will be reinvested in Class I shares. Shares of both Class T and Class I shares issued pursuant to the DRIP are issued at a price of $9.65 per share effective April 11, 2018, which is the most recent estimated per share NAV determined by our board of directors. From January 1, 2017 to April 11, 2018, we offered shares of our Class T and Class I common stock pursuant to our DRIP at a purchase price of $9.40 per share. We may suspend or terminate the DRIP at our discretion at any time upon at least 10 days’ prior written notice to you, which notice may be provided by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, or SEC, and, if we are still engaged in an offering, a supplement to the prospectus or post-effective amendment to our registration statement filed with the SEC. See the “Distribution Reinvestment Plan” section of this prospectus for a further explanation of the DRIP, a copy of which is attached as Exhibit C to this prospectus.
Distribution Policy
In order to maintain our qualification as a REIT, we are required to distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis, or at all. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we have paid and expect to continue to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Description of Capital Stock — Distribution Policy” section of this prospectus for a further explanation of our distribution policy.
On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor agreed to waive certain asset management fees that may otherwise be due to our advisor pursuant to the Advisory Agreement until such time as the amount of such waived asset management fees is equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the Advisory Agreement. Having raised the minimum offering in April 2016, the distributions declared for each record date in the May 2016 and June 2016 periods were paid in June 2016 and July 2016, respectively, from legally available funds. The daily distributions were calculated based on 365 days in the calendar year and were equal to $0.001643836 per share of our Class T common stock. These distributions were aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. We acquired our first property on June 28, 2016, and as such, our advisor waived $80,000 in asset management fees, which was equal to the amount of distributions paid from May 1, 2016 through June 27, 2016. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.
On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending on September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share was sold and ending on September 30, 2016. Subsequently, our board of directors authorized on a quarterly basis a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the quarterly periods commencing on October 1, 2016 and ending on June 30, 2018. The daily distributions were or will be calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our Class T and Class I common stock, which is equal to an annualized distribution of $0.60 per share. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to our DRIP monthly in arrears, only from legally available funds.
Liquidity Events
On a limited basis, you may be able to sell your shares of our common stock through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including: (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the period during which we are offering shares of our common stock to the public for cash, including this and any subsequent public offerings but excluding any offerings pursuant to the DRIP or that are limited to any benefit plans. However, we cannot assure you that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation and dissolution would require the affirmative vote of holders of a majority of the outstanding shares of our common stock.
Share Repurchase Plan
An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares of our common stock, we have adopted a share repurchase plan to allow stockholders to sell shares of our common stock to us, subject to limitations and restrictions. Repurchases of shares of our common stock, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.
Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, 92.5% of the Repurchase Amount (as described below);

•	for stockholders who have continuously held their shares of our common stock for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their shares of our common stock for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, 100% of the Repurchase Amount.
At any time we are engaged in an offering of shares, the Repurchase Amount for shares purchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering, the Repurchase Amount shall be the lesser of the amount you paid for your shares of common stock or the per share offering price in the current offering. If we are no longer engaged in an offering, the Repurchase Amount will be determined by our board of directors. Our board of directors will announce any purchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Notwithstanding the foregoing, if shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be 100% of the price paid to acquire the shares of our common stock.
If funds are not available to repurchase all shares of our common stock for which repurchase requests were received by the end of the calendar quarter, shares of our common stock will be purchased on a pro rata basis and any unfulfilled requests will be held until the next calendar quarter, unless withdrawn; provided however, we may give priority to the repurchase of a deceased stockholder’s shares of our common stock or shares of a stockholder with a qualifying disability.
The purchase price for repurchased shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to our common stock. At any time the repurchase price is determined by any method other than the NAV of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sales proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will occur only upon the sale of a property and the subsequent distribution of the net sale proceeds.
We will terminate our share repurchase plan if and when the shares of our common stock become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interest to terminate the program. Our board of directors may amend or modify any provision of, or suspend, our share repurchase plan at any time upon 30 days’ written notice. Our co-sponsors, advisor, directors or any affiliates thereof may not receive any fees arising out of our repurchase of shares. See the “Share Repurchase Plan” section of this prospectus for further explanation of our share repurchase plan and Exhibit D to this prospectus for a copy of our share repurchase plan.
Tax-Exempt Entities and ERISA Considerations
The “Tax-Exempt Entities and ERISA Considerations” section of this prospectus describes certain considerations associated with a purchase of shares of our common stock by a pension, profit sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an IRA subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares of our common stock for or on behalf of such a plan or account should read that section of this prospectus very carefully.
Restrictions on Share Ownership
Our charter contains restrictions on ownership of the shares of stock that prevent any individual or entity from acquiring beneficial ownership of more than 9.9% of the value of shares of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of shares of our capital stock.
Jumpstart Our Business Startups Act
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced accounting disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced accounting disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold stockholder votes on executive compensation. Other than as set forth in the following paragraph, we have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of the remaining exemptions, some investors may find our common stock a less attractive investment as a result.
Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three-year period, issued more than $1 billion in non-convertible debt.
About this Prospectus
This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the “Where You Can Find Additional Information” section of this prospectus.

Investment Company Act Considerations
We conduct and intend to continue to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40.0% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We primarily engage in the business of investing in real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We have and may continue to acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. Among other things, we will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

RISK FACTORS
Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.
Investment Risks
There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount.
There currently is no public market for the shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit your ability to sell your shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan at any time upon 30 days’ written notice. Therefore, it will be difficult for you to sell your shares of our common stock promptly or at all. If you are able to sell your shares of our common stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 4.0% of the gross offering proceeds (excluding the portion of the dealer manager fee funded by our advisor up to an amount equal to 2.0% of the gross offering proceeds), which will be used to pay selling commissions and a dealer manager fee. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares of our common stock will ever appreciate in value to equal the price you paid for your shares of our common stock. Therefore, you should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares of our common stock for an indefinite length of time.
We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering.
We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds of this offering. As a result, this is considered a “blind pool” offering because investors in the offering are unable to evaluate the manner in which our net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.
We have a limited operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other programs sponsored or co-sponsored by American Healthcare Investors and Griffin Capital may not be an accurate predictor of our future results.
We were formed in January 2015 and did not engage in any material business operations prior to this offering. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a more substantial operating history. In addition, you should not rely on the past performance of other American Healthcare Investors or Griffin Capital-sponsored or co-sponsored programs to predict our future results. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. For example, due to challenging economic conditions in the past, distributions to stockholders of several private real estate programs sponsored by Griffin Capital were suspended. Please see the “Prior Performance Summary — Material Adverse Business Developments — Single Tenant Assets — Distributions” section of this prospectus for more information regarding these suspensions of distributions. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	rely on our dealer manager to build, expand and maintain its network of licensed securities brokers and other agents in order to sell shares of our common stock;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors’ investment in us; and

•	build and expand our operational structure to support our business.
 We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.
If we raise proceeds substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.
We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. You, rather than us or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.
Our co-sponsors and certain of their key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.
Griffin Capital and certain of its key personnel and its respective affiliates serve as key personnel, advisors, managers and sponsors or co-sponsors of 11 other Griffin Capital-sponsored programs, including GC REIT, GC REIT II, GA Healthcare REIT III, GIA Real Estate Fund and GIA Credit Fund, and may have other business interests as well. In addition, American Healthcare Investors and its key personnel serve as key personnel and co-sponsor of GA Healthcare REIT III, may sponsor or co-sponsor additional real estate programs in the future, and provide certain asset management and property management services to certain of Colony NorthStar’s managed companies. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.
In addition, executive officers of Griffin Capital also are officers of Griffin Securities and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and the other entities. Griffin Securities currently serves as dealer manager for our company, GC REIT II and a REIT in registration with the SEC, and as the exclusive wholesale marketing agent for GIA Real Estate Fund and GIA Credit Fund. If Griffin Securities is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of Griffin Capital personnel may cause us to be unable to successfully implement our investment objectives or generate cash needed to make distributions to you, and to maintain or increase the value of our assets.

If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to you.
Our ability to achieve our investment objectives and to pay distributions to you is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. Except for investments identified in this prospectus and supplements to this prospectus, our stockholders generally will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Investors must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying suitable investments on financially attractive terms or that, if they identify suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of this offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to you would be adversely affected.
We have not had sufficient cash available from operations to pay distributions, and therefore, we have paid a portion of distributions from the net proceeds of this offering, and in the future, may pay distributions from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution.
Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use net offering proceeds to fund a majority of our initial distributions. We have not established any limit on the amount of net proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to maintain our qualification as a REIT. As a result, our distribution rate and payment frequency vary from time to time.
We have used the net proceeds from this offering and our advisor has waived certain fees payable to it as discussed in the “Our Performance — Information Regarding Our Distributions” section of this prospectus, and in the future, may use the net proceeds from our offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to maintain our qualification as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.
On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor agreed to waive certain asset management fees that may otherwise have been due to our advisor pursuant to the Advisory Agreement until such time as the amount of such waived asset management fees was equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the Advisory Agreement. Having raised the minimum offering in April 2016, the distributions declared for each record date in the May 2016 and June 2016 periods were paid in June 2016 and July 2016, respectively, from legally available funds. The daily distributions were calculated based on 365 days in the calendar year and were equal to $0.001643836 per share of our Class T common stock. These distributions were aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. We acquired our first property on June 28, 2016, and as such, our advisor waived $80,000 in asset management fees, which was equal to the amount of distributions paid from May 1, 2016 through June 27, 2016. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.
On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending on September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share was sold and ending on September 30, 2016. Subsequently, our board of directors authorized on a quarterly basis a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the quarterly periods commencing on October 1, 2016 and ending on June 30, 2018. The daily distributions were or will be calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our Class T and Class I common stock, which is equal to an annualized distribution of $0.60 per share. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to our DRIP monthly in arrears, only from legally available funds.

The amount of distributions paid to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our qualification as a REIT under the Code. We have not established any limit on the amount of net offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences.
We did not pay any distributions for the period from January 23, 2015 (Date of Inception) through December 31, 2015. The distributions paid for the years ended December 31, 2017 and 2016, along with the amount of distributions reinvested pursuant to the DRIP and the sources of distributions as compared to cash flows from operations were as follows:

	Years Ended December 31,
	2017		2016
Distributions paid in cash	$6,398,000		$549,000
Distributions reinvested	8,689,000		796,000
	$15,087,000		$1,345,000
Sources of distributions:
Cash flows from operations	$12,404,000	82.2%	$—	—%
Offering proceeds	2,683,000	17.8	1,345,000	100
	$15,087,000	100%	$1,345,000	100%
Under accounting principles generally accepted in the United States of America, or GAAP, certain acquisition related expenses, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from net offering proceeds. The payment of distributions from our net offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of December 31, 2017, we had an amount payable of $8,117,000 to our advisor or its affiliates primarily for the 2.25% Contingent Advisor Payment portion of the total acquisition fee payable to our advisor or its affiliates, which will be paid from cash flows from operations in the future as it becomes due and payable by us in the ordinary course of business consistent with our past practice.
As of December 31, 2017, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $80,000 in asset management fees waived by our advisor, as discussed above. Other than the waiver of asset management fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 27, 2016, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer or continue to defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

We did not pay distributions for the period from January 23, 2015 (Date of Inception) through December 31, 2015. The distributions paid for the years ended December 31, 2017 and 2016, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to funds from operations attributable to controlling interest, or FFO, were as follows:

	Years Ended December 31,
	2017		2016
Distributions paid in cash	$6,398,000		$549,000
Distributions reinvested	8,689,000		796,000
	$15,087,000		$1,345,000
Sources of distributions:
FFO attributable to controlling interest	$14,134,000	93.7%	$—	—%
Offering proceeds	953,000	6.3	1,345,000	100
	$15,087,000	100%	$1,345,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, a non-GAAP financial measure, including a reconciliation of our GAAP net income (loss) to FFO, see the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this prospectus.
Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.
Our results of operations are subject to the risks of an international or national economic slowdown or downturn and other changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•
poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•
reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•
the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•
our lenders under our line of credit and term loan could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of such lender on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•
increased insurance premiums, real estate taxes or utilities or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our results of operations, our ability to pay distributions to you and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.
We face competition for the acquisition of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, which may impede our ability to make acquisitions or may increase the cost of these acquisitions and may reduce our profitability and could cause you to experience a lower return on your investment.
We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, including international, national, regional and local operators, acquirers and developers of healthcare real estate properties, as well as GA Healthcare REIT III. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Further, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. If there is an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices per property if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices per property for medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, our business, financial condition, results of operations and our ability to pay distributions to you may be materially and adversely affected and you may experience a lower return on your investment.
You may be unable to sell your shares of our common stock because your ability to have your shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.
Our share repurchase plan includes significant restrictions and limitations. Except in cases of death or qualifying disability, you must hold your shares of our common stock for at least one year. You must present at least 25.0% of your shares of our common stock for repurchase and until you have held your shares of our common stock for at least four years, repurchases will be made for less than you paid for your shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors may reject share repurchase requests in its sole discretion and reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days’ written notice. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of our common stock back to us pursuant to our share repurchase plan and you also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares of our common stock even if you deem it necessary or desirable to do so.
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement, even if such termination is the result of poor performance by our advisor.
We are externally advised by our advisor pursuant to an advisory agreement between us and our advisor which has a one-year term that expires on February 16, 2019 and is subject to successive one-year renewals upon the mutual consent of us and our advisor. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock, and any shortfall in an annual 6.0% cumulative, non-compounded return to stockholders in the aggregate. In the event of a termination of the advisory agreement in connection with the listing of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock at listing plus distributions paid by us prior to the listing of the shares of our common stock on a national securities exchange, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination or non-renewal of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and an annual 6.0% cumulative, non-compounded return to our stockholders in the aggregate. Such distribution upon termination of the advisory agreement is payable to our advisor even upon termination or non-renewal of the advisory agreement as a result of poor performance by our advisor. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the advisory agreement cannot be determined at the present time, but such amounts, if paid, will reduce the cash available for distribution to you.
This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.
This is a fixed price offering, which means that the price for shares of our common stock in the offering is fixed and does not vary based on the underlying value of our assets at any particular time. The current fixed offering price for shares of our common stock is based on our estimated per share NAV as determined by our board of directors on April 6, 2018, plus any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at any particular time. In addition, the fixed offering price may not be indicative of either the price you would receive if you sold your shares, the price at which shares of our common stock would trade if they were listed on a national securities exchange or if we were liquidated or dissolved. Similarly, the amount you may receive upon repurchase of your shares, if you determine to participate in our share repurchase plan, may be less than the amount you paid for the shares, regardless of any increase in the underlying value of any assets we own.
We may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.
On a limited basis, you may be able to sell shares of our common stock to us through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to: (1) the listing of the shares of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real estate and real estate-related investments for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the completion of this offering and any subsequent public offerings, excluding any offerings pursuant to the DRIP or that is limited to any benefit plans. However, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in the shares of our common stock other than limited liquidity through our share repurchase plan.
Because a portion of the offering price from the sale of shares of our common stock is used to pay expenses and fees, the full offering price paid by our stockholders is not invested in real estate investments. As a result, you will only receive a full return of your invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) list the shares of our common stock on a national securities exchange and the market value of our company after we list is substantially in excess of the original purchase price of our assets.
The estimated per share NAV may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of our company.
On April 6, 2018, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an estimated per share NAV of our common stock of $9.65. We are providing this estimated per share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers, or NASD, Conduct Rule 2340, as required by FINRA with respect to customer account statements. The valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April 2013, in addition to guidance from the SEC.
The estimated per share NAV was determined after consultation with our advisor and an independent third-party valuation firm, the engagement of which was approved by the audit committee. FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, our independent valuation firm’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant.
The estimated per share NAV is not audited or reviewed by our independent registered public accounting firm and does not represent the fair value of our assets or liabilities according to GAAP. Accordingly, with respect to the estimated per share NAV, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated per share NAV;

•	a stockholder would ultimately realize distributions per share equal to our estimated per share NAV upon liquidation of our assets and settlement of our liabilities or a sale of the company;

•	our shares of common stock would trade at our estimated per share NAV on a national securities exchange;

•
an independent third-party appraiser or other third-party valuation firm, other than the third-party valuation firm engaged by the board to assist in its determination of the estimated per share NAV, would agree with our estimated per share NAV; or

•	the methodology used to estimate our per share NAV would be acceptable to FINRA or comply with the Employee Retirement Income Security Act of 1974, or ERISA, reporting requirements.
Further, the estimated per share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding on a fully diluted basis, calculated as of December 31, 2017. The value of our shares may fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. Going forward, we intend to engage an independent valuation firm to assist us with publishing an updated estimated per share NAV on at least an annual basis.

It may be difficult to accurately reflect material events that may impact our estimated per share NAV between valuations and accordingly, we may be selling and repurchasing shares at too high or too low a price.

Our independent valuation firm will calculate estimates of the market value of our real estate investments, and our board of directors will determine the net value of our real estate investments and liabilities taking into consideration such estimate provided by the independent valuation firm. Our board of directors is ultimately responsible for determining the estimated per share NAV. Since our board of directors will determine our estimated per share NAV at least annually, there may be changes in the value of our assets that are not fully reflected in the most recent estimated per share NAV. As a result, the published estimated per share NAV may not fully reflect changes in value that may have occurred since the prior valuation. Furthermore, our advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between valuations, or to obtain timely or complete information regarding any such events. Therefore, the estimated per share NAV published before the announcement of an extraordinary event may differ significantly from our actual per share NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment is made to our estimated per share NAV, as determined by our board of directors. Any resulting disparity may be to the detriment of a purchaser of our shares or a stockholder selling shares pursuant to our share repurchase plan.
Our board of directors may change our investment objectives without seeking your approval.
Our board of directors may change our investment objectives without seeking your approval if our directors, in accordance with their fiduciary duties to our stockholders, determine that a change is in your best interest. A change in our investment objectives could reduce our payment of cash distributions to you or cause a decline in the value of our investments.

Risks Related to Our Business
We may suffer from delays in locating suitable investments, which could reduce our ability to pay distributions to you and reduce your return on your investment.
There may be a substantial period of time before the proceeds of this offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions to you.
The availability and timing of cash distributions to you is uncertain. If we fail to pay distributions, your investment in shares of our common stock could suffer.
We will bear all expenses incurred in our operations, which are deducted from cash flows generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay monthly distributions to you or at all. Should we fail for any reason to distribute at least 90.0% of our annual taxable income, excluding net capital gains, we would not qualify for the favorable tax treatment accorded to REITs.
We are uncertain of all of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to acquire, and make necessary capital improvements to, properties may be impaired or delayed.
To maintain our qualification as a REIT, we generally must distribute to our stockholders at least 90.0% of our annual taxable income, excluding net capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to acquire, and make necessary capital improvements to, properties, pay other expenses or expand our business.
We use mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.
We have financed and will continue to finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offering of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly, and therefore, generate distributions for you sooner, our overall leverage will not exceed 50.0% of the combined market value of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.
High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected.
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash available for distribution to you.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
The market environment may adversely affect our operating results, financial condition and ability to pay distributions to our stockholders.
Any deterioration of financial conditions could have the potential to materially adversely affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, certain property acquisitions or refinance any debt at maturity, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The market environment also could affect our operating results and financial condition as follows:

•
Debt Markets — The debt market remains sensitive to the macro environment, such as Federal Reserve policy, market sentiment or regulatory factors affecting the banking and commercial mortgage-backed securities industries. Should overall borrowing costs increase, due to either increases in index rates or increases in lender spreads, our operations may generate lower returns.

•
Real Estate Markets — Changes in property values may fluctuate as a result of increases or decreases in construction activity, supply and demand, occupancies and rental rates. As a result, the properties we acquire could substantially decrease in value after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

Increasing vacancy rates for commercial real estate may result from any increased disruptions in the financial markets and deterioration in economic conditions, which could reduce revenue and the resale value of our properties.
We depend upon tenants for a majority of our revenue from real property investments. Future disruptions in the financial markets and deterioration in economic conditions may result in increased vacancy rates for commercial real estate, including medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, due to generally lower demand for rentable space, as well as potential oversupply of rentable space. Increased unemployment rates may lead to reduced demand for medical services, causing physician groups and hospitals to delay expansion plans, leaving a growing number of vacancies in new buildings. Reduced demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. In addition, the market value of a particular property could be diminished by prolonged vacancies. Future disruptions in the financial markets and deterioration in economic conditions could impact certain properties we acquire and such properties could experience higher levels of vacancy than anticipated at the time we acquire them. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to you.
The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to you. If a property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our current or future tenants, or any guarantor of one of our current or future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the U.S. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flows and the amounts available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flows and the amounts available for distributions to you may be adversely affected.
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.
We may enter into long-term leases with tenants of certain of our future properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.
We may incur additional costs in acquiring or re-leasing properties, which could adversely affect the cash available for distribution to you.
We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.
We may be unable to secure funds for tenant or other capital improvements, which could limit our ability to attract, replace or retain tenants and decrease your return on investment.
When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flows as a result of fewer potential tenants being attracted to the property or our existing tenants not renewing their leases. If we do not have access to sufficient funding, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to you.

Our success is dependent on the performance of our advisor and certain key personnel.
Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor has broad discretion over the use of proceeds from this offering and you have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with their own operations or the operations of American Healthcare Investors or Griffin Capital unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to you. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the managing directors, officers and employees of American Healthcare Investors, in particular Messrs. Hanson, Prosky and Streiff, each of whom would be difficult to replace. Messrs. Hanson, Prosky and Streiff currently serve as our executive officers and Mr. Hanson also serves as Chairman of our Board of Directors. We currently do not have an employment agreement with any of Messrs. Hanson, Prosky or Streiff. In the event that Messrs. Hanson, Prosky or Streiff are no longer affiliated with American Healthcare Investors, for any reason, it could have a material adverse effect on our success and American Healthcare Investors may not be able to attract and hire as capable individuals to replace Messrs. Hanson, Prosky and/or Streiff. We do not have key man life insurance on any of our co-sponsors’ key personnel. If our advisor or American Healthcare Investors were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.
Our advisor may terminate the advisory agreement, which could require us to pay substantial fees and may require us to find a new advisor.
Either we or our advisor will be able to terminate the advisory agreement subject to a 60-day transition period with respect to certain provisions of the advisory agreement. However, if the advisory agreement is terminated in connection with the listing of shares of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock at listing plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor upon termination of the advisory agreement cannot be determined at the present time.
If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find new advisors or employees or enter into agreements for such services on acceptable terms.
If we internalize our management functions, we could incur significant costs associated with being self-managed.
Our strategy may involve internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and FFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to you.
As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor or American Healthcare Investors may not be employed by us, but instead may remain employees of our co-sponsors or their affiliates.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.
Our success is dependent on the performance of our co-sponsors.
Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor. Our advisor is a joint venture between our two co-sponsors, in which American Healthcare Investors owns a 75.0% interest and Griffin Capital indirectly owns a 25.0% interest. Our advisor’s and co-sponsors’ ability to manage our operations successfully is impacted by trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment may negatively impact the value of commercial real estate assets and contribute to a general slow-down in our industry, which could put downward pressure on our co-sponsors’ revenues and operating results.
Additionally, American Healthcare Investors is 47.1% owned by AHI Group Holdings, 45.1% indirectly owned by Colony NorthStar and 7.8% owned by Mr. James F. Flaherty III. American Healthcare Investors and its sponsored programs, including our company, may not realize the anticipated benefits of the relationship with Colony NorthStar and Mr. Flaherty due to, among other things, the economic and overall conditions of the healthcare real estate industry, Colony NorthStar’s and Mr. Flaherty’s ability to source healthcare real estate investments with the returns anticipated by American Healthcare Investors or at all, or American Healthcare Investors, Colony NorthStar and Mr. Flaherty having overlapping interests that could exacerbate potential conflicts or disputes.
To the extent that any of these factors may cause a decline in our co-sponsors’ operating results or revenues, the performance of our advisor may be impacted and in turn, our results of operations and financial condition could also suffer.
Our advisor and its affiliates will have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.
Our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.
We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.
We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to you. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and acquire investments.
We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any banking institution in which we have deposited funds ultimately fails, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.
Because not all REITs calculate MFFO the same way, our use of MFFO may not provide meaningful comparisons with other REITs.
We use modified funds from operations attributable to controlling interest, or MFFO, and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. However, not all REITs calculate MFFO the same way. If REITs use different methods of calculating MFFO, it may not be possible for investors to meaningfully compare the performance of certain REITs.
Our use of derivative financial instruments to hedge against foreign currency exchange rate fluctuations could expose us to risks that may adversely affect our results of operations, financial condition and ability to pay distributions to our stockholders.
We may use derivative financial instruments to hedge against foreign currency exchange rate fluctuations, in which case we would be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology increases, so will the risks posed to our information systems, both internal and those we outsource. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions, which could have a negative impact on our financial results, operations, business relationships or confidential information.
Risks Related to Conflicts of Interest
We are subject to conflicts of interest arising out of relationships among us, our officers, our co-sponsors, our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest.

The conflicts of interest faced by our officers may cause us not to be managed solely in your best interest, which may adversely affect our results of operations and the value of your investment.
All of our officers also are managing directors, officers or employees of American Healthcare Investors or other affiliated entities that will receive fees in connection with this offering and our operations. These relationships are described in the “Management of Our Company” section of this prospectus. These persons are not precluded from working with, being employed by, or investing in, any program American Healthcare Investors sponsors or may sponsor in the future. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment opportunities. Furthermore, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of your investment.
American Healthcare Investors’ officers face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
Certain of the officers of American Healthcare Investors face competing demands relating to their time and resources because they are also or may become affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the ownership value of shares of our common stock.
Our co-sponsors and their affiliates also sponsor and/or advise other real estate programs that use investment strategies that are similar to ours; therefore our executive officers and the officers and key personnel of our co-sponsors and their affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.
We rely on our advisor as a source for all or a portion of our investment opportunities. Our advisor is jointly owned by our co-sponsors, American Healthcare Investors and Griffin Capital. Griffin Capital, through its indirect wholly-owned subsidiary, Griffin Capital Strategic Holdings Company, LLC, indirectly owns 25.0% of our advisor. American Healthcare Investors is the managing member and owns 75.0% of our advisor, and Colony NorthStar is the indirect owner of approximately 45.1% of American Healthcare Investors. Our co-sponsors currently are the co-sponsors of GA Healthcare REIT III, and Colony NorthStar and its affiliates serve as the advisor and/or sponsor to other programs, including NorthStar Healthcare Income, Inc., or NHI, that invests in healthcare real estate and healthcare real estate-related assets. As a result, we may be seeking to acquire properties at the same time as one or more other real estate programs sponsored by one or both of our co-sponsors or advised or sponsored by Colony NorthStar or its affiliates, including GA Healthcare REIT III and NHI and these other programs may use investment strategies and have investment objectives that are similar to ours. Officers and key personnel of our co-sponsors and Colony NorthStar and its affiliates may face conflicts of interest relating to the allocation of properties that may be acquired. American Healthcare Investors and Colony NorthStar have adopted allocation policies to allocate healthcare real estate investment opportunities among such real estate programs, the terms of which are described in the “Conflicts of Interest — Allocation Policies” section of this prospectus. However, we are not a party to the allocation policies adopted by American Healthcare Investors and Colony NorthStar and therefore, we do not have any ability to directly enforce the application of such policies to investment opportunities that are sourced by Colony NorthStar. Thus, there is no guarantee that Colony NorthStar will allocate any investment opportunities to us. Furthermore, because we are not a party to these allocation policies, such policies may be changed at any time without our input or consent, and there is no guarantee that any such changes would benefit us. Moreover, there is a risk that the allocation of investment opportunities may result in our acquiring a property that provides lower returns to us than a property purchased by another real estate program sponsored by one or both of our co-sponsors or advised or sponsored by Colony NorthStar or its affiliates. In addition, we may acquire properties in geographic areas where a real estate program sponsored by one or both of our co-sponsors or advised or sponsored by Colony NorthStar or its affiliates own properties. If one of these other real estate programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.

Our advisor faces conflicts of interest relating to its compensation structure, including the payment of acquisition fees and asset management fees, which could result in actions that are not necessarily in your long-term best interest.
Under the advisory agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor will be entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and your long-term best interests. The fees to which our advisor or its affiliates will be entitled include acquisition fees, asset management fees, property management fees, disposition fees and other fees as provided for under the advisory agreement and agreement of limited partnership of our operating partnership. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to you, the listing of the shares of our common stock on a national securities exchange, certain merger transactions or the termination of the advisory agreement. See the “Compensation Table” section of this prospectus for a description of the fees and distributions payable to our advisor and its affiliates. However, because our advisor will be entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests may not be wholly aligned with yours. In that regard, our advisor or its affiliates will receive an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and capital expenditures and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions. Furthermore, our advisor or its affiliates will receive an acquisition fee that is based on the contract purchase price of each property acquired or the origination or acquisition price of any real estate-related investment, rather than the performance of those investments. Therefore, our advisor or its affiliates may have an incentive to recommend investments more quickly or with a higher purchase price or investments that may not produce the maximum risk adjusted returns in order to receive such acquisition fees.
Our advisor may receive economic benefits from its status as a limited partner without bearing any of the investment risk.
Our advisor is a limited partner in our operating partnership. Our advisor is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an annual 6.0% cumulative, non-compounded return on the gross proceeds of the sale of shares of our common stock. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.
The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.
Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in your long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor in redemption of its limited partnership units upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement, even if our advisor is no longer serving as our advisor. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in your best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to our advisor.
We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.
We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner.
In the event that we enter into a joint venture with any other program sponsored or advised by one of our co-sponsors or one of their affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Griffin Capital programs or future American Healthcare Investors programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Griffin Capital programs, American Healthcare Investors programs or future American Healthcare Investors programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including determining when and whether to buy or sell a particular property and the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you.
Risks Related to Our Organizational Structure
Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.
Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 200,000,000 shares of any class or series of preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our 2015 Incentive Plan, or the 2015 plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.
To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, you may also experience dilution in the book value and fair market value of your shares of our common stock.
Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which you could profit.
Our charter authorizes our board of directors to issue up to 200,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.
Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.9% of the value of shares of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our stock on terms that might be financially attractive to you or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and you. In addition to deterring potential transactions that may be favorable to you, these provisions may also decrease your ability to sell your shares of our common stock.
Your ability to control our operations is severely limited.
Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the NASAA Guidelines. Under our charter and Maryland law, you have a right to vote only on the following matters:

•	the election or removal of directors;

•
the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations, conversions, statutory share exchanges and sales or other dispositions of all or substantially all of our assets.
All other matters are subject to the discretion of our board of directors.
Limitations on share ownership and transfer may deter a sale of our common stock in which you could profit.
The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for your common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to maintain our qualification as a REIT or that compliance is no longer required for REIT qualification.
Maryland takeover statutes may deter others from seeking to acquire us and prevent you from making a profit in such transaction.
The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to any person, provided that any business combination with such person is first approved by our board of directors. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.
The MGCL and our organizational documents limit your right to bring claims against our officers and directors.
The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter also provides that we may not indemnify our directors, our advisor and its affiliates for any loss or liability suffered by them or hold them harmless for any loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares of our common stock.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Our charter includes a provision that may discourage a stockholder from launching a tender offer for shares of our common stock.
Our charter requires that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, we will have the first right to purchase the shares of our stock at the tender offer price offered in such non-compliant tender offer. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for shares of our common stock and prevent you from receiving a premium price for your shares of our common stock in such a transaction.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. To avoid registration as an investment company, we may not be able to operate our business successfully. If we become subject to registration under the Investment Company Act, we may not be able to continue our business.
We conduct and intend to continue to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40.0% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40.0% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.
In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year after the offering period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.
To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as our board of directors may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or PCAOB, which may require a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies, or (5) hold stockholder advisory votes on executive compensation. Other than as set forth in the following paragraph, we have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of the remaining exemptions, we do not know if some investors will find our common stock less attractive as a result.
Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
Risks Related to Investments in Real Estate
Changes in national, international, regional or local economic, demographic or real estate market conditions, including a rise in interest rates, may adversely affect our results of operations and our ability to pay distributions to you or reduce the value of your investment.
We are subject to risks generally incidental to the ownership of real estate, including changes in national, international, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, international, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive, and therefore, potentially lower the relative value of our existing real estate investments. Furthermore, rising interest rates could cause non-traded public real estate investment trusts, such as our company, to be looked upon less favorably by potential investors, which would reduce the amount of proceeds that we are able to raise in this offering and thus reduce the number of investments that we are able to make. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to you or reduce the value of your investment.

If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income-producing properties, such real estate investments may not appreciate or may decrease in value.
The real estate market may experience a substantial influx of capital from investors. Any substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment in the future, we will be subject to the risk that the value of such investments may not appreciate or may decrease significantly below the amount we paid for such investment.
We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property; therefore, accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.
Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.
There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to you. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to you.
Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.
Terrorist attacks may negatively affect our operations and our stockholders’ investments. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.
More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the U.S. and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices, which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.
Dramatic increases in insurance rates could adversely affect our cash flows and our ability to pay distributions to you.
We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to you.
Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and our ability to pay distributions to you.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks if we make periodic progress payments or other advances to builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We are permitted to invest in a limited amount of unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved real property that we intend to develop, your investment would be subject to the risks associated with investments in unimproved real property.
If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.
We may acquire one or more properties under development. We anticipate that if we do acquire properties that are under development, we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties, and that we will be required to close the purchase of the property upon completion of the development of the property. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in this offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from this offering to pay the purchase price at closing.
The obligation of the development company to refund our earnest money deposit will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
Our advisor, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows from operations.
If we decide to sell any of our properties, in some instances we may provide financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flows from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.
You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.
If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution to you of the proceeds of a sale until such time.
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to you.
Because we own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.
Our real estate investments may be concentrated in medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.
As a REIT, we will invest primarily in real estate. Within the real estate industry, we have acquired and intend to continue to acquire or selectively develop and own medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.
A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to you. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and have a negative effect on our ability to pay distributions to our stockholders.
As of March 27, 2018, rental payments by two of our tenants, Colonial Oaks Master Tenant, LLC and Prime Healthcare Services – Reno, accounted for approximately 11.2% and 10.3%, respectively, of our annualized base rent or annualized net operating income, or NOI. The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. Therefore, a non-renewal after the expiration of a lease term, termination, default or other failure to meet rental obligations by significant tenants, such as Colonial Oaks Master Tenant, LLC and Prime Healthcare Services – Reno, would significantly lower our net income. These events could cause us to reduce the amount of distributions to our stockholders.
A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.
To the extent that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. As of March 27, 2018, our properties located in Florida, Nevada and Alabama accounted for approximately 21.1%, 12.8% and 11.4%, respectively, of the annualized base rent or annualized NOI of our total property portfolio. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of the properties we will seek to acquire are healthcare properties that may only be suitable for similar healthcare-related tenants. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

Our current and future medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and tenants may be unable to compete successfully, which could result in lower rent payments, reduce our cash flows from operations and amount available for distributions.
Our current and future medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities often will face competition from nearby medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.
Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients or that are permitted to participate in the payer program. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.
Any reduction in rental revenues resulting from the inability of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
A change in accounting standards in the U.S. for leases could reduce the overall demand to lease our properties.
The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancelable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.
In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update, or ASU, 2016-02, Leases, or ASU 2016-02, in February 2016, which substantially changes the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, ASU 2016-02 will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing proceeds from this offering, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions. ASU 2016-02 will be effective for us on January 1, 2019.
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.
The properties we will acquire may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Increased operating expenses could reduce cash flows from operations and funds available to acquire investments or pay distributions.
Any property that we have acquired or may acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases or future leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.
Our operating properties will be subject to real and personal property taxes that may increase in the future, which could adversely affect our cash flows.
Our operating properties will be subject to real and personal property taxes that may increase as tax rates change and as the operating properties are assessed or reassessed by taxing authorities. As the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the operating property and the operating property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.
Ownership of property outside the United States may subject us to different or greater risks than those associated with our domestic operations.
We will seek to acquire properties outside the United States. International development, ownership, and operating activities involve risks that are different from those we face with respect to our domestic properties and operations. These risks include, but are not limited to, any international currency gain recognized with respect to changes in exchange rates may not qualify under the 75.0% gross income test or the 95.0% gross income test that we must satisfy annually in order to maintain our status as a REIT; challenges with respect to the repatriation of foreign earnings and cash; changes in foreign political, regulatory, and economic conditions, including regionally, nationally, and locally; challenges in managing international operations; challenges of complying with a wide variety of foreign laws and regulations, including those relating to real estate, corporate governance, operations, taxes, employment and legal proceedings; foreign ownership restrictions with respect to operations in countries; diminished ability to legally enforce our contractual rights in foreign countries; differences in lending practices and the willingness of domestic or foreign lenders to provide financing; regional or country-specific business cycles and economic instability; and changes in applicable laws and regulations in the United States that affect foreign operations. In addition, we have limited investing experience in international markets. If we are unable to successfully manage the risks associated with international expansion and operations, our results of operations and financial condition may be adversely affected.
Investments in properties or other real estate-related investments outside the United States would subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
We expect to generate a portion of our revenue in foreign currencies. Revenues generated from any properties or other real estate-related investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. Dollar. As a result, changes in exchange rates of any such foreign currency to U.S. Dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency that are not considered cash or cash equivalents may adversely affect our status as a REIT.
Risks Related to the Healthcare Industry
The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in our healthcare properties generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations or our tenants’ failure to comply with these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to you.
Many of our healthcare properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws and other similar laws are not uniform throughout the U.S. and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws or similar laws on our development of facilities or the operations of our tenants.
In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.
In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility or provide services at the facility and require new CON authorization licensure and/or authorization or potential authorization from the Centers for Medicare and Medicaid Services to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to pay distributions to you.
Reductions in reimbursement from third party payers, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payers to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The Medicare Access & CHIP Reauthorization Act of 2015, or MACRA, introduced two new methodologies that will focus upon payment based upon quality outcomes. The first model is the Merit-Based Incentive Payment System, or MIPS, which combines the Physician Quality Reporting System, or PQRS, and Meaningful Use program with the Value Based Modifier program to provide for one payment model based upon (i) quality, (ii) resource use, (iii) clinical practice improvement and (iv) advancing care information through the use of certified Electronic Health Record, or EHR, technology. The second model is the Advanced Alternative Payment Models, or APM, which requires the physician to participate in a risk share arrangement for reimbursement related to his or her patients while utilizing a certified health record and reporting on specific quality metrics. There are a number of physicians that will not qualify for the APM payment method. Therefore, this change in reimbursement models may impact our tenants’ payments and create uncertainty in the tenants’ financial condition.
Furthermore, beginning in 2016, the Centers for Medicare and Medicaid Services has applied a negative payment adjustment to individual eligible professionals, Comprehensive Primary Care practice sites, and group practices participating in the PQRS group practice reporting option (including Accountable Care Organizations) that do not satisfactorily report PQRS in 2014. Program participation during a calendar year will affect payments two years later. Providers can appeal the determination, but if the provider is not successful, the provider’s reimbursement may be adversely impacted, which would adversely impact a tenant’s ability to make rent payments to us.
The healthcare industry continues to face various challenges, including increased government and private payer pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payer mix away from fee-for-service payers, resulting in an increase in the percentage of revenues attributable to reimbursement based upon value based principles and quality driven managed care programs, and general industry trends that include pressures to control healthcare costs. The federal government’s goal is to move approximately 90.0% of its reimbursement for providers to be based upon quality outcome models. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to payments based upon quality outcomes have increased the uncertainty of payments.
In addition, the healthcare legislation passed in 2010 (discussed below) included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
In 2014, state insurance exchanges were implemented which provide a new mechanism for individuals to obtain insurance. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
On March 23, 2010, President Obama signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act, or the Reconciliation Act and the Patient Protection and Affordable Care Act collectively, the Healthcare Reform Act. The insurance plans that participated on the health insurance exchanges created by the Healthcare Reform Act were expecting to receive risk corridor payments to address the high risk claims that they paid through the exchange product. However, the federal government currently owes the insurance companies approximately $12.3 billion under the risk corridor payment program that is currently disputed by the federal government. The federal government is currently defending several lawsuits from the insurance plans that participate on the health insurance exchange. If the insurance companies do not receive the payments, the insurance companies may cease to participate on the insurance exchange which limits insurance options for patients. If patients do not have access to insurance coverage, it may adversely impact the tenants’ revenues and the tenants’ ability to pay rent.

On October 12, 2017, President Trump signed an Executive Order the purpose of which was to, among other things, (i) cut healthcare cost-sharing reduction subsidies, (ii) allow more small businesses to join together to purchase insurance coverage, (iii) extend short-term coverage policies, and (iv) expand employers’ ability to provide workers cash to buy coverage elsewhere. The Executive Order required the government agencies to draft regulations for consideration related to Associated Health Plans, short-term limited duration insurance and health reimbursement arrangements. At this time, the contemplated legislation has not been proposed. The Trump Administration also ceased to provide the cost-share subsidies to the insurance companies that offered the silver plan benefits on the Health Information Exchange. The termination of the cost-share subsidies would impact the subsidy payments due in 2017 and will likely adversely impact the insurance companies, causing an increase in the premium payments for the individual beneficiaries in 2018. 19 State Attorney Generals filed suit to force the Trump Administration to reinstate the cost-share subsidy payments. On October 25, 2017, a California judge ruled in favor of the Trump Administration and found that the federal government was not required to immediately reinstate payment for the cost-share subsidy. The injunction sought by the Attorney Generals’ lawsuit was denied. Subsequently, Maine Community Health Options filed suit against The United States of America in the United States Court of Federal Claims, Case No. 17-2057C (December 28, 2017) seeking damages and payment for the cost-sharing reduction payment. This claim is currently pending. Therefore, our tenants will likely see an increase in individuals who are self-pay or have a lower health benefit plan due to the increase in the premium payments. Our tenants’ collections and revenues may be adversely impacted by the change in the payor mix of their patients and it may adversely impact the tenants’ ability to make rent payments.
There are multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program. The multiple lawsuits are moving through the judicial process. If the Trump Administration or the court system determines that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program, the insurance companies may cease participation, causing millions of beneficiaries to lose insurance coverage. Therefore, our tenants may have an increase of self-pay patients and collections may decline, adversely impacting the tenants’ ability to pay rent.
On January 11, 2018, the Centers for Medicare and Medicaid Services, or CMS, issued guidance to support state efforts to improve Medicaid enrollee health outcomes by incentivizing community engagement among able-bodied, working-age Medicaid beneficiaries. The policy excludes individuals eligible for Medicaid due to a disability, elderly beneficiaries, children and pregnant women. CMS received proposals from 10 states seeking requirements for able-bodied Medicaid beneficiaries to engage in employment and community engagement initiatives. Kentucky and Indiana are the first states to obtain a waiver for their programs and require Medicaid beneficiaries to work or get ready for employment. If the “work requirement” expands to the states’ Medicaid programs it may decrease the number of patients eligible for Medicaid. The patients that are no longer eligible for Medicaid may become self-pay patients, which may adversely impact our tenants’ ability to receive reimbursement. If our tenants’ patient payor mix becomes more self-pay patients, it may impact our tenants’ ability to collect revenues and pay rent.

Some tenants of our current and future medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain current and future tenants may also be subject to these fraud and abuse laws. In order to support compliance with the fraud and abuse laws, our lease agreements may be required to satisfy individual state law requirements that vary from state to state, the Stark Law exception and the Anti-Kickback Statute safe harbor for lease arrangements, each as described in the “Investment Objectives, Strategy and Criteria — Healthcare Regulatory Matters” section of this prospectus, which impacts the terms and conditions that may be negotiated in the lease arrangements.
These federal laws include:

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the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by state or federal healthcare programs;

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the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under federal healthcare programs to an entity with which the physician, or an immediate family member, has a financial relationship;

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the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs;

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the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties or exclusion from participating in state or federal healthcare programs for certain fraudulent acts;

•	the Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA, Fraud Statute, which makes it a federal crime to defraud any health benefit plan, including private payers; and

•	the Exclusions Law, which authorizes the U.S. Department of Health and Human Services to exclude someone from participating in state or federal healthcare programs for certain fraudulent acts.
Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to pay distributions to you.
The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	increased expense for uninsured patients;

•	increased competition among healthcare providers;

•	increased liability insurance expense;

•	continued pressure by private and governmental payers to reduce payments to providers of services;

•	increased scrutiny of billing, referral and other practices by federal and state authorities;

•	changes in federal and state healthcare program payment models;

•	increased emphasis on compliance with privacy and security requirements related to personal health information; and

•	increased instability in the Health Insurance Exchange market and lack of access to insurance plans participating in the exchange.
Moreover, the fines and penalties of HIPAA privacy and security rules increased in 2013. If a tenant breaches a patient’s protected health information and is fined by the federal government, the tenant’s ability to operate and pay rent may be adversely impacted.
These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to pay distributions to you.
Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance may not always be available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
Comprehensive healthcare reform legislation could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to you.
The Healthcare Reform Act is intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included within the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The Healthcare Reform Act changes continue to impact reimbursement models from the state and federal healthcare programs, and the changes in reimbursement may adversely impact our tenants. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law and repeals the individual mandate beginning in 2019. Therefore, our tenants may have more patients that do not have insurance coverage, which may adversely impact the tenants’ collections and revenues.
Furthermore, on October 12, 2017, President Trump signed an Executive Order the purpose of which was to, among other things, (i) cut healthcare cost-sharing reduction subsidies, (ii) allow more small businesses to join together to purchase insurance coverage, (iii) extend short-term coverage policies, and (iv) expand employers’ ability to provide workers cash to buy coverage elsewhere. If our tenants’ patients do not have insurance, it could adversely impact the tenants’ ability to pay rent and operate a practice.
In 2014, state insurance exchanges were implemented which provide a new mechanism for individuals to obtain insurance. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
There are also multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program. The multiple lawsuits are moving through the judicial process. If the Trump Administration or the court system determines that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program, the insurance companies may cease participation, causing millions of beneficiaries to lose insurance coverage. Therefore, our tenants may have an increase of self-pay patients and collections may decline, adversely impacting the tenants’ ability to pay rent.
On January 11, 2018, CMS issued guidance to support state efforts to improve Medicaid enrollee health outcomes by incentivizing community engagement among able-bodied, working-age Medicaid beneficiaries. The policy excludes individuals eligible for Medicaid due to a disability, elderly beneficiaries, children and pregnant women. CMS received proposals from 10 states seeking requirements for able-bodied Medicaid beneficiaries to engage in employment and community engagement initiatives. Kentucky and Indiana are the first states to obtain a waiver for their programs and require Medicaid beneficiaries to work or get ready for employment. If the “work requirement” expands to the states’ Medicaid programs it may decrease the number of patients eligible for Medicaid. The patients that are no longer eligible for Medicaid may become self-pay patients, which may adversely impact our tenants’ ability to receive reimbursement. If our tenants’ patient payor mix becomes more self-pay patients, it may impact our tenants’ ability to collect revenues and pay rent.
We, our tenants and our operators for our senior housing and skilled nursing facilities are subject to various government reviews, audits and investigations that could adversely affect our business, including an obligation to refund amounts previously paid to us, potential criminal charges, the imposition of fines, and/or the loss of the right to participate in Medicare and Medicaid programs.
As a result of our tenants’ participation in the Medicaid and Medicare programs, we, our tenants and our operators for our senior housing and skilled nursing facilities are subject to various governmental reviews, audits and investigations to verify compliance with these programs and applicable laws and regulations. We, our tenants and our operators for our senior housing and skilled nursing facilities are also subject to audits under various government programs, including Recovery Audit Contractors, Zone Program Integrity Contractors, Program Safeguard Contractors and Medicaid Integrity Contractors programs, in which third party firms engaged by CMS conduct extensive reviews of claims data and medical and other records to identify potential improper payments under the Medicare and Medicaid programs. Private pay sources also reserve the right to conduct audits. Billing and reimbursement errors and disagreements occur in the healthcare industry. We, our tenants and our operators for our senior housing and skilled nursing facilities may be engaged in reviews, audits and appeals of claims for reimbursement due to the subjectivities inherent in the process related to patient diagnosis and care, record keeping, claims processing and other aspects of the patient service and reimbursement processes, and the errors and disagreements those subjectivities can produce. An adverse review, audit or investigation could result in:

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an obligation to refund amounts previously paid to us, our tenants or our operators pursuant to the Medicare or Medicaid programs or from private payors, in amounts that could be material to our business;

•	state or federal agencies imposing fines, penalties and other sanctions on us, our tenants or our operators;

•	loss of our right, our tenants’ right or our operators’ right to participate in the Medicare or Medicaid programs or one or more private payor networks;

•	an increase in private litigation against us, our tenants or our operators; and

•	damage to our reputation in various markets.
While we, our tenants and our operators for our senior housing and skilled nursing facilities have always been subject to post-payment audits and reviews, more intensive “probe reviews” appear to be a permanent procedure with our fiscal intermediaries. Generally, findings of overpayment from CMS contractors are eligible for appeal through the CMS defined continuum, but there may be rare instances that are not eligible for appeal. We, our tenants and our operators for our senior housing and skilled nursing facilities utilize all defenses at our disposal to demonstrate that the services provided meet all clinical and regulatory requirements for reimbursement.
If the government or a court were to conclude that such errors, deficiencies or disagreements constituted criminal violations, or were to conclude that such errors, deficiencies or disagreements resulted in the submission of false claims to federal healthcare programs, or if the government were to discover other problems in addition to the ones identified by the probe reviews that rose to actionable levels, we and certain of our officers, and our tenants and operators for our senior housing and skilled nursing facilities and certain of their officers, might face potential criminal charges and/or civil claims, administrative sanctions and penalties for amounts that could be material to our business, results of operations and financial condition. In addition, we and/or some of the key personnel of our operating subsidiaries, or those of our tenants and operators for our senior housing and skilled nursing facilities, could be temporarily or permanently excluded from future participation in state and federal healthcare reimbursement programs such as Medicaid and Medicare. In any event, it is likely that a governmental investigation alone, regardless of its outcome, would divert material time, resources and attention from our management team and our staff, or those of our tenants and our operators for our senior housing and skilled nursing facilities and could have a materially detrimental impact on our results of operations during and after any such investigation or proceedings.
In cases where claim and documentation review by any CMS contractor results in repeated poor performance, a facility can be subjected to protracted oversight. This oversight may include repeat education and re-probe, extended pre-payment review, referral to recovery audit or integrity contractors, or extrapolation of an error rate to other reimbursement outside of specifically reviewed claims. Sustained failure to demonstrate improvement towards meeting all claim filing and documentation requirements could ultimately lead to Medicare and Medicaid decertification, which could have a materially detrimental impact on our results of operations. Adverse actions by CMS may also cause third party payer or licensure authorities to audit our tenants. These additional audits could result in termination of third party payer agreements or licensure of the facility, which would also adversely impact our operations.
Risks Related to Debt Financing
Increases in interest rates could increase the amount of our debt payments, and therefore, negatively impact our operating results.
Interest we pay on our debt obligations will reduce cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.
To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.
We are exposed to the effects of interest rate changes primarily as a result of borrowings we will use to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.
Hedging activity may expose us to risks.
We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. These derivative instruments are speculative in nature and there is no guarantee that they will be effective. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to you.
When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. We may enter into loan documents that contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.
We may finance or refinance our properties using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to you.
Some of our current and future financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.
Risks Related to Real Estate-Related Investments
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.
If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described in the “Risk Factors — Risks Related to Our Business” and the “Risk Factors — Risks Related to Investments in Real Estate” sections of this prospectus. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.
Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
The commercial mortgage-backed securities in which we may invest are subject to several types of risks.
Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.
In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.
Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real estate.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real estate or loans secured by a pledge of the ownership interests of either the entity owning the real estate or the entity that owns the interest in the entity owning the real estate. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real estate because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real estate and increasing the risk of loss of principal.
Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.
We may invest in the common and preferred stock of both publicly traded and private unaffiliated real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.
We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related investments to be reduced.
Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the NAV and market price of the common stock may tend to decline if market interest rates rise.
During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.
If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.
Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Joint Ventures
The terms of joint venture agreements or other joint ownership arrangements which we have and may continue to enter into could impair our operating flexibility or result in litigation or liability, which could materially adversely affect our results of operations.
In connection with the purchase of real estate, we have and may continue to enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

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a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

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a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture or result in litigation or liability and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flows or appreciation of an investment.
We have and may continue to enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to pay cash distributions to you.
Federal Income Tax Risks
Failure to maintain our qualification as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to you.
We qualified and elected to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2016. To continue to maintain our qualification as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to you. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to maintain our qualification as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to maintain our qualification as a REIT, and to revoke our REIT election, which it may do without stockholder approval.
If we fail to maintain our qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
As a result of all these factors, our failure to maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to you.
To maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our annual taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years.
These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes.
Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to you.
In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See the “Federal Income Tax Considerations — Taxation of Our Company” section of this prospectus. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.
If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to you or available for investment by us.
If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax-related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to you. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to you. As a result, the amount available for distribution to you would be substantially less than if the REIT had operated and sold such property directly and such transaction was not characterized as a prohibited transaction. The maximum federal corporate income tax rate is currently 21.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to you from the sale of property through a TRS after the effective date of any increase in such tax rates.
If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to maintain our qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 20.0% of the value of all of our assets at the end of any calendar quarter. If the IRS were to determine that the value of our interests in all of our TRSs exceeded 20.0% of the value of total assets at the end of any calendar quarter, then we would fail to maintain our qualification as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 20.0% of the value of our total assets at the end of any calendar quarter, and therefore, cause us to fail to maintain our qualification as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to maintain our qualification as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our qualification as a REIT. Our failure to maintain our qualification as a REIT would adversely affect your return on your investment.
If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we would fail to maintain our qualification as a REIT.

To maintain our qualification as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” In order for rent paid to us by our TRSs to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to maintain our qualification as a REIT, which would materially adversely impact the value of an investment in our securities and in our ability to pay distributions to you.

The lease of our properties to a TRS is subject to special requirements.

Under the provisions of RIDEA, we currently lease certain “qualified healthcare properties” to our TRS (or a limited liability company of which the TRS is a member). The TRS in turn contracts with a third party operator to manage the healthcare operations at these properties. The rents paid by the TRS in this structure will be treated as qualifying rents from real property for purposes of the REIT requirements only if (i) they are paid pursuant to an arm’s-length lease of a qualified healthcare property and (ii) the operator qualifies as an “eligible independent contractor” with respect to the property. An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the TRS. If any of the above conditions were not satisfied, then the rents would not be considered income from a qualifying source for purposes of the REIT rules, which could cause us to incur penalty taxes or to fail to maintain our qualification as a REIT.
You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.
If you participate in the DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you may be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount from fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability or reduce our operating flexibility, including the recently passed Tax Cuts and Jobs Act.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of federal and state income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect our taxation and our ability to continue to qualify as a REIT or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
In addition, on December 22, 2017, the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and individual tax rates, the Tax Cuts and Jobs Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly but may otherwise affect us or our stockholders.
While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.
We urge our stockholders to consult with their own tax advisor with respect to the status of the Tax Cuts and Jobs Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to maintain our qualification as a REIT.
Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to maintain our qualification as a REIT.
In certain circumstances, we may be subject to federal and state income taxes even if we maintain our qualification as a REIT, which would reduce our cash available for distribution to you.
Even if we maintain our qualification as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions payable by REITs generally are subject to a higher tax rate than regular corporate dividends under current law.

The maximum U.S. federal income tax rate for “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates generally is 20.0%. Distributions payable by REITs, however, are generally not eligible for the reduced rates for qualified dividends and are taxed at ordinary income rates (but under the Tax Cuts and Jobs Act, U.S. stockholders that are individuals, trusts and estates generally may deduct 20.0% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2026). Although these rules do not adversely affect the taxation of REITs or distributions payable by REITs, to the extent that the reduced rates continue to apply to regular corporate qualified dividends, investors that are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs, including our common stock.
Distributions to tax-exempt stockholders may be classified as UBTI.
Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute UBTI to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

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part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

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part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock; and

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part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
If our operating partnership fails to maintain its status as a disregarded entity or as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to stockholders and likely result in a loss of our REIT status.
We intend to maintain the status of the operating partnership as a disregarded entity or as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a disregarded entity or as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also likely result in our losing REIT status, and, if so, becoming subject to a corporate level tax on our own income. This would substantially reduce any cash available to pay distributions. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our status as a REIT.
Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.
A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the amount received from the disposition. However, foreign pension plans and certain foreign publicly traded entities are exempt from FIRPTA withholding. Further, such FIRPTA tax does not apply to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, amounts received by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified period directly or indirectly own more than 10.0% of the value of our outstanding common stock. However, these rules do not apply to foreign pension plans and certain publicly traded entities. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus.
Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.
A foreign stockholder will likely be subject to FIRPTA upon the payment of any capital gain dividends by us if such gain is attributable to gain from sales or exchanges of U.S. real property interests. However, these rules do not apply to foreign pension plans and certain publicly traded entities. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus for further discussion.
Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks
We, and our stockholders that are employee benefit plans, IRAs, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below. However, these rules do not apply to foreign pension plans and certain publicly traded entities. See the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus for a more detailed discussion of these Benefit Plan and IRA investor risks.
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in shares of our common stock, you could be subject to civil and criminal, if the failure is willful, penalties.
There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If you are investing the assets of a Benefit Plan or IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your Benefit Plan or IRA, including any investment policy;

•	whether your investment satisfies the prudence, diversification and other requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity needs to satisfy minimum and other distribution requirements of the Benefit Plan or IRA and the withholding requirements that may be applicable;

•	whether your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

•	whether your investment will produce or result in UBTI, as defined in Sections 511 through 514 of the Internal Revenue Code, to the Benefit Plan or IRA; and

•	your need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Internal Revenue Code.
In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor, or DOL. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your Benefit Plan or IRA, you should not purchase shares of our common stock unless an administrative or statutory exemption applies to your purchase.
If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum dividends.
If you establish a plan or account through which you invest in our common stock, federal law may require you to withdraw required minimum dividends from such plan in the future. Our stock will be highly illiquid, and our share repurchase plan only offers limited liquidity. If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your shares of our common stock. If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.
Specific rules apply to foreign, governmental and church plans.
As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the plan asset regulations of the DOL. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code and, under certain circumstances in the case of church plans, Section 4975 of the Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.
The DOL has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.

On April 8, 2016, the DOL issued a final regulation relating to the definition of a fiduciary under ERISA and the Code, which may make it more difficult to qualify for a prohibited transaction exemption. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). Under the new regulation, a person is a fiduciary if the person receives compensation for providing advice (a “recommendation” or “communication that would reasonably be viewed as a suggestion that the recipient engage in or refrain from taking a particular course of action”) with the understanding it is based on the particular needs of the person being advised or that it is directed to a specific plan sponsor, plan participant, or IRA owner. Such decisions can include, but are not limited to, what assets to purchase or sell and whether to rollover from an employment-based plan to an IRA. The fiduciary can be a broker, registered investment adviser or other type of adviser, some of which are subject to federal securities laws and some of which are not. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before the final regulation becomes applicable. However, on February 3, 2017, the President asked for additional review of this regulation. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending the applicability date of the final regulation to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach, and on November 27, 2017, the DOL further delayed the implementation of certain requirements and exemptions. Therefore, certain requirements and exemptions will not take effect until July 1, 2019.

On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. It is unclear what impact this decision will have on the final regulation – the DOL could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court, or further revise or withdraw the final regulation. In response to the Fifth Circuit’s decision, a DOL spokesperson has informally indicated that the DOL will not enforce the final regulation at this time pending further review. If the DOL does not seek a rehearing, the Fifth Circuit is expected to enter a mandate vacating the final regulation on May 7, 2018.

The final regulation and the accompanying exemptions are complex and may be subject to further revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulations on purchasing and holding interests in our company. The final regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	the ability of our co-sponsors to raise significant capital on our behalf;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America, or GAAP.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under the “Risk Factors” section of this prospectus, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS
The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell the maximum primary offering of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock. The amount of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares of our common stock between the primary offering and the DRIP, and among classes of stock. Prior to April 11, 2018, shares of our Class T common stock in the primary offering were offered to the public on a “best efforts” basis at an initial price of $10.00 per share. Effective April 11, 2018, shares of our Class T common stock in the primary offering are being offered to the public on a “best efforts” basis at a price of $10.05 per share. Shares of our Class I common stock in the primary offering were offered to the public on a “best efforts” basis at $9.30 per share prior to March 1, 2017, were offered at an initial price of $9.21 per share for shares offered from March 1, 2017 through April 10, 2018, and are being offered at a price of $9.65 per share for shares offered effective April 11, 2018.
We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fee for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See the “Plan of Distribution” section of this prospectus for a description of the special sales and volume discounts.
The following table assumes that we do not sell any shares of our common stock pursuant to the DRIP. As long as the shares of our common stock are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares of our common stock pursuant to the DRIP will be used to fund repurchases of shares of our common stock pursuant to our share repurchase plan. Because we do not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares of our common stock pursuant to the DRIP than pursuant to the primary offering. As a result, if we reallocate shares of our common stock from the DRIP to the primary offering, the net proceeds from the sale of the reallocated shares of our common stock could be less than we currently estimate.
Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming we sell the maximum primary offering of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares, we estimate that approximately 92.1% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flows from operations are insufficient, and the remaining 7.9% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties.
We may pay distributions from sources other than our cash flows from operations, including offering proceeds, borrowings in anticipation of future cash flows or other sources. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions.
Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors are responsible for reviewing the performance of our advisor and determining from time to time and at least annually that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of our independent directors.
The following table assumes that no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage. Assuming, in addition to our other assumptions, a maximum leverage of 50.0% of our assets, the maximum acquisition fees described in the following table would increase to approximately $214,173,000.

			Class I Shares
	Class T Shares		Maximum Primary Offering(1)
	Maximum Primary Offering(1)		Sales Prior to March 1, 2017(2)		Remaining Offering Amount
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,800,000,000	100%	$7,020,000	100%	$192,980,000	100%
Less Public Offering Expenses:
Selling Commissions(3)	84,000,000	3.0	—	—	—	—
Dealer Manager Fee(3)	84,000,000	3.0	210,000	3.0	2,895,000	1.5
Advisor Funding of Dealer Manager Fees(3)	(56,000,000)	(2.0)	(140,000)	(2.0)	(2,895,000)	(1.5)
Other Organizational and Offering Expenses(4)	28,000,000	1.0	70,000	1.0	1,930,000	1.0
Advisor Funding of Other Organizational & Offering Expenses(4)	(28,000,000)	(1.0)	(70,000)	(1.0)	(1,930,000)	(1.0)
Amount Available for Investment(5)	$2,688,000,000	96.0%	$6,950,000	99.0%	$192,980,000	100%
Less Acquisition Costs:
Acquisition Fees(6)
Base Acquisition Fees	$57,876,000	2.1%	$150,000	2.1%	$4,155,000	2.2%
Contingent Advisor Payment	57,876,000	2.1	150,000	2.1	4,155,000	2.2
Initial Working Capital Reserve(7)	—	—	—	—	—	—
Amount Invested in Assets(8)	$2,572,248,000	91.8%	$6,650,000	94.8%	$184,670,000	95.6%

(1)
This table assumes an allocation of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares, which we intend to sell in the maximum primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.

(2)	The amounts presented reflect actual sales of $7,020,000 in Class I shares in our primary offering prior to March 1, 2017.

(3)
We will pay our dealer manager selling commissions in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering. Sales of Class I shares will not be subject to selling commissions. Prior to March 1, 2017, our dealer manager also received a dealer manager fee in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares and Class I shares in our primary offering, of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor; effective March 1, 2017, while Class T shares remain subject to a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering (of which 1.0% of the gross offering proceeds is funded by us and up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor), our dealer manager receives a dealer manager fee in an amount up to an amount equal to 1.5% of the gross offering proceeds from the sale of Class I shares in our primary offering (all of which is funded by our advisor). However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment, as described in note (6) below. The amounts of the dealer manager fee and advisor funding of the dealer manager fee in connection with the sale of Class I shares in our primary offering that are presented in the table reflect the assumptions that 1.0% of the gross offering proceeds were funded by us and an amount equal to 2.0% of the gross offering proceeds were funded by our advisor with respect to Class I shares sold prior to March 1, 2017 and that our advisor funds the entire dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds with respect to the remaining primary offering amount of Class I shares sold effective March 1, 2017. Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of selling commissions or dealer manager fees. Any reduction in the dealer manager fees will be applied first to the portion of the dealer manager fees funded by our advisor. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. We will also pay our dealer manager a quarterly stockholder servicing fee with respect to Class T shares that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per Class T share sold in our primary offering and, in the aggregate will not exceed an amount equal to 4.0% of the gross proceeds from the sale of Class T shares sold in our primary offering. By agreement with participating broker-dealers, such stockholder servicing fee may be reduced or limited. We have excluded the stockholder servicing fee from this table, as we will pay the stockholder servicing fee from our cash flows from operations or, if our cash flows from operations are not sufficient to pay the stockholder servicing fee, from borrowings in anticipation of future cash flows. We have assumed for purposes of this table that the selling commissions and dealer manager fee will be paid at the time shares are sold. Sales of Class I shares will not be subject to selling commissions. If the maximum selling commissions, dealer manager fees and stockholder servicing fees are paid, the total of such underwriting compensation will be 10.0% of the gross offering proceeds in the primary offering.

(4)
Our advisor will fund all of our other organizational and offering expenses, which we anticipate will not exceed an amount equal to 1.0% of the gross offering proceeds from the sale of all shares. However, our advisor intends to recoup such expenses through the receipt of the Contingent Advisor Payment, as described in note (6) below.

(5)
Until required in connection with the acquisition of real estate or real estate-related investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)
For each property we acquire, we will pay our advisor or one of its affiliates acquisition fees of up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, and for each real estate-related investment we originate or acquire, we will pay our advisor or one of its affiliates acquisition fees of up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. These acquisition fees consist of a 2.25% or 2.00% base acquisition fee for real estate and real estate-related investments, respectively, and an additional 2.25% Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid.

Notwithstanding the foregoing, the Contingent Advisor Payment Holdback will be retained by us until the later of the termination of our last public offering, or the third anniversary of the commencement date of this offering, at which time such amount shall be paid to our advisor or its affiliates.
For purposes of this table, the 2.25% base acquisition fee and the 2.25% Contingent Advisor Payment are applied against the amount invested in assets shown in the table. However, the percentages that appear in this table are stated as a percentage of the gross offering proceeds shown in the table. As a result, the base acquisition fee and the Contingent Advisor Payment stated in the table each represent approximately 2.1% of the gross offering proceeds shown in the table with respect to Class T shares and Class I shares prior to March 1, 2017 and approximately 2.2% of the gross offering proceeds shown in the table with respect to Class I shares effective March 1, 2017.
Acquisition fees may be paid in connection with the purchase, development or construction of real properties, or the making of or investing in loans or other real estate-related investments. Acquisition fees do not include acquisition expenses, which may be paid from offering proceeds. For purposes of this table, we have assumed that (a) no real estate-related investments are originated or acquired and (b) no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage, which results in higher fees paid to our advisor and its affiliates. Assuming, in addition to our other assumptions, a maximum leverage of 50.0% of our assets, the maximum acquisition fees (including the Contingent Advisor Payment) would be approximately $214,173,000. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees (including the Contingent Advisor Payment) would be approximately $341,270,000. These assumptions may change due to different factors including changes in the allocation of shares of our common stock between the primary offering and the DRIP, the extent to which proceeds from the DRIP are used to repurchase shares of our common stock pursuant to our share repurchase plan and the extent to which we make real estate-related investments. To the extent that we issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(7)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

(8)
Includes amounts anticipated to be invested in assets, amounts used to fund distributions if our cash flows from operations are insufficient and all expenses actually incurred in connection with selecting, evaluating and acquiring such assets, which are reimbursed regardless of whether an asset is acquired. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. We will also pay a quarterly stockholder servicing fee that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per share of Class T shares in our primary offering. We have excluded the stockholder servicing fee from this table.

SELECTED FINANCIAL DATA
The following selected financial data as of December 31, 2017, 2016 and 2015, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015 is derived from our audited consolidated financial statements. The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference in this prospectus. Our historical results are not necessarily indicative of results for any future period. We had no results of operations for the period from January 23, 2015 (Date of Inception) through December 31, 2015, and therefore our results of operations for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, are not comparable.
The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

	December 31,
Selected Financial Data	2017	2016	2015
BALANCE SHEET DATA:
Total assets	$480,153,000	$142,758,000	$202,000
Mortgage loans payable, net	$11,567,000	$3,965,000	$—
Line of credit and term loan	$84,100,000	$33,900,000	$—
Stockholders’ equity	$353,224,000	$92,255,000	$200,000

	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	2017	2016	2015
STATEMENT OF OPERATIONS DATA:
Total revenues	$33,333,000	$3,156,000	$—
Net income (loss)	$508,000	$(5,474,000)	$—
Net income (loss) attributable to controlling interest	$541,000	$(5,474,000)	$—
Net income (loss) per Class T and Class I common share attributable to controlling interest — basic and diluted(1)	$0.02	$(1.75)	$—
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$12,404,000	$(3,621,000)	$—
Net cash used in investing activities	$(330,688,000)	$(133,322,000)	$—
Net cash provided by financing activities	$323,150,000	$138,978,000	$202,000
OTHER DATA:
Distributions declared	$16,672,000	$1,877,000	$—
Distributions declared per Class T and Class I common share	$0.60	$0.40	$—
Funds from operations attributable to controlling interest(2)	$14,134,000	$(4,222,000)	$—
Modified funds from operations attributable to controlling interest(2)	$12,941,000	$287,000	$—
Net operating income(3)	$21,838,000	$2,258,000	$—

(1)
Net income (loss) per Class T and Class I common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

(2)
For additional information on FFO and MFFO, refer to the “Our Performance — Funds From Operations and Modified Funds from Operations” section of this prospectus, which includes a reconciliation of our GAAP net income (loss) to FFO and MFFO for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

(3)
For additional information on NOI, refer to the “Our Performance — Net Operating Income” section of this prospectus, which includes a reconciliation of our GAAP net income (loss) to NOI for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

OUR PERFORMANCE

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, a non-GAAP measure, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. The use of funds from operations is recommended by the REIT industry as a supplemental performance measure, and our management uses FFO to evaluate our performance over time. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on funds from operations approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines funds from operations as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to exclude impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions, which can change over time. Testing for an impairment of an asset is a continuous process and is analyzed on a quarterly basis. If certain impairment indications exist in an asset, and if the asset’s carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property and any other ancillary cash flows at a property or group level under GAAP) from such asset, an impairment charge would be recognized. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as modified funds from operations, which the IPA has recommended as a supplemental performance measure for publicly registered, non-listed REITs, and which we believe to be another appropriate supplemental performance measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes expensed acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes expensed acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines modified funds from operations as funds from operations further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect modified funds from operations on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. In as much as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above- and below-market leases, change in deferred rent and the adjustments of such items related to redeemable noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds from borrowings available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence, that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate funds from operations and modified funds from operations the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to FFO and MFFO for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015:

	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	2017	2016	2015
Net income (loss)	$508,000	$(5,474,000)	$—
Add:
Depreciation and amortization — consolidated properties	13,639,000	1,252,000	—
Net loss attributable to redeemable noncontrolling interests	33,000	—	—
Less:
Depreciation and amortization related to redeemable noncontrolling interests	(46,000)	—	—
FFO attributable to controlling interest	$14,134,000	$(4,222,000)	$—

Acquisition related expenses(1)	$655,000	$4,745,000	$—
Amortization of above- and below-market leases(2)	(143,000)	(29,000)	—
Change in deferred rent(3)	(1,705,000)	(207,000)	—
Adjustments for redeemable noncontrolling interests(4)	—	—	—
MFFO attributable to controlling interest	$12,941,000	$287,000	$—
Weighted average Class T and Class I common shares outstanding — basic and diluted	27,754,701	3,131,466	20,833
Net income (loss) per Class T and Class I common share — basic and diluted	$0.02	$(1.75)	$—
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$0.51	$(1.35)	$—
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$0.47	$0.09	$—

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interests’ share of the adjustments described in notes (1) – (3) above to convert our FFO to MFFO.
Net Operating Income
As of March 27, 2018, we had completed 19 property acquisitions whereby we owned 40 properties, comprising 42 buildings. The properties were 95.6% leased as of March 27, 2018, excluding our senior housing — RIDEA facilities. As of March 27, 2018, 75.1% of the resident units of our senior housing — RIDEA facilities were leased. As of December 31, 2017, we had completed 18 property acquisitions whereby we owned 38 properties, comprising 40 buildings. The properties were 95.2% leased as of December 31, 2017, excluding our senior housing — RIDEA facilities. As of December 31, 2017, 76.0% of the resident units of our senior housing — RIDEA facilities were leased. As of December 31, 2016, we had completed nine property acquisitions comprising 12 buildings. The properties were 91.3% leased as of December 31, 2016. As of December 31, 2015, we had not completed any acquisitions.
NOI is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore, if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
NOI is not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that NOI should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.
We believe that NOI is an appropriate supplemental performance measure to reflect the operating performance of our operating assets because NOI excludes certain items that are not associated with the management of the properties. We believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to NOI for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015:

	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	2017	2016	2015
Net income (loss)	$508,000	$(5,474,000)	$—
General and administrative	4,338,000	1,221,000	—
Acquisition related expenses	655,000	4,745,000	—
Depreciation and amortization	13,639,000	1,252,000	—
Interest expense	2,699,000	514,000	—
Interest income	(1,000)	—	—
Net operating income	$21,838,000	$2,258,000	$—

	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	2017	2016	2015
Real estate revenue	$27,770,000	$3,156,000	$—
Resident fees and services	5,563,000	—	—
Less:
Rental expenses	7,292,000	898,000	—
Property operating expenses	4,203,000	—	—
Net operating income	$21,838,000	$2,258,000	$—
NOI does not reflect $4,993,000 and $5,966,000 of general and administrative and acquisition related expenses, or 16.6% and 73.5% of total operating expenses, incurred for the years ended December 31, 2017 and 2016, respectively. We did not have net operating income for the period from January 23, 2015 (Date of Inception) through December 31, 2015.
Information Regarding Our Distributions
On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor agreed to waive certain asset management fees that may otherwise be due to our advisor pursuant to the Advisory Agreement until such time as the amount of such waived asset management fees is equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the Advisory Agreement. Having raised the minimum offering in April 2016, the distributions declared for each record date in the May 2016 and June 2016 periods were paid in June 2016 and July 2016, respectively, from legally available funds. The daily distributions were calculated based on 365 days in the calendar year and were equal to $0.001643836 per share of our Class T common stock. These distributions were aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. We acquired our first property on June 28, 2016, and as such, our advisor waived $80,000 in asset management fees, which was equal to the amount of distributions paid from May 1, 2016 through June 27, 2016. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.
On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending on September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share was sold and ending on September 30, 2016. Subsequently, our board of directors authorized on a quarterly basis a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the quarterly periods commencing on October 1, 2016 and ending on June 30, 2018. The daily distributions were or will be calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our Class T and Class I common stock, which is equal to an annualized distribution of $0.60 per share. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to our DRIP monthly in arrears, only from legally available funds.
The amount of distributions paid to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences.
We did not pay any distributions for the period from January 23, 2015 (Date of Inception) through December 31, 2015. The distributions paid for the years ended December 31, 2017 and 2016, along with the amount of distributions reinvested pursuant to the DRIP and the sources of distributions as compared to cash flows from operations were as follows:

	Years Ended December 31,
	2017		2016
Distributions paid in cash	$6,398,000		$549,000
Distributions reinvested	8,689,000		796,000
	$15,087,000		$1,345,000
Sources of distributions:
Cash flows from operations	$12,404,000	82.2%	$—	—%
Offering proceeds	2,683,000	17.8	1,345,000	100
	$15,087,000	100%	$1,345,000	100%
Under GAAP, certain acquisition related expenses, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of December 31, 2017, we had an amount payable of $8,117,000 to our advisor or its affiliates primarily for the 2.25% Contingent Advisor Payment, which will be paid from cash flows from operations in the future as it becomes due and payable by us in the ordinary course of business consistent with our past practice.
As of December 31, 2017, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $80,000 in asset management fees waived by our advisor, as discussed above. Other than the waiver of asset management fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 27, 2016, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer or continue to defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

We did not pay distributions for the period from January 23, 2015 (Date of Inception) through December 31, 2015. The distributions paid for the years ended December 31, 2017 and 2016, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to FFO were as follows:

	Years Ended December 31,
	2017		2016
Distributions paid in cash	$6,398,000		$549,000
Distributions reinvested	8,689,000		796,000
	$15,087,000		$1,345,000
Sources of distributions:
FFO attributable to controlling interest	$14,134,000	93.7%	$—	—%
Offering proceeds	953,000	6.3	1,345,000	100
	$15,087,000	100%	$1,345,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as result of borrowed funds. For a further discussion of FFO, a non-GAAP financial measure, including a reconciliation of our GAAP net income (loss) to FFO, see the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this prospectus.

MANAGEMENT OF OUR COMPANY
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management of our business and affairs. However, our board of directors has retained our advisor to manage our day-to-day operations and to implement our investment strategy, subject to the board of directors’ direction and oversight. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA Guidelines.
Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three. Our bylaws further provide that the number of our directors may not be more than 15. Our charter also provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor and that at least one of our independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our co-sponsors, our advisor or any of its affiliates and has not otherwise been associated with such entities, directly or indirectly, within the previous two years.
Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interest and with the care of an ordinarily prudent person in a like position under similar circumstances.
Our board of directors consists of five members, two of which are designated by AHI Group Holdings (one of such designees is an independent director), two of which are designated by Colony NorthStar (one of such designees is an independent director), and one of which (who is an independent director) is mutually agreed upon by AHI Group Holdings and Colony NorthStar. In addition, Griffin Capital has the right to appoint a nonvoting observer to attend meetings of our board of directors. For so long as Mr. Shields directs the daily operations of Griffin Capital, Mr. Shields shall have the right to be such nonvoting observer.
Directors are elected annually and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
No member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares of our stock owned by members of our board of directors and their respective affiliates will not be included.
Responsibilities of Directors
The responsibilities of our board of directors include:

•
approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate and real estate-related investments; (2) allocation of percentages of capital to be invested in medical office properties and healthcare-related facilities; (3) diversification strategies; (4) investment selection criteria; and (5) investment disposition strategies;

•	approving real estate acquisitions, developments and dispositions pursuant to our investment policies, including the financing of such acquisitions and developments;

•
approving any investment guidelines, specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate and real estate-related investments that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution strategy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•
approving a liquidity event, such as the listing of the shares of our common stock on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Members of our board of directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties. Consequently, in the exercise of their responsibilities, the directors will heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and to approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, our independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.
Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.
In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, either of our co-sponsors, our advisor or any of their affiliates. Our independent directors also are responsible for reviewing the performance of our advisor and determining from time to time and at least annually that the compensation paid to our advisor, and the distributions that may be payable to our advisor pursuant to our advisor’s subordinated participation interest in our operating partnership, are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. As a part of their review of our advisor’s compensation, our independent directors will consider factors such as:

•	the quality and extent of service and advice furnished by our advisor;

•	the amount of the fees and other compensation paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to comparable externally advised REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the performance of our investment portfolio; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients.
 Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they own or acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares of our common stock owned by our advisor and its affiliates will not be included.
Committees of the Board of Directors
Our board of directors has established an audit committee and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors.
Audit Committee. We have established an audit committee which consists of all of our independent directors, Ms. Hurley and Messrs. Flornes and Smith, with Ms. Hurley serving as the chairwoman of the audit committee and audit committee financial expert. Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee: (1) makes recommendations to our board of directors concerning the engagement of an independent registered public accounting firm; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls. Pursuant to our audit committee charter, the audit committee is comprised solely of independent directors.
Acquisition Committee. We currently do not have, but we may have in the future, an acquisition committee comprised of members of our board of directors to approve acquisitions that do not require approval by the full board of directors. However, properties and real estate-related investments may be acquired from our co-sponsors, our advisor, our directors, and their respective affiliates only if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to such person, unless substantial justification exists for a price in excess of the cost to such person and the excess is reasonable.
Compensation Committee. We currently do not have, but we may have in the future, a compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee. We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the board of directors, conducting candidate searches and interviews, overseeing and evaluating the board of directors and our management, evaluating from time to time the appropriate size and composition of the board of directors and recommending, as appropriate, increases, decreases and changes to the composition of the board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.
Director Qualifications
We believe that our board of directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our board of directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.
In addition to the targeted skill areas as noted above, we endeavor to select members of our board of directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our board of directors, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Relationships — understanding how to interact with investors, accountants, attorneys, management companies, and markets in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.

Directors and Executive Officers
As of the date set forth below, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age*	Position
Jeffrey T. Hanson	47	Chief Executive Officer and Chairman of the Board of Directors
Danny Prosky	53	President and Chief Operating Officer
Brian S. Peay	52	Chief Financial Officer
Mathieu B. Streiff	42	Executive Vice President and General Counsel
Stefan K.L. Oh	47	Executive Vice President of Acquisitions
Cora Lo	43	Assistant General Counsel and Secretary
Richard S. Welch	47	Director
Brian J. Flornes	54	Independent Director
Dianne Hurley	55	Independent Director
Wilbur H. Smith III	45	Independent Director

*    As of April 9, 2018.
Jeffrey T. Hanson has served as our Chief Executive Officer and Chairman of the Board of Directors since January 2015. He is also one of the founders and owners of AHI Group Holdings, an investment management firm that owns a 47.1% controlling interest in American Healthcare Investors. Since December 2014, Mr. Hanson has also served as Managing Director of American Healthcare Investors, which serves as one of our co-sponsors and owns a majority interest in our advisor. Mr. Hanson has also served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT III since January 2013 and previously served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT II from January 2009 to December 2014. He has also served as Executive Vice President of Griffin-American Healthcare REIT Sub-Advisor, LLC, or Griffin-American Healthcare REIT Advisor, from November 2011 to December 2014. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, or Grubb & Ellis Healthcare REIT Advisor, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, from June 2009 to November 2011. He also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, from January 2008 and November 2007, respectively, until November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, or Grubb & Ellis, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc. in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western U.S., with a significant focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Additionally, from December 2015 to November 2016, Mr. Hanson served as a member of the board of directors of Trilogy Investors, LLC. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.
Our board of directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with a focus on property management and property acquisitions. Mr. Hanson has insight into the development, marketing, finance, and operations aspects of our company. He has knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our board of directors believes that Mr. Hanson brings an important perspective to our board of directors.
Danny Prosky has served as our President and Chief Operating Officer since January 2015. Mr. Prosky also served as our Interim Chief Financial Officer from October 2015 to June 2016. He is also one of the founders and owners of AHI Group Holdings. Since December 2014, Mr. Prosky has also served as Managing Director of American Healthcare Investors. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT III since January 2013, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors since December 2014. Mr. Prosky previously served as President, Chief Operating Officer and a director of GA Healthcare REIT II from January 2009 to December 2014 and as Executive Vice President of Griffin-American Healthcare REIT Advisor from November 2011 to December 2014. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor from January 2009 to

November 2011 and as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors Property Management, Inc. from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Additionally, since December 2015, Mr. Prosky has also served as a member of the board of directors of Trilogy Investors, LLC. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.
Brian S. Peay has served as our Chief Financial Officer since June 2016. He has also served as Executive Vice President and Chief Financial Officer of American Healthcare Investors, and as Chief Financial Officer of GA Healthcare REIT III since June 2016. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2006 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties in major markets across the country, from November 1997 to November 2006, where he was responsible for the finance, accounting and reporting, risk management, information technology and human resource functions of the company. Prior to Glenborough Realty Trust, Inc., Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. from August 1995 to November 1997. Mr. Peay also served as Manager at Kenneth Leventhal & Co., a certified public accounting firm specializing in real estate that subsequently merged with Ernst & Young LLP, from August 1988 to August 1995. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara. Mr. Peay became a Certified Public Accountant in the State of California in 1992; his current status is not practicing.
Mathieu B. Streiff has served as our Executive Vice President and General Counsel since January 2015. He is also one of the founders and owners of AHI Group Holdings and since December 2014, has also served as Managing Director and General Counsel of American Healthcare Investors. Mr. Streiff has also served as Executive Vice President, General Counsel of GA Healthcare REIT III since July 2013, having served as its Executive Vice President from January 2013 to July 2013. Mr. Streiff served as Executive Vice President, General Counsel of GA Healthcare REIT II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. He also has served as Executive Vice President of Griffin-American Healthcare REIT Advisor from November 2011 to December 2014. Mr. Streiff served as General Counsel, Executive Vice President and Secretary of Grubb & Ellis from October 2010 to June 2011. Mr. Streiff joined Grubb & Ellis Realty Investors in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to Chief Real Estate Counsel and Senior Vice President, Investment Operations in March 2009 and served in that position until October 2010. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Additionally, since December 2015, Mr. Streiff has also served as a member of the board of directors of Trilogy Investors, LLC. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School. He is a member of the New York State Bar Association.
Stefan K.L. Oh has served as our Executive Vice President of Acquisitions since October 2015, having previously served as our Senior Vice President of Acquisitions since January 2015. Mr. Oh has also served as Executive Vice President, Acquisitions of GA Healthcare REIT III since October 2015, having previously served as its Senior Vice President, Acquisitions since January 2013. Mr. Oh has also served as Executive Vice President, Acquisitions of American Healthcare Investors since October 2015, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GA Healthcare REIT II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from January 2010 to January 2012, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he had been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis, from August 1999 to June 2007, Mr. Oh worked for HCP, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).
Cora Lo has served as our Assistant General Counsel since December 2015 and has also served as our Secretary since January 2015. Ms. Lo has also served as Senior Vice President, Assistant General Counsel — Corporate of American Healthcare Investors since December 2015, having previously served as its Senior Vice President, Securities Counsel since December 2014. Ms. Lo has also served as Assistant General Counsel of GA Healthcare REIT III since December 2015 and has also served as its Secretary since January 2013. Ms. Lo served as Secretary of GA Healthcare REIT II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis from December 2007 to January 2012, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc. (later known as Landmark Apartment Trust, Inc.) from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from UCLA and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.
Richard S. Welch has served as one of our directors since January 2018. Mr. Welch has also served on the Executive Committee of American Healthcare Investors since April 2017, and on the investment committee of our advisor since April 2017. Mr. Welch has served as a Managing Director at Colony NorthStar, responsible for managing certain financial and operational aspects of Colony NorthStar’s investment portfolio and operating businesses, which have included various healthcare investments, since July 2007. Beginning in April 2017, Mr. Welch assumed oversight of Colony NorthStar’s healthcare portfolio. Prior to joining the predecessor Colony Capital business in 2005, Mr. Welch was a vice president in the Investment Banking Division of Goldman, Sachs & Co., focusing on mergers and acquisitions and debt and equity financings for companies in the real estate, retail, and consumer product industries. Mr. Welch received a B.S. degree in Accounting from University of Southern California and an M.B.A. from The Wharton School, University of Pennsylvania. Mr. Welch became a Certified Public Accountant in the State of California in 1995; his current status is not practicing.
Our board of directors selected Mr. Welch to serve as a director due to his many years of experience in commercial real estate, as well as debt and equity financing. Mr. Welch’s extensive knowledge of managing and operating real estate investment portfolios, including in the healthcare industry, and capital markets expertise are significant assets to our company. Based on Mr. Welch’s experience, our board of directors believes that Mr. Welch brings valuable business skills to our board of directors.
Brian J. Flornes has served as one of our independent directors since February 2016. Mr. Flornes is the Chief Executive Officer and co-founder of Vintage Senior Living, or Vintage, an owner and operator of senior housing communities specializing in independent senior living, assisted living and memory care services for Alzheimer’s and other dementia with 24 communities in California and Washington, which was founded in 1998. Vintage grew to be one of the largest assisted living providers in California and consistently ranked in the “Top 50” owners and operators of senior housing across the nation, according to the Assisted Living Federation of America. Vintage sold the majority of its portfolio of communities in 2016, which encompassed in excess of 3,200 resident units with more than 2,000 associates. Since February 2006, Mr. Flornes has been responsible for a direct joint-venture relationship with one of the nation’s largest pension funds. The joint venture, with $325 million of committed capital, has acquired 19 senior living communities and net asset value has grown to more than 2.5 times invested capital. From 1995 to 1998, Mr. Flornes served as founder and principal of American Housing Concepts, a real estate development firm directly associated with ARV Assisted Living, one of the largest senior living providers in the early 1990s. Prior to American Housing Concepts, Mr. Flornes served in several roles and ultimately as President of Development, from 1992 to 1995, of ARV Assisted Living. Throughout his career, Mr. Flornes has directly contributed to the acquisition and development of more than 8,000 units of senior living in 11 states and has been responsible for $1.5 billion in financing. Mr. Flornes has been a longstanding member of the American Senior Housing Association, currently serves on the board of the California Assisted Living Association, and is a member of the World Presidents’ Organization. Mr. Flornes received a B.A. degree in Communication as well as his M.B.A. from Loyola Marymount University.

Our board of directors selected Mr. Flornes to serve as a director because of his particular experience with the acquisition, development, operation and financing of healthcare-related properties and senior housing communities. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to his 29 years of industry experience managing all aspects of senior living. Mr. Flornes’ vast real estate experience in senior living also enhances his ability to contribute insight on achieving our investment objectives. Our board of directors believes that this experience will bring valuable knowledge and operational expertise to our board of directors.
Dianne Hurley has served as one of our independent directors and our audit committee chairwoman since February 2016. Ms. Hurley has served as an independent director of NorthStar Realty Europe since August 2016 and a nominating and corporate governance committee member since January 2017. Ms. Hurley has also served as an independent director and audit committee chairwoman of NorthStar Real Estate Capital Income Fund since March 2016, and as an independent director and audit committee member of NorthStar/RXR New York Metro Income, Inc. since February 2015. Ms. Hurley serves as the Chief Administrative Officer of A&E Real Estate, an owner/operator of multifamily properties in the New York City Metropolitan area, where she has worked on all aspects related to the firm’s management since March 2017. Since January 2015, Ms. Hurley also worked as an operational consultant to startup asset management firms including Stonecourt Capital LP, a middle-market growth private equity firm, Imperial Companies, a real estate private investment firm, and RedBird Capital Partners, a principal investing firm focused on growth equity, build ups and structured equity investments. Previously, Ms. Hurley served from November 2011 to January 2015 as Managing Director of SG Partners, a boutique executive search firm, where her responsibilities included business development, private equity, hedge fund, real estate, and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in real estate and corporate finance at Edison Schools Inc. and in the real estate department at Goldman Sachs. Ms. Hurley holds a Bachelor of Arts from Harvard University in Cambridge, Massachusetts and a Master of Business Administration from Yale School of Management, New Haven, Connecticut.
Our board of directors selected Ms. Hurley to serve as a director in part due to her financial expertise, particularly in the real estate industry. Our board of directors believes that her service on the board of directors of a REIT and other companies in the commercial real estate industry, as well as her regulatory and compliance experience, will bring valuable insight to us, particularly in her role as the audit committee chairwoman and audit committee financial expert. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our board of directors.
Wilbur H. Smith III has served as one of our independent directors since February 2016. Mr. Smith is the Chief Executive Officer, President and founder of Greenlaw Partners, LLC, or Greenlaw, a California-based full-service real estate development and operating company, and Greenlaw Management, Inc., which he founded in March 2003. Mr. Smith personally oversees all aspects of Greenlaw’s acquisition, operations and investment development/redevelopment programs. Since inception and under Mr. Smith’s leadership, Greenlaw has completed in excess of $2.5 billion in acquisitions and dispositions of commercial real estate properties. The majority of Greenlaw assets have been in joint ventures with leading global institutional groups including Guggenheim, Walton Street, Westbrook, Cigna and Cerberus. Currently, Greenlaw owns and manages a joint venture portfolio in California approaching $1.5 billion in value that has approximately 6,000,000 square feet of buildings primarily comprised of office, industrial, retail and medical office assets. Prior to Greenlaw, Mr. Smith served as Vice President of Newport Beach based Makar Properties from 1999 to 2003. Mr. Smith also served as Trustee of Partners Real Estate Investment Trust from June 2013 to December 2013 and since 2012 has served on the Board of California Waterfowl Association. Mr. Smith is a member of Young Presidents Organization (YPO) and currently serves on the board of the Orange County Chapter. Mr. Smith is a licensed California real estate broker and received a Bachelor of Science degree in Agriculture from California Polytechnic State University, San Luis Obispo, and earned a Master’s Degree in Real Estate Development from the University of Southern California.
Our board of directors selected Mr. Smith to serve as a director due to his vast experience in the acquisition, operations, investment and disposition of commercial real estate as well as his experience with a number of leading global institutions through joint ventures, matching acquisitions with the appropriate investment structures/channels. Mr. Smith’s experience in the commercial real estate industry, capital markets and real estate operations enhances his ability to contribute to our investment strategies and help us achieve our investment objectives. Our board of directors believes his executive experience in the real estate industry will bring strong financial and operational expertise to our board of directors.
Messrs. Hanson and Smith have been designated by AHI Group Holdings, Mr. Welch and Ms. Hurley have been designated by Colony NorthStar, and Mr. Flornes has been mutually agreed upon by AHI Group Holdings and NorthStar.

Except as set forth above, each of our directors and executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person pursuant to which he or she was selected as a director or executive officer.
Other Key Officers

Information regarding our other key non-executive officers is set forth below. We are not aware of any family relationship among any of our directors, executive officers or other key officers. Our other key officers have stated that there is no arrangement or understanding of any kind between them and any other person relating to their appointment as key officers.

Christopher M. Belford has served as our Vice President of Asset Management since June 2017. He has also served as Executive Vice President of Asset Management of American Healthcare Investors since January 2016. Mr. Belford has also served as Vice President — Asset Management of GA Healthcare REIT III since March 2016. Mr. Belford served as President — West Division of Brookdale Senior Living Solutions, one of the largest owners and operators of senior living communities throughout the United States, from August 2014 to December 2015, where he was directly responsible for managing 269 senior living and retirement communities. Prior to its merger with Brookdale Senior Living, Mr. Belford previously served as Senior Vice President — Operations for Emeritus Assisted Living, a provider of independent living, assisted living, Alzheimer’s or memory care and skilled nursing for seniors, from January 2011 to July 2014, having served as its Vice President— Operations from January 2001 to December 2010. He also previously served in executive capacities with BPM Assisted Living/Regent Assisted Living and ERA Care Inc., where he began his healthcare career in 1991. Additionally, since November 2016, Mr. Belford has also served as a member of the board of directors of Trilogy Investors, LLC. Mr. Belford received a B.A. degree in Business Administration from Washington State University and completed post graduate studies in Business Administration at Seattle University. Mr. Belford is a member of Argentum.

Trevor A. Drummond has served as our Vice President, Accounting and Finance since June 2017. He has also served as Senior Vice President, Chief Accounting Officer of American Healthcare Investors since February 2016, having served as its Senior Vice President, Accounting and Finance since June 2015 and its Vice President, Accounting and Finance since December 2014. Mr. Drummond has also served as Vice President — Accounting and Finance of GA Healthcare REIT III since March 2016. Mr. Drummond served as Vice President, Accounting and Finance of AHI Group Holdings, LLC, or AHI Group Holdings, from January 2012 to December 2014. Mr. Drummond previously served as REIT Controller for the investment management subsidiary of Grubb & Ellis from August 2006 to January 2012, where he managed the financial operations and accounting team for its sponsored healthcare REITs. Mr. Drummond also previously served in finance and accounting roles with publicly traded lending institutions such as Commercial Capital Bancorp, Inc., New Century Financial Corporation and Consumer Portfolio Services Inc. during his career. Additionally, since April 2016, Mr. Drummond has also served as a member of the audit committee of the board of directors of Trilogy Investors, LLC. Mr. Drummond received his B.A. degree in Accounting from the University of Arizona and is a Certified Public Accountant in the State of California.

Wendie Newman has served as our Vice President of Asset Management since June 2017. She has also served as Executive Vice President of Asset Management of American Healthcare Investors since December 2016. Ms. Newman previously served as Senior Vice President of Lillibridge Healthcare Services, a wholly owned subsidiary of Ventas, Inc., or Ventas, one of the leading publicly traded REITs, from June 2011 to November 2016, where she was responsible for the financial performance of the medical office building assets within the western region portfolio. Prior to its being acquired by Ventas, Ms. Newman served as Senior Asset Manager of Nationwide Health Properties, a publicly traded REIT that invested in healthcare-related assets, from June 2008 to May 2011. Ms. Newman also served as Vice-President, Asset Manager of PM Realty Group, one of the leading providers of property management services, from March 2005 to April 2008, where she was responsible for the asset management of a portfolio consisting of office, industrial and retail properties. Prior to PM Realty Group, Ms. Newman served as Regional Manager of Sares-Regis Group, from January 2004 to February 2005. Ms. Newman also previously served in property manager roles with CB Richard Ellis, Inc., Greystone Group LLC, and Fairfield Properties, Inc. during her career. Ms. Newman received a B.S. degree in Business Administration from the University of Southern California and an MBA degree in Finance from California State University, Long Beach. Ms. Newman is a Certified Property Manager and member of the Institute of Real Estate Management.
Stock Purchase Plans
On February 29, 2016, Messrs. Hanson, Prosky and Streiff each executed executive stock purchase plans, or the 2016 Executive Stock Purchase Plans. Pursuant to the 2016 Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff irrevocably agreed to invest 100% of all of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into shares of our Class T common stock. Purchases of shares of our Class T common stock pursuant to the 2016 Executive Stock Purchase Plans commenced beginning with the officers’ regularly scheduled payroll payment after the initial release from escrow of the minimum offering on April 13, 2016. The 2016 Executive Stock Purchase Plans terminated on December 31, 2016.
On February 29, 2016, three Executive Vice Presidents of American Healthcare Investors, including Messrs. Oh and Belford, also entered into stock purchase plans, or the 2016 Stock Purchase Plans, whereby each individual irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 10% to 15%, as employees of American Healthcare Investors directly into our shares of Class T common stock. Purchases of shares of our Class T common stock pursuant to the 2016 Stock Purchase Plans commenced beginning with the officers’ regularly scheduled payroll payment after the initial release from escrow of the minimum offering on April 13, 2016. The 2016 Stock Purchase Plans terminated on December 31, 2016.
The shares of Class T common stock were purchased pursuant to the 2016 Executive Stock Purchase Plans and 2016 Stock Purchase Plans at a price of $9.60 per share, reflecting the purchase price of the Class T shares offered to the public in this offering reduced by selling commissions and the dealer manager fee in connection with such transactions.
Additionally, Messrs. Hanson, Prosky and Streiff, along with a subscription made indirectly by Kevin A. Shields, Chairman and Chief Executive Officer of Griffin Capital, our other co-sponsor, collectively subscribed for a total investment of $1,000,000 directly into our company by purchasing shares of our Class T common stock. This initial subscription is in addition to the ongoing stock purchases that Messrs. Hanson, Prosky and Streiff made through the 2016 Executive Stock Purchase Plans described above.
On December 30, 2016, Messrs. Hanson, Prosky and Streiff each executed executive stock purchase plans, or the 2017 Executive Stock Purchase Plans. Pursuant to the 2017 Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned on or after January 1, 2017 as employees of American Healthcare Investors directly into shares of our Class I common stock. These purchases commenced beginning with the first regularly scheduled payroll payment on January 23, 2017. The 2017 Executive Stock Purchase Plans terminated on December 31, 2017.
In addition, on December 30, 2016, Messrs. Oh and Belford and Ms. Newman also entered into stock purchase plans, or the 2017 Stock Purchase Plans, whereby each individual irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 5% to 15%, earned on or after January 1, 2017 as employees of American Healthcare Investors directly into shares of our Class I common stock. These purchases commenced beginning with the first regularly scheduled payroll payment on January 23, 2017. The 2017 Stock Purchase Plans terminated on December 31, 2017.
The shares of Class I common stock were purchased pursuant to the 2017 Executive Stock Purchase Plans and 2017 Stock Purchase Plans at a price of $9.21 per share, reflecting the purchase price of shares of Class I common stock offered to the public. No selling commissions, dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees were paid with respect to such sales of our Class I common stock.
On December 31, 2017, Messrs. Hanson, Prosky and Streiff each executed executive stock purchase plans, or the 2018 Executive Stock Purchase Plans. Pursuant to the 2018 Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned on or after January 1, 2018 as employees of American Healthcare Investors directly into shares of our Class I common stock. These purchases commenced beginning with the first regularly scheduled payroll payment on January 22, 2018. The 2018 Executive Stock Purchase Plans terminate on December 31, 2018 or earlier upon the occurrence of certain events, such as any earlier termination of this offering, unless otherwise renewed or extended.
In addition, on December 31, 2017, four Executive Vice Presidents of American Healthcare Investors, including Messrs. Peay, Oh and Belford, and Ms. Newman, also entered into stock purchase plans, or the 2018 Stock Purchase Plans, whereby each individual irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 5% to 15%, earned on or after January 1, 2018 as employees of American Healthcare Investors directly into shares of our Class I common stock. These purchases commenced beginning with the first regularly scheduled payroll payment on January 22, 2018. The 2018 Stock Purchase Plans terminate on December 31, 2018 or earlier upon the occurrence of certain events, such as any earlier termination of this offering, unless otherwise renewed or extended.
The shares of Class I common stock will be purchased pursuant to the 2018 Executive Stock Purchase Plans and 2018 Stock Purchase Plans at a per share purchase price equal to the per share purchase price of the Class I shares in this offering, which was $9.21 per share prior to April 11, 2018 and $9.65 per share effective April 11, 2018. No selling commissions, dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees will be paid with respect to such sales of our Class I common stock.
Compensation of Directors and Officers
Executive Compensation
We have no employees. Our day-to-day management functions are performed by officers, managing directors or employees of our advisor and its affiliates. The individuals who serve as our executive officers do not receive compensation directly from us for services rendered to us, and we do not pay currently or intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers.
Each of our executive officers is a principal of or employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We pay these entities fees and reimburse expenses pursuant to the advisory agreement between us, our advisor and our operating partnership.
Director Compensation
Pursuant to the terms of our director compensation program, contained in our 2015 Independent Directors Compensation Plan, a sub-plan of our 2015 Incentive Plan, our independent directors receive the following forms of compensation:

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Annual Retainer. Our independent directors receive an aggregate annual retainer of $50,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman of the audit committee receives an additional aggregate annual retainer of $7,500, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman of the audit committee.

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Meeting Fees. Our independent directors receive $1,500 for each board of directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which is paid monthly in arrears. The chairman of each committee, other than the audit committee chairman, also may receive additional compensation. If a board of directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

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Equity Compensation. In connection with their initial election to our board of directors, each independent director receives 5,000 shares of restricted common stock pursuant to the 2015 plan, and an additional 2,500 shares of restricted common stock pursuant to the 2015 plan in connection with his or her subsequent election each year, provided that such person is an independent director as of the date of his or her re-election and continually served as an independent director during such period. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

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Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.
The 2015 plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the 2015 plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

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restricted stock, which is subject to restrictions on transferability and other restrictions set by our board of directors or a committee of our independent directors that will administer the 2015 plan;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.
Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares of stock issued pursuant to the 2015 plan will be subject to the ownership limits contained in our charter.
Our board of directors or a committee of our independent directors administers the 2015 plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards are granted pursuant to the 2015 plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.
The maximum number of shares of our common stock that may be issued pursuant to the 2015 plan is 4,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the 2015 plan will be adjusted proportionately.
Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to the 2015 plan will become fully vested. The 2015 plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the 2015 plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the 2015 plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board of directors, stockholder approval would be required by any law, regulation or rule applicable to the 2015 plan. No termination or amendment of the 2015 plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board of directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2015 plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
Limited Liability and Indemnification of Directors, Officers and Others
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. To the extent that our board of directors determines that non-mandatory provisions of the MGCL applicable to us conflict with the provisions related to indemnifying and holding harmless our directors, our advisor and its affiliates set forth in the NASAA Guidelines and our charter, the provisions of the NASAA Guidelines and our charter will control. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the MGCL, and as set forth in the NASAA Guidelines, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered or sold as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.
Our Co-Sponsors
American Healthcare Investors
American Healthcare Investors, the managing member and 75.0% owner of our advisor, is an investment management firm formed in October 2014 that specializes in the acquisition and management of healthcare-related real estate. American Healthcare Investors is 47.1% owned by AHI Group Holdings, an investment management firm formed in August 2011 that has specialized in the acquisition and management of healthcare-related real estate and founded by Jeffrey T. Hanson, our Chief Executive Officer and Chairman of our Board of Directors; Danny Prosky, our President and Chief Operating Officer; and Mathieu B. Streiff, our Executive Vice President and General Counsel. Nationally recognized real estate executives, Messrs. Hanson, Prosky and Streiff have directly overseen in excess of $26.0 billion in combined acquisition and disposition transactions, more than $16.0 billion of which has been healthcare-related. Colony NorthStar indirectly owns approximately 45.1% of American Healthcare Investors, and Mr. James F. Flaherty III, a former partner of Colony NorthStar and the former Chairman and Chief Executive Officer of HCP, owns approximately 7.8% of American Healthcare Investors. Colony NorthStar and its affiliates serve as the advisor and/or sponsor to other investment vehicles that invest in healthcare real estate and healthcare real estate-related assets. American Healthcare Investors is managed by an Executive Committee comprised of three AHI Group Holdings designees, which are currently Messrs. Hanson, Prosky and Streiff, and two Colony NorthStar designees, which are currently Mr. Welch, Managing Director at Colony NorthStar, and Ms. Ann B. Harrington, Senior Vice President, Associate General Counsel at Colony NorthStar; provided, however, that as long as AHI Group Holdings and Colony NorthStar maintain certain minimum ownership thresholds in American Healthcare Investors, certain major decisions require the approval of a majority of the members of the Executive Committee, including the approval of both Colony NorthStar Executive Committee designees.
American Healthcare Investors manages an approximately 31 million-square-foot portfolio of healthcare real estate valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of April 9, 2018, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior care campuses located throughout the United States and the United Kingdom.
Included in this managed portfolio are properties owned by GA Healthcare REIT III, a publicly-registered, non-traded REIT co-sponsored by American Healthcare Investors. GA Healthcare REIT III is the only other real estate program currently sponsored by American Healthcare Investors, although American Healthcare Investors previously served as the co-sponsor of GA Healthcare REIT II, a publicly-registered, non-traded REIT that was acquired by NorthStar Realty Finance, a diversified commercial real estate company that is organized as a publicly-traded REIT listed on the NYSE and is externally managed by affiliates of Colony NorthStar, pursuant to a merger with GA Healthcare REIT II in December 2014 for approximately $4 billion in a combination of common stock and cash. Prior to completion of the merger, GA Healthcare REIT II had completed 77 acquisitions comprising approximately 11.6 million square feet of GLA for an aggregate contract purchase price of approximately $3 billion.
The following table sets forth information with respect to the managing directors of American Healthcare Investors:

Name	Age*	Position
Jeffrey T. Hanson	47	Managing Director
Danny Prosky	53	Managing Director
Mathieu B. Streiff	42	Managing Director and General Counsel

*    As of April 9, 2018.
For biographical information regarding Messrs. Hanson, Prosky and Streiff, see “— Directors and Executive Officers” above.

Griffin Capital
Griffin Capital is a leading alternative investment asset manager with $10.3 billion in assets under management as of December 31, 2017. Founded in 1995, the privately held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Securities to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. As of December 31, 2017, Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 44(1) million square feet of space located in 32 states and the United Kingdom, representing approximately $7.7(1) billion in asset value, based on purchase price, including GA Healthcare REIT III.
Griffin Capital also is the sponsor of GC REIT and GC REIT II, each of which is a publicly-registered, non-traded REIT, and the co-sponsor of GA Healthcare REIT III and our company. Griffin Capital is also the sponsor of GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act. Griffin Capital, through its indirect wholly-owned subsidiary, Griffin Capital Strategic Holdings Company, LLC, indirectly owns 25.0% of our advisor.
GC REIT and GC REIT II each have similar investment goals to ours, including acquiring and operating commercial properties; providing stable cash flow; preserving and protecting capital; and capital appreciation on the ultimate sale of properties. One difference in investment goals between us and GC REIT and GC REIT II is the focus on a particular type of commercial property. While our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, GC REIT and GC REIT II focus on single tenant net lease office and industrial properties diversified by corporate credit, physical geography, product type and lease duration. From 2009 to 2014, GC REIT offered shares of common stock pursuant to a private placement offering to accredited investors and two public offerings, consisting of an initial public offering and a follow-on offering, which also included shares for sale pursuant to a distribution reinvestment plan. GC REIT issued 126,592,885 total shares of common stock for gross proceeds of approximately $1.3 billion, pursuant to those offerings. GC REIT also issued approximately 41,800,000 shares of common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015. From 2014 to 2017, GC REIT issued 18,383,156 shares of common stock for gross proceeds of approximately $189.0 million in multiple distribution reinvestment plan offerings. On July 31, 2014, GC REIT II commenced its initial public offering for a maximum of $2.2 billion in shares of common stock. GC REIT II closed its initial public offering as of January 20, 2017. As of December 31, 2017, GC REIT II had issued and outstanding approximately 77.1 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan and stock distributions, and had received gross proceeds of approximately $766.0 million in its initial public offering. On September 20, 2017, GC REIT II commenced a follow-on offering for a maximum of $2.2 billion in shares of common stock.
Griffin Capital has also sponsored 21 privately-offered closed programs. These offerings have included eight single tenant real estate tenant-in-common offerings, one hotel asset tenant-in-common offering, eight multi-tenant asset real estate tenant-in-common offerings and four Delaware Statutory Trusts, one consisting of a nine property restaurant portfolio, one consisting of an apartment community, one consisting of a single tenant occupied manufacturing facility and one consisting of a single tenant office building. Investors in these offerings (other than the Delaware Statutory Trust offerings) acquired an undivided interest in the offered property. From 2004 to 2016, these 21 privately-offered programs raised approximately $309.5 million of gross offering proceeds from approximately 660 investors, which includes 643 third party, non-affiliated investors, as of December 31, 2016. With a combination of debt and offering proceeds, these same programs invested approximately $864.5 million in 34 properties.
Griffin Capital had the following two other privately offered programs: (1) a private REIT offering, or GC PRIVATE REIT, which invests primarily in well-occupied shopping centers primarily leased to national and regional creditworthy tenants selling necessity-based goods and services throughout the United States. Griffin Capital is a co-sponsor of GC PRIVATE REIT. As of December 31, 2017, GC PRIVATE REIT had 421 investors and raised approximately $41,466,000; and (2) Griffin Capital Development Partners Fund I, LLC, or GCDP Fund, which has the purpose of the development of three multifamily housing properties in Texas, Georgia and California. The Georgia and California properties are still under development. The Texas property was completed in 2016 and was leased and sold in September 2017. As of December 31, 2017, GCDP Fund had 230 investors and raised approximately $29,700,000.

________
(1)     Includes the property information related to a joint venture with affiliates of Digital Realty Trust, L.P. and a joint venture in which GA Healthcare REIT III holds a majority interest.

Some of the privately-offered programs sponsored by Griffin Capital have experienced tenant vacancies due to bankruptcies and mergers or lease expirations through the course of the economic recession, which has resulted in four property foreclosures and caused other properties to perform below expectations. As a result, Griffin Capital determined to preserve capital and suspended or reduced distributions for most of the remaining programs that are not single tenant property offerings. In addition, Griffin Capital has defaulted on loans with respect to certain properties in order to commence workout negotiations.
For many of these properties, vacancies and operational performance have necessitated loan modifications in an effort to build adequate cash reserves to re-lease and stabilize the properties and to reduce debt loads to a manageable level. Griffin Capital has completed workout negotiations and in certain instances the negotiations were not successful, resulting in foreclosure of the property by the lender. Griffin Capital does not believe that any of these potential impairments will have a material impact on the business of Griffin Capital.
The following table sets forth information with respect to the executive officers and other key personnel of Griffin Capital:

Name	Age*	Position
Kevin A. Shields	59	Chief Executive Officer
David C. Rupert	61	President
Michael J. Escalante	57	Chief Investment Officer
Joseph E. Miller	54	Chief Financial Officer
Randy I. Anderson	49	Chief Economist
Mary P. Higgins	58	Vice President, General Counsel and Secretary
Howard S. Hirsch	52	Vice President and General Counsel — Securities

*    As of April 9, 2018.

Kevin A. Shields is the Chief Executive Officer of Griffin Capital, which he founded in 1995. Mr. Shields currently serves as a non-voting special observer of our board of directors and the board of directors of GA Healthcare REIT III. Mr. Shields is also currently the Chief Executive Officer and Chairman of the Board of Directors of GC REIT, positions he has held since the company’s formation in August 2008; as Chief Executive Officer and Chairman of the Board of Directors of GC REIT II, positions he has held since the company’s formation in November 2013; as President and a trustee of GIA Real Estate Fund, positions he has held since the company’s formation in November 2013; and as President and a trustee of GIA Credit Fund, positions he has held since the company’s formation in January 2017. Mr. Shields is also the chairman of the board of directors of Griffin Securities. From November 2011 to December 2014, Mr. Shields also served as the Chief Executive Officer of Griffin-American Healthcare REIT Advisor, LLC. Before founding Griffin Capital, Mr. Shields was a Senior Vice President and head of the structured real estate finance group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the real estate finance department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is a licensed securities professional holding Series 7, 63, 24 and 27 licenses, and an inactive member of the California bar. Mr. Shields is a full member of the Urban Land Institute, or ULI, and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy Advisory Board for the Fisher Center for Real Estate at the Haas School of Business, a member of the Board of Directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
Griffin Capital has the right to appoint a nonvoting observer to attend meetings of our board of directors. For so long as Mr. Shields directs the daily operations of Griffin Capital, Mr. Shields shall have the right to be such nonvoting observer and thus attend meetings of the board of directors for the sole purpose of permitting Mr. Shields and his affiliates, Griffin Capital and Griffin Securities, to have current information with respect to the affairs of our company and the actions taken by our board of directors.
David C. Rupert has served as President of Griffin Capital since September 2010. Mr. Rupert has also served as Executive Vice President of GC REIT since June 2015, having served as its President from July 2012 to June 2015; as Executive Vice President of GC REIT II, a position he has held since the company’s formation in November 2013; and as Vice President of

Phillips Edison Grocery Center REIT III, Inc., a position he has held since September 2016. Mr. Rupert’s more than 30 years of commercial real estate and finance experience includes over $9 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From November 2011 through December 2014, Mr. Rupert has also served as the President of Griffin-American Healthcare REIT Advisor, LLC. From July 2009 through August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009, Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of Griffin Capital from August 1999 through February 2008. From 1999 to 2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997 to 1998, Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986 to 1996, Mr. Rupert was employed at Salomon Brothers in New York, London, Sydney and Tokyo, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Real Estate Advisory Board to Cornell University’s Endowment, and in August 2010, Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell’s masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. degree from Cornell in 1979 and his MBA from Harvard in 1986.
Michael J. Escalante has served as Chief Investment Officer of Griffin Capital since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante has also served as President and Chief Investment Officer of GC REIT since June 2015 and August 2008, respectively, having previously served as its Vice President from the company’s formation in August 2008 to June 2015; as President of GC REIT II, a position he has held since the company’s formation in November 2013; and as a member of the board of directors of GC REIT II, a position he has held since February 2015. He also serves as a member of the investment committee of the respective advisors of GA Healthcare REIT III, our company and GIA Real Estate Fund. From November 2011 through December 2014, Mr. Escalante also served as the Chief Investment Officer of Griffin-American Healthcare REIT Advisor, LLC. With more than 30 years of real estate-related investment experience, he has been responsible for completing in excess of $8.2 billion of commercial real estate transactions, primarily throughout the United States. Prior to joining Griffin Capital in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., or Trizec, one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President — Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the western United States, which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included hands-on operations experience as the REIT’s western U.S. regional director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in commerce from Santa Clara University. Mr. Escalante is a full member of ULI and active in many civic organizations.
Joseph E. Miller has served as Chief Financial Officer of Griffin Capital since February 2007. He has also served as the Chief Operating Officer of Griffin Capital since June 2017. Mr. Miller also currently serves as Treasurer of GIA Real Estate Fund, a position he has held since May 2014; and as Treasurer of GIA Credit Fund, a position he has held since January 2017. Mr. Miller is responsible for all of Griffin Capital’s accounting, finance, information technology systems and human resources functions. From August 2008 through June 15, 2016, Mr. Miller served as Chief Financial Officer and Treasurer of GC REIT and from November 2013 through June 15, 2016, Mr. Miller served as Chief Financial Officer and Treasurer of GC REIT II. Mr. Miller has more than 25 years of real estate experience in public accounting and real estate investment firms. Prior to joining Griffin Capital, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, or Maguire, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in

Business Administration, Accounting from California State University and an M.B.A from the University of Southern California.
Randy I. Anderson has served as Chief Economist of Griffin Capital since February 2014. Dr. Anderson also currently serves as Executive Vice President, Secretary and Chairman of the Board of Trustees of GIA Real Estate Fund and GIA Credit Fund, positions he has held since November 2013 and January 2017, respectively; and as the Portfolio Manager of GIA Real Estate Fund, a position he has held since November 2013. From March 2012 through October 2013, Dr. Anderson held several senior executive positions at Bluerock Real Estate LLC, including founding partner of the Bluerock Total Income+ Real Estate Fund, where he was the Portfolio Manager. Dr. Anderson served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida from May 2008 through October 2013, where he was responsible for growing the real estate program, including the establishment of the Professional MS in Real Estate. While at the University of Central Florida, Dr. Anderson was a member of the University Foundation Investment Sub-Committee which provides investment advice for the endowment, the academic member of the Florida Association of Realtors Education Foundation Advisory Board and an ex-officio board member of the Central Florida Commercial Association of Realtors. In 2007, Dr. Anderson was President, Chief Executive Officer and founding partner of Franklin Square Capital Partners, where he helped establish, strategically organize and capitalize the firm. From 2005 through 2007, Dr. Anderson also served as Chief Economist for CNL Financial Group as well as Divisional President for CNL Real Estate Advisors. Prior to CNL, Dr. Anderson was the Chief Economist and Director of Research for the Marcus and Millichap Company from 2002 through 2005 and Vice President of Research at Prudential Real Estate Advisors from 2001 through 2002.
Mary P. Higgins has served as the Vice President, General Counsel and Secretary of Griffin Capital since May 2006. Ms. Higgins also currently serves as Vice President, General Counsel and Secretary of GC REIT, positions she has held since the company’s formation in August 2008, and as Vice President and General Counsel of GC REIT II, positions she has held since the company’s formation in November 2013. From November 2011 through December 2014, Ms. Higgins also served as the Vice President, General Counsel and Secretary of Griffin-American Healthcare REIT Advisor, LLC. Prior to joining Griffin Capital in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been Griffin Capital’s primary real estate transaction counsel for more than 10 years and has worked together with Griffin Capital’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated development ground lease and a $350 million property roll up. Ms. Higgins additionally has commercial leasing experience. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.
Howard S. Hirsch has served as Vice President and General Counsel — Securities of Griffin Capital since June 2014. Mr. Hirsch also currently serves as Vice President and Assistant Secretary of GC REIT and Vice President and Assistant Secretary of GIA Real Estate Fund, positions he has held since January 2015; as Vice President and Assistant Secretary of GIA Credit Fund, positions he has held since January 2017; and as Vice President and Secretary of GC REIT II, positions he has held since June 2014. Prior to joining Griffin Capital in June 2014, Mr. Hirsch was an equity shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP in Atlanta, Georgia, where he was an associate and then a partner. Mr. Hirsch has over 19 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch's experience also includes registrations under the Securities Act of 1933 and the 1940 Act, reporting under the Securities Exchange Act of 1934, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and Blue Sky regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker-dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.

Our Advisor
We rely on our advisor, Griffin-American Advisor, an entity jointly owned by American Healthcare Investors and Griffin Capital, to manage our day-to-day activities and to implement our investment strategy. American Healthcare Investors is the managing member and owns 75.0% of our advisor. We and our advisor are parties to the advisory agreement, pursuant to which our advisor performs its duties and responsibilities as a fiduciary to us and our stockholders.
Pursuant to the advisory agreement, our advisor uses its best efforts, subject to the oversight and review of our board of directors, to perform the following duties pursuant to the terms of the advisory agreement:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•
research, identify, review and recommend to our board of directors for approval of real estate and real estate-related acquisitions and dispositions consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	subject to the investment objectives and limitations set forth in our charter and the investment policies approved by our board of directors, acquire investments on our behalf;

•	actively oversee and manage our real estate and real estate-related investment portfolio for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our assets; and

•
recommend to our board of directors, when appropriate, various transactions which would provide liquidity to our stockholders (such as listing the shares of our common stock on a national securities exchange, liquidating our portfolio, or the sale or merger of our company).

The above summary is provided to illustrate the material functions for which our advisor is responsible and it is not intended to include all of the services that may be provided to us by our advisor or third parties.
Investment Committee
Our advisor has established an investment committee to review all advisory recommendations relating to the purchase or sale of investments made by our advisor to our board of directors. A majority of all members of the investment committee must approve the recommendations of the advisor before such recommendations are provided to our board of directors for approval. The investment committee is comprised of up to six persons, three of which are designated by AHI Group Holdings, one of which is designated by Griffin Capital through its indirect wholly-owned subsidiary, Griffin Capital Strategic Holdings Company, LLC, and two of which may be designated by Colony NorthStar. AHI Group Holdings has designated Messrs. Hanson, Prosky and Streiff as members of the investment committee, Griffin Capital has designated Mr. Escalante as a member of the investment committee, and Colony NorthStar has designated Mr. Welch and Ms. Harrington as members of the investment committee. Members of our investment committee are not separately compensated for their service as members of the investment committee, nor are members of our investment committee reimbursed by us for their expenses associated with the investment committee.
The Advisory Agreement
The advisory agreement with our advisor has a one-year term and expires on February 16, 2019. The advisory agreement may be renewed for an unlimited number of successive one-year periods. Our independent directors evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated without cause or penalty by us (upon approval of a majority of our independent directors) or our advisor, subject to a 60-day transition period with respect to certain provisions of the advisory agreement. Our advisor delegates all advisory services and compensation therefor to our advisor and its affiliates.
If our board of directors were to select a successor advisor, the board of directors must determine that the successor advisor possesses sufficient qualifications to perform the advisory services. Our board of directors would also be required to determine the compensation that we will pay to any successor advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.
Our advisor and its affiliates expect to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to management of our operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity, in which case the successor entity shall be bound by the terms of the advisory agreement.
Subject to the investment objectives and limitations set forth in our charter and the investment policies approved by our board of directors, our advisor may not make any real property acquisitions, developments or dispositions, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the oversight of our board of directors.
Our advisor funds all of our other organizational and offering expenses; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Other organizational and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock to be sold in this offering. Activities of our advisor include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. With the exception of these other organizational and offering expenses, we reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

•
the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and other investments;

•
administrative services expenses, including without limitation personnel costs; provided however, that no reimbursement shall be made for personnel costs to the extent that such personnel perform services in transactions including asset management services, for which our advisor receives a separate fee; and

•
acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions paid to third parties, which will be reasonable and will not exceed, in the aggregate, 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced unless fees in excess of such limits are approved by a majority of our disinterested directors and a majority of our independent disinterested directors and the transaction is determined to be commercially competitive, fair and reasonable to us; acquisition expenses are defined to include actual expenses related to the selection and acquisition of properties and real estate-related investments, whether or not acquired.

Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, such as accounting and finance, internal audit, investor relations and legal services, we reimburse our advisor and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services are included in our operating expenses and therefore is subject to the reimbursement limitations described below. We will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (1) 2.0% of our average invested assets, which means, for such period, the average monthly book value of our assets invested directly or indirectly in real estate properties and real estate-related investments, including equity interests in and loan receivables secured by real estate properties and real estate-related investments, during the 12-month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves unless our independent directors have determined that such excess expenses were justified based on unusual and nonrecurring factors. The total operating expenses means all costs and expenses incurred by us, as determined under GAAP, that are in any way related to our operation or our business, including fees paid to the advisor, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close); (g) disposition fees on the sale of real property; and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor is required to reimburse the excess expenses to us unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors our independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.
Our advisor and its affiliates are paid compensation, fees, expense reimbursements and distributions in connection with services provided to us. See the “Compensation Table” section of this prospectus. In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination. However, we and our operating partnership will not pay a separate internalization fee solely in connection with an internalization transaction.
We have agreed to indemnify, defend and hold harmless our advisor and its affiliates, including all of their respective officers, managers and employees, from and against any and all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that: (1) our advisor and its affiliates have determined, in good faith, that the cause of conduct which caused the loss or liability was in our best interest; (2) our advisor and its affiliates were acting on behalf of or performing services for us; and (3) the indemnified claim was not the result of negligence or misconduct of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates.
Any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders. Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor will not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.
Ownership Interests
On February 6, 2015, our advisor purchased 22,222 shares of our Class T common stock for $200,000. Effective as of July 23, 2015, we effected a reverse stock split, whereby every two and one-half shares of our Class T common stock issued and outstanding were combined into one share of our Class T common stock, resulting in 8,889 shares of our Class T common stock issued and outstanding. Effective as of October 22, 2015, we effected a stock split, whereby every share of our Class T common stock issued and outstanding was split into 2.343749 shares of our Class T common stock, resulting in our advisor owning 20,833 shares of our Class T common stock following the stock split.
Our advisor may not sell any of these shares of our Class T common stock during the period it serves as our advisor. Our advisor also contributed $2,000 to acquire our Class T limited partnership units of our operating partnership. In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. The subordinated participation interest entitles our advisor to receive the subordinated distributions described under the section of this prospectus captioned “Compensation Table.” The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution in redemption of limited partnership units upon listing, the market value of our common stock following listing.
Affiliated Companies
Property Manager
American Healthcare Investors or its designated personnel may provide property management oversight services with respect to certain of our properties or may sub-contract these duties to any third party and provide oversight of such third party property manager. For any stand-alone, single-tenant net leased property, we pay American Healthcare Investors a property management oversight fee of 1.0% of the gross monthly cash receipts with respect to such property, except for such properties operated utilizing a RIDEA structure for which we will pay a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. For any property that is not a stand-alone, single-tenant net leased property and for which American Healthcare Investors or its designated personnel provides oversight of a third party that performs the duties of a property manager with respect to such property, we pay American Healthcare Investors a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. Any property management oversight fee paid to American Healthcare Investors shall be in addition to any fee paid to a third party to perform the duties of a property manager with respect to the respective property. For any property that is not a stand-alone, single-tenant net leased property and for which American Healthcare Investors or its designated personnel directly serves as the property manager without sub-contracting such duties to a third party, American Healthcare Investors receives a property management fee that is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
We also reimburse American Healthcare Investors for property-level expenses that such entity pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by American Healthcare Investors except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor or its affiliates. In addition, we may pay directly to American Healthcare Investors a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar real properties, as determined by a survey of brokers and agents in such area. Such fee would be in lieu of any initial lease-up fee to the advisor and generally is expected to range from 3.0% to 6.0% of the projected first year’s annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (for example, medical office building or healthcare-related facility).
In the event that American Healthcare Investors or its designated personnel assists a tenant with tenant or other capital improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements. American Healthcare Investors or its designated personnel will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described in the “Federal Income Tax Considerations” section of this prospectus.
American Healthcare Investors hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of American Healthcare Investors may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. American Healthcare Investors or its designated personnel also directs the purchase of equipment and supplies and supervises all maintenance activity.
American Healthcare Investors or its designated personnel may also lease and manage real properties acquired by affiliated entities or other third parties.
Dealer Manager
Griffin Securities, an affiliate of our advisor and a member of FINRA, is an affiliate of Griffin Capital, one of our co-sponsors. Our dealer manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of our common stock offered pursuant to this prospectus, including providing ongoing stockholder services, such as discussing our progress with the stockholders and reviewing our operating results. See the “Plan of Distribution” section of this prospectus.
We generally pay to our dealer manager selling commissions of up to 3.0% of the gross proceeds from the sale of Class T shares pursuant to the primary offering. Prior to March 1, 2017, our dealer manager also received a dealer manager fee in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares and Class I shares in our primary offering, of which an amount equal to 2.0% of the gross offering proceeds was funded by our advisor, and the remaining 1.0% of the gross offering proceeds was funded by us; effective March 1, 2017, while Class T shares remain subject to a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering (of which 1.0% of the gross offering proceeds is funded by us and up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor), our dealer manager receives a dealer manager fee in an amount up to an amount equal to 1.5% of the gross offering proceeds from the sale of Class I shares in our primary offering (all of which is funded by our advisor). Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of selling commissions or dealer manager fees. Any reduction in the dealer manager fees will be applied first to the portion of the dealer manager fees funded by our advisor. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. No selling commissions are paid with respect to sales of Class I shares and no selling commissions or dealer manager fees are paid with respect to shares of our common stock issued pursuant to the DRIP. We will also pay a quarterly stockholder servicing fee with respect to Class T shares that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per Class T share sold in our primary offering and, in the aggregate will not exceed an amount equal to 4.0% of the gross proceeds from the sale of Class T shares sold in our primary offering. By agreement with participating broker-dealers, such stockholder servicing fee may be reduced or limited. If the maximum selling commissions, dealer manager fees and stockholder servicing fees are paid, the total of such underwriting compensation would be 10.0% of the gross offering proceeds in the primary offering.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA
Investment Objectives
Our investment objectives are:

•	to preserve, protect and return your capital contributions;

•	to pay regular cash distributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.
We may not attain these objectives. Our board of directors may change our investment objectives if it determines it is advisable and in the best interest of our stockholders.
During the term of the advisory agreement, decisions relating to the purchase or sale of investments may be made by our advisor, subject to oversight by our advisor’s investment committee and our board of directors. See the “Management of Our Company” section of this prospectus for a description of our investment committee and the background and experience of our directors and officers as well as the officers of our advisor and our co-sponsors.
Investment Strategy
We have and intend to continue to use substantially all of the net proceeds from this offering to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. On an infrequent and opportunistic basis, we also may originate or acquire real estate-related investments such as mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. We generally seek investments that produce current income.
We seek to maximize long-term stockholder value by generating sustainable growth in cash flows and portfolio value. In order to achieve these objectives, we have and may continue to invest using a number of investment structures, including direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in certain types of real estate-related investments. See “— Investment Company Act Considerations” below.
In addition, when and as determined appropriate by our advisor, our portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor makes this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.
For each of our investments, regardless of property type, we seek to invest in properties with the following attributes:

•
Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•
Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants. In addition to U.S. properties, we also seek to acquire international properties that meet our investment criteria.

•
Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flows over the long-term. These determinations are based in part on an evaluation of local and regional economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally seek to limit our investments in areas that have limited potential for growth.

•
Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would enable us to meet our objectives of growth in cash flows and preservation of capital and stability.

•
Cash Flows. We seek to acquire properties where the current and projected cash flows, including the potential for appreciation in value, would enable us to meet our overall investment objectives. We evaluate cash flows as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property will be considered unimproved or a non-income producing property for purposes of this limitation if it: (1) is not acquired for the purpose of currently producing rental or other operating income; or (2) has no development or construction in process at the date of acquisition or planned in good faith to commence within one year of the date of acquisition.
We will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities. In addition, we will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies.
We are not limited as to the geographic areas where we may acquire properties and may acquire properties domestically as well as internationally. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties and real estate-related investments we will acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments, and the amount of proceeds we raise in this and potential future offerings.

We generally anticipate that after an initial phase of operations when we may employ greater amounts of leverage, aggregate borrowings, both secured and unsecured, will not exceed 50.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.
Real Estate Investments
We have invested, and will continue to invest, in a diversified portfolio of real estate investments, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We generally seek investments that produce current income. Our investments may include:

•	medical office buildings;

•	hospitals;

•	skilled nursing facilities;

•	senior housing facilities;

•	healthcare-related facilities operated utilizing a RIDEA structure;

•	long-term acute care facilities;

•	surgery centers;

•	memory care facilities;

•	specialty medical and diagnostic service facilities;

•	laboratories and research facilities;

•	pharmaceutical and medical supply manufacturing facilities; and

•	offices leased to tenants in healthcare-related industries.
Our advisor generally seeks to acquire real estate on our behalf of the types described above that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, the income-producing capacity, and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described in this prospectus for a particular property type.
The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, and ordinarily is based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from one of our co-sponsors, our advisor, any of our directors or an affiliate thereof, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.
Our real estate investments generally take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “— Joint Ventures” below.
In addition, we may purchase real estate investments and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such real estate investment would be disallowed or significantly reduced.
Our obligation to close a transaction involving the purchase of real estate is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.
In determining whether to purchase a particular real estate investment, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option is normally surrendered if the real estate is not purchased, and is normally credited against the purchase price if the real estate is purchased. We also may enter into arrangements with the seller or developer of a real estate investment whereby the seller or developer agrees that if, during a stated period, the real estate investment does not generate specified cash flows, the seller or developer will pay us cash in an amount necessary to reach the specified cash flows level, subject in some cases to negotiated dollar limitations.
We will not purchase or lease real estate in which one of our co-sponsors, our advisor, any of our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the real estate investment to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such real estate investment at an amount in excess of its current appraised value.
We have and we intend to continue to obtain adequate insurance coverage for all real estate investments in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

We have and we intend to continue to acquire leased properties with long-term leases and we generally do not intend to operate any healthcare-related facilities directly. As a REIT, we will be prohibited from operating healthcare-related facilities directly; however, from time to time we may lease a healthcare-related facility that we acquire to a wholly-owned TRS if we acquire healthcare-related facilities operated utilizing a RIDEA structure. See the “Federal Income Tax Considerations — Taxation of Our Company” section of this prospectus for a discussion of a TRS. In such an event, our TRS will engage a third party in the business of operating healthcare-related facilities to manage the property.
Medical Office Buildings, Hospitals, Skilled Nursing Facilities, Senior Housing and Other Healthcare-Related Facilities
We intend to invest a substantial portion of the net proceeds available for investment in medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We believe that the market for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities in the U.S. will expand. According to the U.S. Department of Health and Human Services, national healthcare expenditures rose from 17.4% to 17.8% of the U.S. gross domestic product, or GDP, between 2010 and 2015 and are projected to reach 20.0% by 2025, as shown below. Similarly, overall healthcare expenditures have risen sharply since 2010. In 2015, healthcare expenditures reached approximately $3.2 trillion and are expected to grow at a relatively stable rate of approximately 5.6% per year to reach approximately $5.5 trillion by 2025, as shown below.

## *United States National Health Expenditures*

$6
$5
$4
$3
$2
$1
In Trillions
30%
25%
20%
15%
10%
5%
17.4%
17.8%
18.8%
20.0%
$2.6 Trillion
$3.2 Trillion
$4.2 Trillion
$5.7 Trillion
2010
2015
2020
2026
Expenditures
% of GDP

Source: "National Healthcare Expenditure Projections 2017-2026 Table 1: National Health Expenditures and Selected Economic Indicators, Levels and Annual Percent Change: Calendar Years 2010-2016." U.S. Department of Health and Human Services-Centers for Medicare and Medicaid Services, Office of the Actuary. February 2018. http://www.cms.gov.

We believe that demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will increase due to a number of factors, including:

•
An aging population is requiring and demanding more medical services. According to the U.S. Census Bureau, between 2015 and 2060, the U.S. population over 65 years of age is projected to more than double from 47.8 million to 98.1 million people. The number of older Americans is also growing as a percentage of the total U.S. population. By 2015, the number of persons older than 65 is expected to comprise 14.9% of the total U.S. population and is projected to grow to 23.6% in 2060, as shown in the graph below.

United States Growth of Population Over 65 Years Old
100
80
60
40
20
0
In Millions
25%
20%
15%
10%
5%
0%
14.9%
20.6%
21.8%
23.6%
47.8 Million
74.1 Million
84.7 Million
98.1 Million
2015
2030
2045
2060
Total Population over 65
% of Total U.S. Population
Source: “Projections of the Population by Selected Age Groups and Sex for the United States: 2015 to 2060,” U.S. Census Bureau, December 2014.

•
Based on the information above and the projected increase in health expenditures per capita through 2025, we believe that healthcare expenditures for the population over 65 years of age will also continue to rise as a disproportionate share of healthcare dollars is spent on older Americans since they require more treatment and management of chronic and acute health conditions.

•
Due, in part, to the rising cost of hospital construction, the number of outpatient clinics and other similar facilities are increasing, as these facilities increasingly offer services traditionally supplied by hospitals, according to Marcus and Millichap. With people visiting the doctor more frequently and hospitals scaling back on exportable patient care, we expect demand for medical office space to continue to rise.

*Average Annual Office Visits in the U.S.*

Number of Office Visits per Year
8
7
6
5
4
3
2
1
2.3
2.1
1.8
1.8
2.4
2.2
3.2
3.7
5.0
5.8
6.1
7.6
Under 15
15-24
25-44
45-64
65-74
75+
Age Ranges
1993
2015

Source: “National Ambulatory Medical Care Survey: 2015 Summary Tables.” Centers for Disease Control and Prevention/National Center for Health Statistics, 2015. “National Ambulatory Medical Care Survey: 1993 Summary Tables.” Centers for Disease Control and Prevention/Natinal Center for Health Statistics, July 1, 2015. https://www.cdc.gov/nchs/data/ahcd/namcs_summary/2015_namcs_web_tables.pdf

We believe this increased demand will continue to create a substantial need in many regions for the development of additional healthcare-related facilities, such as medical office buildings, clinics, outpatient facilities and ambulatory surgery centers. As a result, we believe this will increase the pool of suitable, quality properties meeting our acquisition criteria. However, our results of operations and our ability to attain our investment objectives will depend solely upon the performance of the real estate assets and real estate-related investments we acquire.

•
We believe that job growth is, and is expected to remain, strong in the healthcare sector. The U.S. Bureau of Labor Statistics reports that about 34.7% of all new jobs created in the U.S. between 2016 and 2026 will be in the healthcare and social assistance industry. This industry — which includes public and private hospitals, nursing and residential care facilities, and individual and family services — is expected to grow by 21.0%, or 3.9 million new jobs. Employment growth will be driven by an aging population and longer life expectancies. As hospitals, physician groups and other healthcare providers hire additional staff to accommodate increasing demand for services, we believe that new healthcare-related facilities will be constructed.

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Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. We believe that the costs associated with regulatory compliance, and the risk of liability associated with noncompliance, have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

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We believe that physicians are increasingly forming practice groups in order to increase the numbers of patients they can see and thereby increase market share. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. We believe that as the number of group practices has increased, construction of new medical facilities in which the groups are housed and provide medical services also has increased.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.
We believe the confluence of the foregoing factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed healthcare properties:

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De-Centralization and Specialization.  There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. We believe that continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

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Increasing Regulation.  Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

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Modernization.  Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

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Redeployment of Capital.  Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long-term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. We believe that by selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

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Physician Practice Ownership.  Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, children’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific populations and specific health issues. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. As a result, we believe that healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This regulatory environment coupled with favorable demographic trends should create investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low.
Despite the trends noted herein, there is no guarantee that the demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payers, including Medicare and Medicaid, increased government and private payer pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.
Demographic Investing
We incorporate a demographic-based investment approach to our overall investment strategy. This approach enables us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.
Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

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Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group state that this group possesses approximately 75.0% of the financial assets in the U.S. and an estimated $1 trillion in annual disposable income.

•	Echo boomers — Born between 1982 and 1994, this group represents the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for greater healthcare services:

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Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations though we believe this group is still responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of the members of this group have at least one chronic medical condition and more than half of its members have two chronic conditions.

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Boomers — This aging population group, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

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Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents’ generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.  The U.S. Census Bureau projects that the South and the West regions of the U.S. will dominate all other geographic regions in population growth for the foreseeable future. In recent years, the largest proportionate increases in senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. As population in key states in the South and West grows, the need for more healthcare facilities and properties may also increase. Although we intend to acquire real estate throughout the U.S., it is likely that a significant portion of our portfolio will be located in Southern and Western states.
In the future, we may also acquire real estate outside the U.S. in countries which are experiencing demographic aging and expected increased demand for healthcare services similar to that of the United States. According to data provided by the United Nations, an increasingly significant percentage of many nations’ populations will exceed 65 years of age in the coming decades. We believe this will lead to further demand for healthcare services in those countries, as well as a related increase in demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
Additionally, these nations expend significant percentages of their gross domestic products on healthcare. Indeed, according to data compiled by the Organisation for Economic Co-operation and Development, or the OECD, the same industrialized nations experiencing significant growth in their senior populations also spend among the largest percentages of their gross domestic product on health services.

While we intend to invest primarily in the United States, we could opportunistically invest in these or other countries outside the United States that present favorable healthcare demand trends and offer our investors what we believe to be a potential for attractive risk-adjusted returns.
Despite the trends noted herein, there is no guarantee that the demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payers, including Medicare and Medicaid, increased government and private payer pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.
Joint Ventures
We have and may continue to enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may continue to enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.
Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. See the “Risk Factors — Risks Related to Joint Ventures” section of this prospectus.

We may only enter into joint ventures with other Griffin Capital-sponsored programs or American Healthcare Investors-sponsored programs, affiliates of our advisor or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and such other investor are on substantially the same terms and conditions.
We may invest in general partnerships or joint ventures with other Griffin Capital-sponsored programs or American Healthcare Investors-sponsored programs or affiliates of our advisor to enable us to increase our equity participation in such venture as additional proceeds of this offering are received, so that ultimately we own a larger equity percentage of the property. Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See the “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor” section of this prospectus.
Real Estate-Related Investments
In addition to our acquisition of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, on an infrequent and opportunistic basis, we also may invest in real estate-related investments, including loans (mortgage, mezzanine, bridge and other loans) and securities investments (common and preferred stock of or other interests in public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities).
Investing In and Originating Loans
Our criteria for making or investing in loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. We will not make or invest in mortgage loans, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85.0% of the appraised value of the property, as determined by appraisal, unless we find substantial justification due to other underwriting criteria; however, our policy generally will be that the aggregate amount of all mortgage loans outstanding on the property, including our loan, would not exceed 75.0% of the appraised value of the property. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.
We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor, any of our directors, one of our co-sponsors, or any of our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms generally ranging from six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flows of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.
In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing loans from affiliates, and we may make or invest in loans in which the borrower is an affiliate. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.
We are not limited as to the amount of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans, and we have not established a portfolio turnover policy with respect to such loans.
Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.
Investing in Securities
We may invest in the following types of securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private unaffiliated real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgage-backed securities and debt securities issued by other unaffiliated real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, debt securities and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real estate and real estate-related investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macroeconomic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.
Commercial mortgage-backed securities are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage-backed securities generally are pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They typically are issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received in the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. Commercial mortgage-backed securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade commercial mortgage-backed securities. However, we will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities.
We will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies. The specific number and mix of securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs or otherwise guaranteed or insured. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.
Our Strategies and Policies With Respect to Borrowing
We have used and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate-related investments. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time. We may also utilize derivative financial instruments such as fixed interest rate swaps and caps to add stability to interest expense and to manage our exposure to interest rate movements.
We generally anticipate that after an initial phase of operations when we may employ greater amounts of leverage, aggregate borrowings, both secured and unsecured, will not exceed 50.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our borrowing policies do not limit the amount we may borrow with respect to any individual investment.

Our board of directors reviews our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. Our borrowing policies preclude us from borrowing in excess of 300% of our net assets, unless any excess in such borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. Net assets for purposes of this calculation are defined as our total assets, other than intangibles, valued at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We are likely to exceed these leverage limitations during the period prior to the investment of all of the net proceeds from this offering and any subsequent offering of our common stock. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws. In addition, if our cash flows from operations are not sufficient to pay the stockholder servicing fee, we will pay the stockholder servicing fee through borrowings in anticipation of future cash flows.
By operating on a leveraged basis, we will have more funds available for our investments. This generally will enable us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage will increase the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our advisor will continue to use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flows resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.
Our charter restricts us from borrowing money from one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.
When incurring secured debt, we may incur recourse indebtedness, which means that the lenders’ rights upon our default generally will not be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.
Our board of directors controls our strategies with respect to borrowing and may change such strategies at any time without stockholder approval, subject to the maximum borrowing limit of 300% of our net assets described above.
Entry into Loan Agreement with Bank of America, N.A.
On August 25, 2016, we, through our operating partnership, as borrower, and certain of our subsidiaries, or the subsidiary guarantors, and us, collectively as guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America N.A., or Bank of America, as administrative agent, swing line lender and letters of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent and letters of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lenders named therein, to obtain a line of credit with an aggregate maximum principal amount of $100,000,000, or the Line of Credit. We are not affiliated with Bank of America, KeyBank, Merrill Lynch, Pierce, Fenner & Smith Incorporated or KeyBanc Capital Markets. On August 25, 2016, we also entered into separate revolving notes with each of Bank of America and KeyBank, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement. The proceeds of loans made under the Line of Credit may be used for general working capital (including acquisitions), capital expenditures and other general corporate purposes not inconsistent with obligations under the Credit Agreement. We may obtain up to $20,000,000 in the form of standby letters of credit and up to $25,000,000 in the form of swing line loans. The Line of Credit matures on August 25, 2019, and may be extended for one 12-month period during the term of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee.

On October 31, 2017, we entered into an amendment to the Credit Agreement, or the Amendment, with Bank of America, as administrative agent, and the subsidiary guarantors and lenders named therein. The material terms of the Amendment provide for: (i) a $50,000,000 increase in the Line of Credit from an aggregate principal amount of $100,000,000 to $150,000,000; (ii) a term loan with an aggregate maximum principal amount of $50,000,000, or the Term Loan Credit Facility, that matures on August 25, 2019, and may be extended for one 12-month period during the term of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee; (iii) our right, upon at least five business days’ prior written notice to Bank of America, to increase the Line of Credit or Term Loan Credit Facility provided that the aggregate principal amount of all such increases and additions shall not exceed $300,000,000; (iv) a revision to the definition of Threshold Amount, as defined in the Credit Agreement, to reflect an increase in such amount for any Recourse Indebtedness, as defined in the Credit Agreement, to $20,000,000, and an increase in such amount for any Non-Recourse Indebtedness, as defined in the Credit Agreement, to $50,000,000; (v) the revision of certain Unencumbered Property Pool Criteria, as defined and set forth in the Credit Agreement; and (vi) an increase in the maximum Consolidated Secured Leverage Ratio, as defined in the Credit Agreement, to be equal to or less than 40.0%. As a result of the Amendment, our aggregate borrowing capacity under the Line of Credit and the Term Loan Credit Facility, or collectively, the Corporate Line of Credit, is $200,000,000.
At our option, the Corporate Line of Credit bears interest at per annum rates equal to (a) (i) the Eurodollar Rate (as defined in the Credit Agreement, as amended) plus (ii) a margin ranging from 1.75% to 2.25% based on our Consolidated Leverage Ratio (as defined in the Credit Agreement, as amended), or (b) (i) the greater of: (1) the prime rate publicly announced by Bank of America, (2) the Federal Funds Rate (as defined in the Credit Agreement, as amended) plus 0.50%, (3) the one-month Eurodollar Rate plus 1.00%, and (4) 0.00%, plus (ii) a margin ranging from 0.55% to 1.05% based on our Consolidated Leverage Ratio. Accrued interest of the Corporate Line of Credit is payable monthly. The loans may be repaid in whole or in part without prepayment premium or penalty, subject to certain conditions.
We are required to pay a fee on the unused portion of the lenders’ commitments under the Credit Agreement, as amended, at a per annum rate equal to 0.20% if the average daily used amount is greater than 50.0% of the commitments and 0.25% if the average daily used amount is less than or equal to 50.0% of the commitments, which fee shall be measured and payable on a quarterly basis.
The Credit Agreement, as amended, contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement, as amended, also imposes certain financial covenants based on the following criteria, which are specifically defined in the Credit Agreement, as amended: (a) Consolidated Leverage Ratio; (b) Consolidated Secured Leverage Ratio; (c) Consolidated Tangible Net Worth; (d) Consolidated Fixed Charge Coverage Ratio; (e) Unencumbered Indebtedness Yield; (f) Consolidated Unencumbered Leverage Ratio; (g) Consolidated Unencumbered Interest Coverage Ratio; (h) Secured Recourse Indebtedness; and (i) Consolidated Unsecured Indebtedness.
The Credit Agreement, as amended, permits us to add additional subsidiaries as guarantors. In the event of default, Bank of America has the right to terminate its obligations under the Credit Agreement, as amended, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. Additionally, in connection with the Credit Agreement, as amended, we also entered into a Pledge Agreement on August 25, 2016, pursuant to which we pledged the capital stock of our subsidiaries which own the real property to be included in the Unencumbered Property Pool, as such term is defined in the Credit Agreement, as amended. The pledged collateral will be released upon achieving a consolidated total asset value of at least $750,000,000.
The aggregate borrowing capacity under the Corporate Line of Credit was $200,000,000 as of March 27, 2018. As of March 27, 2018, borrowings outstanding totaled $63,900,000, and $136,100,000 remained available under the Corporate Line of Credit.
Sale or Disposition of Assets
Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.
We intend to hold each property or real estate-related investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for real estate-related investments other than real property is expected to be shorter than the holding period for real property assets. A property or real estate-related investment may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our advisor, the sale of the investment is in our best interest.
The determination of whether a particular property or real estate-related investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See the “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT” section of this prospectus. The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.
Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.
Additionally, we may engage our advisor or its affiliates to provide development-related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliates a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided. However, we will not pay a development fee to our advisor or its affiliates if our advisor or any of its affiliates elect to receive an acquisition fee based on the cost of such development. In the event that our advisor assists with planning and coordinating the construction of any tenant improvements or capital improvements, our advisor may be paid a construction management fee of up to 5.0% of the cost of such improvements.
We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.
Terms of Leases
The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will have terms of five or more years, some of which may have renewal options.
Investment Policies and Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. Pursuant to these limitations, we will not:

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make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets (as used herein, “unimproved property” means any investment with the following characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned to commence within one year);

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor, one of our co-sponsors or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

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make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria; however, our board of directors has adopted a policy more restrictive than our charter limitation that limits the aggregate amount of all mortgage loans outstanding on the property, including our loan, to 75.0% of the appraised value of the property;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor, one of our co-sponsors or any of our affiliates;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

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issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue options or warrants to purchase shares of our stock to our advisor, any of our directors, one of our co-sponsors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor, our co-sponsors or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

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make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	engage in securities trading or engage in the business of underwriting or the agency distribution of securities issued by other persons;

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acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest and investments in entities having securities listed on a national securities exchange;

•	make investments in commercial mortgage-backed securities in excess of 10.0% of our total assets; or

•	make investments in equity securities of public or private real estate companies in excess of 10.0% of our total assets.
Board Review of Investment Policies and Report to Independent Directors
Our board of directors has established written policies on investments and borrowing. Our board of directors is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. Implementation of our investment policies also may vary as new investment techniques are developed. Our investment policies may not be altered by our board of directors without the approval of our stockholders.
As required by our charter, our independent directors have reviewed our policies outlined above and determined that they are in the best interests of our stockholders because: (1) they increase the likelihood that we will be able to acquire a diversified portfolio of income-producing properties, thereby reducing risk in our portfolio; (2) there are sufficient property acquisition opportunities with the attributes that we seek; (3) our executive officers, directors and affiliates of our advisor entities have expertise with the type of real estate investments we seek; and (4) our borrowings will enable us to purchase assets and earn real estate revenue more quickly, thereby increasing our likelihood of generating income for our stockholders and preserving stockholder capital.
Issuing Securities for Property
Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase such shares of our stock or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.
In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Griffin Capital programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by one of our co-sponsors or its affiliates, we would be subject to the risks described in the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus. We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us. Any such transaction would be subject to the restrictions and procedures described in the “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures” section of this prospectus.
Healthcare Regulatory Matters
The following discussion describes certain material federal healthcare laws and regulations that may affect our operations and those of our tenants. However, the discussion does not address state healthcare laws and regulations, except as otherwise indicated. These state laws and regulations, like the federal healthcare laws and regulations, could affect the operations of our tenants and, accordingly, our operations. Moreover, the discussion relating to reimbursement for healthcare services addresses matters that are subject to frequent review and revision by Congress and the agencies responsible for administering federal payment programs. Consequently, predicting future reimbursement trends or changes is inherently difficult.
Ownership and operation of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities are subject, directly and indirectly, to substantial federal, state and local government healthcare laws and regulations. Our tenants’ failure to comply with these laws and regulations could adversely affect their ability to successfully operate our properties. Physician investment in us or in our facilities also will be subject to such laws and regulations. Although we are not a healthcare provider or in a position to influence the referral of patients or ordering of services reimbursable by the federal government, to the extent that a healthcare provider leases space from us and, in turn, subleases space to physicians or other referral sources at less than a fair market value rental rate, the Anti-Kickback Statute and the Stark Law (both discussed below) could be implicated. Likewise, individual state laws may also be implicated. Our leases will require the lessees to comply with all applicable laws, including healthcare laws. We intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations.
Healthcare Reform Measures. On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Reconciliation Act, or collectively, the Healthcare Reform Act. The United States Supreme Court ultimately found that the Healthcare Reform Act’s Medicaid expansion requirement was unconstitutional. Therefore, individual states may elect, in the state’s discretion, to (i) expand Medicaid eligibility requirements to any individual who has an income at or below 133.0% of the Federal Poverty Level, which would increase the number of individuals eligible for Medicaid benefits, or (ii) maintain previous requirements and decline to expand Medicaid eligibility within the state. Approximately 19 states have elected not to expand Medicaid eligibility at this time. Although the number of states expanding Medicaid may vary, without the expansion of Medicaid benefits in a state, there will be fewer individuals receiving insurance through the state and federal Medicaid benefit program and healthcare providers may continue to have a population of uninsured patients that will require treatment. Healthcare providers that treat uninsured patients may receive no payment or lower reimbursement, which will impact our tenants’ ability to operate and pay rent. In December 2017, the Tax Cuts and Jobs Act removed the mandate for each individual to have insurance. Therefore, our tenants may have more patients that do not have insurance and this may adversely impact their collections and revenues.
In addition to the efforts of the Healthcare Reform Act to expand Medicaid eligibility, the Healthcare Reform Act increases insurance accessibility by creating state insurance exchanges. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. Moreover, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if they do not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange.
Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact our tenants’ ability to pay rent.
Moreover, the insurance plans that participated on the health insurance exchanges created by the Healthcare Reform Act expected to receive risk corridor payments to address the high risk claims that they paid through the exchange product. However, the federal government currently owes the insurance companies approximately $12.3 billion under the risk corridor payment program that is currently disputed by the federal government. The federal government is currently defending several lawsuits from the insurance plans that participate on the health insurance exchange. If the insurance companies do not receive the payments, the insurance companies may cease to participate on the insurance exchange which limits insurance options for patients. If patients do not have access to insurance coverage, it may adversely impact our tenants’ revenues and our tenants’ ability to pay rent.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payers to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs. In addition, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. MACRA introduced two new methodologies that will focus upon payment based upon quality outcomes. Specifically the Merit-Based Incentive Payment System, or MIPS, will combine the Physician Quality Reporting System, or PQRS, and Meaningful Use program with the Value Based Modifier program to provide for one payment model based upon (i) quality, (ii) resource use, (iii) clinical practice improvement and (iv) advancing care information through the use of certified Electronic Health Record, or EHR, technology. The second model is Advanced Alternative Payment Models, or APM, that requires the physician to participate in a risk share arrangement for reimbursement related to his or her patients while utilizing a certified health record and reporting on specific quality metrics. There are a number of physicians that will not qualify for the APM payment method. Therefore, this change in reimbursement models may impact our tenants’ payments and create uncertainty in our tenants’ financial condition.
The healthcare industry continues to face various challenges, including increased government and private payer pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payer mix away from fee-for-service payers, resulting in an increase in the percentage of revenues attributable to reimbursement based upon value-based principles and quality-driven managed care programs as well as general industry trends that include pressures to control healthcare costs. The federal government’s goal is to move approximately 90% of its reimbursement for providers to be based upon quality outcome models. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to payment based upon quality outcomes have increased the uncertainty of payments.
Furthermore, beginning in 2016, the Centers for Medicare and Medicaid Services will apply a negative payment adjustment to individual eligible professionals, Comprehensive Primary Care practice sites, and group practices participating in the PQRS group practice reporting option (including Accountable Care Organizations) that did not satisfactorily report PQRS in 2014. Program participation during a calendar year will affect payments two years later. Providers can appeal the determination, but if the provider is not successful, the provider’s reimbursement may be adversely impacted, which would adversely impact our tenants’ ability to make rent payments to us.
The current Healthcare Reform Act also places significant restrictions on physician ownership in hospitals. Physicians that refer patients for Designated Health Services, as defined in the Stark Law (as defined below) payable by Medicare are restricted from investing in hospitals that did not have physician ownership prior to March 23, 2010. This change in law effectively restricts the establishment of new physician-owned hospitals. The Healthcare Reform Act also prevents increases in the total aggregate physician ownership or investment in such hospitals that had physician ownership prior to March 23, 2010. Further, existing hospitals owned by physicians may not expand their bed capacity or number of operating and procedure rooms without satisfying a narrow federal exception for high growth or high Medicaid facilities.
On January 20, 2017, President Trump signed an Executive Order to “ease the burden of Obamacare.” At this time, the implications of this Executive Order are unknown, but it is possible that it may adversely impact the insurance exchanges or remove the requirement for all individuals to obtain insurance. If individuals are not required to have insurance or if the insurance exchange products are not available to the general public, it is possible that our tenants will not have as many patients that have insurance coverage which will adversely impact our tenants’ revenues and ability to pay rent.
On October 12, 2017, President Trump signed an Executive Order the purpose of which was to, among other things, (i) cut healthcare cost-sharing reduction subsidies, (ii) allow more small businesses to join together to purchase insurance coverage, (iii) extend short-term coverage policies, and (iv) expand employers’ ability to provide workers cash to buy coverage elsewhere. The Executive Order required the government agencies to draft regulations for consideration related to Associated Health Plans, short-term limited duration insurance and health reimbursement arrangements. At this time, the contemplated legislation has not been proposed. The Trump Administration also ceased to provide the cost-share subsidies to the insurance companies that offered the silver plan benefits on the Health Information Exchange. The termination of the cost-share subsidies would impact the subsidy payments due in 2017 and will likely adversely impact the insurance companies, causing an increase in the premium payments for the individual beneficiaries in 2018. 19 State Attorney Generals filed suit to force the Trump Administration to reinstate the cost-share subsidy payments. On October 25, 2017, a California judge ruled in favor of the Trump Administration and found that the federal government was not required to immediately reinstate payment for the cost-share subsidy. The injunction sought by the Attorney Generals’ lawsuit was denied. Subsequently, Maine Community Health Options filed suit against The United States of America in the United States Court of Federal Claims, Case No. 17-2057C (December 28, 2017) seeking damages and payment for the cost-sharing reduction payment. This claim is currently pending. Therefore, our tenants will likely see an increase in individuals who are self-pay or have a lower health benefit plan due to the increase in the premium payments. Our tenants’ collections and revenues may be adversely impacted by the change in the payor mix of their patients and it may adversely impact the tenants’ ability to make rent payments.
There are multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program. The multiple lawsuits are moving through the judicial process. If the Trump Administration or the court system determines that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program, the insurance companies may cease participation, causing millions of beneficiaries to lose insurance coverage. Therefore, our tenants may have an increase of self-pay patients and collections may decline, adversely impacting the tenants’ ability to pay rent.
Anti-Kickback Statute. The federal Anti-Kickback Statute (codified at 42 U.S.C. §1320a-7b(b)) prohibits, among other things, the offer, payment, solicitation or acceptance of remuneration directly or indirectly in return for referring an individual to a provider of services for which payment may be made in whole or in part under a federal healthcare program, including the Medicare or Medicaid programs. In finding a violation, the Patient Protection and Affordable Care Act (P.L. 111-148) specifies that, under federal Anti-Kickback Statute (42 U.S.C. §1320a-7b) and the federal healthcare fraud statute (18 U.S.C. §1347), prosecutors need not prove that a defendant had actual knowledge of the law or specific intent to violate the law. Violation of the Anti-Kickback Statute is a crime, punishable by fines of up to $25,000 per violation, five years imprisonment, or both. Violations may also result in civil sanctions, including civil penalties of up to $50,000 per violation, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid, and additional monetary penalties in amounts treble to the underlying remuneration. The Office of Inspector General of the Department of Health and Human Services, or OIG, has issued “Safe Harbor Regulations” that describe practices that will not be considered violations of the Anti-Kickback Statute. Nevertheless, the fact that a particular arrangement does not meet safe harbor requirements does not mean that the arrangement violates the Anti-Kickback Statute. Rather, the safe harbor regulations simply provide a manner where qualifying arrangements should be deemed safe from being prosecuted under the Anti-Kickback Statute. We intend to use commercially reasonable efforts to structure lease/operating arrangements involving facilities in which local physicians are investors and tenants so as to satisfy, or meet as closely as possible, safe harbor conditions. We cannot assure you, however, that we will meet all the conditions for the safe harbor.
In addition, different states also maintain state-level laws regarding self-referral restrictions. The individual state laws will differ and may impact our tenants’ practices.
Stark Law. Any physicians investing in us or leasing from us could also be subject to the Ethics in Patient Referrals Act of 1989, or the Stark Law (codified at 42 U.S.C. §1395nn). Unless subject to an exception, the Stark Law prohibits a physician from making a referral to an “entity” furnishing “designated health services,” including, among other services, inpatient and outpatient hospital services, clinical laboratory services and radiology services, paid by Medicare if the physician or a member of his immediate family has a “financial relationship” with that entity. A reciprocal prohibition bars the entity from billing Medicare for any services furnished pursuant to a prohibited referral. Sanctions for violating the Stark Law include denial of payment, refunding amounts received for services provided pursuant to prohibited referrals, civil monetary penalties of up to $15,000 per prohibited service provided, and exclusion from the Medicare programs. The statute also provides for a penalty of up to $100,000 for a circumvention scheme.
The Healthcare Reform Act provides for certain significant modifications to the Stark Law, including, among others, the new restrictions on physician ownership in hospitals discussed above and a requirement that the U.S. Department of Health and Human Services create and implement a new Stark Law self-referral disclosure protocol by late 2010. The self-referral disclosure protocol was released in September 2010 and revised in May 2011 and December 2014. The self-referral disclosure protocol allows healthcare entities to self-report Stark Act violations to the government, and based on the entities’ cooperation, the U.S. Department of Health and Human Services has the authority to reduce repayments and penalties for such violations.
There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. There is also an exception for a physician’s ownership interest in a whole hospital, as opposed to an ownership interest in a hospital department. Unlike safe harbors under the Anti-Kickback Statute, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law. The Centers for Medicare and Medicaid Services, a federal agency within the U.S. Department of Health and Human Services, has issued multiple phases of final regulations implementing the Stark Law and continues to make changes to these regulations. While these regulations help clarify the exceptions to the Stark Law, it is unclear how the government will interpret many of these exceptions for enforcement purposes.
Effective January 1, 2016, the federal government promulgated two new exceptions to the Stark Law prohibitions and provided more flexibility for several other exceptions, including lease arrangements. Additional proposed changes to the Stark Law regulations have been published, which may assist providers in their compliance efforts; however, not all proposed regulations are final at this time. Although our lease agreements will require lessees to comply with the Stark Law, we cannot offer assurance that the arrangements entered into by us and our facilities will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted.
The False Claims Act. The federal False Claims Act prohibits the making or presenting of any false claim for payment to the federal government; it is the civil equivalent to federal criminal provisions prohibiting the submission of false claims to federally funded programs. Additionally, qui tam, or whistleblower, provisions of the federal False Claims Act allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Whistleblowers may collect a portion of the government’s recovery — an incentive which increases the frequency of such actions. A successful False Claims Act case may result in a penalty of three times actual damages, plus additional civil penalties payable to the government, plus reimbursement of the fees of counsel for the whistleblower. The Healthcare Reform Act provides for certain expansions of the False Claims Act, which could result in significant increases in the number of whistleblower lawsuits. Many states have enacted similar statutes preventing the presentation of a false claim to a state government, and we expect more to do so because the Social Security Act provides a financial incentive for states to enact statutes establishing state level liability.

The Civil Monetary Penalties Law. The Civil Monetary Penalties law prohibits the knowing presentation of a claim for certain healthcare services that is false or fraudulent or that the provider should have known was false or fraudulent. The penalties include a monetary civil penalty of up to $10,000 for each item or service, $15,000 for each individual with respect to whom false or misleading information was given, as well as treble damages for the total amount of remuneration claimed.
HIPAA Administrative Simplification and Privacy Requirements. HIPAA requires the use of uniform electronic data transmission standards for certain healthcare claims and payment transactions submitted or received electronically. Compliance with these regulations is mandatory for healthcare providers, including potential tenants of our facilities. HIPAA standards are intended to protect the privacy and security of individually identifiable health information. HIPAA also requires providers to address and implement administrative, physical and technical safeguards to protect the privacy and security of patient protected health information. The cost of compliance with these regulations may have a material adverse effect on our tenants’ respective businesses, financial condition, results of operations or ability to pay rent.
American Recovery and Reinvestment Act of 2009. The American Recovery and Reinvestment Act of 2009, or ARRA, and specifically Title XIII of ARRA, the Health Information and Technology for Economic and Clinical Health Act, or HITECH Act, expanded the reach of HIPAA and enhanced the privacy, security and confidentiality obligations of healthcare providers, including potential tenants of our facilities, to protect patient identifiable information known as protected health information, and on March 26, 2013, the final HIPAA Omnibus Rule became effective which finalizes the proposed regulations implementing the changes to HIPAA, as defined by the HITECH Act, with the exception of patient’s accounting rights. The HIPAA Omnibus Rule requires providers to be in compliance with the changes imposed by HITECH, the HIPAA Security Rule and the administrative requirements by September 23, 2013 and to update current business associate agreements by September 23, 2014. If providers fail to comply with the HIPAA Omnibus Rule requirements, providers will be subject to fines and penalties that have increased from a maximum of $250,000 to up to $1.5 million for willful neglect violations. In addition, the government has contracted with private auditors to audit and enforce the HIPAA obligations. The federal government has expanded HIPAA compliance audits to covered entities and business associates commencing in 2016. As a result of the HITECH Act, potential tenants may incur additional costs to improve their technology used or disclosed to protect patient protected health information in accordance with the guidance provided by the U.S. Department of Health and Human Services, which could have a negative impact on their financial condition. If any of our tenants fail to comply with the HIPAA or HITECH Act privacy and security obligations, such tenants could incur substantial fines and their personnel could face potential incarceration. The HIPAA laws also require an update to the standard transaction and code sets that physicians use to bill and to receive payment for services. The code sets are being updated to a new coding system known as ICD-10, which may cause physicians to expend funds to update their billing systems which may impair their ability to make lease payments. The ICD-10 coding requirements became effective on October 1, 2015. The changeover in the coding may also adversely impact the physicians’ reimbursement and revenue cycle practices during the implementation. Again, this ICD-10 implementation may adversely impact the physicians’ cash flow and ability to remit payment on the leases on a timely basis.
Licensure. The tenants of the healthcare facilities in our portfolio are subject to extensive federal, state and local licensure, certification and inspection laws and regulations. Further, various licenses and permits are required to dispense narcotics, operate pharmacies, handle radioactive materials and operate equipment. Failure to comply with any of these laws could result in loss of licensure, certification or accreditation, denial of reimbursement, imposition of fines, suspension or decertification from federal and state healthcare programs.
EMTALA. All of our healthcare facilities that provide emergency care through dedicated emergency departments or primarily for emergent conditions will be subject to the Emergency Medical Treatment and Active Labor Act, or EMTALA. This federal law requires such facilities to have a dedicated emergency department and to conduct an appropriate medical screening examination of every individual who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. There are severe penalties under EMTALA if a hospital fails to screen or appropriately stabilize or transfer an individual or if the hospital delays appropriate treatment in order to first inquire about the individual’s ability to pay. Penalties for violations of EMTALA include civil monetary penalties and exclusion from participation in the Medicare program. In addition, an injured individual, the individual’s family or a medical facility that suffers a financial loss as a direct result of a hospital’s violation of the law can bring a civil suit against the hospital. Furthermore, if a physician on the hospital’s medical staff refuses or fails to comply with his or her EMTALA obligations, the physician may also be subject to civil fines and potential exclusion from Medicare participation, which may adversely impact our tenants’ financial condition.
Antitrust Laws. The federal government and most states have enacted antitrust laws that prohibit certain types of conduct deemed to be anti-competitive. These laws prohibit price fixing, concerted refusal to deal, market monopolization, price discrimination, tying arrangements, acquisitions of competitors and other practices that have, or may have, an adverse effect on competition. Violations of federal or state antitrust laws can result in various sanctions, including criminal and civil penalties. Antitrust enforcement in the healthcare industry is currently a priority of the Federal Trade Commission. We intend to operate so that we and our tenants are in compliance with such federal and state laws, but future review by courts or regulatory authorities could result in a determination that could adversely affect the operations of our tenants and, consequently, our operations.
Healthcare Industry Investigations. Significant media and public attention has focused in recent years on the healthcare industry. In addition, the funding within the ARRA is dedicated to funding additional federal enforcement activities related to healthcare providers and preventing fraud and abuse. The Healthcare Reform Act includes substantial funding toward fraud and abuse enforcement activities against providers. This funding may increase enforcement activities, including investigations, against potential tenants of our facilities. It is possible that governmental entities could initiate investigations or litigation in the future and that such matters could result in significant penalties, as well as adverse publicity. It is also possible that our executives could be included in governmental investigations or litigation or named as defendants in private litigation.
Other Regulatory and Legislative Developments. Healthcare continues to attract intense legislative and public interest. Many states have enacted, or are considering enacting, measures designed to reduce their Medicaid expenditures and change private healthcare insurance, and states continue to face significant challenges in maintaining appropriate levels of Medicaid funding due to state budget shortfalls. In addition, the Healthcare Reform Act created the Centers for Medicare and Medicaid Innovation, or CMI, which is designed to engage in demonstration projects and evaluate healthcare programs that will improve the quality of healthcare delivered at reduced costs. The CMI will initiate demonstration programs that change how providers are paid for their services and focus upon changes in patient behavior to reduce the costs of healthcare service delivery. If the demonstration programs satisfy the CMI’s goals, the program may be expanded to apply to larger populations. The payment reform initiated by CMI programs may reduce and/or impact the reimbursement to providers. Healthcare facility operating margins may continue to be under significant pressure due to the deterioration in pricing flexibility and payer mix, as well as increases in operating expenses that exceed increases in payments under the Medicare program. In addition, federal and state regulating bodies may adopt yet further prohibitions on the types of contractual arrangements between physicians and the healthcare providers to which they refer. More importantly, restrictions on admissions to inpatient rehabilitation facilities and long-term acute care hospitals may continue. We cannot predict whether any such proposals or initiatives will be adopted, or if adopted, whether the business of our prospective tenants, or our business, will be adversely impacted. In addition, the American Taxpayer Relief Act of 2012 modified the Medicare reimbursement for hospitals. This adjustment in reimbursement may adversely impact the financial resources for tenants that operate hospitals.
Investment Company Act Considerations
We conduct and intend to continue to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding the 40.0% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We primarily engage in the business of investing in real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We have and may continue to acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. Among other things, we will attempt to monitor the proportion of our portfolio that is placed in investments in securities.
We believe that neither we nor our operating partnership will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because neither of these entities engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, through our operating partnership, will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we and our operating partnership will be able to conduct our respective operations such that neither entity will be required to register as an investment company under the Investment Company Act.
In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we conduct and intend to continue to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we do not meet the 40.0% test under Section 3(a)(1)(C) of the Investment Company Act.
In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year after the offering period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.
To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Real Estate Acquisitions
Our advisor continually evaluates various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is effective, if we believe that a reasonable probability exists that we will acquire a specific, significant property or make a material real estate-related investment, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or real estate-related investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific, significant property or real estate-related investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.
Acquired Properties
As of March 27, 2018, we had completed 19 property acquisitions whereby we owned 40 properties, comprising 42 buildings, or approximately 2,553,000 square feet of GLA, for an aggregate contract purchase price of $488,740,000, as listed below:

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy(7)	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(2)	Line of Credit and Term Loan(3)	Property Taxes(4)	Location
Auburn MOB	Medical Office	19,000	100%	06/28/16	$5,450,000	$—	$—	$67,000	Auburn, CA
Pottsville MOB	Medical Office	36,000	100%	09/16/16	9,150,000	—	—	117,000	Pottsville, PA

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy(7)	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(2)	Line of Credit and Term Loan(3)	Property Taxes(4)	Location
Charlottesville MOB	Medical Office	74,000	100%	09/22/16	$20,120,000	$—	$—	$163,000	Charlottesville, VA
Rochester Hills MOB	Medical Office	30,000	92.8%	09/29/16	8,300,000	3,968,000	—	73,000	Rochester Hills, MI
Cullman MOB III	Medical Office	52,000	100%	09/30/16	16,650,000	—	12,000,000	43,000	Cullman, AL
Iron MOB Portfolio	Medical Office	208,000	84.7%	10/13/16	31,000,000	—	30,400,000	105,000	Cullman and Sylacauga, AL
Mint Hill MOB	Medical Office	58,000	100%	11/14/16	21,000,000	—	20,400,000	92,000	Mint Hill, NC
Lafayette Assisted Living Portfolio	Senior Housing	80,000	100%	12/01/16	16,750,000	—	17,500,000	103,000	Lafayette, LA
Evendale MOB	Medical Office	66,000	70.3%	12/13/16	10,400,000	—	10,400,000	253,000	Evendale, OH
Battle Creek MOB	Medical Office	46,000	84.4%	03/10/17	7,300,000	—	—	115,000	Battle Creek, MI
Reno MOB	Medical Office	191,000	96.1%	03/13/17	66,250,000	—	60,000,000	256,000	Reno, NV
Athens MOB Portfolio	Medical Office	61,000	98.5%	05/18/17	16,800,000	—	7,800,000	113,000	Athens, GA
SW Illinois Senior Housing Portfolio	Senior Housing	190,000	100%	05/22/17	31,800,000	—	31,700,000	354,000	Columbia, Millstadt, Red Bud and Waterloo, IL
Lawrenceville MOB	Medical Office	31,000	100%	06/12/17	11,275,000	8,000,000	3,000,000	88,000	Lawrenceville, GA
Northern California Senior Housing Portfolio	Senior Housing	134,000	100%	06/28/17	45,800,000	—	21,600,000	403,000	Belmont, Fairfield, Menlo Park and Sacramento, CA
Roseburg MOB	Medical Office	62,000	100%	06/29/17	23,200,000	—	23,000,000	93,000	Roseburg, OR
Fairfield County MOB Portfolio	Medical Office	80,000	94.6%	09/29/17	15,395,000	—	15,500,000	294,000	Stratford and Trumbull, CT
Central Florida Senior Housing Portfolio(5)	Senior Housing — RIDEA(6)	899,000	75.1%	11/01/17	109,500,000	—	112,000,000	1,144,000	Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, FL
Central Wisconsin Senior Care Portfolio	Skilled Nursing	236,000	100%	03/01/18	22,600,000	—	22,600,000	342,000	Sun Prairie and Waunakee, WI
Total/weighted average(8)		2,553,000	95.6%		$488,740,000	$11,968,000	$387,900,000	$4,218,000
___________

(1)	We own 100% of our properties acquired as of March 27, 2018, with the exception of Central Florida Senior Housing Portfolio.

(2)	Represents the principal balance of the mortgage loan payable assumed by us at the time of acquisition.

(3)	Represents borrowings under our line of credit and term loan with Bank of America, N.A., or Bank of America, and KeyBank, National Association, or KeyBank, at the time of acquisition.

(4)	Represents the real estate taxes on our properties for 2017.

(5)
On November 1, 2017, we completed the acquisition of Central Florida Senior Housing Portfolio, pursuant to a joint venture with MStar Peninsula Holdings, LLC, an affiliate of Meridian Senior Living, LLC, an unaffiliated third party. Our ownership of the joint venture is approximately 98%.

(6)	The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

(7)
Occupancy includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA facilities where occupancy represents resident occupancy on the available units of the RIDEA facilities.

(8)	Weighted average occupancy excludes our senior housing — RIDEA facilities.

We financed the purchases of our properties using the net proceeds from this offering, the assumption of a loan, borrowings under our line of credit with Bank of America and KeyBank, or a combination of such sources as described in the table above. We paid our advisor a base acquisition fee of 2.25% of the aggregate contract purchase price of each property, with the exception of Central Florida Senior Housing Portfolio, for which we paid our advisor a base acquisition fee of 2.25% of the portion of the aggregate contract purchase price paid by us. We also accrued a Contingent Advisor Payment of 2.25% of the aggregate contract purchase price of each property, with the exception of Central Florida Senior Housing Portfolio, for which we accrued a Contingent Advisor Payment of 2.25% of the portion of the aggregate contract purchase price paid by us, which shall be paid to our advisor subject to the satisfaction of certain conditions as described more fully in this prospectus. American Healthcare Investors or its designated personnel provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to each of our properties, except with respect to Lafayette Assisted Living Portfolio, SW Illinois Senior Housing Portfolio, Lawrenceville MOB, Northern California Senior Housing Portfolio and Central Wisconsin Senior Care Portfolio, for which American Healthcare Investors or its designated personnel receive a property management oversight fee of 1.0% of the gross monthly cash receipts. Among other things, American Healthcare Investors or its designated personnel have the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to authorize payment of property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Other affiliates of ours may receive additional fees or other compensation as a result of our property acquisitions in accordance with the compensation provisions described in our prospectus.
The table below describes the average occupancy rate and the average effective annual rental rate per leased square foot of our portfolio for each of the last four years ended December 31, 2017 and as of March 27, 2018, for which we owned properties:

	2014(1)	2015(1)	2016(1)	2017(2)	2018(2)
Occupancy Rate	N/A	N/A	91.3%	95.2%	95.6%
Average Effective Annual Rental Rate per Leased Square Foot	N/A	N/A	$19.48	$20.14	$18.38
___________

(1)	We were incorporated on January 23, 2015 and therefore we consider that our date of inception. We purchased our first property on June 28, 2016.

(2)
Based on leases in effect as of March 27, 2018 and December 31, 2017, as applicable, excluding our senior housing — RIDEA facilities. As of March 27, 2018 and December 31, 2017, the occupancy for the resident units of our senior housing — RIDEA facilities was 75.1% and 76.0%, respectively.

As of March 27, 2018, none of our tenants accounted for 10.0% or more of the GLA of our portfolio of properties.

The following table sets forth the lease expirations of our property portfolio, other than our senior housing — RIDEA facilities, for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the annual base rent and percentage of annual base rent represented by such leases as of March 27, 2018:

Year	No. of Leases Expiring	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2018	11	47,000	$996,000	2.9%
2019	5	14,000	269,000	0.8
2020	13	113,000	2,378,000	6.9
2021	6	31,000	726,000	2.1
2022	7	172,000	4,623,000	13.4
2023	7	133,000	3,644,000	10.6
2024	5	36,000	883,000	2.6
2025	12	191,000	4,723,000	13.7
2026	5	26,000	701,000	2.0
2027	5	70,000	1,804,000	5.2
Thereafter	16	743,000	13,710,000	39.8
Total	92	1,576,000	$34,457,000	100%

Currently, we have no plans for any significant renovations, improvements or developments with respect to any of our properties over the next few years, with the exception of Northern California Senior Housing Portfolio, in which case we may fund improvements totaling approximately $6,900,000 over the next few years, including exterior repairs and upgrades, interior upgrades to common areas and interior upgrades to resident spaces. We intend to finance such improvements from net funds raised through this offering, debt financing and/or cash flows from operations. We believe that each of our properties is adequately covered by insurance and is suitable for its intended purpose.

Our medical office buildings, senior housing facilities and skilled nursing facilities face competition from nearby medical office buildings, senior housing facilities and skilled nursing facilities that provide comparable services.

Central Florida Senior Housing Portfolio

On November 1, 2017, we, through a joint venture, in which we own an approximate 98% interest and serve as the managing member of, with MStar Peninsula Holdings, LLC, an affiliate of Meridian Senior Living, LLC, acquired Central Florida Senior Housing Portfolio from unaffiliated third parties for an aggregate contract purchase price of $109,500,000, plus closing costs. We used cash proceeds from our initial public offering and borrowings under our line of credit and term loan with Bank of America and KeyBank, as amended, to fund the acquisition of Central Florida Senior Housing Portfolio. In connection with the acquisition of Central Florida Senior Housing Portfolio, we paid to our advisor a base acquisition fee of approximately $2,441,000, or 2.25% of the portion of the aggregate contract purchase price of Central Florida Senior Housing Portfolio paid by us. Additionally, we have accrued for a contingent advisor payment of approximately $2,441,000, or 2.25% of the portion of the aggregate contract purchase price of the property paid by us, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Central Florida Senior Housing Portfolio is comprised of nine properties, or ten senior housing facilities, located in Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, Florida, that consist of 1,140 units, or approximately 899,000 square feet of GLA, and offer assisted living, independent living and memory care services. Central Florida Senior Housing Portfolio is currently 75.1% occupied. We operate Central Florida Senior Housing Portfolio utilizing a RIDEA structure.

The table below describes the average occupancy rate and the average effective annual rental rate per unit of Central Florida Senior Housing Portfolio for each of the last four years ended December 31, 2017 and as of March 27, 2018:

	2014(1)	2015(1)	2016(1)	2017(1)	2018(2)
Occupancy Rate	N/A	N/A	N/A	76.0%	75.1%
Average Effective Annual Rental Rate per Unit	N/A	N/A	N/A	$9,206.45	$8,657.11
___________

(1)	We were incorporated on January 23, 2015 and therefore we consider that our date of inception. We purchased Central Florida Senior Housing Portfolio on November 1, 2017.

(2)	Based on leases in effect as of March 27, 2018.

As of March 27, 2018, none of our tenants accounted for 10.0% or more of the GLA of Central Florida Senior Housing Portfolio. Because we operate Central Florida Senior Housing Portfolio utilizing a RIDEA structure, substantially all of our leases with its residents are for a term of one year or less.

We believe that Central Florida Senior Housing Portfolio is suitable for its intended purpose and adequately covered by insurance, and we intend to make improvements totaling approximately $3,778,000 to Central Florida Senior Housing Portfolio over the next few years, including emergency generator upgrades, painting and lighting improvements, roofing, window and floor repairs and replacements, parking lot repairs, carpet replacements, fire safety and mechanical systems repairs and improvements and foundation improvements. We intend to finance that portion of improvements for which we are responsible from funds raised through our initial public offering, debt financing and/or cash flows from operations. Central Florida Senior Housing Portfolio faces limited competition from a variety of senior housing facilities in Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, Florida. For federal income tax purposes, the depreciable basis in Central Florida Senior Housing Portfolio as of the acquisition date was approximately $102,933,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 20 years and 40 years, respectively. For 2017, Central Florida Senior Housing Portfolio had real estate taxes of approximately $1,144,000 at a rate of 1.98%.

Potential Acquisitions

As of March 27, 2018, we, through our subsidiaries, entered into purchase and sale agreements for the acquisition of the following properties from unaffiliated third parties:

Property Name	Type of Property	GLA (Sq Ft)	Occupancy	Contract Purchase Price	Date of Purchase Agreement	Location
Southfield MOB	Medical Office	85,000	95.9%	$16,200,000	10/20/17	Southfield, MI
Sauk Prairie MOB	Medical Office	55,000	100%	19,500,000	02/22/18	Prairie du Sac, WI
Surprise MOB	Medical Office	34,000	89.5%	11,650,000	03/12/18	Surprise, AZ
Total		174,000		$47,350,000

Southfield MOB

On October 20, 2017, we, through GAHC4 Southfield MI MOB, LLC, our wholly owned subsidiary, entered into a real estate purchase agreement and escrow instructions with Universal Properties FPMC, LLC, or Southfield seller, Universal Property T.M.P., LLC, as Southfield seller guarantor, and First American Title Insurance Company, through its agent, Chirco Title Agency, Inc., as escrow agent, for the purchase of Southfield MOB, a medical office building consisting of approximately 85,000 square feet of GLA located in Southfield, Michigan, for a contract purchase price of $16,200,000, plus closing costs. Southfield MOB is currently approximately 95.9% leased to 12 tenants, including Wayne State University Physician Group, Beaumont Kidney Specialty Services LLC and Theramedic Rehab, Inc. Medical services provided at Southfield MOB include ophthalmology, internal medicine, otolaryngology, family medicine, in vitro fertilization and obstetrics and gynecology, dialysis, cardiology, dentistry, rehabilitation, dermatology and skin cancer services. We are not affiliated with Southfield seller, Southfield seller guarantor, First American Title Insurance Company or Chirco Title Agency, Inc.

Sauk Prairie MOB

On February 22, 2018, we, through GAHC4 Sauk Prairie WI MOB, LLC, our wholly owned subsidiary, entered into a purchase and sale agreement with Sauk Prairie MOB LLC, or Sauk Prairie seller, for the purchase of Sauk Prairie MOB, an approximately 55,000 square-foot medical office building located in Prairie du Sac, Wisconsin, for a purchase price of $19,500,000, plus closing costs. Sauk Prairie MOB is currently 100% leased to six tenants, including Sauk Prairie Healthcare, Inc., Dean Health Systems, Inc. and University of Wisconsin Medical Foundation, Inc. Medical services provided at Sauk Prairie MOB include orthopedics, general surgery, women’s health, pain management, sleep lab, audiology, cardiac, diabetes, physician and administrative services. We are not affiliated with Sauk Prairie seller.

Surprise MOB

On March 12, 2018, we, through GAHC4 Surprise AZ MOB, LLC, our wholly owned subsidiary, entered into a purchase and sale agreement with Banyan Surprise Plaza LLC, or Surprise seller, for the purchase of Surprise MOB, an approximately 34,000 square-foot medical office building located in Surprise, Arizona, for a purchase price of $11,650,000, plus closing costs. Surprise MOB is currently approximately 89.5% leased to three tenants, including Banner Medical Group, Richard Lee Averitte, Jr., PLLC and The Center for Orthopedic and Research Excellence, Inc. Medical services provided at Surprise MOB include neuroradiology, nuclear medicine, pediatrics, radiology, women’s health, family practice and physical therapy services, and Surprise MOB hosts an on-site lab and imaging center. We are not affiliated with Surprise seller.

We expect that American Healthcare Investors or its designated personnel will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to Southfield MOB, Sauk Prairie MOB and Surprise MOB.

We intend to finance the purchases of Southfield MOB, Sauk Prairie MOB and Surprise MOB from funds raised through this offering and debt financing. We also anticipate paying an acquisition fee based on the purchase price of each of the properties to our advisor in connection with the acquisition of such properties, as described in our prospectus. We anticipate closing the acquisitions of Southfield MOB, Sauk Prairie MOB and Surprise MOB in the second quarter of 2018; however, we can give no assurance that the closings will occur within this timeframe, or at all. These potential acquisitions are subject to substantial conditions to closing. Our decision to consummate the acquisitions will generally depend upon:

•	the satisfaction of the conditions to each of the acquisitions contained in the relevant agreements;

•	no material adverse change occurring relating to each of the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from this offering and financing proceeds to make each of these acquisitions; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Due to the considerable conditions that must be satisfied in order to acquire these properties, we cannot give any assurances that the closing of these acquisitions is probable.

In evaluating each of these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including the overall valuation based on net operating income, location, demographics, quality of the tenants, length of leases, price per square foot, occupancy, and the fact that the overall rental rate at each property is comparable to market rates. We believe that each of these properties is well located, well maintained and has been professionally managed. Each property will be subject to competition from similar medical office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. We have not considered any other factors materially relevant to our decision to acquire these properties.

COMPENSATION TABLE
We pay and will continue to pay to our advisor, our dealer manager and their affiliates substantial compensation, fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation we expect to pay to our advisor, our dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The estimated dollar amounts for the maximum offering in the table below assume the sale of $2,800,000,000 in Class T shares in our primary offering since the commencement of our offering, $192,980,000 in Class I shares in our primary offering effective March 1, 2017 and actual sales of $7,020,000 in Class I shares in our primary offering prior to March 1, 2017. The table below assumes that such shares will be sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and that no shares of our common stock are sold pursuant to the DRIP.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)

Offering Stage
Selling Commissions (our dealer manager)(2)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to our primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on Class I shares or shares of our common stock sold pursuant to the DRIP.	$84,000,000

Dealer Manager Fee (our dealer manager)(2)
With respect to shares of our Class T common stock, generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds will be funded by us and up to an amount equal to 2.0% of the gross offering proceeds will be funded by our advisor. With respect to shares of our Class I common stock, prior to March 1, 2017, generally up to 3.0% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor; effective March 1, 2017, generally, up to an amount equal to 1.5% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), all of which is funded by our advisor. However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees, as described below. No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.

$87,105,000 ($84,000,000 for the sale of Class T shares and $3,105,000 for the sale of Class I shares) ($28,070,000 of which would be funded by us and $59,035,000 of which would be funded by our advisor, subject to our advisor’s intent to recoup such funded amount)

Other Organizational and Offering Expenses(3)
Our advisor will fund all of our organizational and offering expenses; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees, as described below. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our Class T and Class I common stock sold pursuant to our primary offering. No other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP.
		$30,000,000 (all of which would be funded by our advisor, subject to our advisor’s intent to recoup such expenses)

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)

Acquisition and Development Stage
Stockholder Servicing Fee (our dealer manager)
A quarterly fee with respect to Class T shares that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share of Class T shares sold in our primary offering and will not exceed an amount equal to 4.0% in the aggregate. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such Class T share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the stockholder servicing fee for services that such participating broker-dealers perform in connection with the shares of our Class T common stock. No stockholder servicing fee shall be paid with respect to Class I shares or shares of our common stock sold pursuant to the DRIP.
$112,000,000

Acquisition Fee (including base acquisition fee and Contingent Advisor Payment) (our advisor or its affiliates)(4)(5)
Up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The 4.50% or 4.25% acquisition fees consist of a 2.25% or 2.00% base acquisition fee for real estate and real estate-related acquisitions, respectively, and an additional 2.25% Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the Contingent Advisor Payment Holdback of the initial $7.5 million of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses shall be retained by us until the later of the termination of our last public offering, or the third anniversary of the commencement date of this offering, at which time such amount shall be paid to our advisor or its affiliates. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement (including imputed leverage of 50.0% on funds raised in this offering), or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.

$62,181,000 for base acquisition fee and $62,181,000 for Contingent Advisor Payment, for total acquisition fees of $124,362,000 assuming no debt or $214,173,000 assuming leverage of 50.0% of the contract purchase price or $341,270,000 assuming leverage of 75.0% of the contract purchase price.

Development Fee (our advisor or its affiliates)
In the event that our advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.
Actual amount is not determinable.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)

Reimbursement of Acquisition Expenses (our advisor or its affiliates)(5)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which are reimbursed regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.

Operational Stage
Asset Management Fee (our advisor or its affiliates)(6)
A monthly asset management fee equal to one-twelfth of 0.80% of the average invested assets. For such purposes, “average invested assets” means the average of the aggregate book value of our assets invested, directly or indirectly, in real estate properties and real estate-related investments, including equity interests in and loan receivables secured by real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation. Subject to certain limitations, the asset management fee will be paid in cash or shares of our common stock at the election of our advisor.
Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Property Management Fees (our advisor or its affiliates)(6)
American Healthcare Investors or its designated personnel provides property management oversight services with respect to our properties or may sub-contract these duties to any third party and provide oversight of such third party property manager. For any stand-alone, single-tenant net leased property, we pay American Healthcare Investors a property management oversight fee of 1.0% of the gross monthly cash receipts with respect to such property, except for such properties operated utilizing a RIDEA structure, for which we will pay a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. For any property that is not a stand-alone, single-tenant net leased property and for which American Healthcare Investors or its designated personnel provides oversight of a third party that performs the duties of a property manager with respect to such property, we pay American Healthcare Investors a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. Any property management oversight fee paid to American Healthcare Investors shall be in addition to any fee paid to a third party to perform the duties of a property manager with respect to the respective property. For any property that is not a stand-alone, single-tenant net leased property and for which American Healthcare Investors or its designated personnel directly serves as the property manager without sub-contracting such duties to a third party, American Healthcare Investors receives a property management fee that is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also reimburse American Healthcare Investors for property-level expenses that such entity pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor or its affiliates. In addition, we may pay directly to American Healthcare Investors a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as
Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)

geographic location and real property type (such as a medical office or a healthcare-related facility).

Construction Management Fee (our advisor or its affiliates)(5)
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.
Actual amount is not determinable.

Operating Expenses (our advisor or its affiliates)(6)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.

Liquidity Stage
Disposition Fees (our advisor or its affiliates)(6)(7)
Up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.
Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.
Subordinated Participation Interest in Healthcare REIT IV OP (our advisor)

• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Griffin-American Advisor is serving as our advisor)(8)
After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.
Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

•   Subordinated Distribution in Redemption of Limited Partnership Units Upon Listing (payable only if the shares of our common stock are listed on a national securities exchange while Griffin-American Advisor is serving as our advisor)(9)(10)

Upon the listing of the shares of our common stock on a national securities exchange, in redemption of our advisor’s limited partnership units, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash equal to an annual 6.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the date of listing.
Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

(1)
The estimated dollar amounts for the maximum offering in the table assume the sale of $2,800,000,000 in Class T shares in our primary offering since the commencement of our offering, $192,980,000 in Class I shares in our primary offering effective March 1, 2017 and actual sales of $7,020,000 in Class I shares in our primary offering prior to March 1, 2017. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP, and among classes of stock.

(2)
This table assumes selling commissions in the amount of 3.0% of the gross offering proceeds for sales of shares of our Class T common stock in the primary offering, which commissions may be reduced under certain circumstances. Prior to March 1, 2017, a dealer manager fee of up to 3.0% of the gross offering proceeds also will be paid with respect to sales of shares of our Class T and Class I common stock, of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor; effective March 1, 2017, while Class T shares remain subject to a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering (of which 1.0% of the gross offering proceeds is funded by us and up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor), a dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds will be paid with respect to sales of shares of our Class I common stock (all of which is funded by our advisor). However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees. In no event will the aggregate of the selling commissions and the dealer manager fee with respect to sales of such shares be greater than 6.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of selling commissions or dealer manager fees. In addition, the amount of selling commissions we pay may be reduced in connection with certain categories of sales, such as sales for which a volume discount applies, sales of shares through investment advisors or banks acting as trustees or fiduciaries and sales of shares to our affiliates. Any reduction in the dealer manager fees will be applied first to the portion of the dealer manager fees funded by our advisor. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. See the “Plan of Distribution” section of this prospectus.

(3)
Other organizational and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our Class T and Class I common stock to be sold in this offering. Activities of our advisor include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. All organizational and offering expenses, including selling commissions, dealer manager fees and stockholder servicing fees, will be capped at 15.0% of the gross proceeds of this offering.

(4)
This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a maximum offering, and that all of the assets purchased are real properties. We have assumed that no financing is used to acquire future assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year. Assuming a maximum leverage of 50.0% of our assets, the maximum acquisition fees would be approximately $214,173,000. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees would be approximately $341,270,000. The inclusion of the Contingent Advisor Payment in our acquisition fees will cause the aggregate acquisition fees we pay to exceed the prevailing market average for such fees in the non-traded REIT industry until such time as we are no longer obligated to pay our advisor the Contingent Advisor Payment. However, we believe that the aggregate of all fees and expenses we will pay to our advisor and its affiliates are near the prevailing market average for such aggregate fees and expenses. We will pay our advisor or its affiliates the acquisition fee upon the closing of a real estate acquisition or upon the funding or acquisition of a real estate-related investment. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.

(5)
Acquisition expenses include any and all expenses actually incurred in connection with the selection, evaluation and acquisition of, and investment in real estate and real estate-related investments, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance premiums and escrow fees, transfer taxes, and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We estimate acquisition expenses to be 0.5% of the contract purchase price. We reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions and other fees paid to third parties, is not reasonable or would exceed 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced. Under our charter, a majority of our directors not interested in the transaction, including a majority of our independent directors not interested in the transaction, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(6)
We will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (1) 2.0% of our average invested assets, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves, unless our independent directors have determined that such excess expenses were justified based on unusual and nonrecurring factors. “Average invested assets” means, for such period, the average monthly book value of our assets invested directly or indirectly in real estate properties and real estate-related investments, including equity interests in and loan receivables secured by real estate properties and real estate-related investments, during the 12-month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under GAAP, that are in any way related to our operation or our business, including fees paid to the advisor, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close); (g) disposition fees on the sale of real estate; and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate property, mortgage loans or other real estate property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real estate).

(7)	Although we are most likely to pay disposition fees in our liquidity stage, these fees may also be earned during our operational stage.

(8)	The distribution is payable only if we liquidate our portfolio while Griffin-American Advisor is serving as our advisor.

(9)
The market value of the shares of our common stock at listing will be based on the highest average market value of the outstanding common stock over any 20 consecutive trading days during the period beginning on the 30th day after the shares of our common stock are first listed and ending on the 270th day after the shares of our common stock are first listed. The subordinated distribution in redemption of limited partnership units upon listing may be paid in cash, shares of our common stock, or by issuing a non-interest-bearing promissory note, as determined by our board of directors, including a majority of our independent directors. In the event that we elect to satisfy the payment obligation in the form of shares of our common stock, the number of shares of our common stock will be determined based on the listed market price described above. In the event we elect to satisfy the payment obligation in the form of a non-interest-bearing promissory note, if the promissory note is not paid within two years after the issuance of the note, we would be required to purchase the promissory note in exchange for cash or shares of our common stock. The redemption payment is payable only if the shares of our common stock are listed on a national securities exchange.

(10)
Upon termination or non-renewal of the advisory agreement, our advisor will be entitled to a similar distribution, which we refer to as the subordinated distribution in redemption of limited partnership units upon termination; provided however, that our advisor will not be entitled to a separate internalization fee in connection with an internalization transaction (acquisition of management functions from our advisor). Such distribution in redemption of limited partnership units, if any, will equal 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 6.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the termination date. The subordinated distribution in redemption of limited partnership units upon termination shall not be paid until after our stockholders have received distributions, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds. Our operating partnership may satisfy the obligation to pay the subordinated distribution in redemption of limited partnership units upon termination by either paying cash or issuing a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination. If the promissory note is issued and not paid within two years after the issuance of the note, we would be required to purchase the promissory note in exchange for cash or shares of our common stock, at our discretion. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act of 1933, as amended, and, therefore, will be subject to restrictions on transferability.

In addition, our advisor may elect to defer its right to receive a subordinated distribution in redemption of limited partnership units upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If our advisor elects to defer the payment and there is a listing of the shares of our common stock on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our advisor will be entitled to receive a distribution in redemption of limited partnership units in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or the agreed upon value of the assets as of the merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, which collectively are referred to herein as the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding certain capital raised after the termination event) (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan), plus an amount equal to an annual 6.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable. If our advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our advisor will be entitled to receive a distribution in redemption of limited partnership units in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) through the date of the liquidity event plus (2) an amount equal to an annual 6.0% cumulative, non-compounded return on such gross proceeds from the sale of shares of our common stock measured for the period from inception through the liquidity event date.

Our advisor shall not be entitled to receive this payment if shares of our common stock have been listed on a national securities exchange prior to the termination of the advisory agreement. In no event will the amount paid under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA Guidelines. The subordinated distribution in redemption of limited partnership units upon termination may occur during the liquidity stage or during the operational stage.

If at any time the shares of our common stock become listed on a national securities exchange while our advisor is serving in that capacity, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients; and

•
other factors related to managing a public company, such as stockholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

If we request that our advisor or its affiliates perform other services, including investor services, the compensation terms of those services shall be approved by a majority of our board of directors, including a majority of our independent directors, on terms that are deemed fair and reasonable to us and not in excess of the amount that would be paid to unaffiliated third parties.
Since our advisor is entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the acquisition fee, the asset management fee and the subordinated distribution of net sales proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. In all circumstances, our advisor is subject to the oversight of our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See the “Management of Our Company — The Advisory Agreement” section of this prospectus. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

Compensation to Our Advisor, Our Dealer Manager and Their Affiliates
Compensation to our advisor, our dealer manager and their affiliates is as follows:

	Amounts Incurred for the Years Ended December 31,
Type of Compensation	2017	2016
Selling Commissions	$8,329,000	$3,045,000
Dealer Manager Fee	$2,844,000	$1,106,000
Dealer Manager Fee Funded by Our Advisor	$5,851,000	$2,212,000
Other Organizational and Offering Expenses Funded by Our Advisor	$1,583,000	$3,192,000
Stockholder Servicing Fee	$10,421,000	$4,052,000
Base Acquisition Fee	$7,342,000	$3,124,000
Development Fee	$—	$—
Reimbursement of Acquisition Expenses	$2,000	$—
Asset Management Fee	$2,344,000	$151,000
Property Management Fees	$381,000	$47,000
Lease Fees	$—	$—
Construction Management Fee	$1,000	$—
Operating Expenses	$82,000	$386,000
Compensation for Additional Services	$—	$—
Disposition Fees	$—	$—
Subordinated Distribution of Net Sales Proceeds	$—	$—
Subordinated Distribution Upon Listing	$—	$—

As of December 31, 2017 and 2016, compensation incurred but not yet paid to our advisor, our dealer manager or their affiliates was $20,729,000 and $9,504,000, respectively, representing normal accruals for activities through December 31, 2017 and 2016, respectively. As of December 31, 2015, we had not incurred any expenses or paid any compensation to our advisor, our dealer manager or their affiliates.

SECURITY OWNERSHIP
The following table shows, as of the date of this prospectus, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of any class of the outstanding shares of our common stock, (2) our named executive officers, (3) our directors and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 48,347,518 shares of our Class T and Class I common stock outstanding as of April 4, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The address for each of the beneficial owners named in the following table is 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

Name of Beneficial Owner(1)	Number of Shares of Class T Common Stock Beneficially Owned	Percentage of All Class T Common Stock	Number of Shares of Class I Common Stock Beneficially Owned	Percentage of All Class I Common Stock
Jeffrey T. Hanson(2)(3)	67,081	*	40,256	1.51%
Brian S. Peay	—	—%	1,405	*
Richard S. Welch(3)	—	—%	—	—%
Brian J. Flornes(4)	12,500	*	—	—%
Dianne Hurley(4)	13,522	*	—	—%
Wilbur H. Smith III(4)	13,522	*	—	—%
All directors and executive officers as a group (10 persons)(2)	205,350	*	128,312	4.82%

*	Represents less than 1.0% of our outstanding common stock.

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding includes (a) 45,685,652 shares of our Class T common stock or 2,661,866 shares of our Class I common stock outstanding, as applicable, as of April 4, 2018, and (b) shares of our common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days following April 4, 2018. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares of stock to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares of stock.

(2)
Includes 20,833 shares of our Class T common stock owned by our advisor. Messrs. Hanson, Prosky and Streiff are managing directors of American Healthcare Investors, the managing member of our advisor, and as such, may be deemed to be the beneficial owners of such common stock. Each of Messrs. Hanson, Prosky and Streiff disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Our advisor also owns 208 Class T partnership units of Griffin-American Healthcare REIT IV Holdings, LP, our operating partnership.

(3)	Director.

(4)	Independent Director.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. See the “Compensation Table” section of this prospectus. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act in the best interest of our stockholders. See the “Management of Our Company” section of this prospectus. However, our independent directors may not be able to eliminate or reduce the risks related to these conflicts of interest. We describe some of these conflicts of interest, and certain restrictions and procedures we have adopted to address these conflicts below.
Our officers and affiliates of the advisor seek to balance our interests with the interests of other Griffin Capital and American Healthcare Investors-sponsored programs and any other programs to whom they owe duties or may owe duties now and in the future. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.
Interests in Other Real Estate Programs
Griffin Capital is currently the sponsor for GC REIT, GC REIT II, GIA Real Estate Fund and GIA Credit Fund, co-sponsor of a grocery anchored retail center REIT currently in registration with the SEC, and the co-sponsor with American Healthcare Investors for GA Healthcare REIT III. Moreover, all of our officers are officers or employees of American Healthcare Investors, which indirectly will receive fees in connection with this offering and our operations by virtue of its co-ownership of our advisor. These relationships are described in the “Management of Our Company” section of this prospectus.
Griffin Capital, American Healthcare Investors and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. However during our offering, the entities affiliated with Griffin Capital or American Healthcare Investors are prohibited from serving as a dealer manager, advisor, sponsor or sub-advisor for another entity that is raising funds through a continuous public offering primarily through independent broker-dealer channels from retail investors and with an investment strategy that contains as a material component medical or healthcare real estate. We may compete with the programs discussed in this “Conflicts of Interest” section for investors, properties and/or tenants.
Griffin-American Healthcare REIT III, Inc.
Our co-sponsors are currently the co-sponsors of GA Healthcare REIT III. In addition, affiliates of our advisor act as the advisor to, and our executive officers act as officers of, GA Healthcare REIT III. GA Healthcare REIT III is a REIT that has investment objectives and targeted assets similar to ours. GA Healthcare REIT III commenced its initial public offering of up to $1,900,000,000 in shares of common stock on February 26, 2014 and terminated its initial public offering on April 22, 2015. GA Healthcare REIT III will continue to be an active investor in real estate and real estate-related investments, and we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by GA Healthcare REIT III. See “— Allocation Policies” and “— Certain Conflict Resolution Restrictions and Procedures” below.
Colony NorthStar, Inc.
Colony NorthStar and its affiliates serve as the advisor and/or sponsor to other investment vehicles that invest in healthcare real estate and healthcare real estate-related assets, including NHI, a healthcare focused, non-traded public REIT. American Healthcare Investors provides certain asset management, property management and related services to affiliates of Colony NorthStar relating to Colony NorthStar’s management of the healthcare assets owned by Colony NorthStar and NHI, including the GA Healthcare REIT II assets acquired by NorthStar Realty Finance pursuant to a merger with GA Healthcare REIT II in December 2014. American Healthcare Investors also provides asset management, property management and related services to Colony NorthStar to assist Colony NorthStar in managing certain healthcare assets acquired by NorthStar Realty Finance and, subject to certain conditions, other investment vehicles managed by Colony NorthStar and its affiliates. See “— Allocation Policies” and “— Certain Conflict Resolution Restrictions and Procedures” below.

Allocation Policies
American Healthcare Investors has established general allocation principles with Colony NorthStar. With respect to investment opportunities that are sourced by Colony NorthStar and its affiliates, these allocation principles provide that Colony NorthStar shall allocate all healthcare real estate investment opportunities among us, GA Healthcare REIT III, NHI and other companies managed, sponsored or co-sponsored by Colony NorthStar and its affiliates and any other companies sponsored or co-sponsored by American Healthcare Investors in accordance with the allocation policy approved by Colony NorthStar and its managed companies.

With respect to investment opportunities that are sourced by American Healthcare Investors, the allocation principles provide that American Healthcare Investors shall allocate all healthcare real estate investment opportunities among funds directly or indirectly managed, sponsored, advised, financed, funded or controlled by American Healthcare Investors or its subsidiaries, including our company and GA Healthcare REIT III. Such investment opportunities shall be allocated by American Healthcare Investors in accordance with its determination regarding which fund is most suitable using factors including, but not limited to, (a) investment objectives, strategy and criteria; (b) cash requirements; (c) effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment; (d) leverage policy and the availability of financing for the investment by each fund; (e) anticipated cash flow of the asset to be acquired; (f) income tax effects of the purchase; (g) the size of the investment; (h) the amount of funds available; (i) cost of capital; (j) risk return profiles; (k) targeted distribution rates; (l) anticipated future pipeline of suitable investments; and (m) the expected holding period of the investment and the remaining term of the fund. If, after consideration of the relevant factors, American Healthcare Investors determines that an investment is equally suitable for multiple funds or companies, the investment will be allocated to a particular fund or company on a rotating basis (or, in certain situations, to more than one fund or company pursuant to a co-investment).

The aforementioned allocation policies have been established by American Healthcare Investors and Colony NorthStar and, while American Healthcare Investors is one of our co-sponsors and Colony NorthStar indirectly owns approximately 45.1% of American Healthcare Investors, we are not a party to these allocation policies. Therefore, for example, Colony NorthStar does not have any contractual or other obligation directly enforceable by us with respect to the application of the allocation policies to investment opportunities that are sourced by Colony NorthStar. Thus, there is no guarantee that Colony NorthStar will allocate any healthcare real estate investment opportunities to us. Furthermore, because we are not a party to these allocation policies, such policies may be changed at any time without our input or consent, and there is no guarantee that any such changes would benefit us.
Allocation of Time
We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including their managing directors and management personnel, are presently, and expect to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.
In addition, we have no employees, consultants or independent contractors, and some of our officers are also managing directors of one of our co-sponsors and its affiliates. Our advisor relies on such persons to manage and operate our business. The same persons who will manage and operate our business will also be actively involved in activities other than our business. Those individuals are expected to spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, certain of our officers may owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders.
Affiliated Property Manager
American Healthcare Investors or its designated personnel serves as our property manager. We expect that American Healthcare Investors or its designated personnel will perform substantially all property management or property oversight services for us and our operating partnership. American Healthcare Investors is affiliated with one of our co-sponsors, and in the future there is potential for a number of the members of our co-sponsor’s management team and American Healthcare Investors to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if one of our co-sponsors and American Healthcare Investors were unaffiliated and did not share any employees or managers. In addition, given that American Healthcare Investors is affiliated with us and one of our co-sponsors, any agreements with

American Healthcare Investors will not be at arm’s-length. As a result, any such agreement will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Affiliated Dealer Manager
Since Griffin Securities, our dealer manager, is an affiliate of one of our co-sponsors, we do not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus. Additionally, our dealer manager is also serving as the dealer manager for a private REIT offering, and as the exclusive wholesale marketing agent for GIA Real Estate Fund and GIA Credit Fund, which will result in competing demands for our dealer manager’s time and efforts relating to the distribution of our shares and shares of these other products.
Joint Ventures with Affiliates of Our Advisor
Subject to approval by our board of directors, including a majority of our independent directors, not otherwise interested in such transactions, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, we will not participate in tenant-in-common syndications or transactions. See the “Investment Objectives, Strategy and Criteria — Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.
Fees and Distributions to Our Advisor and its Affiliates
A transaction involving either the purchase or sale of a property may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.
Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of our directors, including a majority of our independent directors, who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Interests in Our Investments
We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor, or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”
Certain Conflict Resolution Restrictions and Procedures
In addition to the allocation policies described in the “— Allocation Policies” section above, in order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our co-sponsors, our directors or their respective affiliates; (2) certain other future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Griffin Capital and American Healthcare Investors and their affiliates. These restrictions and procedures include, among others, the following:

•
Except as otherwise described in this prospectus, we will not accept goods or services from either of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase or lease any asset (including any property) in which one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such co-sponsor, our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•
We will not make any loans to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates except mortgage loans in which an appraisal is obtained from an independent appraiser and loans, if any, to a wholly-owned subsidiary. In addition, any loans made to us by one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, as described in the “Management of Our Company — The Advisory Agreement” section of this prospectus.

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of certain real estate programs sponsored by American Healthcare Investors and Griffin Capital, our co-sponsors, and their affiliates, through December 31, 2017. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
The information in this section and in the Prior Performance Tables attached to this prospectus as Exhibit A provides relevant summary information regarding programs sponsored by American Healthcare Investors and Griffin Capital. Some programs remaining in operation may acquire additional properties in the future. In addition to this offering, from January 7, 2012 to December 31, 2017, American Healthcare Investors and Griffin Capital have also co-sponsored two other real estate programs, GA Healthcare REIT II and GA Healthcare REIT III. On December 3, 2014, GA Healthcare REIT II had a liquidity event by merging with and into a subsidiary of Colony NorthStar. GA Healthcare REIT III is the only other real estate program currently co-sponsored by American Healthcare Investors and Griffin Capital. As of December 31, 2017, Griffin Capital and/or its affiliates have sponsored or co-sponsored four other public real estate programs, GA Healthcare REIT II, GA Healthcare REIT III, GC REIT and GC REIT II, along with sponsoring 23 other private offerings of real estate programs since 2004. Of the public real estate programs sponsored or co-sponsored by our co-sponsors, only three programs, GA Healthcare REIT II, GA Healthcare REIT III and GC REIT, had completed their offerings as of December 31, 2017. As of December 31, 2017, GA Healthcare REIT III and GC REIT had not effectuated a liquidity event or determined the timing or method of any liquidity event and are still within the time periods specified in their respective prospectus for such event. Programs that list substantially the same investment objectives as we do in this prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective. All of the information provided below represents the performance of programs with investment objectives similar to ours. Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public real estate program sponsored by our co-sponsors at www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.
The information in this summary represents the historical experience of the American Healthcare Investors and Griffin Capital co-sponsored programs and Griffin Capital-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties (Table V).
The purpose of this prior performance information is to enable you to evaluate accurately American Healthcare Investors’ and Griffin Capital’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Programs Co-Sponsored by American Healthcare Investors and Griffin Capital
Griffin-American Healthcare REIT II, Inc.
Prior to completing its merger transaction with a subsidiary of Colony NorthStar in December 2014 whereby all of its assets were acquired by such subsidiary of Colony NorthStar for a combination of common stock and cash, GA Healthcare REIT II was a publicly registered, non-traded real estate investment trust formed in January 2009 that had investment objectives similar to ours, including: the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flows available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. GA Healthcare REIT II also originated and acquired secured loans and other real estate-related investments. On August 24, 2009, GA Healthcare REIT II commenced its initial public offering of up to $3,285,000,000 in shares of its common stock consisting of up to $3,000,000,000 in shares of common stock through its primary offering and $285,000,000 in shares of its common stock through its distribution reinvestment plan. On February 14, 2013, GA Healthcare REIT II terminated its initial offering. GA Healthcare REIT II had received and accepted subscriptions in its initial offering for 123,179,064 shares of common stock, or $1,233,333,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan.
On February 14, 2013, GA Healthcare REIT II commenced a follow-on public offering of up to $1,650,000,000 in shares of its common stock consisting of up to $1,607,200,000 in shares of common stock through its primary offering and $42,800,000 in shares of its common stock through its distribution reinvestment plan. On October 30, 2013, GA Healthcare REIT II terminated its follow-on offering. GA Healthcare REIT II had received and accepted subscriptions in its follow-on offering for 157,622,743 shares of common stock, or $1,604,996,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan. The funds from both the initial offering and the follow-on offering were raised from approximately 65,406 investors. On December 3, 2014, GA Healthcare REIT II merged with and into a subsidiary of Colony NorthStar.
As of December 3, 2014, GA Healthcare REIT II had completed 77 acquisitions, 57 of which were acquisitions of medical office buildings, 19 of which were acquisitions of healthcare-related facilities and one of which was an acquisition of both a medical office building and a healthcare-related facility. The aggregate purchase price of these properties was $2,978,384,000 and the portfolio was comprised of 295 buildings and 11,551,000 square feet of GLA. GA Healthcare REIT II did not dispose of any properties prior to its merger with and into a subsidiary of Colony NorthStar.
Griffin-American Healthcare REIT III, Inc.
GA Healthcare REIT III, another publicly registered, non-traded real estate investment trust, was formed on January 11, 2013 and has investment objectives similar to ours, including: investing in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. GA Healthcare REIT III also operates healthcare-related facilities utilizing a RIDEA structure. GA Healthcare REIT III also originates and acquires secured loans and real estate-related investments on an infrequent and opportunistic basis. GA Healthcare REIT III generally seeks investments that produce current income. On February 26, 2014, GA Healthcare REIT III commenced its initial public offering of up to $1,900,000,000 in shares of its common stock. During its initial public offering, GA Healthcare REIT III offered to the public up to $1,865,000,000 in shares of common stock through its primary offering and $35,000,000 in shares of its common stock through its distribution reinvestment plan. On March 12, 2015, GA Healthcare REIT III terminated the primary portion of its initial public offering, but continued to offer shares of its common stock pursuant to its distribution reinvestment plan until the deregistration of its initial public offering on April 22, 2015. As of April 22, 2015, GA Healthcare REIT III had received and accepted subscriptions in its offering for 184,930,598 shares of its common stock, or $1,842,618,000, excluding shares of its common stock issued pursuant to the distribution reinvestment plan. The funds from the initial offering were raised from approximately 39,144 investors.
As of December 31, 2017, GA Healthcare REIT III had completed 56 acquisitions: 35 acquisitions of medical office buildings, five acquisitions of senior housing — RIDEA facilities, three acquisitions of senior housing facilities, one acquisition of a hospital, one acquisition of a mixed-use medical office building and hospital, two acquisitions of skilled nursing facilities, as well as expanded its integrated senior health campuses by leasing twelve additional integrated senior health campuses, completing four development projects and acquiring the real estate underlying 25 previously leased integrated senior health campuses and eight land parcels. As of December 31, 2017, GA Healthcare REIT III operated 100 buildings and 107 integrated senior health campuses, or approximately 12,742,000 square feet of GLA, for an aggregate contract purchase price of $2,866,099,000, including certain ancillary businesses. In addition, as of December 31, 2017, GA Healthcare REIT III had disposed of one land parcel and two integrated senior health campuses.

Acquisitions completed by GA Healthcare REIT II and GA Healthcare REIT III
The table below represents the number of acquisitions by location made by GA Healthcare REIT II and GA Healthcare REIT III as of December 31, 2017:

Location	Number
Alabama	2
Arizona	1
California	6
Colorado	6
Connecticut	3
Florida	4
Georgia	15
Idaho	1
Illinois	6
Indiana	7
International	2
Kansas	1
Kentucky	1
Louisiana	3
Maryland	1
Massachusetts	3
Michigan	3
Minnesota	1
Missouri	3
Multi-State	16
Nebraska	1
Nevada	1
New Jersey	1
New York	1
North Carolina	4
Ohio	6
Oklahoma	2
Pennsylvania	6
South Carolina	2
Tennessee	4
Texas	15
Utah	1
Virginia	2
Washington	1
Washington DC	1
Total	133
The table below represents the method of financing used by GA Healthcare REIT II and GA Healthcare REIT III for acquisitions as of December 31, 2017:

Method of Financing	Number
All Debt	—
All Cash	100
Combination of Cash and Debt	33
Total	133
Programs Sponsored by Griffin Capital
Griffin Capital Essential Asset REIT, Inc.
GC REIT, a publicly registered, non-traded real estate investment trust formed in August 2008, has investment objectives similar to ours, including: the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to its stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. From 2009 to 2014, GC REIT offered shares of common stock pursuant to a private placement offering to accredited investors, or the Private Offering, and two public offerings, consisting of an initial public offering and a follow-on offering, or collectively, the Public Offerings, which also included shares for sale pursuant to the distribution reinvestment plan, or DRP. GC REIT issued 126,592,885 total shares of its common stock for gross proceeds of approximately $1,300,000,000 pursuant to the Private Offering and Public Offerings. GC REIT also issued approximately 41,800,000 shares of common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015.
On May 7, 2014, GC REIT filed a Registration Statement on Form S-3 with the SEC for the registration of $75,000,000 in shares for sale pursuant to the DRP, or the 2014 DRP Offering. On September 22, 2015, GC REIT filed a Registration Statement on Form S-3 with the SEC for the registration of $100,000,000 in shares for sale pursuant to the DRP, or the 2015 DRP Offering. On June 9, 2017, GC REIT filed a Registration Statement on Form S-3 with the SEC for the registration of 10,000,000 shares for sale pursuant to the DRP, or the 2017 DRP Offering and, together with the 2014 DRP Offering and 2015 DRP Offering, the DRP Offerings. The 2017 DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through GC REIT’s filings with the SEC.
As of December 31, 2017, GC REIT had issued 186,756,009 shares of common stock and received aggregate gross offering proceeds of approximately $1,500,000,000 from the sale of shares in the Private Offering, the Public Offerings, and the DRP Offerings. There were 176,906,111 shares outstanding at December 31, 2017, including shares issued pursuant to the DRP Offerings, less shares redeemed pursuant to the share redemption program. As of December 31, 2017 and 2016, GC REIT had issued approximately $211,900,000 and $162,400,000, respectively, in shares pursuant to the DRP Offerings, which are classified on the consolidated balance sheets of GC REIT as common stock subject to redemption, net of redemptions paid of approximately $157,700,000 and $58,800,000, respectively, and redemptions payable totaling approximately $20,400,000 and $11,600,000, respectively. Since inception and through December 31, 2017, GC REIT had redeemed 15,849,898 shares of common stock for approximately $157,700,000 pursuant to the share redemption program.
One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments, whereas GC REIT focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GC REIT focuses primarily on properties that are essential to the business operations of the tenants, located in primary, secondary and certain select tertiary markets, leased to tenants with stable and/or improving credit quality, and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
As of December 31, 2017, GC REIT owned a fee simple interest in 73 properties, encompassing approximately 18.2 million square feet and an 80% interest in an unconsolidated joint venture.

The following charts present a summary of the properties acquired by GC REIT as of December 31, 2017 by diversity across geographic locations and property type (dollars in thousands):

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
Texas	$31,478	10	14.7%
California	22,603	5	10.5
Ohio	21,932	8	10.2
Illinois	20,687	8	9.6
Colorado	17,811	6	8.3
Georgia	16,067	4	7.5
Arizona	12,254	4	5.7
New Jersey	11,284	3	5.3
South Carolina	9,942	2	4.6
North Carolina	8,134	3	3.8
Missouri	7,097	4	3.3
All others(1)	35,294	16	16.5
Total	$214,583	73	100.0%
_________________

(1)	All others account for less than 3% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to December 31, 2017, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry(1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Capital Goods	$40,964	12	19.1%
Telecommunication Services	23,081	7	10.8
Insurance	21,668	9	10.1
Health Care Equipment & Services	18,959	9	8.8
Diversified Financials	18,487	5	8.6
Software & Services	15,132	5	7.1
Media	10,049	3	4.7
Energy	9,780	4	4.6
Retailing	9,616	2	4.5
Consumer Durables & Apparel	7,964	3	3.7
Technology, Hardware & Equipment	7,958	4	3.7
Consumer Services	7,851	2	3.7
All others(2)	23,074	16	10.6
Total	$214,583	81	100.0%
_________________

(1)	Industry classification based on Global Industry Classification Standard.

(2)	All others account for less than 3% of total annualized net rent on an individual basis.

Griffin Capital Essential Asset REIT II, Inc.

GC REIT II, a publicly registered, non-traded real estate investment trust formed in November 2013, has investment objectives similar to ours, including: the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to its stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. One difference in investment objectives between us and GC REIT II is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments, whereas GC REIT II focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GC REIT II focuses primarily on properties that are essential to the business operations of the tenants, located in primary, secondary and certain select tertiary markets, leased to tenants with stable and/or improving credit quality, and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.

In 2014, GC REIT II registered $2,200,000,000 in shares of common stock in its initial public offering, consisting of $2,000,000,000 in shares of common stock to be offered to the public in its primary public offering and $200,000,000 in shares of common stock to be offered pursuant to its distribution reinvestment plan. In September 2016, GC REIT II’s board of directors approved the close of the primary portion of its initial public offering effective January 20, 2017; however, GC REIT II continued to offer shares pursuant to its distribution reinvestment plan under GC REIT II’s initial public offering registration statement through May 2017. On April 6, 2017, GC REIT II filed a registration statement on Form S-3 with the SEC for the registration of 3,000,000 shares for sale pursuant to its distribution reinvestment plan.

On September 30, 2017, GC REIT II commenced a follow-on offering of up to $2,200,000,000 of shares, consisting of up to $2,000,000,000 of shares in GC REIT II’s primary offering and $200,000,000 of shares pursuant to its distribution reinvestment plan. GC REIT II reclassified all Class T and Class I shares sold in its initial public offering as Class AA and Class AAA shares, respectively. GC REIT II is offering to the public four new classes of shares of common stock in its follow-on offering: Class T shares, Class S shares, Class D shares and Class I shares, or the New Shares, with daily NAV-based pricing.

GC REIT II’s charter authorizes up to 1,000,000,000 shares of stock, of which 800,000,000 shares are designated as common stock at $0.001 par value and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. GC REIT II’s 800,000,000 shares of common stock are authorized as follows: 150,000,000 shares are classified as Class T shares, 150,000,000 shares are classified as Class S shares, 150,000,000 shares are classified as Class D shares, 150,000,000 shares are classified as Class I shares, 70,000,000 shares are classified as Class A shares, 120,000,000 shares are classified as Class AA shares and 10,000,000 shares are classified as Class AAA shares.

As of December 31, 2017, GC REIT II owned a fee simple interest in 27 properties, encompassing approximately 7.3 million rentable square feet.

The following charts present a summary of the properties acquired by GC REIT II as of December 31, 2017 by diversity across geographic locations and property type (dollars in thousands):

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
Ohio	$9,787	4	12.7%
Illinois	8,658	2	11.3
California	8,524	3	11.1
Alabama(1)	8,352	1	10.9
New Jersey	8,129	2	10.6
Arizona	7,483	2	9.7
Nevada	6,779	2	8.8
Texas	4,073	1	5.3
Oregon	3,231	1	4.2
North Carolina	2,678	2	3.5
All Others(2)	9,082	7	11.9
Total	$76,776	27	100.0%
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(1)	Includes escrow proceeds of approximately $5,100,000 to be received during the 12-month period subsequent to December 31, 2017.

(2)	All others account for less than approximately 3% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to December 31, 2017, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry(1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Consumer Services	$12,083	3	15.7%
Utilities(2)	10,267	2	13.4
Capital Goods	10,230	6	13.3
Technology Hardware & Equipment	9,550	3	12.4
Diversified Financials	5,863	1	7.6
Retailing	5,668	1	7.4
Banks	5,482	2	7.1
Energy	4,073	1	5.3
Consumer Durables and Apparel	3,231	1	4.2
Transportation	3,042	2	4.0
Pharmaceuticals, Biotechnology & Life Sciences	2,825	1	3.7
All Others(3)	4,462	4	5.9
Total	$76,776	27	100.0%
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(1)	Industry classification based on the Global Industry Classification Standards.

(2)	Includes escrow proceeds of approximately $5,100,000 to be received during the 12-month period subsequent to December 31, 2017.

(3)	All others account for less than 3% of total annualized net rent on an individual basis.
Private Programs — Overview
The prior privately-offered closed programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine restaurants (sold on various dates, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A), one hotel asset tenant-in-common offering (sold in October 2012), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011), a Delaware Statutory Trust offering consisting of a single tenant office building (GC REIT acquired 100% of the beneficial interest in April 2016, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A) and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility (GC REIT acquired 100% of the beneficial interest in November 2015, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A). Investors in the tenant-in-common offerings acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, 21 privately-offered closed programs, which programs acquired 100% existing real estate assets, raised approximately $309,500,000 of gross offering proceeds from 660 investors, which includes 643 third party, non-affiliated investors. With a combination of offering proceeds and debt, these 21 privately-offered closed programs invested approximately $864,500,000 (including acquisition costs and funded reserves) in 34 properties. An affiliate of Griffin Capital was an investor in all but two of these private closed programs, with ownership interests between 1.0% and 24.65%.
As of December 31, 2017, Griffin Capital had the following two other privately offered programs: (1) GC PRIVATE REIT, which intends to invest primarily in well-occupied shopping centers primarily leased to national and regional creditworthy tenants selling necessity-based goods and services throughout the United States. Griffin Capital is a co-sponsor of GC PRIVATE REIT. As of December 31, 2017, GC PRIVATE REIT had 421 investors and raised approximately $41,466,000; and (2) GCDP Fund, which has the purpose of the development of three multifamily housing properties in Texas, Georgia and California. The Georgia and California properties are still under development. The Texas property was completed in 2016, and leased and sold in September 2017. As of December 31, 2017, GCDP Fund had 230 investors and raised approximately $29,700,000.
See Table II of the Prior Performance Tables attached to this prospectus as Exhibit A for more detailed information about the compensation paid to Griffin Capital for certain of these programs.
Based on the aggregate amount of acquisition costs, the property type of the assets in these 21 closed programs can be categorized as follows: 74% office, 12% industrial, 5% retail, 5% hospitality, and 4% multi-family. As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows: 41% California, 24% Illinois, 7% Georgia, 7% Minnesota, 5% Ohio, 5% Tennessee, 4% Missouri, 4% Washington, and 3% Michigan. As a percentage of acquisition costs, the allocation of financing proceeds for these 21 closed programs is 64% debt proceeds and 36% offering proceeds.
See Table III of the Prior Performance Tables included in Exhibit A for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.
Below is a summary of the 11 private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of Griffin Capital.

Programs offered during the previous five years:

The following single tenant Delaware Statutory Trusts are considered to have similar investment objectives to ours.

Griffin Capital (Nashville) Investors, DST

Griffin Capital (Nashville) Investors, DST, or HealthSpring, was a privately-offered Delaware Statutory Trust offering. HealthSpring completed its offering on September 6, 2013 and raised $16,000,000 of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 40% and 60% of acquisition costs, respectively, HealthSpring has invested approximately $39,700,000 (including acquisition costs and funded reserves) in the asset described below.

The HealthSpring Operational Headquarters is a 21.07-acre one-story, two building office campus consisting of a total of 170,515 square feet of net rentable space and 996 surface parking spaces, located in Nashville, Tennessee. This property is leased in its entirety to HealthSpring, Inc. under an absolute triple-net lease. The operating partnership of GC REIT exercised its option to acquire the beneficial ownership interest from the 38 beneficial owners, and on April 27, 2016, completed the acquisition of the property (through a special purpose entity), simultaneously assuming the existing loan on the property. Certain of the original investors in the Delaware Statutory Trust entered into a so-called “721” deferred exchange into GC REIT’s operating partnership.

Griffin Capital (Highway 94) Investors, DST

Griffin Capital (Highway 94) Investors, DST, or Highway 94, was a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on November 22, 2013 and raised $10,500,000 of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31,900,000 (including acquisition costs and funded reserves) in the asset described below.

The property is a 97.24-acre single level manufacturing facility consisting of 660,000 square feet, including a two-story attached office area consisting of 64,000 square feet, located in Jefferson City, Missouri. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. under a bond-type lease and has served a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of GC REIT exercised its option to acquire the beneficial ownership interest from the 45 beneficial owners after the investment had been held for one year, and, on November 6, 2015, the operating partnership of GC REIT acquired the property through a special purpose entity, after acquiring 100% of the beneficial ownership interest in the Delaware Statutory Trust, and the existing loan was assumed by the special purpose entity. Certain of the original investors in the Delaware Statutory Trust entered into a so-called “721” deferred exchange into GC REIT’s operating partnership at the time of the acquisition.

Programs offered greater than five years ago:

Will Partners Investors, LLC

Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6,300,000 of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24,000,000 (including acquisition costs) in the asset described below.

The property is a 34.3-acre Class A industrial building consisting of 700,200 square feet located in Monee (suburban Chicago), Illinois. The property was 100% leased to World Kitchen, LLC, a manufacturer of bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. An entity affiliated with Griffin Capital and three unaffiliated third party investors contributed their respective equity interests in this property to GC REIT on June 4, 2010. In June 2013, World Kitchen, LLC vacated the Will Partners property and remained obligated under the lease. In January 2014, GC REIT and World Kitchen agreed to terminate the lease requiring World Kitchen to make a termination payment and releasing World Kitchen from all obligations under the lease. The property was sold to an unaffiliated third party on August 7, 2015.
Griffin Capital (Carlsbad Pointe) Investors, LLC

Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised $15,500,000 of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52,500,000 (including acquisition costs) in the asset described below.
The property is a 27.91-acre office (bio-medical facility) building consisting of 328,655 square feet, located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long term corporate campus plan under an absolute triple-net lease. On February 3, 2014, LTI was acquired by and became a wholly-owned subsidiary of Thermo Fisher Scientific. Thermo Fisher Scientific (NYSE: TMO) is focused on providing precision laboratory equipment. Life Technologies is now referred to as Life Sciences Solutions Group and remained obligated to the lease.
Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GC REIT on May 13, 2011.
In the third quarter of 2015, Life Technologies began discussions with GC REIT as to whether it would exercise its right to purchase the property at the price set forth in the lease ($57,220,000), pursue a renewal at a blended rate, or enter into a synthetic lease transaction with an affiliate of Bank of America. The tenant ultimately elected to pursue the synthetic lease transaction. The tenant’s purchase option under the lease was assigned to Bank of America’s affiliate on December 31, 2015, immediately prior to the closing of the acquisition. The property was conveyed on the same date at the purchase price set forth in the lease, together with a sum intended to cover the difference between debt service and the remainder of the rent through the loan maturity date.
Griffin Capital (Shellmound) Investors, LLC

Griffin Capital (Shellmound) Investors, LLC, or Shellmound, was a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised $7,400,000 of gross offering proceeds from a total of 19 investors, which included 17 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17,900,000 (including acquisition costs) in the asset described below.

The property is a 2.28-acre office (flex) building consisting of 63,273 square feet, located in Emeryville, California. The property is 100% leased to and occupied by Ex’pression College for Digital Arts, or Ex’pression, pursuant to an absolute triple-net lease expiring in November 2026. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus. The property was refinanced in June 2016, after conversion of the ownership to a Delaware statutory trust, with a $12,360,000, 10-year loan at an interest rate of 4.35%.
Griffin Capital (Puente Hills) Investors, LLC

Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9,200,000 of gross offering proceeds from a total of 29 investors, which included 28 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24,800,000 (including acquisition costs) in the asset described below.

The property is a 3.41-acre single-story retail lot consisting of 76,109 square feet, located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (ARG Restaurants) Investors, DST

Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised $12,900,000 of gross offering proceeds from a total of 60 investors, which included 59 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39,900,000 (including acquisition costs) in the asset described below.

The nine retail restaurant properties consisting of a total of 88,686 square feet are located throughout California. The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operated under the Black Angus Steakhouse brand name, pursuant to a long-term absolute triple-net lease.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Redwood) Investors, LLC

Griffin Capital (Redwood) Investors, LLC, or Redwood, was a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11,400,000 of gross offering proceeds from a total of 28 investors, which included 27 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26,900,000 (including acquisition costs) in the asset described below.
The property is a 1.81-acre three-story, Class A office building consisting of 53,000 square feet, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, absolute triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare. This property was sold on March 30, 2017 to an unaffiliated third party.
Griffin Capital (Independence) Investors, LLC

Griffin Capital (Independence) Investors, LLC, or Independence, was a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised $13,400,000 of gross offering proceeds from a total of 23 investors, which included 22 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence invested approximately $39,800,000 (including acquisition costs) in the asset described below.
The property is a 38.83-acre office/warehouse-distribution center consisting of 630,000 square feet, located in Independence, Ohio just 15 minutes south of Cleveland’s central business district. The property is leased pursuant to a long-term triple-net lease to L.D. Kichler Company, or Kichler, until June 2022. The property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.
Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.
Griffin Capital (Bolingbrook) Investors, LLC

Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, was a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11,100,000 of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35,300,000 (including acquisition costs) in the assets described below.
The properties are a 10-acre single-story, freezer-cooler production property and a 4.30-acre distribution property consisting of a total of 265,870 square feet located in Bolingbrook, Illinois. The properties were leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations. The property was sold on September 25, 2014.
Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Westmont) Investors, LLC

Griffin Capital (Westmont) Investors, LLC, or Westmont, was a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised $17,100,000 of gross offering proceeds from a total of 26 investors, which included 25 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont invested approximately $44,800,000 (including acquisition costs) in the asset described below in October 2007.

The property is a 17.93-acre multi-story Class A office building consisting of 269,715 square feet, located in Westmont, Illinois and was vacant as of December 31, 2014.
Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Material Adverse Business Developments — Single Tenant Assets

Due to the challenging real estate market, credit market, and general economic conditions during the “Great Recession,” the Griffin Capital-sponsored programs described below experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, had severely negative effects across substantially all commercial real estate. As the industry was affected, certain Griffin Capital-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 were adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, reduced investor returns in these investment programs because these factors not only reduced returns to investors but also negatively impacted the ability of these investment programs to refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, these Griffin Capital-sponsored investment programs altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are details regarding the consequences of the economic crisis which affected certain characteristics of these other investment programs.

Tenant Vacancies, Litigation, and Financing

Griffin Capital (Puente Hills) Investors, LLC
Puente Hills was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9,200,000 of gross offering proceeds from a total of 29 investors, which included 28 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 37.0% and 63.0% of the acquisition costs, respectively, Puente Hills invested approximately $24,800,000 (including acquisition costs) in the Superior Auto dealership located in Puente Hills, California. This asset, as well as the automotive and financial industry, were affected by the strained economic circumstances during both the latter half of 2007 and in 2008. In late February 2009, Superior Automotive’s principal lender (Nissan Motors Acceptance Corporation, or NMAC) elected to cease its funding of Superior Auto’s operations, and Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital, as asset manager, identified and negotiated with a prospective replacement tenant. The prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4,500,000 resulting in a loss, based on total capitalization value at closing, of approximately $20,300,000. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital, as asset manager, worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.
In June 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. The lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital believed the suit to be frivolous and without merit, and the lender ultimately agreed to settle the suit and release the carve-out guarantors/investors once its foreclosure was complete. The settlement agreement was signed by most of the investors and the lender dismissed the action with prejudice in September 2010 as to all investors other than those that the lender deemed to be “non-executing defendants.” The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement payment, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital.
The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive. Subsequently, the lender filed suit against the lease guarantor, or Kahn, and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from an action Kahn filed against NMAC. Notably, the decision against Kahn in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court’s judgment against him and Superior Auto Group, or SAG, on their cross-complaint against NMAC (NMAC had obtained a jury verdict of approximately $40,000,000 on its breach of contract claims against Kahn and SAG). At the close of evidence, the trial court granted a non-suit on SAG’s tort claims against NMAC (most of which were based on fraud).
Kahn/SAG appealed the nonsuit, but not the $40,000,000 breach of contract verdict. The California Court of Appeal held that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial.
In October 2011, a subsidiary and principal of Griffin Capital, or collectively, Respondent, received a class action arbitration demand from one of the investors in the property. The claim was initially based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own “expert”). The initial claim was subsequently amended multiple times until ultimately, claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent objected to (a) certification of one investor as a class; and (b) all claims generally on the basis of statute of limitations grounds. Initial settlement discussions were conducted at this point, but were unproductive. Claimant argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when SAG/Kahn’s $200,000,000 claim against NMAC was decided in NMAC’s favor). The arbitrator issued an Interim Statement of Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. Claimant then filed a Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims – that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. Respondent argued in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. Following a hearing on August 28, 2012, on November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Upon the unfavorable ruling on the class action issue, claimant’s counsel filed suit in Los Angeles Superior Court naming the Respondent, on behalf of claimant in the arbitration and numerous other investors, in their personal capacity.
On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling was that the legal theories ultimately asserted by the claimant bore little resemblance to those originally plead, and the new claims needed to be developed before “being addressed and ruled upon.” The arbitrator largely abandoned the standard for diligence that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and a small portion of the actual attorneys’ fees. A response (consisting of demurrers and objections to standing) was filed on behalf of each defendant in the state court claim. A codefendant (the original appraiser of the property) was served in the state case and filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.
In June 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directing the claimant back to the arbitrator. In early 2015, the arbitration case settled, with Respondent/defendant reserving the right to opt out of the settlement if the judge in state court refused to find a good faith settlement of the state claim had occurred. Respondent/defendant moved for said finding, which was denied. Respondent/defendant did not elect to opt out of the arbitration settlement agreement, and accordingly the arbitration settled and the stay in the state court action (confined to the claim against the appraiser) was lifted. As Respondent/defendant did not opt out of the settlement agreement, settlement of the state court claims against them stood; they were subsequently dismissed from the state case with prejudice pursuant to the terms of the settlement agreement. However, the appraiser was not bound by the terms of the settlement agreement and has the right to bring the defendants back into the litigation. The appraiser and state court defendants entered into a tolling agreement with respect to any potential contribution or indemnity claims the appraiser may have. The appraiser moved for summary judgment against the plaintiffs and the motion was granted on November 20, 2015. The plaintiffs filed a Notice of Appeal on January 19, 2016 (solely on behalf of Mr. Bobertz individually, initially, and thereafter an additional Notice of Appeal was filed on behalf of 13 additional plaintiffs, three of whom subsequently withdrew) from the appeal. On July 18, 2016, we received notice that the plaintiff’s counsel was engaging an appellate specialist and its current counsel had requested an extension of 60 days for the filing of its appellate brief, which filing occurred on October 20, 2016; the appraiser filed its response brief on December 21, 2016, and plaintiff’s counsel filed its reply brief on February 9, 2017 to respond to the appraiser’s brief. Oral arguments occurred on May 1, 2017, and the appellate court affirmed the trial court’s decision in favor of the appraiser in a nonpublished opinion issued on June 13, 2017. Claimants appealed the decision to the California Supreme Court, which appeal was denied on August 30, 2017. To date the sponsor has not received any demands from the appraiser for indemnification or contribution. On May 22, 2017, Kahn received an award against Nissan on the retrial of his claims.

Griffin Capital (ARG) Investors, DST
ARG Restaurants was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised $12,900,000 of gross offering proceeds from a total of 60 investors, which included 59 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 32.0% and 68.0% of the acquisition costs, respectively, ARG Restaurants invested approximately $39,900,000 (including acquisition costs) in nine retail restaurant properties consisting of a total of 88,686 square feet located throughout California. The nine properties were leased to ARG, Inc., which operated under the Black Angus Steakhouse brand name, pursuant to a long-term absolute triple-net lease.

On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.
ARG, Inc. filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. ARG, Inc. rejected four of the leases, affirmed three of the leases and under threat of rejection, restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. The loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.
In order to cover the remaining debt service and/or pay down the loan to reduce the debt, a subsidiary of Griffin Capital, as trust manager, successfully sold the four vacant properties (Modesto property for $1,450,000 in April 2011, Lake Forrest property for $1,740,000 in August 2011, Riverside property for $1,100,000 in April 2012 and Sacramento property for $800,000 in July 2012), at an aggregate loss of approximately $11,500,000, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.
The trust manager and the lender worked to restructure the loan, converting the ownership structure to a Delaware limited partnership, and the restructuring closed June 25, 2010. In 2012, the general partner, a subsidiary of Griffin Capital, was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The borrower and lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter, and an additional asset in December 2014. The final closing occurred in January 2015, and the lender indicated it considers the matter complete and the borrower’s obligations satisfied.

Griffin Capital (Westmont) Investors, LLC
Westmont was a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised $17,100,000 of gross offering proceeds from a total of 26 investors, which included 25 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 38.0% and 62.0% of the acquisition costs, respectively, Westmont invested approximately $44,800,000 (including acquisition costs) in a 17.93-acre multi-story Class A office building consisting of 269,715 square feet, located in Westmont, Illinois in October 2007.

On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4,000,000, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2,000,000 for the balance of its lease term. SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit, which as a result of a refinancing, was thereafter reduced to 3.5%. On November 28, 2012, SIRVA exercised its termination option, paid a $1,300,000 termination fee, and vacated the property on November 30, 2013. The lender used escrowed funds to make debt service at the property, which was actively marketed.
On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Securities and the investor’s now-defunct broker-dealer and certain individuals who were formerly employed by said defunct broker-dealer. The claim alleged various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts; fraud; violation of California securities laws; breach of fiduciary duty; failure to supervise a registered representative; and breach of contract, among other allegations. Counsel for Griffin Securities and the principal filed a response opposing the substance of the complaint; the forum for the claim; and the inclusion of Griffin Securities and the principal. The respondent filed a motion for immediate dismissal based on the claimant’s counsel failing to abide by FINRA arbitration rules, or the interim dismissal motion, and requested the claimant be required to arbitrate with the American Arbitration Association, as required by their purchase and sale agreement for the investment. The arbitrators refused to rule on the merits of the interim dismissal motion, and, on September 9, 2015, the arbitrator awarded claimants certain damages against the now-defunct broker-dealer and certain individuals who were formerly employed by said broker-dealer. No damages were awarded against Griffin Securities or the principal of the sponsor. On December 9, 2015, Markel Petty (former Financial and Operations Principal of Direct Capital Securities) filed a notice of appeal and a petition to vacate the arbitration award. The court ordered that the case proceed on its merits, including Petty’s assertion that he should not be liable at all if Griffin Securities and Kevin Shields have no liability. The parties were ordered to file opening briefs on the merits by March 21, 2016 and responsive briefs by April 4, 2016, with a further hearing at the discretion of the District Court. However, the order makes it clear that the pending proceedings between Petty and the claimant will not have any impact on the integrity of the FINRA arbitration award as to Griffin Securities and Kevin Shields.

On October 2, 2014, the lender filed a foreclosure complaint, which included certain claims against a principal of Griffin Capital under the carve-out guaranty related to maintenance of a minimum balance of one of the escrows, a portion of which consisted of a letter of credit provided by SIRVA under its lease (which obligation was no longer required when SIRVA terminated its lease at the property). The principal named vigorously opposed the claims related to the carve-out guaranty, filing an answer denying the allegations in the complaint against the guarantor and asserting numerous defenses such as breach of implied covenant of good faith and fair dealing, fraudulent inducement, failure to mitigate damages, and failure of condition precedent. Griffin Capital, as asset manager of the property, cooperated with the lender with respect to enforcing its rights under the mortgage. In February, the lender moved to recover certain funds pre-paid to defense counsel as a retainer in connection with pending and possible potential future claims. All motions were heard on May 11, 2015, at which time the court rejected Griffin Capital’s affirmative defenses and ordered that the investor funds previously deposited with defense counsel be turned over to the receiver. A settlement agreement was reached on July 1, 2015 and the foreclosure sale of the property occurred on June 19, 2015.

Griffin Capital (Bolingbrook) Investors, LLC

Bolingbrook was a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11,100,000 of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 31.0% and 69.0% of the acquisition costs, respectively, Bolingbrook invested approximately $35,300,000 (including acquisition costs) in a 10-acre single-story, freezer-cooler production property and a 4.30-acre distribution property, consisting of a total of 265,870 square feet located in Bolingbrook, Illinois. The properties were leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations. The property was sold on September 25, 2014.

On February 18, 2014, Quantum filed for relief in bankruptcy court under Chapter 11. Its principal creditor, Crystal Financial, or Crystal, turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various parties, including Griffin Capital (in its capacity as asset manager), were seeking a “turnkey” buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent was paid by Quantum through May 2014. Griffin Capital negotiated a three-month extension of the date by which the leases would be affirmed or rejected, in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital included certain mechanic’s lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum’s trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern). On June 19, 2014, the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser. Griffin Capital and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while the sale was consummated. The buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014 through the bankruptcy court.
On September 23, 2014, the following transactions were successfully completed with West Liberty Foods, LLC, or WLF: (i) the sale of the two buildings previously leased to Quantum for $28,333,000; and (ii) the sale of the equipment deemed “fixtures” at the properties for $600,000. The mortgage loan encumbering the properties was fully repaid, with a defeasance in the amount of approximately $341,000 (a 1.5% fee), negotiated down from the prepayment penalty of approximately $4,000,000 that would otherwise have been due. As part of the sale transaction, the sponsor obtained WLF’s agreement to take subject to various mechanic’s lien claims, and to allow a defendant substitution of WLF in a mechanic’s lien foreclosure action by one contractor. At closing, approximately $5,220,000 was returned to the investors, which represents approximately 47% of the original equity investment.
On October 29, 2014, the Official Committee of Unsecured Creditors of Quantum Foods, LLC, et al., filed numerous complaints with the bankruptcy court seeking to avoid and recover various amounts it alleged as “Preferential Transfers” (relating to payments made by Quantum prior to the Quantum Foods bankruptcy case being filed). The claim with respect to the lease at the property alleged that during the 90-day period immediately preceding the petition date, Quantum made payment(s) totaling $456,335 to the unsecured creditors to recover these funds. Bankruptcy counsel responded to the claim on November 10, 2014 via letter, stating that the two alleged transfers were for rent due and payable in each of December 2013 and January 2014 to which the landlord was entitled as a result of providing value in the form of continued occupancy of the properties. Bankruptcy counsel successfully obtained a dismissal of the preference claims on January 7, 2015.

Griffin Capital (Independence) Investors, LLC
Independence was a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 23 investors, which included 22 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence invested approximately $39.8 million (including acquisition costs) in a headquarters office and national industrial distribution center consisting of 630,000 square feet located in Independence (Cleveland), Ohio. The property is leased pursuant to a long-term triple-net lease to L.D. Kichler Company, or Kichler, a leading manufacturer and distributor of household lighting products, pursuant to a long-term lease that expires in June 2022.
The debt matured on July 1, 2017. The sponsor spent the year prior trying to negotiate a lease extension with the tenant. However, Kichler indicated that due to uncertainty with its long-term space requirements, it was unable to commit to an additional term. This outcome had a dampening effect on the property value, such that efforts to sell at an amount in excess of the maturing loan balance were unsuccessful. The lender issued a Notice of Default and sold the loan to a related entity which terminated the Asset Management Agreement with Griffin Capital. A foreclosure suit has been filed along with a request to appoint a receiver for the property. Efforts to refinance the property are ongoing.
Distributions
Distributions to investors in the Puente Hills program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $800,000 through the end of 2014. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.
Distributions to investors in the ARG Restaurants program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4,900,000 through the end of 2014.
The original pro forma distribution to investors in the Westmont program was adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3,700,000 through the end of 2014.
Distributions to investors in the Bolingbrook program ceased on February 14, 2014, due to the tenant’s inability to pay rent when due, and resulted in a reduction in distributions of approximately $500,000 through the end of 2014.
Distributions to investors in the Independence program ceased on May 14, 2017, once it became evident that the refinance effort would not be successful in the near term.
Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments
Griffin Capital has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $178,800,000 of gross offering proceeds from 328 investors, which included 319 third party, non-affiliated investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $487,200,000 (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.
Certain of the 10 privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it was impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital was compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, suspended or reduced distributions for most of these programs.

Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital, in its capacity as asset manager, defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, and is generally required to move the loan to special servicers where it can be modified, there was an inherent risk that workout negotiations would be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing and/or to reduce the debt load to a manageable level until a recovery occurred. In connection with the lenders’ actions in this regard, Griffin Capital received customary default notices.
The following notable events have occurred in six of the multi-tenant property programs, as set out below.
(i) The lender on the 1200 Ashwood property, through the exercise of a power of sale, took title in July 2010 after Griffin Capital, in its capacity as asset manager, was unable to locate a new source of third party equity on the timetable desired by the lender.
(ii) On October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Thereafter, Griffin Capital, as asset manager, and the lender reached mutually-agreeable terms for a modification of the loan. The modification bifurcated the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt was due on September 1, 2016; however, the property was sold on November 7, 2014 with the lender accepting the balance of the purchase price in satisfaction of the loan.
(iii) On February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender temporarily postponed the same while workout discussions were pending. Griffin Capital, as asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.
(iv) The lender filed a foreclosure suit on the U.S. Bank Building and moved for the appointment of a receiver in June 2011, which action was dismissed in December 2011. The investors were thereafter served with a notice of default and a notice of hearing to appoint a receiver and a receiver was appointed and took control of the management of the property on June 20, 2012. The lender foreclosed on the property on October 15, 2012. After the six month redemption period as provided for under Minnesota law, title automatically transferred to the lender. On May 3, 2013, an order was issued approving a motion to terminate the receivership pending a final accounting, which was filed with the court on August 13, 2013.
(v) The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off. The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance. Throughout 2011 and 2012, Griffin Capital, asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed to reflect actual market value. However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property was transferred and lender’s counsel in Georgia dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, Griffin Capital reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011. Reletting and disposition efforts were successfully concluded on July 22, 2016, with each property sold to a separate buyer and closing jointly on that date, with a partial equity recovery to the investors. With respect to The Atrium, a two-tenant property located in Emeryville, California, the loan matured in August of 2015. The tenants in common obtained a series of forbearance agreements pending a sale to a local residential developer, and approval for a bridge financing from GC REIT for an approximate term of 12 to 14 months, until such time as the developer had obtained its entitlements. When the developer sought a significant price reduction just prior to closing due to the City of Emeryville’s development constraints, the tenants in common closed the loan with GC REIT and proceeded to re-market the property. The property was sold on January 15, 2016, and the GC REIT loan was repaid in full from closing proceeds.

(vi) Westwood of Lisle is a two building multi-tenant property located in the I-88 corridor in the greater Chicago area, owned by a tenancy in common. This market has yet to recover from the “Great Recession” and has been further impacted by the trend of many corporate headquarters that prefer to locate or relocate in urban areas to attract millennials. While the property originally had cash flows sufficient to pay the original debt service, market rents and values have both decreased to the point where a timely refinancing of the building was not an option. A court approved the appointment of a receiver at a hearing on June 20, 2017, and the sponsor transitioned management of the property to the receiver. The lender also filed for, and received, a judgment for foreclosure. Although the property has been scheduled for a court ordered sale for some time, the lender, on its own initiative, has delayed it numerous times, citing an inability to locate tenants for the property. The lender most recently indicated it will republish certain notifications required under state law and hold the sale sometime in late April 2018.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with an investment in shares of our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein.
This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. In addition, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares of our common stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of our common stock are acquired pursuant to the DRIP, holders who intend to sell their shares of our common stock pursuant to our share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, qualified foreign pension plans, or foreign corporations or persons who are not citizens or residents of the U.S., except as provided below.
The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.
We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.
Opinion of Counsel
Morris, Manning & Martin, LLP acts as our legal counsel, has reviewed the federal tax summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our legal counsel that we will be able to be taxed as a REIT under the Internal Revenue Code, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we have made to legal counsel, including representations regarding the intended nature of our organization, assets, and operations.
We must emphasize, however, that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon those assumptions and representations we made concerning certain factual matters related to our business and properties. In addition, maintaining our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code described below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.
The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon the Internal Revenue Code and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in legal counsel’s opinion. In addition, an opinion of legal counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.
Taxation of Our Company
If we maintain our qualification for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we maintain our qualification for taxation as a REIT, however, we will be subject to U.S. federal income taxation as described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax” (for taxable years beginning on or before December 31, 2017).

•
If we have net income from the sale or other disposition of “foreclosure property” (as described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (as described below), the income will be subject to a 100% tax.

•
If we fail to satisfy either of the 75.0% or 95.0% Gross Income Tests (as described below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to distinguish qualifying net income from non-qualifying income.

•
If we fail to satisfy the REIT Asset Tests (as described below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the Asset Tests. If we fail to satisfy other REIT requirements (other than the Gross Income and Asset Tests), we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure.

•
If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•
We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•
If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•
Our TRSs, if any, will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of a TRS to deduct interest payments made to the REIT in excess of a certain amount. In addition, the REIT must pay a 100% tax on some payments that it receives from, or on certain expenses deducted by, the TRS if the economic arrangements between it, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. Any TRS we may utilize in the future may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our TRSs, if any, will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by any such TRS for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, any such TRS.

“Foreclosure property” is real property and any personal property incident to such real property that: (1) is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% Gross Income Test, which is described below.
Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test. However, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner:

•	so that no asset we own, directly or through any subsidiary entities (other than TRSs), will be held for sale to customers in the ordinary course of our trade or business; or

•	in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.
However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than TRSs, will not be treated as property held for sale to customers in the ordinary course of our trade or business or that we can comply with those safe-harbor provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus for further discussion of this issue.
Requirements for Qualification as a REIT
In order for us to maintain our qualification as a REIT, we must continue to meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.
Organizational Requirements
The Internal Revenue Code defines a REIT as a domestic corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7)
which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of condition (6), the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6).
We are a Maryland corporation, we qualified and elected to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2016, and we intend to continue to qualify to be taxed as a REIT. In addition, we are managed by a board of directors, we have transferable shares of stock and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus.
For purposes of the REIT qualification requirements, any corporation that is a “qualified REIT subsidiary” of ours is not treated as a corporation separate from us. All assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.
In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this section of the prospectus. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.
Operational Requirements — Income Tests
To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•
At least 75.0% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property or by interests in real property) and from other specified sources, including qualified temporary investment income, as described below. This is the “75.0% Gross Income Test.”

•
At least 95.0% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities (that are not assets held primarily for sale to customers in the ordinary course of our trade or business) or from any combination of the foregoing. This is the “95.0% Gross Income Test.”

Rents from Real Property
Rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met. These requirements include the following:

•
The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•
In general, neither we nor an owner of 10.0% or more of our shares of stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

•
Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•
We may, however, provide services with respect to our properties, and the income derived from the properties will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income so derived will qualify as “rents from real property” if such impermissible income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% and 95.0% Gross Income Tests.

•
In addition, our TRSs may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRSs to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. We cannot assure you that our TRSs will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by TRSs for tenants of ours (or on a portion of the payments received by us from, or expenses deducted by, our TRSs).
Compliance with 75.0% and 95.0% Gross Income Tests
We will be paid interest on the mortgage loans that we make or acquire and all interest qualifies under the 95.0% Gross Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75.0% Gross Income Test if the amount of the loan did not exceed the fair market value of the real property as of the date on which the commitment by us to make or to acquire the loan becomes binding.
For purposes of the 75.0% and 95.0% Gross Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person, but not an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75.0% and 95.0% Gross Income Tests. However, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75.0% Gross Income Test.
To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest may not qualify as “rents from real property,” but will be qualifying income for purposes of the 95.0% Gross Income Test.
If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Gross Income Test and the 95.0% Gross Income Test notwithstanding its failure to otherwise satisfy these requirements for a period of three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Gross Income Test.
We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95.0% and 75.0% Gross Income Tests. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95.0% Gross Income Test or the 75.0% Gross Income Test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT, but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.
We may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income and the

95.0% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income and 95.0% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by a property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests described above.
Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income and the 95.0% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failure to the IRS.
 It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed in “— Taxation of Our Company” above, even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.
Operational Requirements — Asset Tests
At the close of each quarter of our taxable year, we also must satisfy the Asset Tests, relating to the nature and diversification of our assets:

•
First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property or on interests in real property, shares of stock in other qualified REITs, debt instruments issued by publicly offered REITs, property attributable to the temporary investment of new capital, as described above, and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•
Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding securities. The 10.0% value limitation will not apply, however, to:

(1)
“straight debt” securities (i.e., generally, debt payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor, although a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies; a security issued by a corporation or partnership will qualify as “straight debt” only if we and any of our TRSs in the aggregate hold non-qualifying securities of such issuer constituting no more than 1.0% of the value of such issuer’s outstanding securities);

(2)	loans to an individual or an estate;

(3)	certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Internal Revenue Code, other than with a “related person”;

(4)	obligations to pay qualifying rents from real property;

(5)
securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity not described in this sentence or on payments on any obligation issued by such an entity;

(6)	securities issued by another qualifying REIT; and

(7)	other arrangements identified in Treasury Regulations (which have not yet been issued or proposed).
Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. Furthermore, not more than 25.0% of our assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments by publicly offered REITs” in the definition. The third Asset Test does not apply in respect of a TRS.

•
Fourth, no more than 20.0% of the value of our total assets may consist of the securities of one or more TRSs. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of each calendar quarter. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.
If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT Asset Tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable Asset Test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.
Operational Requirements — Annual Distribution Requirements
To maintain our qualification for taxation as a REIT, the Internal Revenue Code requires us to pay distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain); and

(2)	90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property; minus
(b) the sum of certain items of non-cash income that exceeds a percentage of our income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if:

(a)
we declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

(b)
we declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.
We intend to continue to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of our stock in order to meet our distribution requirements.
If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•
Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•
The basis of the stockholder’s shares of our stock would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

We will use the accrual method of accounting and depreciate depreciable property under the modified accelerated cost recovery system or other allowable methods to calculate our REIT taxable income. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Failure to Maintain Qualification as a REIT
If we were to fail to satisfy one or more requirements to maintain our REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. However, it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.
If we fail to remain qualified as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular U.S. corporate income tax rates (although, under the Tax Cuts and Jobs Act, the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017). We will not be able to deduct distributions paid to our stockholders in any year in which we fail to remain qualified as a REIT. Under the Tax Cuts and Jobs Act, non-corporate stockholders, including individuals, generally may deduct 20.0% of distributions from a REIT, other than capital gain dividends and distributions treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. If we fail to maintain our qualification as a REIT, such stockholders may not claim this deduction with respect to distributions paid by us. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.
Taxation of Taxable U.S. Stockholders
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. The phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	an individual citizen or resident of the U.S.;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. As long as we continue to qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. Under the Tax Cuts and Jobs Act, non-corporate U.S. stockholders, including individuals, generally may deduct 20.0% of distributions from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026.
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20.0% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25.0% rate) and (2) “qualified dividend income” generally is 20.0%. In general, distributions payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s distributions are attributable to distributions received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” In addition, U.S. stockholders that are corporations may be required to treat up to 20.0% of some capital gain dividends as ordinary income.

To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of our stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of our stock will be taxable as gain realized from the sale of its shares of our stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.
Capital Gain Distributions
Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. The aggregate amount of distributions that can be designated by us as capital gain distributions or qualified distributions in a taxable year cannot exceed the distributions actually paid by us in such year. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.
Passive Activity Loss and Investment Interest Limitations
Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares of stock and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.
Certain Dispositions of Shares of our Common Stock
In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of our common stock have been held for more than 12 months and as short-term capital gain or loss if the shares of our common stock have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares of our common stock, any loss realized upon a taxable disposition of the shares of our common stock held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares of our common stock, will be treated as long-term capital loss. Also, the IRS is authorized to issue, but has not yet issued, Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares of our common stock or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.
A repurchase of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•
is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than eighty percent of the percentage of that owned by such stockholder immediately before the repurchase) (taking into account Internal Revenue Code Section 318 constructive ownership rules); or,

•
is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us); the IRS has published a ruling indicating that a repurchase which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”
 If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.
Information Reporting Requirements and Backup Withholding for U.S. Stockholders
We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (for an individual, this would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•
Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to properly report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.
Medicare Contribution Tax on Unearned Income
Certain U.S. stockholders who are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.
Customer Reporting Requirements for Brokers
The Energy Improvement and Extension Act of 2008, or the Act, imposed new customer reporting requirements on certain financial intermediaries, or brokers. The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Section 1222 of the Internal Revenue Code. Under Section 6045(g)(3) of the Internal Revenue Code, a “covered security” generally includes any share of stock in a corporation that was acquired on or after January 1, 2011, or January 1, 2012 for stock issued pursuant to a qualified distribution reinvestment plan. We have determined that shares of our common stock and shares issued pursuant to the DRIP are covered securities under the Act. Thus, stockholders who sell, redeem or otherwise liquidate shares of our common stock or shares that were issued pursuant to our DRIP will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Section 1222 of the Internal Revenue Code. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information will also be reported to the IRS.
When determining the adjusted basis of the shares liquidated, Section 6045(g)(2)(B) of the Internal Revenue Code requires us to use the first-in, first-out method for stock acquired other than for stock issued pursuant to the DRIP. When using the first-in, first-out method, we are required to identify the shares liquidated in the order that they were acquired. However, as an alternative to the first-in, first-out method, a stockholder may make an “adequate identification” of the shares at or before the time of the liquidation request. Please consult your tax advisor for acceptable methods of making an adequate identification of shares.
With respect to stock issued pursuant to the DRIP, Section 6045(g)(2)(B) of the Internal Revenue Code requires us to use our default method, which may be the first-in, first-out method described above or the average basis method. When using the average basis method, the adjusted basis of each share issued pursuant to the DRIP would be equal to the average acquisition cost of all shares issued pursuant to the DRIP held in the account at the time of the liquidation request. Currently, our default method is the first-in, first-out basis method. Therefore, we will use the first-in, first-out method described above to identify the shares liquidated unless, at or before the time of the liquidation request, (a) a stockholder informs us that they wish to make an adequate identification of the shares or (b) a stockholder informs us that they wish to use the average basis method. Please consult your tax advisor if you wish to make an adequate identification of shares or use the average basis method.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities such as employee pension benefit trusts, IRAs and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares of stock in a trade or business.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Qualified trusts that hold more than 10.0% (by value) of the shares of stock of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares of stock held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or a group of qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% by value of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. We will attempt to monitor the concentration of ownership of qualified trusts in shares of our common stock, and we do not expect the shares of our common stock to be deemed to be “predominately held” by qualified trusts, to the extent required to trigger the treatment of our income as to such trusts.
Taxation of Non-U.S. Stockholders
The following discussion is intended only as a summary of the complex rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders). Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in shares of our common stock, including any reporting requirements.
Income Effectively Connected with a U.S. Trade or Business
In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in shares of our common stock if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the U.S. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.
The following discussion will apply to non-U.S. stockholders whose income derived from ownership of shares of our common stock is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
The taxation of distributions by us to non-U.S. stockholders generally will depend on whether the distributions are attributable to the collection of interest paid pursuant to mortgages and rent from real property, or to sales or exchanges by us of a “United States real property interest” within the meaning of FIRPTA. A distribution to a non-U.S. stockholder that is attributable to the collection of interest and rent and not attributable to gain realized by us from the sale or exchange of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares of our common stock (but not below zero) and then as gain from the disposition of those shares of our common stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares of our common stock.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a “United States real property interest” will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder (other than qualified pension funds, entities wholly owned by a qualified foreign pension fund and certain foreign publicly traded entities) as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder (other than qualified pension funds, entities wholly owned by a qualified foreign pension fund and certain foreign publicly traded entities) will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.
Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders
Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

•	30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).
In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.
Sale of Shares of our Common Stock by a Non-U.S. Stockholder
A sale of shares of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless the shares of our common stock constitute a “United States real property interest.” Shares of our common stock will not constitute a U.S. real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares of stock held directly or indirectly by non-U.S. stockholders.
We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of shares of our common stock should not be subject to taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of shares of our common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest would depend on whether the non-U.S. stockholder is a qualified foreign pension fund (or an entity wholly owned by a qualified foreign pension fund) or a foreign publicly traded entity meeting certain requirements or shares of our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Shares of our common stock currently are not “regularly traded” on an established securities market.
If the gain on the sale of shares of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares of our common stock and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of shares of our common stock may be required to withhold 15.0% of the purchase price for sales of shares and remit this amount to the IRS.
Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.

Foreign Account Tax Compliance Act
On March 18, 2010, President Obama signed the Foreign Account Tax Compliance Act, or FATCA, which currently provides that a 30.0% withholding tax will be imposed on certain U.S. source passive payments made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. FACTA will generally impose withholding taxes with respect to payments of disposition proceeds of U.S. securities required after December 31, 2018.
FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include banks, certain insurance companies, hedge funds, private equity funds, mutual funds, securitization vehicles or other investment vehicles), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons or U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. In the event of noncompliance with the FATCA requirements, as set forth in the Internal Revenue Code and Treasury Regulations, withholding at a rate of 30.0% on distributions in respect of shares of our common stock and gross proceeds from the sale of shares of our common stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise).
The United States Treasury is also in the process of signing intergovernmental agreements with other countries to implement the exchange of information required under FATCA. Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity’s home jurisdiction. Investors that invest in our shares through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance.
Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders
We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.
We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payer does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.
As described above, FATCA and subsequent Internal Revenue Service guidance regarding the implementation of FATCA provide that a U.S. withholding tax at a 30.0% rate will be imposed (i) on distributions with respect to our common stock and (ii) on proceeds of a sale in respect of our common stock made after December 31, 2018; in each case in (i) and (ii), when received by certain non-U.S. stockholders if certain due diligence disclosure and reporting rules related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement, if and when entered into, between the United States and the foreign entity’s home jurisdiction.
Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.
Statement of Stock Ownership
We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of our common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of our common stock is required to include specified information relating to his or her shares of our common stock in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.
Federal Income Tax Aspects of Our Operating Partnership
The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, generally known as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes, however, if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the “Passive-Type Income Exemption.”
Under applicable Treasury Regulations regarding publicly traded partnerships, or PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.
Our operating partnership currently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.
We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to continue to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.
Income Taxation of Our Operating Partnership and Its Partners
Partners, Not Partnership, Subject to Tax.     A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
Partnership Allocations.     Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
 Tax Allocations With Respect to Contributed Properties.     Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under Section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.
Basis in Partnership Interest.     The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Depreciation Deductions Available to the Operating Partnership.     Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in real estate and real estate-related investments. To the extent that our operating partnership acquires real estate and real estate-related investments for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price it paid. Our operating partnership plans to depreciate each such depreciable real estate or real estate-related investments for federal income tax purposes under the modified accelerated cost recovery system, or MACRS, of depreciation. Pursuant to Section 168(g)(7) of the Internal Revenue Code, we have elected to depreciate MACRS property with the Alternative Depreciation System. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method. Qualified leasehold improvements and land improvements will be depreciated over a 20-year recovery period using a straight-line method.
 To the extent that our operating partnership acquires real estate and real estate-related investments in exchange for its units, its initial basis in each such real estate or real estate-related investments for federal income tax purposes should be the same as the transferor’s basis in that real estate or real estate-related investments on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable real estate or real estate-related investments for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.
Sale of Our Operating Partnership’s Property.     Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
The following is a summary of some considerations associated with an investment in shares of our common stock by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an IRA or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to generally as Benefit Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the DOL and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute foreign pension plans, governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.
In considering an investment in shares of our common stock, those involved with making investment decisions for Benefit Plans or IRAs should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Benefit Plans and IRAs, each fiduciary or other person responsible for the investment of the assets of a Benefit Plan or IRA seeking to invest plan assets in shares of our common stock should, taking into account the facts and circumstances of such Benefit Plan or IRA, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether the investment will be in accordance with the documents and instruments governing such Benefit Plan or IRA, including any investment policy;

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan or IRA investor;

•	whether the investment will result in UBTI to the Benefit Plan or IRA;

•
whether there is sufficient liquidity for the Benefit Plan or IRA considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Benefit Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Benefit Plan or IRA annually or more frequently, in accordance with ERISA and the Internal Revenue Code;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable; and

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable.
ERISA also requires that the assets of an employee benefit plan subject to ERISA generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the employee benefit plan.
Minimum and Other Distribution Requirements — Plan Liquidity
Potential Benefit Plan or IRA investors who intend to purchase shares of our common stock should consider the limited liquidity of an investment in shares of our common stock as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan or IRA from time to time. If the shares of our common stock are held in a Benefit Plan or IRA and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such Benefit Plan or IRA, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares of our common stock be made in kind to such participant or beneficiary or that a rollover of such shares be made to a Benefit Plan or IRA or other plan, which may not be permissible under the terms and provisions of such Benefit Plan or IRA. Even if permissible, a distribution of shares of our common stock in kind must be included in the taxable income of the recipient for the year in which the shares of our common stock are received at the then current fair market value of the shares of our common stock, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares of our common stock. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The fair market value of any such distribution-in-kind can be only an estimated per share NAV of our common stock because no public market for shares of our common stock exists or is likely to develop. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which shares of our common stock could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Benefit Plan may have an obligation, even in situations involving in-kind distributions of shares of our common stock, to liquidate a portion of the in-kind shares of our common stock distributed in order to satisfy such withholding obligations, although there might be no market for such shares of our common stock. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation
Fiduciaries of Benefit Plans are required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.
Unless and until the shares of our common stock are listed for trading on a national securities exchange, we do not expect that a public market for the shares of our common stock will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in shares of our common stock, we intend to provide reports of our estimations of our current value per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.
Pursuant to NASD Rule 2340, which took effect on April 11, 2016, following the determination of our first estimated per share NAV, which was determined by our board of directors on April 6, 2018, we are required to publish an updated estimated per share NAV on at least an annual basis. Our board of directors will make decisions regarding the valuation methodology to be employed, who will perform valuations of our assets and the frequency of such valuations; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. For more information about our valuation policy, see “Description of Capital Stock — Valuation Policy.”
We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated per share NAV would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•
our stockholders would be able to realize estimated values if they were to attempt to sell their shares of our common stock, because no public market for shares of our common stock exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a Benefit Plan incurs duties and obligations under ERISA as discussed herein. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan or IRA. In general, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan or provides investment advice for a fee (direct or indirect) with respect to such assets is considered to be a fiduciary of such Benefit Plan. Under the DOL regulations, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. The DOL issued a final regulation in April 2016 expanding the definition of who is a “fiduciary” under ERISA by reason of providing “investment advice,” which was scheduled to take effect on April 10, 2017. On February 3, 2017, the President asked for additional review of this regulation. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending the applicability date of the final regulation to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach, and on November 27, 2017, the DOL further delayed the implementation of certain requirements and exemptions. Therefore, certain requirements and exemptions will not take effect until July 1, 2019. On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. It is unclear what impact this decision will have on the final regulation – the DOL could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court, or further revise or withdraw the final regulation. In response to the Fifth Circuit’s decision, a DOL spokesperson has informally indicated that the DOL will not enforce the final regulation at this time pending further review. If the DOL does not seek a rehearing, the Fifth Circuit is expected to enter a mandate vacating the final regulation on May 7, 2018. The effect of the final regulation and the accompanying exemptions are complex and may be subject to further revision or withdrawal. Benefit Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulation on purchasing and holding interests in our company.
Further, many transactions between Benefit Plans or IRAs and any person that is a “party in interest” or “disqualified person” are prohibited by ERISA and/or the Internal Revenue Code, regardless of how beneficial they may be for the Benefit Plan or IRA. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan or IRA and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan or IRA is also prohibited. A fiduciary of a Benefit Plan or IRA also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund. ERISA also generally requires that the assets of Benefit Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Benefit Plan.
In the event that our properties and other assets were deemed to be assets of a Benefit Plan or IRA, referred to herein as Plan Assets, our directors would, and other of our employees might, be deemed fiduciaries of any Benefit Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Benefit Plans would extend to our directors and possibly other employees as Benefit Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Asset Considerations
In order to determine whether an investment in shares of our common stock by Benefit Plans or IRAs creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in shares of our common stock by Benefit Plans or IRAs will cause our assets to be treated as Plan Assets. Section 3(42) of ERISA defines the term “Plan Assets” in accordance with previously issued DOL regulations, or the Plan Asset Rules, with certain express exceptions. The Plan Asset Rules provide guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Rules, the assets of an entity in which a Benefit Plan or IRA makes an equity investment will generally be deemed to be assets of such Benefit Plan or IRA unless the entity satisfies one of certain expressly enumerated exceptions. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly-offered securities,” defined generally as interests that are “freely-transferable,” “widely-held” and registered with the SEC;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”
In the event our assets could be characterized as “plan assets” of Benefit Plan or IRA investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan or IRA will not include the underlying assets of an entity in which the Benefit Plan or IRA invests if equity participation in the entity by “benefit plan investors” is not “significant.”
The Plan Asset Rules provide that equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The term “benefit plan investor” means (i) “employee benefit plans” subject to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(e)(1) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).
Our charter prohibits benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. As a result, we anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to repurchase shares of our common stock and to refuse to give effect to a transfer of shares of our common stock. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan or IRA that invests in our common stock.
Publicly Offered Securities Exemption
As noted above, if a Benefit Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Rules. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although we intend to satisfy the registration requirements under this definition by offering shares of our common stock in connection with an effective registration statement under the Securities Act of 1933, as amended, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.
Under the Plan Asset Rules, a class of securities is considered “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering the shares of our common stock will be “widely held,” the shares of our common stock will not be widely held until we sell shares of our common stock to 100 or more independent investors.
Assuming that the shares of our common stock are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Rules provide that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provide several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment in a public offering of securities is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed upon shares of our common stock in order to maintain our status as a REIT should not prevent the shares of our common stock from being deemed “freely transferable.”
Shares of our common stock are being sold in connection with an effective registration statement under the Securities Act of 1933, as amended. We expect to be exempt from registration as an investment company under the Investment Company Act.

Real Estate Operating Company Exemption
Even if we were deemed not to qualify for the “benefit plan investors,” the “registered investment company,” or the “publicly offered securities” exemption, the Plan Asset Rules also provide an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Rules, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.
An example in the Plan Asset Rules indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Rules and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.
Consequences of Holding Plan Assets
In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Benefit Plan or IRA stockholder and an investment in shares of our common stock might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Benefit Plan or IRA in shares of our common stock might be deemed to result in an impermissible commingling of Benefit Plan and/or IRA assets with other property.
In addition, if our management or affiliates were treated as fiduciaries with respect to Benefit Plan and IRA stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and their or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan or IRA stockholders with the opportunity to sell their shares of our common stock to us or we might dissolve or terminate.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans, or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan or IRA, as well as employer sponsors of the Benefit Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets or has any authority to do so. Under a regulation issued by the DOL, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock, and that person regularly provides investment advice to the Benefit Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan or IRA based on its particular needs.
Thus, if we are deemed to hold Plan Assets under the Plan Asset Rules, our advisor, any selected dealer or any of their affiliates could be characterized as a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to such Plan Assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Benefit Plan or an IRA investor, we might be a disqualified person or a party-in-interest with respect to such Benefit Plan or IRA investors, resulting in a prohibited transaction merely upon investment by such Benefit Plan or IRA in shares of our common stock. Accordingly, unless an administrative or statutory exemption applies, shares of our common stock should not be purchased by a Benefit Plan or IRA with respect to which any of the above persons is a fiduciary.
Prohibited Transactions — Consequences
As we previously described, ERISA prohibits Benefit Plans and IRAs from engaging in prohibited transactions. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose a 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction.
In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to reverse or unwind the transaction and to restore to the Benefit Plan any profits realized by these fiduciaries as a result of the transaction or breach and to make whole the Benefit Plan for any losses it incurred as a result of the transaction or breach. ERISA provides that the Secretary of the DOL may impose civil penalties (generally, 5.0% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved) upon parties-in-interest that engage in prohibited transactions. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.
Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan or IRA is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find Additional Information” section below.
Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock, of which (i) 1,000,000,000 shares are designated common stock, $0.01 par value per share, and (ii) 200,000,000 shares are designated as preferred stock, $0.01 par value per share. Of the 1,000,000,000 shares of common stock authorized, 900,000,000 shares are classified as Class T common stock and 100,000,000 shares are classified as Class I common stock. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors; provided, however, that stockholders of one share class shall have exclusive voting rights on any amendment to our charter that would alter only the contract rights of that share class, and no stockholders of another share class shall be entitled to vote thereon. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. While we expect that our board of directors will declare the same daily distribution amount with respect to Class I shares as compared to Class T shares, the lower purchase price of Class I shares will result in a higher annualized distribution percentage rate (when compared to the purchase price) for such shares as compared to Class T shares.
Our estimated NAV will be determined on an aggregate basis for the company and our estimated per share NAV will be the same across share classes.

Upon issuance for full payment in accordance with the terms of this offering, all shares of common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, or any preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights.

Class T Shares

Each share of our Class T common stock sold in our primary offering will be subject to a selling commission of up to 3.0% of the gross offering proceeds per share and a dealer manager fee of up to 3.0% of the gross offering proceeds per share. To the extent that selling commissions are less than 3.0% of the gross offering proceeds for any Class T shares sold, such reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. With respect to the dealer manager fee, our advisor will fund up to an amount equal to 2.0% of the gross offering proceeds, which will reduce the amount we pay for such fee, and we will fund the remaining 1.0% of the gross offering proceeds. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. In addition, we pay an ongoing stockholder servicing fee to our dealer manager with respect to shares of our Class T common stock sold in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share of shares of our Class T common stock sold in our primary offering, will not exceed an amount equal to 4.0% in the aggregate and will be paid quarterly in arrears. By agreement with participating broker-dealers, such stockholder servicing fee may be reduced or limited. We will cease paying the stockholder servicing fee with respect to the shares of our Class T common stock sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares of our common stock in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. Our dealer manager may reallow 100% of the stockholder servicing fee to participating broker-dealers. We will not pay selling commissions, dealer manager fees or stockholder servicing fees on Class T shares sold pursuant to the DRIP.

Class I Shares

Each share of our Class I common stock sold in our primary offering will not be subject to up-front selling commissions or a stockholder servicing fee, but will be subject to a dealer manager fee. Prior to March 1, 2017, Class I shares were subject to a dealer manager fee of up to 3.0% of the gross offering proceeds in our primary offering, of which an amount equal to 2.0% of the gross offering proceeds was funded by our advisor and 1.0% of the gross offering proceeds was funded by us. Effective March 1, 2017, Class I shares are subject to a dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds in our primary offering, all of which is funded by our advisor. Class I shares are only available to investors purchasing through certain registered investment advisors and other accounts and to our executive officers, our directors, officers and employees of our advisor and its affiliates and their respective family members, or as otherwise outlined in the “Plan of Distribution” section of our prospectus. We will not pay selling commissions, dealer manager fees, or stockholder servicing fees on Class I shares sold pursuant to the DRIP.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. In addition, a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, must approve the issuance of preferred stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast on such matter at the meeting. Within 10 days after receipt of such written request for a special meeting, stating the purpose of the meeting, either in person or by mail, our secretary shall provide all stockholders with written notice, either in person or by mail, of such meeting and the purpose of such meeting. Such special meeting shall be held not less than 15 days nor more than 60 days after the secretary’s distribution of such notice, at the time and place specified in the stockholder request for the special meeting; provided, however, that if none is so specified, such special meeting shall be held at a time and place convenient to the stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50.0% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.
Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights and the exercise of stockholder rights under federal proxy laws. If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, our advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided hereunder to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the above list describes all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Griffin-American Healthcare REIT IV, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
In order for us to maintain our qualification as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50.0% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of any taxable year beginning with the second taxable year in which we qualified as a REIT. In addition, the outstanding shares of stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualified as a REIT. We may prohibit certain acquisitions and transfers of shares of our stock so as to ensure our qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.
Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.9% of the value of shares of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to maintain our qualification as a REIT, will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of our stock. If the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be null and void and the proposed transferee will acquire no rights in such shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the trust. Shares-in-trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series of stock. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee of the trust shall sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust on the day of the event causing the shares to be held in trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.
If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by the prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive, such excess must be paid to the trustee upon demand. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares of stock at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts or intends to acquire shares of our stock in violation of the foregoing restriction or who owns shares of our stock that were transferred to any such trust is required to give immediate written notice to us of such event or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the foregoing restrictions is no longer required for REIT qualification.
Our board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from the limitation on ownership of more than 9.9% of the value of shares of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failure to maintain our qualification as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust.
Any stockholder of record who owns more than 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) of the outstanding shares of our stock during any taxable year, within 30 days after the end of such taxable year, will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares of our stock actually owned by such stockholder, and such information regarding the beneficial ownership of the shares of our stock as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.
Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.
Distribution Policy
We have paid and intend to continue to pay distributions on a monthly basis. Our distribution policy will be set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any, although we expect to continue to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors approves a daily distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for each month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.
To maintain our qualification as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to maintain our qualification as a REIT, we are required to distribute 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to maintain our qualification as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial years of distributions and that such distributions will represent a return of capital.
Generally, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in your shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares of our common stock you may realize a higher taxable gain or a smaller loss because the basis of the shares of our common stock as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations” section of this prospectus.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
We are not prohibited from distributing securities in lieu of making cash distributions to our stockholders, provided that the securities so distributed to our stockholders are readily marketable. Our stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.
On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor agreed to waive certain asset management fees that may otherwise be due to our advisor pursuant to the Advisory Agreement until such time as the amount of such waived asset management fees is equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the Advisory Agreement. Having raised the minimum offering in April 2016, the distributions declared for each record date in the May 2016 and June 2016 periods were paid in June 2016 and July 2016, respectively, from legally available funds. The daily distributions were calculated based on 365 days in the calendar year and were equal to $0.001643836 per share of our Class T common stock. These distributions were aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. We acquired our first property on June 28, 2016, and as such, our advisor waived $80,000 in asset management fees, which was equal to the amount of distributions paid from May 1, 2016 through June 27, 2016. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.
On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending on September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share was sold and ending on September 30, 2016. Subsequently, our board of directors authorized on a quarterly basis, a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the quarterly periods commencing on October 1, 2016 and ending on June 30, 2018. The daily distributions were or will be calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our Class T and Class I common stock, which is equal to an annualized distribution of $0.60 per share. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to our DRIP monthly in arrears, only from legally available funds.

Restrictions on Roll-Up Transactions
In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving securities of the Roll-up Entity that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(A)	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(B)	one of the following:

(1)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(2)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed Roll-up Transaction:

•
that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “— Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Valuation Policy
On April 6, 2018, our board of directors, at the recommendation of our audit committee, unanimously approved and established an estimated per share NAV of our Class T and Class I common stock of $9.65. The estimated per share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares of Class T and Class I common stock outstanding on a fully diluted basis, calculated as of December 31, 2017, or the Valuation Date. We are providing this estimated per share NAV to assist broker-dealers in connection with their obligations under NASD Conduct

Rule 2340, as required by FINRA, with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April 2013, in addition to guidance from the SEC. We believe that there were no material changes between the Valuation Date and the date of this prospectus that would impact the estimated per share NAV.

Background

Our audit committee, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the estimated per share NAV of our common stock, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.

The estimated per share NAV was determined after consultation with our advisor and CBRE Cap, an independent FINRA registered broker-dealer firm that specializes in providing real estate financial services. The engagement of CBRE Cap was approved by our audit committee. CBRE Cap engaged CBRE Valuation & Advisory Services, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties, to perform cash flow projections and unlevered, ten-year discounted cash flow, or DCF, analyses from restricted-use appraisals for each of our operating assets as of the Valuation Date. CBRE Cap prepared a valuation report, or the Valuation Report, summarizing key information and assumptions and providing an appraised value on 38 medical office and healthcare related properties, or the Appraised Properties, we owned as of the Valuation Date, reduced by CBRE Cap’s valuation of the interest held by our joint venture partner, an unaffiliated third party, with respect to Central Florida Senior Housing Portfolio, then adjusting for CBRE Cap’s valuation of our mortgage loans, term loan and line of credit payables, or the Debt Liabilities, and CBRE Cap’s estimate of our advisor’s subordinated participation in net sales proceeds due upon liquidation of our portfolio. The Valuation Report also relied upon the value of our cash, other assets and other liabilities as of the Valuation Date to calculate an estimated per share NAV of our common stock.

Upon our audit committee’s receipt and review of the Valuation Report, meeting with representatives from CBRE Cap and consideration of the material assumptions and valuation methodologies applied and described therein, our audit committee concluded that the range of $9.32 to $9.99 for our estimated per share NAV of our Class T and Class I common stock contained in the Valuation Report was reasonable, and after the recommendation from our advisor that our audit committee recommend to our board of directors $9.65 as the estimated per share NAV of our Class T and Class I common stock, our audit committee recommended to our board of directors that it adopt $9.65 as the estimated per share NAV of our Class T and Class I common stock, which value is the mid-point of the range determined by CBRE Cap in its Valuation Report. On April 6, 2018, upon our board of directors’ receipt and review of the Valuation Report, our board of directors accepted the recommendation of our audit committee and approved $9.65 as the estimated per share NAV of our Class T and Class I common stock as of December 31, 2017, exclusive of any portfolio premium. We currently expect to publish an updated NAV of our common stock on at least an annual basis.

The table below sets forth the calculation of our estimated per share NAV as of December 31, 2017 after our board of directors’ review of the range for our estimated per share NAV contained in CBRE Cap’s Valuation Report.

Estimated Per Share NAV

	Estimated Value	Estimated Value Per Share
Appraised Properties(1)	$517,909,000	$12.27

Cash and Other Assets	12,055,000	0.29
Debt Liabilities	(95,568,000)	(2.26)
Other Liabilities	(27,297,000)	(0.65)
Advisor Subordinated Participation	—	—
Estimated Net Asset Value December 31, 2017	$407,099,000	$9.65

Fully Diluted Shares Outstanding at December 31, 2017	42,207,368
______________

(1)	Net of interest in Central Florida Senior Housing Portfolio held by our joint venture partner.

Methodology and Key Assumptions

In determining an estimated per share NAV of our common stock, our board of directors considered the recommendation of our audit committee, the Valuation Report provided by CBRE Cap and information provided by our advisor. Our goal in calculating an estimated per share NAV is to arrive at a value that is reasonable and supportable using what our audit committee and our board of directors each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The estimated per share NAV is not audited and does not represent the fair value of our assets less its liabilities according to GAAP, nor does it represent a liquidation value of our assets and liabilities or the amount our shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current market value or book value. The estimated value of the Appraised Properties does not necessarily represent the value we would receive or accept if the assets were marketed for sale. The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets and in response to the real estate and finance markets. The estimated per share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The estimated per share NAV also does not take into account estimated disposition costs and fees for real estate properties or interests therein.

Independent Valuation Firm

CBRE Cap was selected by our audit committee to render its Valuation Report as further described below. CBRE Group, Inc., or CBRE, is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2017 revenue). CBRE Cap, a subsidiary of CBRE, is a FINRA registered broker-dealer firm that specializes in providing real estate financial services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by us and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions.

While our company, our affiliates and other entities managed or sponsored by affiliates of our advisor may have engaged or may engage CBRE Cap or its affiliates in the future for services of various kinds, we believe that there are no material conflicts of interest with respect to our engagement of CBRE Cap. We engaged CBRE Cap, with approval from our audit committee, to deliver its Valuation Report to assist in the NAV determination. For the preparation of the Valuation Report, we paid CBRE Cap a customary fee for service of this nature, no part of which was contingent relating to the provision of services or specific findings. In addition, we have agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. In the two years prior to the date of this filing, neither CBRE Cap nor its affiliates have been engaged by us, our advisor or its affiliates with respect to valuation services. CBRE Cap or its affiliates may from time to time in the future perform similar or other services for us or our advisor or their respective affiliates. The compensation we paid to CBRE Cap related to the valuation is based on the scope of work and not on the appraised values of the Appraised Properties or our estimated per share NAV.

The appraisal of our real property assets, or MAI Appraisal, was performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, the real estate appraisal industry standards created by The Appraisal Foundation. The MAI Appraisal was commissioned by CBRE Cap from CBRE Valuation and Advisory Services. The MAI Appraisal was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or MAI, designations. In preparing its Valuation Report, CBRE Cap did not, and was not requested to, solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

CBRE Cap collected reasonably available material information that it deemed relevant in appraising our Appraised Properties and Debt Liabilities and estimating the per share NAV of our stock. CBRE Cap relied in part on information provided by us and our advisor, including (i) property historical and projected operating revenues, expenses and occupancy; (ii) property lease agreements and/or lease abstracts; (iii) purchase option agreements or summaries; (iv) loan agreements, collateral information and amortization schedules; and (v) information regarding recent or planned capital expenditures. In conducting its investigation and analyses, CBRE Cap took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although CBRE Cap reviewed information supplied or otherwise made available by us or our advisor, they assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. CBRE Cap has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of our management, our board of directors, and/or our advisor. CBRE Cap relied on us to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review. CBRE Cap assumes no obligation to update or otherwise revise these materials. CBRE Cap and its affiliates are not responsible for the accuracy of the information provided to it by us and our advisor.

Although CBRE Cap considered comments received from us or our advisor during the valuation process, the final appraised values of our Appraised Properties, including the estimated value of our joint venture interest in Central Florida Senior Housing Portfolio, or the Central Florida Interest, and Debt Liabilities in the Valuation Report were determined by CBRE Cap. The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date, and any material change in such information, circumstances or conditions may have a material effect on our estimated per share NAV. The Valuation Report is addressed solely to our audit committee to assist it in calculating and recommending to our board of directors an estimated per share NAV of our common stock. The Valuation Report is not addressed to the public, may not be and should not be relied upon by any other person to establish an estimated per share NAV of our common stock, and does not constitute a recommendation by CBRE Cap to any person to purchase or sell any shares of our common stock and should not be represented as such. Neither CBRE Cap nor any of its affiliates, including CBRE Valuation & Advisory Services, is responsible for or participated in our board of directors’ determination of the estimated per share NAV of our common stock, or our board of directors’ determination of the offering prices for each class of shares of our common stock to be sold in the primary portion of this offering, the price of shares repurchased pursuant to our share repurchase plan, or the offering price of shares sold pursuant to our DRIP.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and us. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. CBRE Cap relied on the appraisals and valuations of real properties conducted by CBRE Valuation & Advisory Services, and CBRE Cap’s analyses do not purport to be standalone appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of our common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of us and the state of the real estate industry more generally. Accordingly, with respect to the estimated per share NAV of our common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at the estimated per share NAV;

•	a stockholder would ultimately realize distributions per share equal to the estimated per share NAV upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares would trade at a price equal to or greater than the estimated per share NAV of our common stock if we listed them on a national securities exchange;

•	a third party would acquire our company at a value equal to or greater than the estimated per share NAV of our common stock; or

•	the methodology used to establish the estimated per share NAV of our common stock would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

In addition, the estimated per share NAV of our common stock does not reflect “enterprise value” which may include an adjustment for:

•	the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

Furthermore, because the estimated per share NAV is intended to reflect the estimated value on the date that the per share NAV is determined, the estimated per share NAV of $9.65 for the Class T common stock does not reflect any obligation to pay future stockholder servicing fees that may potentially become payable after the Valuation Date. As a result, the estimated liability for future stockholder servicing fees, which is accrued at the time each share is sold, has no effect on the per share NAV for shares of Class T common stock.

After review of the range contained in CBRE Cap’s Valuation Report, our board of directors used an aggregate value of the Appraised Properties as of the Valuation Date of approximately $517,909,000, the mid-point of the range, to determine our estimated per share NAV, compared with an aggregate initial investment of approximately $465,140,000.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Valuation Report. The Valuation Report, including the analysis, opinions, and conclusions set forth in such report, is qualified by the assumptions, qualifications, and limitations set forth in the report.

Valuation Methodology

Valuation of Appraised Properties

To estimate the value of the Appraised Properties, CBRE Cap conducted an appraisal for the 38 Appraised Properties, consisting of 18 medical office properties, 11 net-leased senior housing properties and nine senior housing properties operated utilizing the structure permitted by RIDEA.

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by us and our advisor;

•
reviewed and discussed with senior management of our company and our advisor the historical and anticipated future financial performance of our properties, including forecasts prepared by us or our advisor;

•	commissioned restricted use appraisals which contained analysis on our real property assets, or the MAI Appraisals, and performed analyses and studies for the properties;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared our financial information to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed our reports filed with the SEC; and

•	reviewed the audited financial statements for the period ended December 31, 2017.

In determining its value opinion of each Appraised Property, CBRE Cap utilized all information that it deemed relevant, including information from our advisor and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Appraised Properties, and pursuant to its engagement, CBRE Cap utilized an unlevered, ten-year DCF analysis from MAI Appraisals. The terminal capitalization rate method was used to calculate the terminal value of the asset, with such rate based on MAI Appraisals and the specific geographic location of the assets and other relevant factors. In selecting each capitalization rate, CBRE Cap took into account, among other factors, prevailing capitalization rates in the applicable property sector, the property’s location, age and condition, the property’s operating trends and, for net leased properties, the lease coverage ratios, and other unique property factors. In applying the DCF analysis, a market discount rate and terminal capitalization rate was applied to multi-year property projections which factored in, among other things, the leases encumbering the properties, market conditions with respect to lease-up or releasing and property historical and projected operating trends. As applicable, CBRE Cap adjusted the capitalized value of each Appraised Property for any excess land, deferred maintenance or capital needs, rent abatements and lease-up costs to estimate the “as-is” value of each Appraised Property. CBRE Cap then adjusted the “as-is” property values, as appropriate, for our allocable ownership interest in the Appraised Properties to account for the interests of any third-party investment partners, including any priority distributions. CBRE Cap then applied the terms of the Central Florida Senior Housing Portfolio joint venture agreement, including any distribution priorities and factoring in the value of the promote given to the joint venture partner, to its Central

Florida Senior Housing Portfolio equity value estimate to establish the value of our Central Florida Interest. CBRE Cap’s Appraisal Report was certified by an appraiser licensed in each state in which the Appraised Properties were located.

After review of the range contained in CBRE Cap’s Valuation Report, our board of directors used an aggregate estimated value of the Appraised Properties of approximately $517,909,000, the mid-point of the range, to determine our estimated per share NAV. The following summarizes the key assumptions that were used in the DCF analyses to arrive at the value of the Appraised Properties as of December 31, 2017:

Assumptions	Range
Discount Rates
Medical Office Buildings	6.95% - 7.31%
Senior Housing Properties	7.64% - 8.03%
Senior Housing Properties — RIDEA	8.19% - 8.60%

Terminal Capitalization Rates
Medical Office Buildings	6.51% - 6.84%
Senior Housing Properties	6.91% - 7.26%
Senior Housing Properties — RIDEA	7.45% - 7.84%

Valuation of Debt Liabilities

The estimated value of the Debt Liabilities was determined by CBRE Cap by applying a DCF analysis over the projected remaining term of each debt liability. The cash flows used in the DCF analysis were based on the loan’s contractual agreement and corresponding interest and principal payments. The expected cash flow was then discounted at an interest rate that CBRE Cap deemed appropriate based on what CBRE Cap determined a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account items such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position, prepayment provisions and other factors deemed relevant, as available.

Cash, Other Assets and Other Liabilities

To derive the estimated per share NAV, CBRE Cap increased or decreased the estimated value of the Appraised Properties, including the Central Florida Interest and Debt Liabilities, accordingly, by our other assets and other liabilities included in our December 31, 2017 balance sheet. The carrying value of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and other liabilities, deferred financing costs, unamortized lease commissions, and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments or liabilities.

Advisor Subordinated Participation

The estimated per share NAV was calculated by CBRE Cap net of our advisor’s subordinated participation in net sales proceeds in the event of a liquidation of the portfolio, which we advised CBRE Cap was equal to 15.0% of net sales proceeds after stockholders are paid a full return of capital plus an annual 6.0% cumulative, non-compounded return. As of December 31, 2017, CBRE Cap attributed no value to our advisor’s subordinated participation in net sales proceeds in the event of a liquidation of the portfolio.

Our Board of Directors’ Determination of the Estimated Per Share NAV

On April 6, 2018, CBRE Cap delivered its final Valuation Report to our audit committee that contained a range for our estimated per share NAV of $9.32 to $9.99. Our audit committee was given an opportunity to confer with our advisor and CBRE Cap regarding the methodologies and assumptions used therein, and our advisor recommended that our audit committee recommend to our board of directors $9.65 as the estimated per share NAV of our Class T and Class I common stock. On April 6, 2018, our audit committee then recommended that our board of directors establish $9.65 as the estimated per share NAV of our Class T and Class I common stock, which value is the mid-point of the range determined by CBRE Cap. Our board of directors is ultimately and solely responsible for the establishment of the estimated per share NAV of our Class T and Class I common stock. In arriving at its determination of the estimated per share NAV, our board of directors considered all information provided in light of its own familiarity with our assets and unanimously approved the estimated value recommended by our audit committee, or an estimated per share NAV of our Class T and Class I common stock of $9.65.

Sensitivity Analysis

Changes to the key assumptions used to arrive at the estimated per share NAV, including the capitalization rates and discount rates used to value the Appraised Properties, including the Central Florida Interest and Debt Liabilities, could have a significant impact on the underlying value of our assets. The following table presents the impact on the estimated per share NAV of our common stock resulting from a 2.5% increase and decrease to the discount rates and terminal capitalization rate, which represents a 5.0% sensitivity analysis.

Increase (Decrease) on the Estimated Value Per Share due to

	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.17	$(0.17)
Discount rate	$0.16	$(0.17)

Limitations and Risks of Estimated Per Share NAV

As with any valuation, the methodologies used by our board of directors to determine the estimated per share NAV are based upon a number of estimates, assumptions, judgements and opinions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.

Although our board of directors relied on estimated values of our assets and liabilities in establishing the estimated per share NAV, the estimated per share NAV may bear no relationship to our book value as determined by GAAP, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments. In addition, the estimated per share NAV may not represent the price at which the shares of our common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of our company or the amount a stockholder would realize in a private sale of shares.

Furthermore, in reaching an estimated per share NAV of our shares, our board of directors did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of our shares of common stock on a national securities exchange, a merger of our company, or a sale of our portfolio, were not included in our board of directors’ estimate of the per share NAV of our shares.

The estimated value of our assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related real estate, changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in the amount of distributions on our common stock, repurchases of our common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in the “Risk Factors” section of this prospectus. There is no assurance that the methodologies used to establish the estimated per share NAV would be acceptable to FINRA or in compliance with ERISA guidelines with respect to their reporting requirements.

DISTRIBUTION REINVESTMENT PLAN

We have adopted the DRIP, which will allow you to have your distributions otherwise payable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of the DRIP, which is attached to this prospectus as Exhibit C.
During this offering, you may participate in the DRIP and elect to have the distributions you receive reinvested in shares of our common stock. Distributions with respect to Class T shares will be reinvested in Class T shares and distributions with respect to Class I shares will be reinvested in Class I shares. Effective April 11, 2018, shares of both Class T shares and Class I shares issued pursuant to the DRIP are issued at a price of $9.65 per share, the most recently published estimated per share NAV of our common stock. Prior to January 1, 2017, shares of both Class T shares and Class I shares issued pursuant to the DRIP were issued a price of $9.50 per share, and from January 1, 2017 to April 10, 2018, shares of both Class T shares and Class I shares issued pursuant to the DRIP were issued at a price of $9.40 per share.
We will not pay selling commissions, the dealer manager fee, stockholder servicing fees or other organizational and offering expenses with respect to shares of our common stock purchased pursuant to the DRIP. We will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all of the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of selling commissions, dealer manager fees and other organizational and offering expenses will inure to the benefit of the participant. A copy of the DRIP is included as Exhibit C to this prospectus.
Stockholders participating in the DRIP may purchase whole or fractional shares of our common stock, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance pursuant to the DRIP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor minimum income or net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify our administrator in writing of that fact.
Stockholders purchasing shares of our common stock pursuant to the DRIP will have the same rights and will be treated in the same manner as if such shares of our common stock were purchased pursuant to this offering.
Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of our common stock owned prior to the reinvestment, and the total number of shares of our common stock owned after the distribution reinvestment.
You may elect to participate in the DRIP by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the DRIP administrator. Participation in the plan will begin with the next distribution made after receipt of your election, provided your participation election is received at least 10 days prior to the last day of the month to which the distribution relates. We may amend, suspend or terminate the DRIP at our discretion for any reason at any time upon 10 days’ prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC, and, if we are still engaged in this offering, a supplement to this prospectus or post-effective amendment to our registration statement filed with the SEC. However, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate or modify your participation in the plan, as specified below. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in shares of our common stock would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRIP by providing us with written notice at least 10 days prior to the last day of the month to which the distribution relates. A transfer of common stock will terminate your participation in the DRIP with respect to such shares of our common stock unless the transferee makes an election to participate in the plan. Once enrolled in the plan, you may change your reinvestment options at any time by notifying the DRIP administrator, which currently is expected to be us, at least 10 days prior to the last day of the month to which the distribution relates.
 If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

SHARE REPURCHASE PLAN

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares of our common stock back to us in limited circumstances. However, our board of directors could choose to amend the provisions of our share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares of our common stock back to us to the extent we have sufficient proceeds to do so and subject to the significant restrictions and conditions described below.
Purchase Price.     Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock are as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, 92.5% of the Repurchase Amount;

•	for stockholders who have continuously held their shares of our common stock for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their shares of our common stock for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, 100% of the Repurchase Amount.
At any time we are engaged in an offering of shares, the Repurchase Amount for shares purchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering, the Repurchase Amount shall be the lesser of the amount you paid for your shares of common stock or the per share offering price in the current offering. If we are no longer engaged in an offering, the Repurchase Amount will be determined by our board of directors. Our board of directors will announce any repurchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Notwithstanding the foregoing, if shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be 100% of the price paid to acquire the shares of our common stock.
The purchase price for repurchased shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to our common stock. At any time the repurchase price is determined by any method other than the NAV of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sale, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.
Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Holding Period.     Only shares of our common stock that have been held by the presenting stockholder for at least one year are eligible for repurchase, except under certain limited circumstances. Requests for the repurchase of shares of our common stock that are submitted prior to being eligible for repurchase will not be honored. Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year upon the death of a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares of our common stock through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of the shares of our common stock, the request to repurchase the shares of our common stock may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year requested by a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined in our share repurchase plan, after receiving written notice from such stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or similar entity.

In the event that a stockholder presents 100% of his or her shares for repurchase, we will waive the one-year holding period for shares purchased pursuant to the DRIP.
We will make repurchases pursuant to our repurchase plan quarterly, at our sole discretion. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.
Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time upon 30 days’ written notice if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of our board of directors, including a majority of our independent directors.
It is anticipated that our board of directors, in its sole discretion, will reject any share repurchase request submitted by a stockholder who acquired their shares as a result of a tender offer (either a “mini-tender” offer or a tender offer pursuant to Regulation 14D of the Securities Exchange Act of 1934, as amended) in which the per share price offered in such tender offer was less than the most recent estimated per share NAV determined by our board of directors.
The funds set aside for our share repurchase plan may not be sufficient to accommodate all requests made each year. If funds are insufficient to honor all requests in any given quarterly period, then any unfulfilled requests generally will be honored in subsequent periods on a pro rata basis along with other repurchase requests for the respective period; provided however, that preference will be given to shares of our common stock to be repurchased in connection with a death or qualifying disability. If funds are not available to honor a stockholder’s repurchase request, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.
A stockholder must present for repurchase a minimum of 25.0% of the shares of our common stock owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder presents 100% of his or her shares.

Stockholders are not required to sell their shares of our common stock to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Our advisor is not permitted to participate in our share repurchase plan. Our co-sponsors, advisor or directors or any affiliates thereof may not receive any fees arising out of our repurchase of shares.
Shares of our common stock we purchase pursuant to our share repurchase plan will be canceled and will have the status of authorized but unissued shares of our common stock. Shares of our common stock we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise issued in compliance with such laws.
If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, see the copy of our share repurchase plan attached as Exhibit C to this prospectus.
Tax Consequences.     The federal income tax treatment of stockholders with respect to payments for shares of common stock which we repurchase under the share repurchase plan will depend upon whether our repurchase is treated as a payment in exchange for the shares of common stock or, alternatively, as a dividend. A repurchase normally will be treated as an exchange if the repurchase results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder.
In determining whether any of these tests are satisfied, shares of common stock both actually and constructively owned by the stockholder under applicable constructive ownership rules are taken into account.

In order for the repurchase to be “substantially disproportionate,” the percentage of our voting shares of common stock owned or considered owned by the stockholder immediately after the repurchase must be less than 80 percent of the percentage of our voting shares of common stock owned or considered owned by the stockholder immediately before the repurchase.
In order for the repurchase to be treated as not essentially equivalent to a dividend with respect to the stockholder, the repurchase must result in a “meaningful reduction” in the stockholder’s interest in our company. While there is no bright line test for what constitutes a “meaningful reduction” in stock ownership, the IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to
.0001081% would constitute a meaningful reduction.
In general, if the repurchase is treated as an exchange, for a taxable U.S. stockholder the U.S. federal income tax treatment will be as described under the heading “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Certain Dispositions of Shares of our Common Stock.” For a Non-U.S. stockholder whose income from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the treatment will be as described under “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sale of Shares of our Common Stock by a Non-U.S. Stockholder.”
If the repurchase does not qualify as an exchange of shares of common stock, the U.S. federal income tax treatment generally will be as described under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally” for a taxable U.S. stockholder. For a Non-U.S. stockholder whose income from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the treatment will be as described under “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest’.”
The tax consequences to you of participating in our share repurchase plan thus will vary depending upon your particular circumstances, so we urge you to consult your own tax advisor regarding the specific tax consequences to you of participation in the share repurchase plan.
For the year ended December 31, 2017, we received share repurchase requests and repurchased 77,746 shares of our common stock for an aggregate of $735,000 at an average repurchase price of $9.45 per share. No share repurchases were requested or made for the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We cannot assure you that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
Vacancies on Board of Directors; Removal of Directors
Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions and our non-independent directors will choose the nominees to fill vacancies in our non-independent director positions.
Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.
Internalization Transaction
Our charter provides that we shall not pay a separate internalization fee to our advisor solely in connection with an internalization transaction (acquisition of management functions from the advisor).

THE OPERATING PARTNERSHIP AGREEMENT
General
We formed Griffin-American Healthcare REIT IV Holdings, LP, our operating partnership, on January 23, 2015 to acquire, own and operate properties on our behalf. It will enable us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized by REITs to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.
The property owner’s goals can be accomplished because a property owner generally may contribute property to our operating partnership in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to pay distributions with respect to limited partnership units that would be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.
The partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Griffin Capital-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We hold substantially all of our assets through our operating partnership, and we may make acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, own more than a 99.99% equity interest in our operating partnership. Our advisor is a limited partner of our operating partnership, and holds less than a 0.01% limited partnership interest in our operating partnership. As described below, as we sell shares of our common stock, we will contribute the net proceeds and increase our ownership interest in our operating partnership, except to the extent we cause our operating partnership to issue limited partnership interests to other parties. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of the material provisions of the partnership agreement of our operating partnership, as amended. You should refer to the partnership agreement, which is filed as an exhibit to the registration statement, for more detail.
Capital Contributions
If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution. If we issue additional units in exchange for property contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership based upon the net fair value of the property contributed (as agreed to by us, as general partner, and the contributor) and the value of our operating partnership at the time of such contribution.
 As we accept subscriptions for shares of our common stock, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units
As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights that are different and/or superior to those of general partnership units that we hold and/or limited partnership units, provided that any such preferred units do not disproportionately effect an existing limited partner’s rights to distributions or income or expense allocations.
Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.
Operations
The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•
ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See the “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership” section of this prospectus.

Under our operating partnership agreement, we have the authority to:

•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell or redeem any debt or other securities;

•	borrow or loan money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.
Distributions and Allocations
We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flows from operations and from the sale of assets to its partners in accordance with their percentage interests (which will be based on each partner’s relative number of units, which in turn is generally based on relative capital contributions, including deemed capital contributions by us as general partner) at such times and in such amounts as we, as general partner, determine, subject to certain distributions to our advisor as discussed below. Except for certain distributions to our advisor as noted below, all distributions shall be made such that a holder of one Class T unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one share of our Class T common stock, and a holder of one Class I unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one share of our Class I common stock. However, after each partner (including us, as general partner) has received distributions from the operating partnership equal to the amount necessary to have provided such partner a return of its contributed capital plus an amount equal to an annual 6.0% cumulative, non-compounded return on such partner’s invested capital, 15.0% of any remaining cash flows (whether from operations or from the sale of assets) will be distributed to our advisor, and the other 85.0% will be distributed to the partners in accordance with their relative percentage interests. This means that, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, on a collective basis, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an amount equal to an annual 6.0% cumulative, non-compounded return on the weighted-average amount of the capital we have raised (excluding such amounts used to fund repurchases), 15.0% of any remaining cash flows will be distributed to our advisor and the remaining 85.0% will be distributed to us. See the “Compensation Table” section of this prospectus for additional details regarding our subordinated distribution rights.
As noted above, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership and/or the units of general partnership interest that we hold.
The partnership agreement of our operating partnership generally provides that net profits and net losses will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that our advisor receives a distribution of proceeds from sales or pursuant to the above described payment obligations upon redemption of the advisor’s operating partnership units, there will be a corresponding allocation of profits of our operating partnership to our advisor.
Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, if any, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Payments in Redemption of Advisor’s Operating Partnership Units

Payments Due Upon Listing

Additionally, if our advisor has not been terminated under the advisory agreement at the time that we list our stock on a national securities exchange, the advisor will be paid an amount in redemption for its operating partnership units equal to (a) the value of the advisor’s operating partnership units, as if they had been converted to shares of our common stock, plus (b) 15.0% of the amount, if any, by which (1) our “market value” (as described below) plus the cumulative distributions made to us from the inception of the operating partnership through the date of the listing exceeds (2) the sum of (A) the amount of capital we raised from stockholders (excluding capital used to repurchase shares of our common stock) less the actual distributions we received from the operating partnership, plus (B) an amount equal to an annual 6.0% cumulative, non-compounded return on the weighted-average amount of the capital we have raised (excluding such amounts used to fund repurchases).

For these purposes, our “market value” means the product of (a) the number of our shares of stock issued and outstanding at the time of the listing, multiplied by (b) the highest average market price (i.e., the last reported sale price on a day or, if no sale has taken place on such day, the average of the closing bid and asked prices on such day) of a share of our common stock over any 20 consecutive trading days during the period beginning on the 30th day after the listing and ending on the 270th day after the listing.

The amount due on a listing must be paid either in the form of cash or in our common stock with a “market value” (as defined above) equal to the amount due. Our board of directors, including a majority of our independent directors, will make this determination, except to the extent that payment in the form of our common stock would be prohibited for any reason, in which case the payment will be made in cash.

Payments Due Upon Certain Termination Events

Furthermore, if the advisor has been terminated, including as a result of an expiration without renewal of the advisory agreement, or upon an internalization transaction whereby we acquire the operations of the advisor, then the advisor will be paid an amount in redemption for its operating partnership units as described below. However, no such payment on redemption will be due if: (1) we list our shares of common stock as described above (and the payment for which is described above); (2) our operating partnership dissolves and liquidates (in which case, the advisor would be entitled to receive the 15.0% participation in distributions described above); (3) we or the operating partnership merge with another entity (or enter into a similar transaction) where we or our stockholders receive cash and/or shares of such other entity (or an affiliate of such entity) in exchange for our partnership units or in exchange for our stockholders’ common stock, respectively; or (4) there is a sale of all or substantially all of the assets of our operating partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of our operating partnership. The events described in clauses (3) and (4) are referred to below as a “Merger Transaction.”

If we have not listed our stock on a national securities exchange at the time of such termination of the advisor, the advisor will be paid an amount in redemption for its operating partnership units equal to (a) the value of the advisor’s operating partnership units, as if they had been converted to shares of our common stock, plus (b) 15.0% of the amount, if any, by which

(1) the appraised value of the operating partnership’s assets (less any debt of the operating partnership, whether secured or unsecured) plus the cumulative distributions made to us and the operating partnership’s other partners (other than any portion paid to the advisor as part of its 15.0% participation in cash flows as described above) exceeds (2) the sum of (A) the amount of capital we raised from stockholders (excluding capital used to repurchase shares of our common stock) and the capital the operating partnership raised from other limited partners less the actual distributions the operating partnership paid to us and the limited partners, plus (B) an amount equal to an annual 6.0% cumulative, non-compounded return on the weighted-average amount of the capital the operating partnership raised (including amounts deemed contributed by us to our operating partnership).

Instead of receiving the above-described payment upon the advisor’s termination, the advisor can elect to defer payment of the amount until the earliest of a listing of our common stock, a dissolution of the operating partnership, or a Merger Transaction (as defined above). In such case, the payment due will be calculated at such later date and will generally equal:

•
if in connection with a listing of our common stock occurring more than a year after the termination, as described in the preceding paragraph, but generally excluding assets (and liabilities associated with such asset) acquired after the termination;

•
if in connection with a listing of our common stock occurring on or before the one-year anniversary of the termination, the amount determined as described under “— Payments Due Upon Listing” above as if the termination had not occurred;

•	if in connection with a Merger Transaction, the amount determined as described under “— Payments Due Upon Merger Transaction” below; and

•
if in connection with a dissolution, (a) the value of the advisor’s operating partnership units, as if they had been converted to shares of our common stock, plus (b) the 15.0% payments due as described in the first paragraph under “— Distributions and Allocations” above.

Any amounts due on termination of the advisor as described above (whether or not the advisor elects to defer the amount due) will be paid in the form of cash or the issuance to the advisor of a non-interest-bearing promissory note. However, in connection with a Merger Transaction following a termination, our board will have the right to pay the deferred amount due, if any, in the form of our common stock or in the form of the stock of the surviving company, as long as such stock is immediately tradable on a U.S. national securities exchange without volume or other restrictions. The determination of the method of payment will be made by our board of directors, including a majority of the independent directors.

If the amount due is paid in the form of a promissory note, the operating partnership must use net sales proceeds from the disposition of investments to repay the note before distributions of those proceeds can be made to the partners (including us) of the operating partnership. In addition, if the promissory note has not been paid in full within two years, then we must purchase the promissory note from the advisor for either cash or our common stock, such determination to be made by our board of directors, including a majority of our independent directors. However, to the extent payment of any portion of the promissory note in the form of our common stock would not be permitted for any reason, such portion of the promissory note must be acquired for cash.

Payments Due Upon Merger Transaction

If the advisor has not been terminated as of the closing date of a Merger Transaction, the advisor will be paid, within five business days of the closing date of the Merger Transaction, an amount in redemption for its operating partnership units equal to (a) the value of the advisor’s operating partnership units, as if they had been converted to shares of our common stock, plus (b) 15.0% of the amount, if any, by which (1) the gross agreed upon value of the operating partnership’s assets pursuant to any agreement effecting such Merger Transaction, less any indebtedness for monies borrowed secured by such assets as of the closing date, plus the cumulative distributions made to us and the operating partnership’s other partners (other than any portion paid to the advisor as part of its 15.0% participation in cash flows as described above) exceeds (2) the sum of (A) the amount of capital we raised from stockholders (excluding capital used to repurchase shares of our common stock) and the capital the operating partnership raised from other limited partners less the actual distributions the operating partnership paid to us and the limited partners, plus (B) an amount equal to an annual 6.0% cumulative, non-compounded return on the weighted-average amount of the capital the operating partnership raised (including amounts deemed contributed by us to our operating partnership). If the advisor has been terminated as of the closing date of a Merger Transaction and elected to defer payment as set forth under “— Payments Due Upon Certain Termination Events” above, then only the assets and related liabilities in existence at the time of the termination are to be referenced in the calculation set forth herein.
Amendments
In general, as the general partner, we may amend the partnership agreement. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, if such amendment would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership;

•	adversely modify the limited liability of any limited partner; or

•
disproportionately modify a limited partner’s right, or modify the advisor’s right, to receive any distributions, redemption payments or corresponding allocations of income, gain, profit, loss or any other item allocable to such person.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.
Redemption Rights
The limited partners of our operating partnership generally have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of shares of our common stock equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would, among other things:

•
adversely affect our ability to maintain our qualification as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.
We do not expect to issue any of the shares of our common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of our common stock, or subsequently registered shares of our common stock, in connection with such transaction.
Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of our common stock.
As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above and in the “Compensation Table” section of this prospectus, our advisor is entitled to receive a distribution in redemption of its limited partnership units upon a listing or upon a termination of the advisory agreement.

Transferability of Interests
We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or our advisor approve the transaction by majority vote.
With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, our advisor may not transfer its interest in our operating partnership or exercise its redemption rights as long as it is acting as our advisor, except to the extent described above.
Term
Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of the following:

•	the expiration of the term of our operating partnership on December 31, 2043;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership;

•	our withdrawal as general partner of our operating partnership, unless a majority in interest of the remaining partners determine to continue the business of our operating partnership;

•	an entry of a decree of judicial dissolution pursuant to the provisions of Delaware law; and

•	certain bankruptcy or insolvency events with respect to the general partner or the operating partnership.
Tax Matters
We are the tax matters partner of our operating partnership (and the “partnership representative” for partnership tax years beginning after December 31, 2017) and, as such, have the authority to make tax elections under the Internal Revenue Code on behalf of our operating partnership.
Indemnification
The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, our advisor (and its managers, members and employees) and a director, trustee, manager, member or officer of any other entity, serving in such capacity at the request of the operating partnership, the general partner or the advisor, acting on behalf of the operating partnership or the general partner, against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	fraud, willful misconduct or gross negligence of the general partner or limited partners;

•	negligence or misconduct of our directors, officers and employees (other than our independent directors), our advisor and its managers, members and employees, or

•	gross negligence or willful misconduct of our independent directors.

In addition, the above-described indemnitees will be indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct that caused the loss, liability or expense was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by our directors (other than our independent directors); and

•	such liability or loss was not the result of gross negligence or willful misconduct by our independent directors.

In addition, under the terms of the partnership agreement, we, as general partner, and our affiliates and agents, including the advisor, will be held harmless for losses only if all of the above conditions are met.
Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of us, as general partner, and the limited partners, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus.

PLAN OF DISTRIBUTION
General
We are offering a maximum of $3,150,000,000 in shares of our Class T common stock and Class I common stock to the public through Griffin Securities, a registered broker-dealer affiliated with our advisor. Until April 11, 2018, we are offering to the public up to $2,800,000,000 in shares of Class T common stock at a purchase price of $10.00 per share and up to $200,000,000 in shares of Class I common stock at a purchase price of $9.21 per share pursuant to our primary offering. Effective April 11, 2018, we are offering to the public up to $2,800,000,000 in shares of Class T common stock at a purchase price of $10.05 per share, which is the most recent estimated per share NAV of $9.65 as determined by our board of directors on April 6, 2018 plus applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. Prior to April 11, 2018, we offered shares of our Class T common stock at an initial price of $10.00 per share in our primary offering. Effective April 11, 2018, we are offering to the public up to $200,000,000 in shares of our Class I common stock at a price of $9.65 per share in our primary offering, which is the most recent estimated per share NAV determined by our board of directors. Prior to March 1, 2017, we offered shares of our Class I common stock at a purchase price of $9.30 per share in our primary offering, and from March 1, 2017 to April 10, 2018, we offered shares of our Class I common stock at a purchase price of $9.21 per share in our primary offering. We are also offering up to an aggregate of $150,000,000 in shares of our Class T and Class I common stock pursuant to the DRIP to those stockholders who elect to participate in such plan, as described in this prospectus, at a price of $9.65 per share effective April 11, 2018, which is the most recent estimated per share NAV determined by our board of directors. From January 1, 2017 to April 11, 2018, we offered shares of our Class T and Class I common stock pursuant to our DRIP at a purchase price of $9.40 per share. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP remain after meeting anticipated obligations pursuant to the DRIP, we may decide to sell some or all of such shares of our common stock to the public pursuant to the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the DRIP have been purchased and we anticipate additional demand for shares of our common stock pursuant to the DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered pursuant to the primary offering to the DRIP. In addition, we reserve the right to reallocate shares among classes of stock.
We may sell shares of our common stock in this offering until the earlier of the date on which the maximum offering amount has been sold or February 16, 2019; provided however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.
Determination of Offering Price
This is a fixed price offering, which means that the price for shares of our common stock in the offering is fixed and does not vary based on the underlying value of our assets at any particular time. Our board of directors arbitrarily determined the offering price prior to April 11, 2018 in its sole discretion, and the offering price for shares of our common stock beginning on April 11, 2018 is based on our estimated per share NAV as determined by our board of directors on April 6, 2018 plus, in the case of shares offered pursuant to our primary offering, any applicable per share up-front selling commissions and dealer manager fees other than those funded by our advisor. Please see the discussion of our board of directors’ determination of our estimated per share NAV contained in the “Description of Capital Stock — Valuation Policy” section of this prospectus for additional information. Our board of directors intends to further update our estimated per share NAV on an annual basis, and if our board of directors determines an updated estimated per share NAV prior to the conclusion of this offering, our board of directors is expected to further modify the offering price, including the price at which the shares will be offered pursuant to the DRIP, to reflect the most recent estimated per share NAV plus, in the case of shares offered pursuant to our primary offering, up-front selling commissions and dealer manager fees other than those funded by our advisor. Notwithstanding the foregoing, our board of directors may, in its discretion from time to time, further change the primary offering price per share and, accordingly, the number of shares being offered in this offering. Any such change in the primary offering price will be made through a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. We cannot assure you that our primary offering price will increase or that it will not decrease during this offering or in connection with any future offering of shares.
Dealer Manager and Participating Broker-Dealer Compensation and Terms
Griffin Securities is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our common stock and it has no firm commitment or obligation to purchase any of the shares of our common stock. Our dealer manager may authorize certain other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell shares of our common stock. In addition, we may sell shares of our common stock through non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers. Except as provided below, we generally will pay to our dealer manager selling commissions of up to 3.0% of the gross offering proceeds for shares of our Class T common stock sold in our primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. No selling commissions will be paid with respect to shares of our Class I common stock. We will pay to our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our Class T common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds is funded by us and up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor. Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of selling commissions or dealer manager fees. Any reduction in the dealer manager fees will be applied first to the portion of the dealer manager fees funded by our advisor. To the extent that any reduction in dealer manager fees exceeds the portion of the dealer manager fees funded by our advisor, such excess reduction will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Similarly, any reduction in selling commissions will be accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. Prior to March 1, 2017, we paid to our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which have been reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor. Effective March 1, 2017, we pay to our dealer manager a dealer manager fee of up to an amount equal to 1.5% of the gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), all of which is funded by our advisor. However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees. Our dealer manager also will receive a quarterly stockholder servicing fee for shares of our Class T common stock that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per share of shares of our Class T common stock sold in our primary offering and, in the aggregate will not exceed an amount equal to 4.0% of the gross proceeds from the sale of Class T shares sold in our primary offering. By agreement with participating broker-dealers, such stockholder servicing fee may be reduced or limited. We will pay the stockholder servicing fee from our cash flows from operations or, if our cash flows from operations are not sufficient to pay the stockholder servicing fee, from borrowings in anticipation of future cash flows. No stockholder servicing fee will be paid with respect to shares of our Class I common stock. No selling commissions, dealer manager fee, stockholder servicing fees or other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of our common stock.
The stockholder servicing fee relates to the Class T share or shares sold. The dealer manager may, in its discretion, reallow up to 100% of the stockholder servicing fee to participating broker-dealers; provided, however, that with respect to any individual investment, the dealer manager will not reallow the related stockholder servicing fee to a participating broker-dealer if such participating broker-dealer ceases to hold the account related to such investment. In addition, the dealer manager will not reallow the stockholder servicing fee to any participating broker-dealer if such participating broker-dealer has not executed a selling agreement with the dealer manager or if the participating broker-dealer’s previously executed selling agreement with the dealer manager is terminated. In any instance in which the dealer manager does not reallow the stockholder servicing fee to a participating broker-dealer, the dealer manager will return such fee to us. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur.

Our advisor expects to pay, through its agreement to pay organizational and offering proceeds, an additional amount of gross offering proceeds from other organizational and offering expenses as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. Our advisor or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. If the due diligence invoice cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense that is considered underwriting compensation and will be included within the 10.0% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3.0% of gross offering proceeds.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell the maximum primary offering of $2,800,000,000 in Class T shares since the commencement of our offering, $192,980,000 in Class I shares in our primary offering effective March 1, 2017 and actual sales of $7,020,000 in Class I shares in our primary offering prior to March 1, 2017. To show the maximum amount of dealer manager and participating broker-dealer underwriting compensation payable in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and that no shares of our common stock are sold pursuant to the DRIP.

			Class I Shares(1)
	Class T Shares(1)		Sales Prior to March 1, 2017		Remaining Offering Amount		Total(1)
Type of Compensation and Expenses	Total Maximum Amount	Percentage of Primary Offering	Total Maximum Amount	Percentage of Primary Offering	Total Maximum Amount	Percentage of Primary Offering	Total Maximum Amount	Percentage of Primary Offering
Selling commissions	$84,000,000	3.0%	$—	—%	$—	—%	$84,000,000	2.8%
Stockholder servicing fee(2)	$112,000,000	4.0%	$—	—%	$—	—%	112,000,000	3.7
Dealer manager fee(3)	$84,000,000	3.0%	$210,000	3.0%	$2,895,000	1.5%	87,105,000	2.9
Total underwriting compensation							$283,105,000	9.4%

(1)
Assumes the sale of the maximum offering in our primary offering of $2,800,000,000 in shares of our Class T common stock and $192,980,000 in shares of our Class I common stock effective March 1, 2017, and actual sales of $7,020,000 in shares of our Class I common stock prior to March 1, 2017. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.

(2)
The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is only paid with respect to shares of our Class T common stock. We will cease paying the stockholder servicing fee with respect to the shares of our Class T common stock sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares of our common stock in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur.

(3)
With respect to the dealer manager fee, prior to March 1, 2017 our advisor paid an amount equal to 2.0% of the gross offering proceeds due at the time of the sale of Class T and Class I shares in our primary offering, and we paid the remaining 1.0% of the gross offering proceeds due at the time of the sale of Class T and Class I shares in our primary offering. Effective March 1, 2017, while our advisor continues to pay up to an amount equal to 2.0% of the gross offering proceeds due at the time of the sale of Class T shares in our primary offering and we continue to pay 1.0% of the gross offering proceeds due at the time of the sale of Class T shares in our primary offering, our advisor fully funds up to an amount equal to the 1.5% dealer manager fee due at the time of the sale of Class I shares in our primary offering. From the dealer manager fee, our dealer manager will pay for broker-dealer expense reimbursement. This reimbursement includes base salaries and bonuses paid to wholesalers employed by our dealer manager; travel, lodging and meal costs of participating broker-dealers and their registered representatives who attend training and education meetings sponsored by our dealer manager; a portion of the other costs of such training and education meetings sponsored by our dealer manager; and other business and business entertainment expenses.

As required by the rules of FINRA, total underwriting compensation, including but not limited to expense reimbursements and non-cash compensation, will not exceed 10.0% of our gross offering proceeds. FINRA and certain states also limit our total organizational and offering expenses to 15.0% of gross offering proceeds.
We and our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned upon the achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

Our advisor funds all of our other organizational and offering expenses; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Other organizational and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock to be sold in this offering. Activities of our advisor include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. All organizational and offering expenses, including selling commissions, dealer manager fees and stockholder servicing fees, will be capped at 15.0% of the gross proceeds of this offering. No organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP.
We have agreed to indemnify the participating broker-dealers and our dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and our dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus for a discussion of conditions that must be met for participating broker-dealers or our dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any additional shares of our common stock will be sold.
Our executive officers and directors, as well as officers and employees of our advisor and its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of our Class T common stock in this offering at a discount. We expect that a limited number of shares of our Class T common stock will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares of our Class T common stock that may be sold to those individuals at this discount. The purchase price for such shares of our Class T common stock effective April 11, 2018 will be as low as approximately $9.65 per share of our Class T common stock, reflecting the fact that selling commissions and the dealer manager fees in the aggregate amount of approximately $0.40 per share of our Class T common stock will not be payable by the investor in connection with such sales. In addition, no dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees will be paid with respect to such sales of our Class T common stock. The net proceeds to us from such sales will not be affected by such sales of Class T shares at a discount. Our advisor and its affiliates have agreed to hold their shares of our Class T common stock purchased as stockholders for investment and not with a view towards distribution.
We are offering Class I shares through the following distribution channels in the event that the investor: (1) purchases shares through fee-based programs, also known as wrap accounts; (2) purchases shares through participating broker-dealers that have alternative fee arrangements with their clients; (3) purchases shares through certain registered investment advisers (except where an investor has a contract for financial planning services with a registered investment adviser that is also a registered broker-dealer, such contract absent any investment advisory services will not qualify the investor for a reduction of the selling commissions described above); (4) purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; (5) is an endowment, foundation, pension fund or other institutional investor; or (6) serves as our executive officer or director, or an officer or employee of our advisor or its affiliates or their respective family members (including spouses, parents, grandparents, children and siblings), our sponsors and consultants, participating broker-dealers, their retirement plans, their representatives and their respective family members, and IRAs and qualified plans of their representatives. In addition, we may sell Class I shares to certain closed-end investment companies registered under the Investment Company Act of 1940; closed-end funds advised by investment advisers that are affiliated with a broker-dealer; or private equity funds or other unregistered wealth management funds. For the above-described purchases of shares, no selling commissions or stockholder servicing fees will be paid. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.
Our executive officers and directors, as well as officers and employees of our advisor and its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), our sponsors and consultants, participating broker-dealers, their retirement plans, their representatives and their respective family members, and IRAs and qualified plans of their representatives may purchase shares of our Class I common stock in this offering at a purchase price of $9.65 per share effective April 11, 2018. We expect that a limited number of shares of our Class I common stock will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares of our Class I common stock that may be sold to those individuals. In addition, no selling commissions, dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees will be paid with respect to such sales of our Class I common stock. Our advisor and its affiliates, sponsors and consultants have agreed to hold their shares of our Class I common stock purchased as stockholders for investment and not with a view towards distribution.
In connection with purchases of shares of our Class T common stock of more than $1,000,000 by a “single purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such excess amount are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per Class T share payable by the investor. Purchases of different share classes may not be combined to obtain the volume discount. The net investment proceeds to us from such sales will not be affected by such sales of Class T shares at a discount. The following table shows the discounted price per Class T share and reduced selling commissions payable for volume discounts effective April 11, 2018.

Dollar Amount of Class T Shares Purchased	Commission Rate	Price Per Class T Share to the Investor	Amount of Commission Paid Per Class T Share	Portion of Dealer Manager Fee Funded by Company	Net Investment Proceeds Per Class T Share
Up to $1,000,000	3.0%	$10.05	$0.30	$0.10	$9.65
$1,000,000.01 to $4,000,000	2.0%	$9.95	$0.20	$0.10	$9.65
$4,000,000.01 to $5,000,000	1.0%	$9.85	$0.10	$0.10	$9.65
$5,000,000.01 and over	0.0%	$9.65	$0.00	$0.00	$9.65	*
___________

*	For single purchases that cause the total investment of an investor to be $5,000,000.01 or more, our dealer manager agrees to waive the 1.0% portion of the dealer manager fee paid by us.

The reduced selling price per Class T share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only for sales up to $5,000,000. Thus, for example, an investment of $1,500,000 in shares of our Class T common stock would result in a total purchase of approximately 149,754 shares of our Class T common stock as follows:

•	99,503 shares of our Class T common stock at $10.05 per share (total: $1,000,000) and a 3.0% commission; and

•	Approximately 50,251 shares of our Class T common stock at $9.95 per share (total: $500,000) and a 2.0% commission.

In the above example, you would receive approximately 149,754 shares of our Class T common stock instead of 149,254 shares, the number of shares of Class T common stock you would have received if you had paid $10.05 per share. The net investment proceeds per share we receive from the sale of shares of our Class T common stock are not affected by volume discounts.

To the extent a single purchase of Class T shares causes the total investment of an investor to be $5,000,000.01 or more, the reduced selling price per share and selling commissions and waiver of the dealer manager fee paid by us are applied to the entire amount of such single investment rather than the incremental dollar amount. Thus, for example, a single investment of $6,000,000 in shares of our Class T common stock would result in a total purchase of approximately 621,762 shares of our Class T common stock as follows:

•	621,762 shares of our Class T common stock at $9.65 per share (total: $6,000,000) and a 0.0% commission.

In the above example, you would receive approximately 621,762 shares of our Class T common stock instead of 597,015 shares, the number of shares of our Class T common stock you would have received if you had paid $10.05 per share. The net investment proceeds per share we receive from the sale of shares of our Class T common stock are not affected by volume discounts.

However, with respect to any separate investments made prior to reaching the $5,000,000.01 threshold and which do not cause the total investment of an investor to be $5,000,000.01 or more, the reduced selling price per share of our Class T common stock and selling commissions are applied to the incremental dollar amounts falling within the indicated ranges above. Thus, for example, an investment of $1,500,000 in Class T shares and a subsequent investment of $4,500,000 in Class T shares would result in a total purchase of approximately 616,075 shares of our Class T common stock as follows:

•	99,503 shares of our Class T common stock at $10.05 per share (total: $1,000,000) and a 3.0% commission;

•	Approximately 50,251 shares of our Class T common stock at $9.95 per share (total: $500,000) and a 2.0% commission; and

•	466,321 shares of our Class T common stock at $9.65 per share (total: $4,500,000) and a 0.0% commission.

In the above example, you would receive approximately 616,075 shares of our Class T common stock instead of 597,015 shares, the number of shares of our Class T common stock you would have received if you had paid $10.05 per share. The net investment proceeds per share we receive from the sale of shares of our Class T common stock are not affected by volume discounts.

All investors will be paid the same distribution per share of our Class T common stock without regard to any discounts on investment. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

If you qualify for a particular volume discount as the result of multiple purchases of our shares of Class T common stock, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase Class T shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

Only individuals with the same social security number or tax identification number, or an individual's spouse who lives in the same household, will be deemed a “single purchaser” for purposes of qualifying for a volume discount. A “single purchaser” may combine purchases for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares of our Class T common stock, and must set forth the basis for such request. Any request for volume discounts will be subject to verification by our dealer manager that all of the combined subscriptions were made by a “single purchaser.” You must mark the “Additional Investment” space on the Subscription Agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated based upon the purchase price per share, excluding any discounts. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common stock and if you are a participant in our DRIP, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net investment proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.
Admission of Stockholders
We intend to admit stockholders periodically as subscriptions for shares of our common stock are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus. If your subscription is accepted, we will send you a confirmation of your purchase after you are admitted as a stockholder.
Subscription Process
To purchase shares of our common stock in this offering, you must complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing, either manually or by electronic signature (except where the use of such electronic signature has not been approved), an additional investment subscription agreement similar to the one contained in this prospectus as part of Exhibit B. You should pay for your shares of our common stock by delivering the full purchase price of the shares of our common stock in the form of checks, drafts or wire, payable to “Griffin-American Healthcare REIT IV, Inc.”
You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the Subscription Agreement, you will attest that you meet the minimum income and net worth standards we have established.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s form(s) of payment in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, generally by noon on the next business day following receipt of the subscriber’s subscription documents and form(s) of payment. In certain circumstances where the suitability review procedures are more lengthy than customary, including when a subscriber’s subscription documents require further suitability review or review at an off-site location pursuant to a participating broker-dealer’s internal supervisory procedures, a subscriber’s form(s) of payment will be deposited within two business days following receipt of the subscriber’s subscription documents and form(s) of payment. The proceeds from your subscription will be held by us in a segregated account, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.
Minimum Investment
The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by Griffin Capital, or any of our co-sponsors’ affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500.
Our co-sponsors, our dealer manager and each participating broker-dealer who sells shares of our common stock have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock is appropriate for the investor and that the minimum income and net worth standards established by us are met. See the “Suitability Standards” section of this prospectus. In making this determination, our co-sponsors, our dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.
Our co-sponsors, our dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

REPORTS TO STOCKHOLDERS
We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•
financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by an independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•
full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934, as amended, to file with the SEC an Annual Report on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Quarterly Report on Form 10-Q upon request. We will also provide quarterly investment statements. We will mail appropriate tax information to our stockholders by January 31 of each year. Our fiscal year is the calendar year.
SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing our advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to this offering, property brochures, a power point presentation that provides information regarding our company and this offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.
The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.
LEGAL MATTERS
The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements in the “Federal Income Tax Considerations” section of this prospectus as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in shares of our common stock. Morris, Manning & Martin, LLP also has represented our advisor and certain of its affiliates in other matters and may continue to do so in the future. See the “Conflicts of Interest” section of this prospectus.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Reno MOB for the year ended December 31, 2016 and the combined financial statements of Central Florida Senior Housing Portfolio for the years ended December 31, 2016 and 2015, which are incorporated by reference in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent audit firm, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or “documents,” electronically by so indicating on the Subscription Agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request by contacting us at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612. Such request will not constitute revocation of your consent to receive required documents electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.healthcarereitiv.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 8, 2018;

•
Definitive Proxy Statement filed with the SEC on April 6, 2018 (solely to the extent specifically incorporated by reference into the Annual report on Form 10-K for the fiscal year ended December 31, 2017); and

•
Current Reports on Form 8-K or Form 8-K/A filed with the SEC on May 8, 2017, January 4, 2018, January 5, 2018, January 12, 2018, January 18, 2018, February 14, 2018, March 7, 2018, March 12, 2018, March 29, 2018, April 2, 2018 and April 9, 2018.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, (949) 270-9200. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For additional information relating to us, we refer you to the registration statement. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or document and in each instance each such statement is qualified in all respects by such reference and the schedules and exhibits to this prospectus.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, pursuant to which we will file annual, quarterly and current reports, proxy statements and other information with the SEC.
The registration statement and the schedules and exhibits forming a part of the registration statement and the reports, proxy statements and other information filed by us with the SEC can be inspected and copies obtained from the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also read or copy the documents we file with the SEC from its public reference room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website, www.healthcarereitiv.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus. We also will provide you with paper copies at any time upon request.

EXHIBIT A

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF OUR CO-SPONSORS AND ITS AFFILIATES

The following Prior Performance Tables provide historical unaudited financial information relating to one completed public real estate program co-sponsored by American Healthcare Investors, LLC, or American Healthcare Investors, and Griffin Capital Company, LLC, or Griffin Capital, one active public real estate program co-sponsored by American Healthcare Investors and Griffin Capital, five active private real estate investment programs sponsored by Griffin Capital, 18 completed private real estate investment programs sponsored by Griffin Capital and two active public real estate programs sponsored by Griffin Capital (referred to collectively as Prior Real Estate Programs) through December 31, 2017. Prior to completing its merger transaction with and into a subsidiary of Colony NorthStar in December 2014 whereby all of its assets were acquired by such subsidiary of Colony NorthStar for a combination of common stock and cash, Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, was a publicly registered, non-traded real estate investment trust formed in January 2009 and co-sponsored by American Healthcare Investors and Griffin Capital since January 7, 2012 that had investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flows available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. Similar to our program, GA Healthcare REIT II and Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, were also able to originate and acquire secured loans and other real estate-related investments. As of December 31, 2017, Griffin Capital and/or its affiliates have sponsored or co-sponsored four public real estate programs, GA Healthcare REIT II, GA Healthcare REIT III, Griffin Capital Essential Asset REIT, Inc., or GC REIT, and Griffin Capital Essential Asset REIT II, Inc., or GC REIT II, along with sponsoring 23 other private offerings of real estate programs since 2004. Of the public real estate programs sponsored or co-sponsored, only three programs, GA Healthcare REIT II, GA Healthcare REIT III and GC REIT, had completed their offerings as of December 31, 2017. As of December 31, 2017, GA Healthcare REIT III and GC REIT had not effectuated liquidity events. GC REIT and GC REIT II have investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flows available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. One difference in investment objectives between us and GC REIT and GC REIT II is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, and to a lesser extent, secured loans and other real estate-related investments. GC REIT and GC REIT II focus on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. Furthermore, while we have and intend to continue to invest in a diversified portfolio of properties, the 23 private programs were structured to acquire a single asset or a designated set of properties.
Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. American Healthcare Investors and Griffin Capital, affiliates of our advisor, are our co-sponsors, and one or both of our co-sponsors serves as the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior American Healthcare Investors and Griffin Capital managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.
The following tables are included herein:
Programs Co-Sponsored by American Healthcare Investors and Griffin Capital
Table I – Experience in Raising and Investing Funds by Co-Sponsors – Table I summarizes the experience of our co-sponsors in raising and investing funds in Prior Real Estate Programs, the offering of which closed in the most recent three years. The information in Table I is unaudited and includes two programs that closed in the required period.
Table II – Compensation to Co-Sponsors – Table II summarizes the compensation paid to our co-sponsors and affiliates for the Prior Real Estate Programs, the offering of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to our co-sponsors and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Programs – Table III summarizes the operating results of Prior Real Estate Programs co-sponsored by our co-sponsors, the offering of which closed in the most recent five years. The information in Table III is unaudited.

Past performance is not necessarily indicative of future results

Table IV – Results of Completed Programs – Table IV summarizes the results for the Prior Real Estate Program that has completed operations in the most recent 10 years. The information in Table IV is unaudited. GA Healthcare REIT II sold all of its properties during 2014 in connection with its merger with and into a subsidiary of Colony NorthStar and therefore its results are included in Table IV.
Table V – Sales or Disposals of Properties – Table V includes all sales or disposals of properties in the most recent three years. The information in Table V is unaudited.
Programs Sponsored by Griffin Capital
Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of Griffin Capital and affiliates in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the most recent three years. The information in Table I is unaudited and includes two programs that closed in the required period.
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to Griffin Capital and affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years. The information in Table III is unaudited.
Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations in the most recent five years. The information in Table IV is unaudited.
Table V – Sales or Disposals of Properties – Table V includes all sales or disposals of properties by Prior Real Estate Programs in the most recent three years. The information in Table V is unaudited.
Our stockholders will not own any interest in any Prior Real Estate Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on an investment in us and investors may lose some or all of their investment.
The financial information presented in Table III for the private real estate programs is presented on a tax basis rather than on a generally accepted accounting principles in the United States of America, or GAAP, basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. The financial information presented in Table III is provided to each private real estate program investor to be used in the preparation of the investing entity’s tax return. Certain revenue items are excluded, such as the straightlining of rent as required by GAAP, which is not included when computing taxable income. Further, the financial information presented in Table III and provided to our private real estate program investors excludes depreciation expense, as each investor’s exchange basis is different, which will result in different depreciation expense amounts for each investor. The financial information presented in Table III for the public real estate programs is presented in accordance with GAAP.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS BY CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2017

Table I presents the experience of American Healthcare Investors and Griffin Capital in raising and investing funds in Prior Real Estate Programs co-sponsored by American Healthcare Investors and Griffin Capital, the offerings of which closed in the most recent three years ended December 31, 2017. As of December 31, 2017, there was one public program that closed in the three years prior to December 31, 2017.

	Griffin-American
	Healthcare REIT III, Inc.
	Dollar Amount	Percentage
Dollar Amount Offered(1)	$1,865,000,000
Dollar Amount Raised(1)	$1,842,618,000	98.8%
Length of Offering (in months)	12
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	21
_________________

(1)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2017

Table II presents the compensation paid to American Healthcare Investors and Griffin Capital in connection with Prior Real Estate Programs co-sponsored by American Healthcare Investors and Griffin Capital, the offerings of which closed in the most recent three years ended December 31, 2017. As of December 31, 2017, there was one public program which paid compensation to American Healthcare Investors and Griffin Capital as co-sponsors. Property management fees, asset management fees, acquisition fees, development fees, construction management fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated property information is not included in the tabular presentation.

Griffin-American
Healthcare REIT III, Inc.
Date Offering Commenced	2/26/2014
Dollar Amount Raised(1)	$1,842,618,000
Amounts Paid to Sponsor from Proceeds of Offering
Selling Commissions	$123,146,000
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	55,097,000
Organization & Offering Expenses	3,507,000
Totals	$181,750,000
Amounts Paid to Sponsor for Acquisitions and Investments
Acquisition Fees	$56,996,000
Development Fees	286,000
Construction Management Fees	137,000
Totals	$57,419,000
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$261,833,000
Amounts Paid to Sponsor from Operations - Year 2015:
Property Management Fees	$738,000
Asset Management Fees	6,831,000
Leasing Commissions	23,000
Totals	$7,592,000
Amounts Paid to Sponsor from Operations - Year 2016:
Property Management Fees	$2,313,000
Asset Management Fees	16,949,000
Leasing Commissions	213,000
Totals	$19,475,000
Amounts Paid to Sponsor from Operations - Year 2017:
Property Management Fees	$2,358,000
Asset Management Fees	18,793,000
Leasing Commissions	267,000
Totals	$21,418,000
Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—
Incentive Fees	—
Totals	$—
_________________

(1)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
DECEMBER 31, 2017

The following sets forth the unaudited operating results of Griffin-American Healthcare REIT II, Inc. and Griffin-American Healthcare REIT III, Inc., Prior Real Estate Programs sponsored by American Healthcare Investors and Griffin Capital, the offerings of which have closed in the most recent five years ended December 31, 2017. Griffin-American Healthcare REIT II, Inc. was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and co-sponsored by American Healthcare Investors and Griffin Capital beginning January 7, 2012. Griffin-American Healthcare REIT III, Inc. was co-sponsored by American Healthcare Investors and Griffin Capital since its inception. All amounts are as of and for the year ended December 31 for the year indicated, unless otherwise indicated.

Griffin-American Healthcare REIT II, Inc.

	September 30,	December 31,
	2014(1)	2013	2012	2011	2010
BALANCE SHEET DATA:
Total assets	$2,997,526,000	$2,928,726,000	$1,454,629,000	$499,152,000	$203,996,000
Mortgage loans payable, net	$318,609,000	$329,476,000	$291,052,000	$80,466,000	$58,331,000
Lines of credit	$250,000,000	$68,000,000	$200,000,000	$—	$11,800,000
Noncontrolling interests	$2,087,000	$2,206,000	$439,000	$123,000	$122,000
Stockholders’ equity	$2,292,022,000	$2,383,025,000	$860,307,000	$397,357,000	$125,240,000

	Nine Months Ended September 30,	Years Ended December 31,
	2014(1)	2013	2012	2011	2010	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$285,362,000	$204,403,000	$100,728,000	$40,457,000	$8,682,000	$639,632,000
Net income (loss)	$35,985,000	$9,065,000	$(63,244,000)	$(5,774,000)	$(7,423,000)	$(31,391,000)
Net income (loss) attributable to controlling interest	$35,950,000	$9,051,000	$(63,247,000)	$(5,776,000)	$(7,424,000)	$(31,446,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$121,869,000	$42,748,000	$23,462,000	$9,264,000	$(2,881,000)	$194,462,000
Net cash used in investing activities	$(171,743,000)	$(1,437,605,000)	$(730,304,000)	$(223,689,000)	$(186,342,000)	$(2,749,683,000)
Net cash provided by financing activities	$44,319,000	$1,337,919,000	$756,843,000	$253,089,000	$181,468,000	$2,573,638,000
OTHER DATA:
Distributions paid	$149,289,000	$125,547,000	$45,594,000	$18,192,000	$4,072,000	$342,694,000
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$41.33	$21.10	$31.03	$30.07	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$9.30	$40.86	$29.28	$28.98	$54.50
Estimated value per share(3)	$10.22	$10.22	$10.22	$—	$—
_________________
(1) Griffin-American Healthcare REIT II, Inc. merged with and into a subsidiary of Colony NorthStar on December 3, 2014. As such, annual information is not available and the last available quarterly information is presented.

(2) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.
(3) Estimated value per share as determined by the board of directors of Griffin-American Healthcare REIT II, Inc. effective as of November 7, 2012.
Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
DECEMBER 31, 2017

Griffin-American Healthcare REIT III, Inc.

	December 31,
	2017	2016	2015	2014	2013
BALANCE SHEET DATA:
Total assets	$2,800,475,000	$2,794,518,000	$2,525,019,000	$831,467,000	$202,000
Mortgage loans payable, net	$613,558,000	$495,717,000	$295,270,000	$16,742,000	$—
Lines of credit and term loans	$624,125,000	$649,317,000	$350,000,000	$—	$—
Redeemable noncontrolling interests	$32,435,000	$31,507,000	$22,987,000	$2,000	$—
Noncontrolling interests	$158,725,000	$155,763,000	$191,145,000	$—	$2,000
Stockholders’ equity	$1,187,850,000	$1,262,790,000	$1,492,113,000	$805,534,000	$200,000

	Years Ended December 31,				Period from January 11, 2013 (Date of Inception) through December 31,
	2017	2016	2015	2014	2013	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$1,054,292,000	$989,571,000	$160,476,000	$3,481,000	$—	$2,207,820,000
Net income (loss)	$5,350,000	$(203,896,000)	$(115,041,000)	$(8,598,000)	$—	$(322,185,000)
Net income (loss) attributable to controlling interest	$11,222,000	$(146,034,000)	$(101,333,000)	$(8,598,000)	$—	$(244,743,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$128,103,000	$114,357,000	$(22,987,000)	$(6,329,000)	$—	$213,144,000
Net cash used in investing activities	$(124,551,000)	$(352,687,000)	$(1,591,056,000)	$(265,470,000)	$—	$(2,333,764,000)
Net cash provided by financing activities	$4,765,000	$226,656,000	$1,176,599,000	$776,736,000	$202,000	$2,184,958,000
OTHER DATA:
Distributions paid	$118,785,000	$116,285,000	$103,204,000	$4,835,000	$—	$343,109,000
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(1)
Sources (on GAAP basis)
- Operating activities	$60.55	$59.40	$—	$—	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$—	$1.00	$61.23	$16.55	$—
Estimated value per share(2)	$9.27	$9.01	$—	$—	$—
_________________

(1)	Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.

(2)
On October 5, 2017 and October 5, 2016, the board of directors of Griffin-American Healthcare REIT III, Inc. approved and established an updated and initial, respectively, estimated per share net asset value of the common stock.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
DECEMBER 31, 2017

This table sets forth summary information on the results of a Prior Real Estate Program that completed operations in the most recent 10 years ended December 31, 2017.

Griffin-American
Healthcare REIT II, Inc.
Date of Closing of Program	12/03/2014
Duration (in months)	63
Aggregate Dollar Amount Raised(1)	$2,838,329,000
Annualized Return on Investments(2)	24.6%
Median Annual Leverage(3)	18.6%
__________________

(1)	Amount excludes amounts offered or raised under the distribution reinvestment plan.

(2)
Annualized return on investments is calculated based upon (a) the difference between the aggregate amounts distributed to investors and invested by investors divided by (b) the aggregate amount invested by investors multiplied by the number of years from when the applicable program broke escrow to the liquidity event.

(3)
Median Annual Leverage is based upon a list of annual leverage values calculated from 2010 (the first year the program purchased properties and incurred debt) to 2014 derived from (a) the year-end mortgage loans payable and lines of credit balances outstanding divided by (b) total assets as of the same date. The list of annual leverage values is then arranged in order from lowest to highest value with the median value being the value separating the higher half of values from the lower half of values. Griffin-American Healthcare REIT II, Inc. merged with and into a subsidiary of Colony NorthStar on December 3, 2014; therefore, the program used September 30, 2014 data for the 2014 portion of the calculation.

Past performance is not necessarily indicative of future results

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
DECEMBER 31, 2017

The following table sets forth sales or other disposals of properties by Griffin-American Healthcare REIT III, Inc., the offering of which closed in the most recent three years ended December 31, 2017.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale(2)	Cash Received Net of Closing Costs(3)	Mortgage Balance at Time of Sale(4)	Purchase Money Taken Back by Program	Adjustments Resulting From Application of GAAP	Total
Trilogy Real Estate Mercer, LLC (Harrodsburg, KY)(1)	07/15/2016	01/13/2017	$236,000	$1,381,000	$—	$—	$1,617,000
Trilogy Real Estate Merrillville, LLC (Merrillville, IN)(1)	12/01/2015	04/28/2017	$10,261,000	$—	$—	$—	$10,261,000
Trilogy Real Estate Sandusky, LLC (Freemont, OH)(1)	12/01/2015	07/20/2017	$265,000	$—	$—	$—	$265,000

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs(5)		Total	Loss on Sale of Investment	Excess of Property Operating Cash Receipts Over Cash Expenditures
Trilogy Real Estate Mercer, LLC (Harrodsburg, KY)(1)	$1,381,000	$274,000		$1,655,000	$(38,000)	N/A	(7)
Trilogy Real Estate Merrillville, LLC (Merrillville, IN)(1)	$—	$12,599,000	(6)	$12,599,000	$(2,338,000)	$1,122,000
Trilogy Real Estate Sandusky, LLC (Freemont, OH)(1)	$—	$6,472,000	(6)	$6,472,000	$(6,207,000)	$962,000
_____________________________

(1)	Represents sales of properties calculated only with respect to Griffin-American Healthcare REIT III, Inc.’s 67.7% ownership interest.

(2)	No sales were to affiliated parties.

(3)	The amounts shown consist of cash received plus assumption of certain liabilities of buyers.

(4)	The amounts shown are the principal amounts and do not represent discounted or appreciated current value.

(5)	The amounts shown do not include a pro rata share of original offering costs.

(6)	Properties were acquired through a portfolio acquisition. Total acquisition costs and soft costs presented include the respective property’s pro rata share of the gross costs to acquire the portfolio.

(7)	Represents sale of land parcel that did not have any operating cash receipts or cash expenditures.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Table I provides a summary of the experience of one of our co-sponsors, Griffin Capital, and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2017. As of December 31, 2017, there was a closed initial offering and an active follow-on offering of a public program, GC REIT II. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	GC REIT II(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$2,200,000,000
Dollar Amount Raised	$726,557,587
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$41,955,257
Total Amount Raised	$768,512,844	34.9%
Length of Offering (in months)(2)	41
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	41
__________

(1)	Includes initial offering.

(2)	Represents the length of the primary offering and includes the DRP.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

	GCDP FUND I(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$33,000,000
Total Amount Raised	$29,700,000	90.0%
Length of Offering (in months)	7
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	15
__________

(1)
Each investor must make an initial contribution upon its subscription for units equal to 90% of the purchase price. Thereafter, any unpaid portion of the capital commitment must be paid when and as called by the managing member. As of December 31, 2017, there were no outstanding capital calls.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

The table below sets forth the compensation paid to one of our co-sponsors, Griffin Capital, and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2017 and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates in the most recent three years ended December 31, 2017. There were two offerings closed in the three years ended December 31, 2017. As of December 31, 2017, there was one public program, GC REIT II, one closed public program, GC REIT, and up to seven private programs which paid compensation to Griffin Capital and its affiliates during the required three year period presented. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property.

	GC REIT II		GC REIT		Other Programs
Date Offering Commenced	07/31/2014	(1)	NA		Various	(2)
Dollar Amount Raised	$768,513,000	(3)	$—		$—
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$29,405,000	(4)	$—		$—
Dealer Manager Fee	$21,599,000	(5)	$—		$—
Organizational and Offering Expenses	$8,930,000	(6)	$—		$—
Acquisition Fees:
Acquisition Fees	$22,444,000	(7)	$34,090,000	(7)	$—
Acquisition Expenses	$4,023,000	(8)	$6,250,000	(8)	$—
Other	$4,197,000	(8)	$2,522,000	(8)	$—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	$118,408,000	(9)	$—		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$3,184,000	(10)	$27,143,000	(10)	$—
Asset Management Fees	$17,063,000	(11)	$66,418,000	(11)	$1,230,000	(12)
Leasing Commissions	$—		$4,123,000		$—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	$—		$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Disposition Fee	$—		$2,590,000	(13)	$1,742,000	(14)
Other	$4,943,000	(15)	$—		$4,060,000	(16)
_____________

(1)	GC REIT II’s public offering became effective with the SEC on July 31, 2014.

(2)
Total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates for the three most recent years through December 31, 2017 consists of several private real estate programs with multiple closing dates. The number of programs is further discussed in footnote 12 below.

(3)
There was approximately $726.6 million in equity raised in GC REIT II through December 31, 2017. In addition to equity raised in the offerings, there was $41.9 million in GC REIT II shares issued pursuant to a distribution reinvestment plan.

(4)	Selling commissions of 7.0% for the A-Share, and 3.0% for the AA-Share and T-Share, are earned on each subscription, which amount was reallowed to the third party participating broker-dealers.

(5)
Dealer manager fees of 3.0% were earned on the A-Share, AA-Share, and AAA share on each subscription of GC REIT II, which amount was paid to Griffin Securities, our dealer manager, an indirect wholly-owned subsidiary of Griffin Capital. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.

(6)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
NOTES TO TABLE II
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

(7)
Acquisition fees are earned by Griffin Capital Essential Asset Advisor, LLC (“GC REIT Advisor”) and Griffin Capital Essential Asset Advisor II, LLC (“GC REIT II Advisor”), indirect wholly-owned subsidiaries of Griffin Capital, on each acquired or contributed property. GC REIT II and GC REIT pay an acquisition fee of 2.0% and 2.5%, respectively, of the acquisition purchase price or contribution value.

(8)
Actual GC REIT II and GC REIT acquisition expenses incurred by Griffin Capital, on behalf of GC REIT II Advisor and GC REIT Advisor, are reimbursable up to 0.25% and 0.50%, respectively, of the acquisition purchase price. Other acquisition costs incurred by GC REIT II and GC REIT directly included appraisal fees, filing fees, title and escrow fees and other third party charges.

(9)
The amount represents (a) the cash generated from or (used in) in operations for the three years ended December 31, 2017 plus (b) payments to the sponsor from operations for the three years ended December 31, 2017.

(10)
Property management fees are primarily earned by Griffin Capital Essential Asset Property Management, LLC and Griffin Capital Asset Property Management II, LLC at 3.0% of gross collected rental revenue. Third party property managers are substantially paid by Griffin Capital Essential Asset Property Management, LLC and Griffin Capital Essential Asset Property Management II, LLC.

(11)
Asset management fees are, and with respect to Griffin Capital Real Estate Company, LLC, 1.0% of the average acquisition/contribution value of the properties acquired for GC REIT II and 0.75% for GC REIT.

(12)
Asset management fees were earned from the Private Real Estate Programs. In 2015, Griffin Capital earned $0.8 million from 9 Private Real Estate Programs; in 2016, Griffin Capital earned $0.3 million from 7 Private Real Estate Programs; and in 2017, Griffin Capital earned $0.1 million from 2 Private Real Estate Programs.

(13)	GC REIT Advisor was paid a disposition fee from GC REIT for the disposition of 6 properties since inception.

(14)	Griffin Capital was paid a disposition fee for the Griffin Capital (Quantum Foods) Investors, LLC, Griffin Capital (Redwood) Investors, LLC and FF/GCDP Ross Dallas, LLC dispositions.

(15)	GC REIT II Advisor earned a $2.4 million advisory fee and a $2.5 million performance fee.

(16)
Griffin Capital was paid a 2.5% origination fee for the refinance of the Griffin Capital (Shellmound) Investors, LLC program in the amount of $0.3 million and a 2.0% acquisition fee from the Griffin Capital Development Fund I, LLC program in the amount of approximately $3.8 million.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017
(Dollars in thousands)

The following sets forth the unaudited operating results for GC REIT and GC REIT II, public real estate programs sponsored by Griffin Capital, one of our co-sponsors, the offerings of which closed in the most recent five years ended December 31, 2017. The following also sets forth the unaudited operating results for two private programs that have closed in the most recent five years. All amounts are as of and for the year ended December 31 for the year indicated and are expressed in thousands, except for the Distribution Data Per $1,000 Invested section.

	GC REIT
	2017	2016	2015	2014	2013
BALANCE SHEET DATA:
Total assets	$2,803,410	$2,894,803	$3,037,390	$2,053,656	$1,216,504
Total debt	$1,386,084	$1,447,535	$1,473,427	$613,905	$480,866
Preferred units subject to redemption	$—	$—	$—	$250,000	$250,000
Redeemable noncontrolling interests	$4,887	$4,887	$4,887	$12,543	$4,887
Redeemable common stock	$33,877	$92,058	$86,557	$56,421	$12,469
Stockholders’ equity	$1,220,706	$1,193,470	$1,287,769	$973,507	$374,838
STATEMENT OF OPERATIONS DATA:
Total revenues(1)	$346,490	$344,274	$292,853	$203,191	$68,916
Net income (loss)	$146,133	$26,555	$15,621	$14	$(24,469)
Net income (loss) attributable to common stockholders	$140,657	$25,285	$(3,750)	$(18,654)	$(24,664)
Net income (loss) attributable to noncontrolling interest	$5,120	$912	$(138)	$(698)	$(3,092)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	$142,097	$137,457	$99,972	$89,980	$4,545
Net cash provided by (used in) investing activities	$254,568	$9,496	$(401,524)	$(747,789)	$(829,377)
Net cash (used in) provided by financing activities	$(238,660)	$(183,814)	$274,942	$743,162	$849,458
OTHER DATA:(3)
Distributions paid to common shareholders	$71,124	$69,463	$52,407	$30,875	$7,731
Distributions paid to noncontrolling interests	4,737	4,425	3,477	3,410	3,041
Distributions paid to preferred unit holders	—	—	10,859	19,011	1,354
Issuance of shares for distribution reinvestment plan	49,541	52,174	52,557	44,947	8,902
Total Distributions	$125,402	$126,062	$119,300	$98,243	$21,028
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$81.18	$77.52	$44.81	$50.68	$1.22
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$—	$—	$8.66	$4.65	$4.43
Estimated value per share(3)	$10.04	$10.44	$10.40	$—	$—
_____________

(1)	Property expense recovery reimbursements are presented gross on the statement of operations for all periods presented.

(2)
Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders, those made to limited partners of the operating partnership and those made to the preferred unit investor.

(3)
Estimated value per share as determined by the board of directors of GC REIT effective as of October 24, 2017 (as presented for 2017), October 24, 2016 (as presented for 2016) and October 22, 2015 (as presented for 2015).

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017
(Dollars in thousands)

	GC REIT II
	2017	2016	2015	2014
BALANCE SHEET DATA:
Total assets	$1,179,948	$1,184,475	$540,293	$10,588
Total debt	$481,848	$456,472	$265,528	$—
Redeemable noncontrolling interests	$76	$84	$97	$139
Redeemable common stock	$32,405	$16,930	$4,566	$51
Stockholders’ equity	$562,544	$554,455	$224,941	$9,480
STATEMENT OF OPERATIONS DATA:
Total revenues	$107,381	$62,812	$25,149	$—
Net income (loss)	$11,119	$(6,107)	$(16,504)	$(495)
Net income (loss) attributable to common stockholders	$11,116	$(6,104)	$(17,247)	$(437)
Net income (loss) attributable to noncontrolling interest	$3	$(3)	$(30)	$(58)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$39,712	$16,444	$(2,935)	$54
Net cash used in investing activities	$(87,207)	$(533,806)	$(486,148)	$(2,000)
Net cash provided by financing activities	$29,984	$563,313	$500,522	$7,917
OTHER DATA:
Distributions paid to common shareholders	$19,232	$11,541	$2,632	$7
Distributions paid to noncontrolling interests	11	11	11	2
Distributions paid to preferred unit holders	—	—	398	—
Issuance of shares for distribution reinvestment plan	22,208	15,158	4,515	51
Total Distributions	$41,451	$26,710	$7,556	$60
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(1)
Sources (on GAAP basis)
- Operating activities	$105.55	$23.79	$—	$4.40
- Investing & financing activities	$—	$—	$—	$—
- Other (return of capital)	$—	$—	$8.63	$0.49
Estimated value per share(2)	$9.53	$9.37	$—	$—
_____________

(1)	Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders.

(2)
During 2017, GC REIT II’s board of directors, including the majority of the independent directors, adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of the Net Asset Value, or NAV. The NAV based on these methodologies as of December 31, 2017 equaled $9.53 per share. On February 13, 2017, GC REIT II’s board of directors approved an estimated value per share of $9.37 based on the estimated value of assets less the estimated value of liabilities, divided by the approximate number of shares outstanding, calculated as of December 31, 2016.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

	GCDP FUND I
	2017	2016
Equity Income (Loss) from Investments(1)	$5,534,000	$(5,367,000)
Profit on Sale of Property	$—	$—
Less:
Operating Expenses	$943,000	$32,000
Interest Expense	$—	$—
Depreciation	$—	$—
Net Income (Loss) — Tax Basis	$4,591,000	$(5,399,000)
Taxable Income
from operations	$4,591,000	$(5,399,000)
from gain on sale	$—	$—
Cash Generated (deficiency)
from operations	$4,591,000	$(5,399,000)
from sales	$—	$—
from refinancing	$—	$—
Cash Generated (deficiency) from operations, sales and refinancing	$4,591,000	$(5,399,000)
Less: Cash Distributions to Investors
from operating cash flow	$4,548,000	$—
from sales and refinancing	$—	$—
from other	$—	$—
Cash Generated (deficiency) after Cash Distributions	$43,000	$(5,399,000)
Less: Special Items (not including sales and refinancing)	$—	$—
Cash Generated (deficiency) after Cash Distributions and Special Items	$43,000	$(5,399,000)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
from operations(2)	$154.58	$—
from recapture	$—	$—
Capital Gain	$—	$—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$153.13	$—
return of capital	$—	$—
Source (on cash basis)
sales	$—	$—
refinancing	$—	$—
operations	$153.13	$—
other	$—	$—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%	100%
_____________

(1)	GCDP Fund I has indirectly invested in three property developments. These investments are accounted for using the equity method.

(2)
Included with the distributions were the proceeds from the sale of one of the three property developments. The property was sold on September 28, 2017, for $58,750,000. Net proceeds of $4,548,000 were distributed to investors in GCDP Fund I.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

	Nashville(1)
	2016	2015	2014	2013
Gross Revenue	$64,044	$3,878,768	$4,094,730	$2,699,953
Profit on Sale of Property	$—	$—	$—	$—
Less:
Operating Expenses	$363,259	$1,178,444	$1,266,392	$890,043
Interest Expense	$318,783	$965,581	$982,905	$660,180
Depreciation	$—	$—	$—	$—
Net Income — Tax Basis	$182,003	$1,734,743	$1,845,433	$1,149,731
Taxable Income
from operations	$182,003	$1,734,743	$1,845,433	$1,149,731
from gain on sale	$—	$—	$—	$—
Cash Generated
from operations	$182,003	$1,734,743	$1,845,433	$1,149,731
from sales	$—	$—	$—	$—
from refinancing	$—	$—	$—	$—
Cash Generated from operations, sales and refinancing	$182,003	$1,734,743	$1,845,433	$1,149,731
Less: Cash Distributions to Investors
from operating cash flow	$182,003	$1,040,000	$1,040,000	$653,987
from sales and refinancing	$—	$—	$—	$—
from other(2)	$77,997	$—	$—	$—
Cash (deficiency) Generated after Cash Distributions	$(77,997)	$694,743	$805,433	$495,744
Less: Special Items (not including sales and refinancing)	$—	$—	$—	$—
Cash (deficiency) Generated after Cash Distributions and Special Items	$(77,997)	$694,743	$805,433	$495,744
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
from operations	$9.90	$108.42	$115.34	$71.86
from recapture	$—	$—	$—	$—
Capital Gain	$—	$—	$—	$—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$9.90	$65.00	$65.00	$40.87
return of capital	$—	$—	$—	$—
Source (on cash basis)
sales	$—	$—	$—	$—
refinancing	$—	$—	$—	$—
operations	$9.90	$65.00	$65.00	$40.87
other	$6.35	$—	$—	$—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%	100%	100%	100%
_____________

(1)	The program commenced on April 12, 2013 and closed on September 6, 2013. On April 27, 2016, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest.

(2)	Cash reserves funded at the time of acquisition were used to partially fund distributions in 2016.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

	Highway 94(1)
	2015	2014	2013
Gross Revenue	$2,037,641	$2,310,000	$2,310,000
Profit on Sale of Property	$—	$—	$—
Less:
Operating Expenses	$253,679	$119,136	$116,701
Interest Expense	$667,440	$754,992	$782,034
Depreciation	$—	$—	$—
Net Income — Tax Basis	$1,116,522	$1,435,872	$1,411,265
Taxable Income
from operations	$1,116,522	$1,435,872	$1,411,265
from gain on sale	$—	$—	$—
Cash Generated
from operations	$1,116,522	$1,435,872	$1,411,265
from sales	$—	$—	$—
from refinancing	$—	$—	$—
Cash Generated from operations, sales and refinancing	$1,116,522	$1,435,872	$1,411,265
Less: Cash Distributions to Investors
from operating cash flow	$667,365	$704,758	$702,599
from sales and refinancing	$—	$—	$—
from other	$—	$—	$—
Cash Generated after Cash Distributions	$449,157	$731,114	$708,666
Less: Special Items (not including sales and refinancing)	$—	$—	$—
Cash Generated after Cash Distributions and Special Items	$449,157	$731,114	$708,666
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
from operations	$106.34	$136.75	$134.41
from recapture	$—	$—	$—
Capital Gain	$—	$—	$—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$63.56	$67.12	$66.91
return of capital	$—	$—	$—
Source (on cash basis)
sales	$—	$—	$—
refinancing	$—	$—	$—
operations	$63.56	$67.12	$66.91
other	$—	$—	$—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	—%	100%	100%
_____________

(1)	The program commenced on August 29, 2012 and closed in November 2013. On November 6, 2015, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GENERAL NOTES TO TABLE III
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

(1)
Books and records of the Private Real Estate Programs are maintained on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; (2) rental income is recognized for tax purposes when received rather than on a straight-line basis as required by generally accepted accounting principles; and (3) depreciation is not computed for these programs as each investor’s exchange basis is different. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting. The books and records for GC REIT, GA Healthcare REIT II and GA Healthcare REIT III are maintained on an accrual basis and in accordance with generally accepted accounting principles.

(2)	Operating expenses for the Private Real Estate Programs, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

(3)
Depreciation is not calculated for Private Real Estate Programs as the individual investor’s tax carrying basis may differ from the investor’s allocated share of the program’s real estate as a result of their exchange into the program.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations in the most recent five years ended December 31, 2017.

Program Name	Ashwood- Southfield
Dollar amount raised	$21,275,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	06/05/2012	(1)
Date of final sale of property	01/22/2013	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary loss
- from operations	$(6.36)
- from recapture	$—
Capital gain	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	Quantum Foods
Dollar amount raised	$11,050,000
Number of properties purchased	2
Date of closing of offering	10/17/2007
Date of first sale of property	09/25/2014
Date of final sale of property	09/25/2014
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$569.33
- from recapture	$—
Capital loss(1)	$(527.37)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$472.63
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital loss is the difference between the total third party equity raised in the private placement less the third party equity distributed at the closing of the transaction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	Washington Pointe
Dollar amount raised	$14,330,000
Number of properties purchased	1
Date of closing of offering	09/01/2006
Date of first sale of property	11/07/2014
Date of final sale of property	11/07/2014
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$227.80
- from recapture	$—
Capital loss(1)	$(905.46)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$94.54
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital loss is the difference between the total third party equity raised in the private placement less the third party equity distributed at the closing of the transaction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	ARG
Dollar amount raised	$12,900,000
Number of properties purchased	9
Date of closing of offering	10/03/2007
Date of first sale of property	04/04/2011
Date of final sale of property	01/15/2015
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary loss
- from operations	$(3.47)
- from recapture	$—
Capital loss(1)	$(956.98)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$43.02
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital loss is the difference between the total third party equity raised in the private placement less the third party equity distributed at the closing of the transaction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	Westmont
Dollar amount raised	$17,100,000
Number of properties purchased	1
Date of closing of offering	06/30/2008
Date of first sale of property	06/18/2015	(1)
Date of final sale of property	06/18/2015	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary loss
- from operations	$(240.13)
- from recapture	$—
Capital gain	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	On April 15, 2015, the Illinois Court entered a Judgment of Foreclosure and Sale with respect to the property. On June 18, 2015, the property was sold at auction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	Highway 94
Dollar amount raised	$10,500,000
Number of properties purchased	1
Date of closing of offering	11/22/2013
Date of first sale of property	11/06/2015	(1)
Date of final sale of property	11/06/2015	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$106.34
- from recapture	$—
Capital gain(2)	$231.37
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,231.37
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)
On November 6, 2015, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest from third party investors of the private placement with limited partnership units of the operating partnership.

(2)	Capital gain is the difference between the third party equity distributed at the closing of the transaction less the total third party equity raised in the private placement.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	The Atrium
Dollar amount raised	$13,500,000
Number of properties purchased	1
Date of closing of offering	07/28/2005
Date of first sale of property	01/15/2016
Date of final sale of property	01/15/2016
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$1,035.25
- from recapture	$—
Capital loss(1)	$(599.92)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$400.08
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital loss is the difference between the total third party equity raised in the private placement less the third party equity distributed at the closing of the transaction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	Nashville
Dollar amount raised	$16,000,000
Number of properties purchased	2
Date of closing of offering	04/10/2013
Date of first sale of property	04/27/2016	(1)
Date of final sale of property	04/27/2016	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$306.46
- from recapture	$—
Capital gain(2)	$178.70
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,178.70
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	On April 27, 2016, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest.

(2)	Capital gain is the difference between the third party equity distributed at the closing of the transaction less the total third party equity raised in the private placement.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	Q Street
Dollar amount raised	$21,275,000
Number of properties purchased	2
Date of closing of offering	05/17/2006
Date of first sale of property	07/22/2016
Date of final sale of property	07/22/2016
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$673.47
- from recapture	$—
Capital loss(1)	$(475.64)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$524.36
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital loss is the difference between the total third party equity raised in the private placement less the third party equity distributed at the closing of the transaction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

Program Name	DPR
Dollar amount raised	$11,375,000
Number of properties purchased	1
Date of closing of offering	03/05/2007
Date of first sale of property	03/30/2017
Date of final sale of property	03/30/2017
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income
- from operations	$844.11
- from recapture	$—
Capital gain(1)	$365.36
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,365.36
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital gain is the difference between the third party equity distributed at the closing of the transaction less the total third party equity raised in the private placement.

Past performance is not necessarily indicative of future results

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
GRIFFIN CAPITAL COMPANY, LLC
DECEMBER 31, 2017

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs in the most recent three years ended December 31, 2017.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued		Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(1)	Total
ARG	10/30/2006	01/15/2015	$26,316,175	(2)	$—		$—	$—	$26,316,175
College Park	11/05/2013	02/20/2015	$14,300,000	$—	$—		$—	$—	$14,300,000
Westmont	10/17/2007	(3)	$—	$26,883,056	$—		$—	$—	$26,883,056
Will Partners	06/04/2010	08/07/2015	$22,000,000	$—	$—		$—	$—	$22,000,000
Highway 94	12/05/2012	11/06/2015	$5,554,570	$19,033,110	$7,352,320	(4)	$—	$—	$31,939,996
Carlsbad	05/13/2011	12/31/2015	$26,026,994	$31,495,303	$—		$—	$(102,297)	$57,420,000
Atrium	07/22/2005	01/15/2016	$4,836,746	$25,663,254	$—		$—	$—	$30,500,000
Nashville	04/11/2013	04/27/2016	$5,031,355	$22,440,787	$13,827,858	(4)	$—	$—	$41,300,000
Q Street	03/23/2006	07/22/2016	$12,873,663	$32,276,337	$—		$—	$—	$45,150,000
DPR	03/05/2007	03/30/2017	$16,748,000	$15,500,000	$—		$—	$—	$32,248,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess of acquisition and closing costs	Total	Excess of property operating cash receipts over cash expenditures
ARG	$27,000,000	$780,000	$10,780,000	$38,560,000	$3,174,913
College Park	$6,570,000	$228,000	$602,000	$7,400,000	$83,926
Westmont	$27,700,000	$4,379,000	$3,621,000	$35,700,000	$1,303,740
Will Partners	$16,900,000	$860,000	$8,383,000	$26,143,000	$2,276,061
Highway 94	$21,350,000	$1,017,000	$8,183,000	$30,550,000	$4,523,345
Carlsbad	$34,425,000	$2,360,000	$19,215,000	$56,000,000	$2,983,566
Atrium	$27,400,000	$1,977,000	$11,523,000	$40,900,000	$13,975,887
Nashville	$23,660,000	$1,623,000	$11,117,000	$36,400,000	$4,903,398
Q Street	$36,000,000	$3,718,000	$17,557,000	$57,275,000	$14,327,971
DPR	$15,500,000	$1,113,010	$7,386,996	$24,000,000	$9,601,772
_____________________________

(1)	The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.

(2)
ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan for the nine properties involved with this transaction. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. In order to cover the remaining debt service and/or pay down the loan to reduce the debt, the trust manager sold four properties in 2012. The borrower and the lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter of 2014, and an additional asset in December 2014. The final closing occurred in January 2015.

(3)	In April 2015, the lender foreclosed on the Westmont property. On June 18, 2015, the property was sold at auction.

(4)	Represents the limited partnership units issued by the operating partnership of GC REIT for the contributed equity interest of the investors.

Past performance is not necessarily indicative of future results

EXHIBIT B

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin-American Healthcare REIT IV, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

**AN INVESTMENT IN GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.**

## (1) INVESTMENT

**Enter the amount to be invested in shares of Class T or Class I stock. The full purchase price of the shares subscribed for should be delivered in the form of checks, drafts or wire, payable to the order of "Griffin-American Healthcare REIT IV, Inc."** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.) Class I shares are only available for purchase by certain categories of investors, as set forth in the Prospectus, as supplemented.

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

## (2) NON-CUSTODIAL OWNERSHIP

**FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR FORM(S) OF PAYMENT MADE PAYABLE TO "GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC." TO:**

Regular Mail: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

## (3) CUSTODIAL OWNERSHIP

**FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.**

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

**(3)a** The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

## (4) INVESTOR INFORMATION REQUIRED

**(4)a** For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

**(4)b** Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

**(4)c** Enter an alternate mailing address if different than the home address in item 4(b).

**(4)d** Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

**(4)e** Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

**(4)f** Check the box if either the investor or joint investor is an employee of Griffin-American Healthcare REIT IV, Inc., American Healthcare Investors, LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 6

HC4-IU2795(0317)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

| | |
|---|---|
| **(5)** **DISTRIBUTION OPTIONS** | Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you may elect to reinvest all or a portion of your cash distributions by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested pursuant to the DRIP (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.<br><br>AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. |
| **(6)** **SIGNATURES** | The Subscription Agreement/Signature Pages must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable. |
| **(7)** **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)** | This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).<br><br>The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with your form(s) of payment, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer.<br><br>Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions. |

**NOTICE TO STOCKHOLDERS**

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

**ACCEPTABLE FORMS OF PAYMENT**

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement

**Pay to the order of "Griffin-American Healthcare REIT IV, Inc."**

**WE CANNOT ACCEPT:** Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

**PLEASE NOTE:** Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the form(s) of payment.

Regular Mail: Griffin-American Healthcare REIT IV, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT IV, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 6

HC4-IU2795(0317)

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (1) INVESTMENT

☐ Initial Investment ☐ Additional Investment
(Subscription Agreement or Additional Subscription Agreement Form must be completed)

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED IN SHARES OF ***CLASS T*** STOCK
$ ____________

TOTAL INVESTED IN SHARES OF ***CLASS I*** STOCK (i.e., Fee Based Accounts)*
$ ____________

## (2) NON-CUSTODIAL OWNERSHIP

☐ **Individual**
Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship**
All parties must sign & initial

☐ **Tenants in Common**
All parties must sign & initial

☐ **Community Property**
All parties must sign & initial

☐ **Pension or Profit Sharing Plan**
Trustee or custodian signature required

☐ **Trust**
Trustee or Grantor signature(s) required
DATE ESTABLISHED (required) ____________
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation**
Authorized officer must sign or initial
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act**
Custodian must sign or initial

☐ **Partnership or LLC**
Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ____________ (SPECIFY)

NAME OF TRUST OR BUSINESS ENTITY

## (3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____________ (TYPE)
☐ **Qualified Pension or Profit Sharing Plan**
☐ **Non-Qualified Custodial Account**
☐ **Other:** ____________ (SPECIFY)

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY | STATE | ZIP CODE

BUSINESS PHONE

**SECTION (3)a**

CUSTODIAN TAX ID # | CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

* Class I shares are only available for purchase by certain categories of investors, as set forth in the Prospectus, as supplemented.

PAGE 3 OF 6
HC4-IU2795(0317)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (4) INVESTOR INFORMATION (REQUIRED)

**SECTION (4)a**

NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER (REQUIRED) ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:**________

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:**________

**SECTION (4)b**

INVESTOR, TRUSTEE OR AUTHORIZED SIGNER'S STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY | STATE | ZIP CODE

HOME PHONE (REQUIRED) | BUSINESS PHONE | EXTENSION

E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

**SECTION (4)c**

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

**SECTION (4)d**

REQUIRED

INVESTOR DATE OF BIRTH (MM/DD/YYYY)

INVESTOR SSN#

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

ENTITY TAX ID # (if applicable)

**SECTION (4)e**

Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, investor must submit the appropriate w-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

**SECTION (4)f** Please indicate if:

☐ **Employee, Affiliate or Board Member of Griffin-American Healthcare REIT IV, Inc.**

## (5) DISTRIBUTION OPTIONS (REQUIRED)

All distributions for custodial accounts will be sent to the custodian.

**If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.**

☐ **Distribution Reinvestment Plan (DRIP)**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
________% DRIP ________% cash (must equal 100%)

☐ **Cash Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)** Complete information below. See ACH Language in Section 5 of the instructions.
- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

☐ **Mail to Alternate Address (4c)**

☐ **Mail to Street Address (4b)**

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

PAGE 4 OF 6

HC4-IU2795(0317)

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

**Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

**Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee and Vermont**

(A) INITIALS ______ INITIALS ______

I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

(B) INITIALS ______ INITIALS ______

I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

(C) INITIALS ______ INITIALS ______

I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D) INITIALS ______ INITIALS ______

I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

(E) INITIALS ______ INITIALS ______

If I am a (we are) resident(s) of **Alabama**, the aggregate investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company and any other public, non-exchange traded real estate investment trust does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10.0% investment limitation. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. If I am a (we are) resident(s) of **Kentucky**, the aggregate investment in the Company and it affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the aggregate investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Missouri**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Nebraska** and I am a (we are) non-accredited investor(s), the aggregate investment in the Company and other non-publicly traded REITs does not exceed 10.0% of my (our) net worth (exclusive of home, home furnishings and automobiles). If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Ohio**, the investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Oregon,** the investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Pennsylvania**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth (exclusive of home, home furnishings, and automobiles). If I am a (we are) resident(s) of **Vermont** and I am a (we are) non-accredited investor(s), the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities.

(F) INITIALS ______ INITIALS ______

If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) have either: (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities.

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

X ______________________

SIGNATURE OF INVESTOR **(REQUIRED)**

______________________

DATE **(REQUIRED)**

X ______________________

SIGNATURE OF JOINT INVESTOR (if applicable)

X ______________________

AUTHORIZED SIGNATURE (Custodian or Trustee)

**MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS**

(GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

PAGE 5 OF 6

HC4-IU2795(0317)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (7)

**BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**

**TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA**

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# (REQUIRED) | FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) | REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID #

CITY | STATE | ZIP CODE

BUSINESS PHONE# (REQUIRED) | FAX #

E-MAIL ADDRESS

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.**
**(Broker-Dealer Signature Approval Required)**

x ______________ x ______________

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

x ______________

SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

**I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.** (Not applicable for RIAs.)

STATE **(REQUIRED)**

**REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

**MAIL TO:**

**Regular Mail:**
Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

**Overnight Mail:**
Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 6 OF 6

HC4-IU2795(0317)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# WIRING INSTRUCTIONS

Effective Date: March 29, 2017

(use of outdated instructions may result in returned funds.)

---

Thank you for choosing to invest in Griffin-American Healthcare REIT IV, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin-American Healthcare REIT IV, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

**Wiring Instructions:**

**Bank:** UMB Bank
**Address:** 1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106
**Account#:** 9871976270
**ABA#:** 101000695
**Account Name:** Griffin-American Healthcare REIT IV, Inc.

**Should you have any questions, please do not hesitate to contact us at 888.926.2688.**

We look forward to serving your investment needs.

---

PAGE 1 OF 1

HC4-IU2796(0317)

Questions regarding your account should be directed to:

**888.926.2688**

GRIFFIN AMERICAN IV HEALTHCARE REIT

OPTIONAL

# DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE TO CHARGE

**RETURN WITH A VOIDED CHECK (REQUIRED)**

Mail To: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

**NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.**

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ☐☐☐ – ☐☐ – ☐☐☐☐ OR REGISTERED OWNER'S TAX ID# ☐☐ – ☐☐☐☐☐☐☐

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

**Attach voided check here**

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY

STATE

ZIP CODE

BANK TELEPHONE NUMBER ☐☐☐ – ☐☐☐ – ☐☐☐☐

**PLEASE NOTE: Griffin-American Healthcare REIT IV, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.**

Griffin-American Healthcare REIT IV, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin-American Healthcare REIT IV, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin-American Healthcare REIT IV, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE

DATE

X

SIGNATURE OF JOINT INVESTOR

DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

PAGE 1 OF 1

HC4-IU2797(0317)

Questions regarding your account should be directed to:

**888.926.2688**

GRIFFIN AMERICAN IV HEALTHCARE REIT

**OPTIONAL - NOT APPLICABLE TO CUSTODIAL REGISTRATIONS**

# TRANSFER ON DEATH (T.O.D.) FORM

## TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT IV, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Missouri.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT IV, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana.**
- This form must not be used in conjunction with custodial held registrations. Under custodial held registrations, T.O.D. designations of beneficiaries will be collected by the custodian.

## INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE __

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE __

## TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

**PRIMARY BENEFICIARY**

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___%

BIRTHDATE __ – __ – __

☐ **SECONDARY BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___%

BIRTHDATE __ – __ – __

☐ **THIRD BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___%

BIRTHDATE __ – __ – __

## SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designations(s) made previously with respect to my (our) Griffin-American Healthcare REIT IV, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT IV, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT IV, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT IV, Inc.

X

SIGNATURE OF PRIMARY INVESTOR **(REQUIRED)** DATE

X

SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

MEDALLION GUARANTEE STAMP **(REQUIRED)**

PAGE 1 OF 1

Questions regarding your account should be directed to:

**888.926.2688**

HC4-IU3038(0517)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

## Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin-American Healthcare REIT IV, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement/Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin-American Healthcare REIT IV, Inc. Subscription Agreement/Signature Page.

## A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

TOTAL INVESTED IN SHARES OF ***CLASS T*** STOCK $ ______

TOTAL INVESTED IN SHARES OF ***CLASS I*** STOCK (i.e., Fee Based Accounts)* $ ______

Existing Griffin-American Healthcare REIT IV, Inc. Account ______

**Check here if applicable:** ☐ Reduced Commission Purchase

**Payment will be made with:** ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

## B – INVESTOR INFORMATION (or Trustees if applicable)

**CUSTODIAL OWNERSHIP** (Send ALL paperwork directly to the custodian)

**NON-CUSTODIAL OWNERSHIP** (issue form(s) of payment payable to: "Griffin-American Healthcare REIT IV, Inc.")

INVESTOR NAME ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.**

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.**

MAILING ADDRESS

CITY STATE ZIP

PHONE BUSINESS PHONE

E-MAIL ADDRESS

☐ I (we) authorize the Company to make availabe on its website the documents and reports required to be delivered to me, and notify me via e-mail when such reports are available in lieu of receiving paper copies.

(SIGNATURE REQUIRED)

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX)

CITY STATE ZIP

INVESTOR DATE OF BIRTH (MM/DD/YYYY)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (if applicable)

INVESTOR SSN#

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

## C – INVESTOR(S) SIGNATURES:

Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

**Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee and Vermont**

INITIALS INITIALS **(E)** If I am a (we are) resident(s) of **Alabama**, the aggregate investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company and any other public, non-exchange traded real estate investment trust does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10.0% investment limitation. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is

C – INVESTOR(S) SIGNATURES CON'T ON NEXT PAGE

PAGE 1 OF 2

* Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

HC4-IU2799(0317)

# ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

GRIFFIN AMERICAN IV HEALTHCARE REIT

NAME OF INVESTOR OR TRUSTEE (REQUIRED)

Existing Griffin-American Healthcare REIT IV, Inc. Account #

## C – INVESTOR(S) SIGNATURES CON'T (initial on previous page)

defined as that portion of my (our) total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. If I am a (we are) resident(s) of **Kentucky**, the aggregate investment in the Company and it affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the aggregate investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Missouri**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Nebraska** and I am a (we are) non-accredited investor(s), the aggregate investment in the Company and other non-publicly traded REITs does not exceed 10.0% of my (our) net worth (exclusive of home, home furnishings and automobiles). If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Ohio**, the investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Oregon**, the investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Pennsylvania**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth (exclusive of home, home furnishings, and automobiles). If I am a (we are) resident(s) of **Vermont** and I am a (we are) non-accredited investor(s), the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities.

INITIALS INITIALS

**(F)** If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) have either: (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities.

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

X

SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR (if applicable)

X

AUTHORIZED SIGNATURE (Custodian or Trustee)

**MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS**
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

**TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA**

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID #

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

E-MAIL ADDRESS

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.** (Broker-Dealer Signature Approval Required)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

**I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.** (Not applicable for RIAs.)

STATE **(REQUIRED)**

X

SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

**REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

**MAIL TO:** Griffin-American Healthcare REIT IV, Inc.
c/o DST Systems, Inc.,
PO Box 219133
Kansas City, MO 64121-9133

Questions regarding your account should be directed to:

**888.926.2688**

PAGE 2 OF 2

HC4-IU2799(0317)

EXHIBIT C
AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
As of November 29, 2016
Griffin-American Healthcare REIT IV, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1.  Election to Participate.     Any purchaser of Class T shares of common stock of the Company par value $0.01 per share (the “Class T Shares”), or Class I Shares of common stock of the Company, par value $0.01 per share (the “Class I Shares” and collectively with the Class T Shares, the “Shares”) may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.
2.  Distribution Reinvestment.     The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors.
3.  Effective Date. The Company’s distribution reinvestment plan initially became effective on February 16, 2016. The Company’s board of directors amended and restated the Company’s distribution reinvestment plan on June 17, 2016, effective June 27, 2016, and further amended and restated the Company’s distribution reinvestment plan on November 29, 2016, effective for all Shares issued pursuant to the Plan on or after January 1, 2017. Any further amendment or amendment and restatement to the Plan shall be effective as provided in Section 12 herein.
4. General Terms of Plan Investments.
(a) Distributions on Class T Shares will be reinvested in Class T Shares and distributions on Class I Shares will be reinvested in Class I Shares. The Company intends to offer Class T Shares pursuant to the Plan at a price equal to the most recently published estimated net asset value (“NAV”) of one Class T Share. Until the Company discloses its initial estimated NAV per share, the Company intends to offer Class T Shares pursuant to the Plan at a price equal to $9.40 per share for each Class T Share as determined by the Company’s board of directors, regardless of the price per Class T Share paid by the Participant for the Class T Shares in respect of which the Distributions are paid. The Company intends to offer Class I Shares pursuant to the Plan equal to the price of Class T Shares purchased pursuant to the Plan. The Company intends to offer Shares pursuant to the Plan until the earliest of (i) the date that all of the Shares are registered under the Plan have been issued or (ii) all offerings terminate and the Company elects to deregister with the U.S. Securities and Exchange Commission (“SEC”) the unsold Plan Shares. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below this amount.
(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
(d) Stockholder servicing fees will not be paid for the Shares purchased pursuant to the Plan.
(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions will be reinvested by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.
(g) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
5.  Absence of Liability.     Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
6.  Suitability.     Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
7.  Reports to Participants.     Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 6 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the Distributions to the Participant and the effect of reinvesting such Distributions, including tax information regarding a Participant’s participation in the Plan, will be sent to each Participant by the Company or the Administrator at least annually.
8.  Taxes.     Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
9. Reinvestment in Subsequent Programs.
(a) After the termination of the Company’s offering of Shares pursuant to this prospectus dated February 16, 2016, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant (other than Alabama and Ohio investors, who are not eligible) notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (a “Subsequent Program”). If the Company makes such an election, Participants (other than Alabama and Ohio investors, who are not eligible) may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

10.  Termination.
(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
11.  State Regulatory Restrictions.     The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
12.  Amendment, Suspension or Termination by Company.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, upon at least ten (10) days prior written notice to the Participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC, and if the Company is still engaged in an offering, a supplement to the prospectus or post-effective amendment to the Company’s registration statement filed with the SEC; provided however, the Company may not amend the Plan to (i) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (ii) to revoke a Participant’s right to terminate or modify his participation in the Plan.
(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
13.  Participation by Limited Partners of Griffin-American Healthcare REIT IV Holdings, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Griffin-American Healthcare REIT IV Holdings, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
14.  Governing Law.     This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

15.  Notice.     Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Griffin-American Healthcare REIT IV, Inc. Distribution Reinvestment Plan Administrator, c/o DST Systems, Inc., P.O. Box 219133, Kansas City, Missouri, 64121-9133, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

# DISTRIBUTION REINVESTMENT PLAN ENROLLMENT FORM

**Complete this form and return to address below or fax to 855-886-9862 (toll free).**

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**To Join the Distribution Reinvestment Plan:**

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan (the "DRIP").

I hereby appoint Griffin-American Healthcare REIT IV, Inc. (the "Company") (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company's Class T or Class I common stock, $0.01 par value per share (the "Common Stock") registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in the same class of shares of the Common Stock as follows:

_____**% DRIP** _____**% cash** (must equal 100%)

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the DRIP.
ACCOUNT NUMBER (existing stockholders)

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SIGNATURE

X

DATE

PRINT NAME

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SIGNATURE OF JOINT OWNER

X

DATE

PRINT NAME

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PRINT NAME OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S)

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MEDALLION STAMP GUARANTEE (REQUIRED FOR CUSTODIAL ACCOUNTS)

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Questions regarding your account should be directed to:
**888-926-2688**

HC4-IU2800(0317)

PAGE 1 OF 1

EXHIBIT D
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
SHARE REPURCHASE PLAN
The Board of Directors (the “Board”) of Griffin-American Healthcare REIT IV, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares (“Shares”) of the Company’s common stock, par value $0.01 per share, (the “Common Stock”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.
1.  Repurchase of Shares.     The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient funds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.
2.  Share Repurchases.
Repurchase Price.     Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the price per Share at which the Company will repurchase Shares will be as follows:

•	for stockholders who have continuously held their Shares for at least one year, 92.5% of the Repurchase Amount;

•	for stockholders who have continuously held their Shares for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their Shares for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their Shares for at least four years, 100% of the Repurchase Amount.
At any time the Company is engaged in an offering of Common Stock, the Repurchase Amount for shares purchased under the Repurchase Plan will always be equal to or lower than the applicable per share offering price. As long as the Company is engaged in an offering of Common Stock, the Repurchase Amount shall be the lesser of the amount the stockholder paid for its shares of Common Stock or the applicable per share offering price in the current offering of Common Stock. If the Company is no longer engaged in an offering of Common Stock, the Repurchase Amount will be determined by the Board. The Board will announce any repurchase price adjustment and the time period of its effectiveness as a part of its regular communications with the stockholders.
The purchase price for repurchased Shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to the Common Stock. At any time the repurchase price is determined by any method other than the net asset value of the shares, if the Company has sold property and has made one or more special distributions to the stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.

The Board will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While the Board does not have specific criteria for determining a special distribution, the Company expects that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Death or Qualifying Disability.     If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be 100% of the price paid to acquire the Shares of our Common Stock. In addition, the Company will waive the one year holding period, as described in Section 4, for shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.
3.  Funding and Operation of Repurchase Plan.     The Company may make purchases pursuant to the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. The Board shall determine whether the Company has sufficient cash available to make repurchases pursuant to the Repurchase Plan in any given quarter. Subject to funds being available, the Company will limit the number of Shares repurchased to five percent (5.0%) of the weighted average number of Shares outstanding during the trailing calendar year prior to the repurchase date; provided however, that Shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funding for the Repurchase Plan will come exclusively from cumulative proceeds we receive from the sale of Shares pursuant to the Company’s Distribution Reinvestment Plan.
4.  Stockholder Requirements.     Any stockholder may request a repurchase with respect to all or a designated portion of its Shares, subject to the following conditions and limitations:
Holding Period.     Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as provided below. Requests for the repurchase of Shares that are submitted prior to being eligible for repurchase will not be honored.
Death or Qualifying Disability.     The Company will repurchase Shares upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of Shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
Furthermore, and subject to the conditions and limitations described below, the Company will repurchase Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined below, after receiving written notice from such stockholder provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special repurchase terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of the Board. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.
The company understands that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the repurchase of his or her Shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, the Board may repurchase the stockholder’s Shares in its discretion on the special terms available for a qualifying disability.
A stockholder that is a trust may request repurchase of the Shares held by the trust on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust is the spouse of the deceased or disabled.
Distribution Reinvestment Plan Shares.     In the event that a stockholder requests repurchase of 100% of the Shares owned by the stockholder on the date of presentment, the Company will waive the one-year holding period requirement for any Shares presented that were acquired pursuant to the Company’s distribution reinvestment plan.
Minimum — Maximum.     A stockholder must present for repurchase a minimum of 25.0%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his or her Shares. The Company will treat a repurchase request that would cause the stockholder to own fewer than 250 Shares as a request to repurchase 100% of that stockholder’s Shares. A repurchase request relating to 100% of the Shares owned by the presenting stockholder will be treated by the Company as an automatic termination of such stockholder’s participation in the Company’s distribution reinvestment plan or any other automatic investment program that may be in effect on the date of presentment.

No Encumbrances.     All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances. Upon receipt of a request for repurchase, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will not repurchase any shares subject to a lien. The Company will bear any costs in conducting the Uniform Commercial Code search.
Share Repurchase Form.     The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A,” executed by the stockholder, its trustee or authorized agent. With respect to Shares held through an IRA or other custodial account, the custodian must provide an authorized signature and medallion stamp guarantee. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to the Company a written request on a Share Repurchase Request form, including evidence acceptable to the Board of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the repurchase of his or her shares due to a qualifying disability must mail or deliver to the Company a written request on a Share Repurchase Request form, including the evidence and documentation described above, or evidence acceptable to the Board of the stockholder’s disability. If the shares are to be repurchased under the conditions outlined herein, the Company will forward the documents necessary to affect the repurchase, including any signature guaranty the Company may require. All Share certificates, if applicable, must be properly endorsed.
Deadline for Presentment.     All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the last day of each calendar quarter.
If the Company can not purchase all shares presented for repurchase in any calendar quarter, based upon insufficient cash available and/or the limit on the number of Shares it may repurchase during any calendar year, it will attempt to honor repurchase requests on a pro rata basis; provided however, that the Company may give priority to the repurchase of a deceased stockholder’s shares. The Company will treat the unsatisfied portion of the repurchase request as a request for repurchase the following calendar quarter if sufficient funds are available at that time, unless the requesting stockholder withdraws its request for repurchase. Such pending requests generally will be honored on a pro rata basis. The Company will determine whether it has sufficient funds available as soon as practicable after the end of each calendar quarter, but in any event prior to the applicable payment date.
Repurchase Request Withdrawal.     A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.
Ineffective Withdrawal.     In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.
Repurchase Agent.     All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.     The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the U.S. Securities and Exchange Commission.
5.  Miscellaneous.
Advisor Ineligible; No Fees.     The Advisor to the Company, Griffin-American Healthcare REIT IV Advisor, LLC, shall not be permitted to participate in the Repurchase Plan. The Company’s co-sponsors, Advisor, directors or any affiliates thereof shall not receive any fees arising out of the Company’s repurchase of shares.
Liability.     Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares pursuant to this Repurchase Plan or from the Company’s determination not to repurchase Shares pursuant to the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.
Taxes.     Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.
Preferential Treatment of Shares Repurchased in Connection with Death or Disability.     If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST
The undersigned stockholder of Griffin-American Healthcare REIT IV, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan (the “Repurchase Plan”), the Company repurchase the number of shares of Common Stock (the “Shares”) indicated below.
ACCOUNT NUMBER:
STOCKHOLDER’S NAME:
STOCKHOLDER’S ADDRESS:
TOTAL CLASS T SHARES OWNED BY STOCKHOLDER:
TOTAL CLASS I SHARES OWNED BY STOCKHOLDER:
NUMBER OF CLASS T SHARES PRESENTED FOR REPURCHASE: ☐          ☐100%
NUMBER OF CLASS I SHARES PRESENTED FOR REPURCHASE: ☐          ☐100%
(Note: number of shares presented for repurchase must be equal to or exceed 25.0% of total shares owned.)
REASON FOR REPURCHASE REQUEST (SUBMIT REQUIRED DOCUMENTS, IF APPLICABLE):
☐ DEATH             ☐ QUALIFYING DISABILITY         ☐ OTHER
By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent (as defined in the Repurchase Plan) the following:
The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.
The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.
The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.
Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.
It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Mail:	Griffin Capital Securities, LLC Griffin-American Healthcare REIT IV, Inc. Repurchase Agent c/o DST Systems, Inc. P.O. Box 219133 Kansas City, MO 64121-9133	Overnight Courier:	Griffin Capital Securities, LLC Griffin-American Healthcare REIT IV, Inc. Repurchase Agent c/o DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105-1407

Date: ___________________

Stockholder Signature:______________________________________________________________________

Office Use Only

Date Request Received:

Medallion Stamp Guarantee (Required for custodial accounts)

EXHIBIT E

SUPPLEMENTAL DISCLOSURE RELATING TO
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. CLASS T SHARES

Share Class Overview

As of February 16, 2016, Griffin-American Healthcare REIT IV, Inc. (“GA Healthcare REIT IV”) began offering its Class T shares of common stock. One of the unique aspects of the GA Healthcare REIT IV Class T share relates to the advisor’s commitment to fund three percent (3.0%) of the gross offering proceeds representing a portion of the up-front offering expenses (up to an amount equal to 2.0% of the gross offering proceeds representing a portion of the dealer manager fee and all of our organizational and offering expenses, which are anticipated not to exceed 1.0% of the gross offering proceeds, collectively the “Advisor Up Front Funding”). The advisor may recoup such Advisor Up Front Funding through a contingent advisor payment equal to 2.25% of the purchase price of the properties (including leverage) acquired by GA Healthcare REIT IV. However, in no event will the advisor ever collect more pursuant to the contingent advisor payment than it has funded, nor will the advisor earn any return on such amounts funded.

GA Healthcare REIT IV intends to utilize leverage in connection with property acquisitions. The use of leverage will provide GA Healthcare REIT IV with additional funds available for property acquisitions, which in turn will allow it to acquire additional properties more quickly. Because the payment of the contingent advisor payment is tied to acquisition activity, utilizing leverage will allow the advisor to recoup the Advisor Up Front Funding more quickly than if GA Healthcare REIT IV used less leverage. However, in addition to committing to the Advisor Up Front Funding, the advisor has also committed to keep $7.5 million of such funding outstanding for the longer of the end of the offering period, including any follow-on offerings, or three years from the effective date of the offering. Please note the following:

•
Given the advisor will likely recover the full amount of Advisor Up Front Funding, GA Healthcare REIT IV’s future net asset values may be negatively impacted upon the payment of the contingent advisor payments.

•
This potential negative impact will not impact or otherwise reduce the stockholder distribution rate and will not be reflected in the calculation of GA Healthcare REIT IV’s Modified Funds from Operations.

•
While other factors (such as the deployment of the amounts funded by the advisor in the acquisition of a revenue generating property or properties) may outweigh the potential negative impact stipulated above, the net effect of the amounts funded by the advisor relative to the return generated by GA Healthcare REIT IV from the deployment of such funding may not be known until such time as GA Healthcare REIT IV determines its future net asset values.

The information below details the Class T shares available for GA Healthcare REIT IV:

Class T Shares
Investment Attributes
Up front fees and commissions totaling 4.0% of gross offering proceeds (3.0% selling commission and 1.0% dealer manager fee) are lower than historical Class A shares, which typically have up front fees and commissions totaling 10.0% of gross offering proceeds (7.0% selling commission and 3.0% dealer manager fee).

Griffin-American Healthcare REIT IV Advisor, LLC (“Advisor”) will fund, at the time of sale, up to an amount equal to 2.0% of the gross offering proceeds representing a portion of the dealer manager fee and all of our organizational and offering expenses, which is anticipated not to exceed 1.0% of the gross offering proceeds, that would have otherwise been payable by GA Healthcare REIT IV(1).

The Advisor has the ability to recoup the Advisor Up Front Funding over time by charging GA Healthcare REIT IV a “Contingent Advisor Payment” in an amount not to exceed 2.25% of the purchase price of acquisitions in connection with the offering, which is in addition to the base acquisition fee of 2.25% of the purchase price of each property GA Healthcare REIT IV acquires and 2.0% of the purchase price of any real-estate related investment GA Healthcare REIT IV acquires or originates. The Advisor will keep the first $7.5 million of the Advisor Up Front Funding outstanding for the later of the full duration of the

E-1

offering period, including any follow-on offerings, or three years from the effective date of the offering (the “Contingent Advisor Payment Period”)(1).

At no point will the Advisor collect more in Contingent Advisor Payments than the Advisor Up Front Funding amount then outstanding, subject also to the Advisor’s commitment to leave $7.5 million outstanding as indicated above.

Purchase Price Per Share (effective April 11, 2018)	$10.05
Distribution Reinvestment Plan Price Per Share (effective April 11, 2018)	$9.65
Selling Commissions Per Share (effective April 11, 2018)	$0.30
Dealer Manager Fee Per Share (effective April 11, 2018)	Up to $0.30 ($0.10 of which paid up front and up to an amount equal to $0.20 of which paid by the Advisor)(2)
Organizational and Offering Expenses	Estimated at 1.0% of gross offering proceeds ($0.00 paid by GA Healthcare REIT IV)(3)
Stockholder Servicing Fee	1.0% of gross offering proceeds annually (approximately 4.0% of gross offering proceeds over life of GA Healthcare REIT IV)(4)

(1)
Pursuant to the terms of the offering as stipulated in the prospectus, the Advisor is entitled to receive a base acquisition fee of 2.25% or 2.00% of the contract purchase price of each property we acquire or any real estate-related investment we acquire or originate, respectively. As noted above, the Advisor has agreed to pay, on behalf of GA Healthcare REIT IV, up to an amount equal to 2.0% of the gross offering proceeds representing a portion of the dealer manager fee and all of our organizational and offering expenses, which is anticipated not to exceed 1.0% of the gross offering proceeds. The Advisor has the ability to recoup amounts paid in excess of the $7.5 million threshold by charging GA Healthcare REIT IV a “Contingent Advisor Payment” equal to 2.25% of the contract purchase price of an asset as such assets are acquired. The amount of the Contingent Advisor Payment paid upon the closing of an acquisition will be reviewed on an acquisition by acquisition basis and such payment shall not exceed the Advisor Up Front Funding. Following the Contingent Advisor Payment Period, the Advisor then has the ability to recover the $7.5 million threshold advanced through the Contingent Advisor Payment.

(2)
The dealer manager will be paid 1.0% of the gross offering proceeds per share as part of the dealer manager fee at the time of sale and the Advisor will fund up to an amount equal to 2.0% of the gross offering proceeds per share of the dealer manager fee on behalf of GA Healthcare REIT IV, which the Advisor may recover via the Contingent Advisor Payment discussed above. A portion of the dealer manager fee may be reallowed to the participating broker-dealer.

(3)
Organizational and offering expenses are estimated to be 1.0% of gross offering proceeds from GA Healthcare REIT IV’s primary offering in the event GA Healthcare REIT IV raises the maximum offering. The Advisor will pay all our organizational and offering expenses. The sum of the dealer manager fee and the organizational and offering expenses funded by the Advisor on behalf of GA Healthcare REIT IV is referred to herein as the “Advisor Up Front Funding.”

(4)
The stockholder servicing fee shall be paid to the participating broker-dealer by GA Healthcare REIT IV, subject to certain conditions, which fee shall accrue daily and be paid 25 basis points quarterly in arrears for approximately four years, subject to the conditions outlined further in the Prospectus. All of the stockholder servicing fee will be reallowed to the participating broker-dealer.

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GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
Maximum Offering of
$3,150,000,000
in Shares of Common Stock

_____
PROSPECTUS
______

April 9, 2018

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Griffin-American Healthcare REIT IV, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
Griffin Capital Securities, LLC

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
SUPPLEMENT NO. 1 DATED MAY 31, 2018
TO THE PROSPECTUS DATED APRIL 9, 2018

This document supplements, and should be read in conjunction with, our prospectus dated April 9, 2018. Unless otherwise defined in this Supplement No. 1, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 1 is to disclose:

•	the status and anticipated termination of our public offering;

•
our acquisitions of Auburn MOB, located in Auburn, California; Pottsville MOB, located in Pottsville, Pennsylvania; Charlottesville MOB, located in Charlottesville, Virginia; Rochester Hills MOB, located in Rochester Hills, Michigan; Cullman MOB III, located in Cullman, Alabama; Iron MOB Portfolio, located in Cullman and Sylacauga, Alabama; Mint Hill MOB, located in Mint Hill, North Carolina; Lafayette Assisted Living Portfolio, located in Lafayette, Louisiana; Evendale MOB, located in Evendale, Ohio; Battle Creek MOB, located in Battle Creek, Michigan; Reno MOB, located in Reno, Nevada; Athens MOB Portfolio, located in Athens, Georgia; SW Illinois Senior Housing Portfolio, located in Columbia, Millstadt, Red Bud and Waterloo, Illinois; Lawrenceville MOB, located in Lawrenceville, Georgia; Northern California Senior Housing Portfolio, located in Belmont, Fairfield, Menlo Park and Sacramento, California; Roseburg MOB, located in Roseburg, Oregon; Fairfield County MOB Portfolio, located in Stratford and Trumbull, Connecticut; Central Florida Senior Housing Portfolio, located in Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, Florida; Central Wisconsin Senior Care Portfolio located in Sun Prairie and Waunakee, Wisconsin; Sauk Prairie MOB located in Prairie du Sac, Wisconsin; Surprise MOB located in Surprise, Arizona; and Southfield MOB, located in Southfield, Michigan; and our potential acquisitions of Flemington MOB Portfolio located in Flemington, New Jersey; and Grand Junction MOB located in Grand Junction, Colorado;

•	updates to the “Risk Factors” section of our prospectus;

•	updates to the “Selected Financial Data” section of our prospectus;

•	updates to the “Our Performance” section of our prospectus;

•	updates to the “Management of Our Company” section of our prospectus;

•	updates to the “Compensation Table” section of our prospectus;

•	updates to the “Share Repurchase Plan” section of our prospectus;

•	updates to the “Incorporation of Certain Information by Reference” section of our prospectus; and

•	a revised Transfer on Death (T.O.D.) Form, attached as Exhibit B to our prospectus.

Status and Anticipated Termination of Our Public Offering
We commenced our initial public offering of shares of our common stock on February 16, 2016. We are offering up to approximately $2,800,000,000 in shares of Class T common stock and $200,000,000 in shares of Class I common stock in our primary offering. We are also offering up to an aggregate of $150,000,000 in shares of our Class T and Class I common stock pursuant to our distribution reinvestment plan, as amended, or DRIP. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.
As of May 25, 2018, we had received and accepted subscriptions in this offering for 47,392,609 shares of Class T common stock, or approximately $473,678,000, and 2,930,639 shares of Class I common stock, or approximately $27,168,000, excluding shares of our common stock issued pursuant to the DRIP. As of May 25, 2018, approximately $2,326,322,000 in shares of our Class T common stock and $172,832,000 in shares of our Class I common stock remained available for sale to the public pursuant to our offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in our offering until the earlier of February 16, 2019, or the date on which the maximum offering amount has been sold. We do not anticipate extending our offering beyond February 16, 2019.

1

All references in the prospectus to the termination date of our offering are hereby supplemented and revised accordingly.

Acquisitions
The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Description of Investments” section beginning on page 10 of our prospectus and the “Investment Objectives, Strategy and Criteria — Real Estate Acquisitions — Acquired Properties” section beginning on page 132 of our prospectus:

Acquired Properties

As of May 23, 2018, we had completed 22 real estate acquisitions whereby we owned 43 properties, comprising 45 buildings, or approximately 2,727,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $536,090,000, as listed below:

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy (2)	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(3)	Line of Credit and Term Loan(4)	Property Taxes(5)	Location
Auburn MOB	Medical Office	19,000	100%	06/28/16	$5,450,000	$—	$—	$67,000	Auburn, CA
Pottsville MOB	Medical Office	36,000	100%	09/16/16	9,150,000	—	—	117,000	Pottsville, PA
Charlottesville MOB	Medical Office	74,000	100%	09/22/16	20,120,000	—	—	163,000	Charlottesville, VA
Rochester Hills MOB	Medical Office	30,000	92.8%	09/29/16	8,300,000	3,968,000	—	73,000	Rochester Hills, MI
Cullman MOB III	Medical Office	52,000	100%	09/30/16	16,650,000	—	12,000,000	43,000	Cullman, AL
Iron MOB Portfolio	Medical Office	208,000	84.7%	10/13/16	31,000,000	—	30,400,000	105,000	Cullman and Sylacauga, AL
Mint Hill MOB	Medical Office	58,000	100%	11/14/16	21,000,000	—	20,400,000	92,000	Mint Hill, NC
Lafayette Assisted Living Portfolio	Senior Housing	80,000	100%	12/01/16	16,750,000	—	17,500,000	103,000	Lafayette, LA
Evendale MOB	Medical Office	66,000	70.3%	12/13/16	10,400,000	—	10,400,000	253,000	Evendale, OH
Battle Creek MOB	Medical Office	46,000	88.9%	03/10/17	7,300,000	—	—	115,000	Battle Creek, MI
Reno MOB	Medical Office	191,000	92.0%	03/13/17	66,250,000	—	60,000,000	256,000	Reno, NV
Athens MOB Portfolio	Medical Office	61,000	94.2%	05/18/17	16,800,000	—	7,800,000	113,000	Athens, GA
SW Illinois Senior Housing Portfolio	Senior Housing	190,000	100%	05/22/17	31,800,000	—	31,700,000	354,000	Columbia, Millstadt, Red Bud and Waterloo, IL
Lawrenceville MOB	Medical Office	31,000	100%	06/12/17	11,275,000	8,000,000	3,000,000	88,000	Lawrenceville, GA
Northern California Senior Housing Portfolio	Senior Housing	134,000	100%	06/28/17	45,800,000	—	21,600,000	403,000	Belmont, Fairfield, Menlo Park and Sacramento, CA
Roseburg MOB	Medical Office	62,000	100%	06/29/17	23,200,000	—	23,000,000	93,000	Roseburg, OR
Fairfield County MOB Portfolio	Medical Office	80,000	94.6%	09/29/17	15,395,000	—	15,500,000	294,000	Stratford and Trumbull, CT

2

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy (2)	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(3)	Line of Credit and Term Loan(4)	Property Taxes(5)	Location
Central Florida Senior Housing Portfolio (6)	Senior Housing —RIDEA (7)	899,000	74.2%	11/01/17	$109,500,000	$—	$112,000,000	$1,144,000	Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, FL
Central Wisconsin Senior Care Portfolio	Skilled Nursing	236,000	100%	03/01/18	22,600,000	—	22,600,000	342,000	Sun Prairie and Waunakee, WI
Sauk Prairie MOB	Medical Office	55,000	100%	04/09/18	19,500,000	—	19,500,000	230,000	Prairie du Sac, WI
Surprise MOB	Medical Office	34,000	89.5%	04/27/18	11,650,000	—	8,000,000	83,000	Surprise, AZ
Southfield MOB	Medical Office	85,000	96.0%	05/11/18	16,200,000	6,071,000	10,000,000	166,000	Southfield, MI
Total/weighted average (8)		2,727,000	95.2%		$536,090,000	$18,039,000	$425,400,000	$4,697,000
___________

(1)	We own 100% of our properties acquired as of May 23, 2018, with the exception of Central Florida Senior Housing Portfolio.

(2)
Occupancy includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA, as defined below, facilities where occupancy represents resident occupancy on the available units of the RIDEA facilities.

(3)	Represents the principal balance of the mortgage loan payable assumed by us at the time of acquisition.

(4)	Represents borrowings under our line of credit and term loan with Bank of America, N.A., or Bank of America, and KeyBank, National Association, or KeyBank, at the time of acquisition.

(5)	Represents the real estate taxes on our properties for 2017.

(6)
On November 1, 2017, we completed the acquisition of Central Florida Senior Housing Portfolio pursuant to a joint venture with MStar Peninsula Holdings, LLC, an affiliate of Meridian Senior Living, LLC, an unaffiliated third party. Our ownership of the joint venture is approximately 98%.

(7)	The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

(8)	Weighted average occupancy excludes our senior housing — RIDEA facilities.

We financed the purchases of our properties using the net proceeds from this offering, the assumption of loans, borrowings under our line of credit with Bank of America and KeyBank, or a combination of such sources as described in the table above. For each of our properties, we paid our advisor a base acquisition fee of 2.25% of the portion of the aggregate contract purchase price paid by us. For each of our properties, we also accrued a Contingent Advisor Payment of 2.25% of the portion of the aggregate contract purchase price paid by us, which shall be paid to our advisor subject to the satisfaction of certain conditions as described more fully in this prospectus. American Healthcare Investors or its designated personnel provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to each of our properties, except with respect to Lafayette Assisted Living Portfolio, SW Illinois Senior Housing Portfolio, Lawrenceville MOB, Northern California Senior Housing Portfolio and Central Wisconsin Senior Care Portfolio, for which American Healthcare Investors or its designated personnel receive a property management oversight fee of 1.0% of the gross monthly cash receipts. Among other things, American Healthcare Investors or its designated personnel have the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to authorize payment of property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Other affiliates of ours may receive additional fees or other compensation as a result of our property acquisitions in accordance with the compensation provisions described in our prospectus.

3

The table below describes the average occupancy rate and the average effective annual rental rate per leased square foot of our portfolio for each of the last four years ended December 31, 2017 and as of May 23, 2018, for which we owned properties:

	2014(1)	2015(1)	2016(1)	2017(2)	2018(2)
Occupancy Rate	N/A	N/A	91.3%	95.2%	95.2%
Average Effective Annual Rental Rate per Leased Square Foot	N/A	N/A	$19.48	$20.14	$18.44
___________

(1)	We were incorporated on January 23, 2015 and therefore we consider that our date of inception. We purchased our first property on June 28, 2016.

(2)
Based on leases in effect as of May 23, 2018 and December 31, 2017, as applicable, excluding our senior housing — RIDEA facilities. As of May 23, 2018 and December 31, 2017, the occupancy for the resident units of our senior housing — RIDEA facilities was 74.2% and 76.0%, respectively.

As of May 23, 2018, none of our tenants accounted for 10.0% or more of the GLA of our portfolio of properties.

The following table sets forth the lease expirations of our property portfolio, other than our senior housing — RIDEA facilities, for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the annual base rent and percentage of annual base rent represented by such leases as of May 23, 2018:

Year	No. of Leases Expiring	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2018	13	44,000	$800,000	2.1%
2019	8	41,000	762,000	2.0
2020	16	127,000	2,632,000	6.9
2021	16	64,000	1,398,000	3.7
2022	14	200,000	5,313,000	14.0
2023	8	139,000	3,824,000	10.0
2024	7	46,000	1,121,000	3.0
2025	12	201,000	4,896,000	12.9
2026	5	26,000	701,000	1.8
2027	5	69,000	1,804,000	4.7
Thereafter	18	780,000	14,815,000	38.9
Total	122	1,737,000	$38,066,000	100%

Currently, we have no plans for any significant renovations, improvements or developments with respect to any of our properties over the next few years. We believe that each of our properties is adequately covered by insurance and is suitable for its intended purpose.

Our medical office buildings, senior housing facilities and skilled nursing facilities face competition from nearby medical office buildings, senior housing facilities and skilled nursing facilities that provide comparable services.

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The “Investment Objectives, Strategy and Criteria — Real Estate Acquisitions — Potential Acquisitions” section beginning on page 136 of our prospectus is superseded in its entirety as follows:

Potential Acquisitions

As of May 23, 2018, we, through our subsidiaries, entered into purchase and sale agreements for the acquisitions of the following properties from unaffiliated third parties:

Property Name	Type of Property	GLA (Sq Ft)	Occupancy	Contract Purchase Price	Date of Purchase Agreement	Location
Flemington MOB Portfolio	Medical Office	49,000	98.9%	$16,950,000	03/29/18	Flemington, NJ
Grand Junction MOB	Medical Office	83,000	100%	31,500,000	04/20/18	Grand Junction, CO
Total		132,000		$48,450,000

Flemington MOB Portfolio

On March 29, 2018, we, through GAHC4 Flemington NJ MOB Portfolio, our wholly owned subsidiary, entered into separate real estate purchase agreements and escrow instructions with each of Sandhill Associates, L.L.C. and Sandhill Corner Associates, LLC, or collectively, Flemington MOB Portfolio sellers, and Chicago Title Insurance Company, as escrow agent, for the purchase of Flemington MOB Portfolio, a two building medical office building portfolio consisting of approximately 49,000 square feet of GLA located in Flemington, New Jersey, for an aggregate contract purchase price of $16,950,000, plus closing costs. Flemington MOB Portfolio is currently approximately 98.9% leased to 14 tenants, including Hunterdon Medical Center and Hunterdon Otolaryngology Associates, PA. Medical services provided at Flemington MOB Portfolio include pediatrics, otolaryngology, pulmonary medicine, maxillofacial surgery and endodontics, lab services, dentistry and internal medicine. We are not affiliated with Flemington MOB Portfolio sellers or Chicago Title Insurance Company.
Grand Junction MOB
On April 20, 2018, we, through GAHC4 Grand Junction CO MOB, LLC, our wholly owned subsidiary, entered into a real estate purchase agreement and escrow instructions with Grand Junction Medical Center LLC, or Grand Junction seller, and Land Title Guarantee Company, as escrow agent, for the purchase of Grand Junction MOB, a medical office building consisting of approximately 83,000 square feet of GLA located in Grand Junction, Colorado, for a contract purchase price of $31,500,000, plus closing costs. Grand Junction MOB is currently 100% leased to eight tenants, including Urological Associates of Western Colorado, P.C., Western Orthopedics & Sports Medicine, P.C. and Colorado West Healthcare System. Medical services provided at Grand Junction MOB include urology, orthopedics, physical therapy, surgery, lab and imaging, women’s health, obstetrics and gynecology, gastroenterology and pharmacy. We are not affiliated with Grand Junction seller or Land Title Guarantee Company.

We expect that American Healthcare Investors or its designated personnel will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to Flemington MOB Portfolio and Grand Junction MOB.

We intend to finance the purchases of Flemington MOB Portfolio and Grand Junction MOB from funds raised through this offering and debt financing. We also anticipate paying an acquisition fee based on the contract purchase price of each of the properties to our advisor in connection with the acquisition of such properties, as described in our prospectus. We anticipate closing the acquisition of Grand Junction MOB in the second quarter of 2018 and the acquisition of Flemington MOB Portfolio in the third quarter of 2018; however, we can give no assurance that the closings will occur within this timeframe, or at all. These potential acquisitions are subject to substantial conditions to closing. Our decision to consummate the acquisitions will generally depend upon:

•	the satisfaction of the conditions to each of the acquisitions contained in the relevant agreements;

•	no material adverse change occurring relating to each of the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from this offering and financing proceeds to make each of these acquisitions; and

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•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Due to the considerable conditions that must be satisfied in order to acquire these properties, we cannot give any assurances that the closing of these acquisitions is probable.

In evaluating each of these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including the overall valuation based on net operating income, location, demographics, quality of the tenants, length of leases, price per square foot, occupancy, and the fact that the overall rental rate at each property is comparable to market rates. We believe that each of these properties is well located, well maintained and has been professionally managed. Each property will be subject to competition from similar medical office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. We have not considered any other factors materially relevant to our decision to acquire these properties.

Risk Factors

The “Risk Factors — Investment Risks — We have not had sufficient cash available from operations to pay distributions, and therefore, we have paid a portion of distributions from the net proceeds of this offering, and in the future, may pay distributions from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution” section beginning on page 31 of our prospectus is superseded in its entirety as follows, and the following information should be read in conjunction with the fourth risk factor listed on the cover page of our prospectus, the fourth risk factor contained in the “Questions and Answers About This Offering — What are some of the most significant risks relating to an investment in Griffin-American Healthcare REIT IV, Inc.?” section beginning on page 1 of our prospectus and the fourth risk factor in the “Prospectus Summary — Summary Risk Factors” section beginning on page 9 of our prospectus:

We have not had sufficient cash available from operations to pay distributions, and therefore, we have paid a portion of distributions from the net proceeds of this offering, and in the future, may pay distributions from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution.

Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use net offering proceeds to fund a portion of our initial distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify as a REIT. As a result, our distribution rate and payment frequency vary from time to time.

We have used the net proceeds from this offering and our advisor has waived certain fees payable to it as discussed in the “Our Performance — Information Regarding Our Distributions” section of this supplement, and in the future, may use the net proceeds from our offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to maintain our qualification as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.

On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor agreed to waive certain asset management fees that may otherwise have been due to our advisor pursuant to the advisory agreement between us and our advisor until such time as the amount of such waived asset management fees was equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the advisory agreement.

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Having raised the minimum offering in April 2016, the distributions declared for each record date in the May 2016 and June 2016 periods were paid in June 2016 and July 2016, respectively, from legally available funds. The daily distributions were calculated based on 365 days in the calendar year and were equal to $0.001643836 per share of our Class T common stock. These distributions were aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. We acquired our first property on June 28, 2016, and as such, our advisor waived $80,000 in asset management fees, which was equal to the amount of distributions paid from May 1, 2016 through June 27, 2016. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.

On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending on September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share was sold and ending on September 30, 2016. Subsequently, our board of directors authorized on a quarterly basis a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the quarterly periods commencing on October 1, 2016 and ending on June 30, 2018. The daily distributions were or will be calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our Class T and Class I common stock, which is equal to an annualized distribution of $0.60 per share. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears, only from legally available funds.

The amount of distributions paid to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We have not established any limit on the amount of net offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences.

The distributions paid for the three months ended March 31, 2018, the year ended December 31, 2017 and from our inception through March 31, 2018, along with the amount of distributions reinvested pursuant to the DRIP and the sources of distributions as compared to cash flows from operations were as follows:

	Three Months Ended March 31, 2018		Year Ended December 31, 2017		Inception through March 31, 2018
Distributions paid in cash	$2,799,000		$6,398,000		$9,746,000
Distributions reinvested	3,606,000		8,689,000		13,091,000
	$6,405,000		$15,087,000		$22,837,000
Sources of distributions:
Cash flows from operations	$4,692,000	73.3%	$12,404,000	82.2%	$17,096,000	74.9%
Offering proceeds	1,713,000	26.7	2,683,000	17.8	5,741,000	25.1
	$6,405,000	100%	$15,087,000	100%	$22,837,000	100%

Under accounting principles generally accepted in the United States of America, or GAAP, certain acquisition related expenses, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.

Any distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from net offering proceeds. The payment of distributions from our net offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

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As of March 31, 2018 and December 31, 2017, we had amounts payable of $8,145,000 and $8,117,000, respectively, to our advisor or its affiliates primarily for the 2.25% Contingent Advisor Payment portion of the total acquisition fee payable to our advisor or its affiliates, which will be paid from cash flows from operations in the future as such amounts become due and payable by us in the ordinary course of business consistent with our past practice.

As of March 31, 2018 and December 31, 2017, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $80,000 in asset management fees waived by our advisor discussed above. Other than the waiver of asset management fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 27, 2016, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer or continue to defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

The distributions paid for the three months ended March 31, 2018, the year ended December 31, 2017 and from our inception through March 31, 2018, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to funds from operations attributable to controlling interest, or FFO, were as follows:

	Three Months Ended March 31, 2018		Year Ended December 31, 2017		Inception through March 31, 2018
Distributions paid in cash	$2,799,000		$6,398,000		$9,746,000
Distributions reinvested	3,606,000		8,689,000		13,091,000
	$6,405,000		$15,087,000		$22,837,000
Sources of distributions:
FFO attributable to controlling interest	$4,957,000	77.4%	$14,134,000	93.7%	$19,091,000	83.6%
Offering proceeds	1,448,000	22.6	953,000	6.3	3,746,000	16.4
	$6,405,000	100%	$15,087,000	100%	$22,837,000	100%

The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, a non-GAAP financial measure, including a reconciliation of our GAAP net income (loss) to FFO, see the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this supplement.

The “Risk Factors — Risks Related to Investments in Real Estate — A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and have a negative effect on our ability to pay distributions to our stockholders” section on page 53 of our prospectus is superseded in its entirety as follows:

A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and have a negative effect on our ability to pay distributions to our stockholders.

As of May 23, 2018, rental payments by one of our tenants, Colonial Oaks Master Tenant, LLC, accounted for approximately 10.7% of our annualized base rent or annualized net operating income. The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. Therefore, a non-renewal after the expiration of a lease term, termination, default or other failure to meet rental obligations by significant tenants, such as Colonial Oaks Master Tenant, LLC, would significantly lower our net income. These events could cause us to reduce the amount of distributions to our stockholders.

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The “Risk Factors — Risks Related to Investments in Real Estate — A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area” section on page 53 of our prospectus is superseded in its entirety as follows:

A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.

To the extent that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. As of May 23, 2018, our properties located in Florida, Nevada and Alabama accounted for approximately 16.3%, 11.8% and 11.0%, respectively, of the annualized base rent or annualized NOI of our total property portfolio. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

The “Risk Factors — Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks — The DOL has issued a final regulation revising the definition of ‘fiduciary’ and the scope of ‘investment advice’ under ERISA, which may have a negative impact on our ability to raise capital” section on page 71 of our prospectus is superseded in its entirety as follows:

The U.S. Department of Labor has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, which may have a negative impact on our ability to raise capital.
On April 8, 2016, the U.S. Department of Labor, or DOL, issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including individual retirement accounts, or IRAs). Under the new regulation, a person is a fiduciary if the person receives compensation for providing advice (a “recommendation” or “communication that would reasonably be viewed as a suggestion that the recipient engage in or refrain from taking a particular course of action”) with the understanding it is based on the particular needs of the person being advised or that it is directed to a specific plan sponsor, plan participant, or IRA owner. Such decisions can include, but are not limited to, what assets to purchase or sell and whether to rollover from an employment-based plan to an IRA. The fiduciary can be a broker, registered investment adviser or other type of adviser, some of which are subject to federal securities laws and some of which are not. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before the final regulation becomes applicable. However, on February 3, 2017, the President asked for additional review of this regulation. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending the applicability date of the final regulation to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach, and on November 27, 2017, the DOL further delayed the implementation of certain requirements and exemptions until July 1, 2019. On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. On May 7, 2018, the DOL announced a new temporary enforcement policy which provides that the DOL “will not pursue prohibited transactions claims against investment advice fiduciaries who are working diligently and in good faith to comply with the impartial conduct standards for transactions that would have been exempted” under the final regulation, although institutions who prefer to rely upon the new compliance structures under the final regulation are permitted to do so. Therefore, the DOL has not withdrawn the final regulation at this time as a result of the Fifth Circuit’s decision, and it is unclear what the DOL will do in the future with respect to the final regulation – the DOL could, among other things, seek review by the U.S. Supreme Court or further revise or withdraw the final regulation.

On April 18, 2018, the SEC issued proposed rules and interpretations of existing rules designed to enhance the quality and transparency of investors’ relationships with investment advisers and broker-dealers while preserving access to a variety of types of advice relationships and investment products. There is no guarantee that the SEC will issue final rules in this regard or that such final rules, if adopted, will not be drastically different from the proposed rules.

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The final regulation, the accompanying exemptions and the SEC’s proposed rules are complex and may be subject to further revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulations and the SEC’s proposed rules on purchasing and holding interests in our company. The final regulation and the SEC’s proposed rules could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.

Selected Financial Data

The “Selected Financial Data” section beginning on page 78 of our prospectus is superseded in its entirety as follows:
The following selected financial data as of December 31, 2017, 2016 and 2015, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015 is derived from our audited consolidated financial statements. The following selected financial data as of March 31, 2018 and for the three months ended March 31, 2018 is derived from our unaudited condensed consolidated financial statements. The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference in this prospectus, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, incorporated by reference in this prospectus. Our historical results are not necessarily indicative of results for any future period. We had no results of operations for the period from January 23, 2015 (Date of Inception) through December 31, 2015, and therefore, our results of operations for the years ended December 31, 2017 and 2016 are not comparable to the period from January 23, 2015 (Date of Inception) through December 31, 2015.
The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

		December 31,
Selected Financial Data	March 31, 2018	2017	2016	2015
BALANCE SHEET DATA:
Total assets	$503,642,000	$480,153,000	$142,758,000	$202,000
Mortgage loans payable, net	$11,483,000	$11,567,000	$3,965,000	$—
Line of credit and term loan	$62,300,000	$84,100,000	$33,900,000	$—
Stockholders’ equity	$395,369,000	$353,224,000	$92,255,000	$200,000

	Three Months Ended	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	March 31, 2018	2017	2016	2015
STATEMENT OF OPERATIONS DATA:
Total revenues	$17,842,000	$33,333,000	$3,156,000	$—
Net (loss) income	$(2,236,000)	$508,000	$(5,474,000)	$—
Net (loss) income attributable to controlling interest	$(2,169,000)	$541,000	$(5,474,000)	$—
Net (loss) income per Class T and Class I common share attributable to controlling interest — basic and diluted(1)	$(0.05)	$0.02	$(1.75)	$—
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$4,692,000	$12,404,000	$(3,621,000)	$—
Net cash used in investing activities	$(25,494,000)	$(330,688,000)	$(133,322,000)	$—
Net cash provided by financing activities	$22,873,000	$323,150,000	$138,978,000	$202,000

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	Three Months Ended	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	March 31, 2018	2017	2016	2015
OTHER DATA:
Distributions declared	$6,686,000	$16,672,000	$1,877,000	$—
Distributions declared per Class T and Class I common share	$0.15	$0.60	$0.40	$—
Funds from operations attributable to controlling interest(2)	$4,957,000	$14,134,000	$(4,222,000)	$—
Modified funds from operations attributable to controlling interest(2)	$4,374,000	$12,941,000	$287,000	$—
Net operating income(3)	$8,258,000	$21,838,000	$2,258,000	$—

(1)
Net income (loss) per Class T and Class I common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

(2)
For additional information on FFO and modified funds from operations attributable to controlling interest, or MFFO, refer to the “Our Performance — Funds From Operations and Modified Funds from Operations” section of this supplement, which includes a reconciliation of our GAAP net income (loss) to FFO and MFFO for the three months ended March 31, 2018, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

(3)
For additional information on net operating income, or NOI, refer to the “Our Performance — Net Operating Income” section of this supplement, which includes a reconciliation of our GAAP net income (loss) to NOI for the three months ended March 31, 2018, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

Our Performance

The “Our Performance” section beginning on page 80 of our prospectus is superseded in its entirety as follows:

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, a non-GAAP measure, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. The use of funds from operations is recommended by the REIT industry as a supplemental performance measure, and our management uses FFO to evaluate our performance over time. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on funds from operations approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines funds from operations as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations. Our FFO calculation complies with NAREIT’s policy described above.

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The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to exclude impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions, which can change over time. Testing for an impairment of an asset is a continuous process and is analyzed on a quarterly basis. If certain impairment indications exist in an asset, and if the asset’s carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property and any other ancillary cash flows at a property or group level under GAAP) from such asset, an impairment charge would be recognized. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, which the IPA has recommended as a supplemental performance measure for publicly registered, non-listed REITs, and which we believe to be another appropriate supplemental performance measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes expensed acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are

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presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes expensed acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines modified funds from operations as funds from operations further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect modified funds from operations on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. In as much as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above- and below-market leases, change in deferred rent and the adjustments of such items related to redeemable noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended March 31, 2018, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds from borrowings available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.

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Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence, that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate funds from operations and modified funds from operations the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

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The following is a reconciliation of net (loss) income, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended March 31, 2018, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015:

	Three Months Ended	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	March 31, 2018	2017	2016	2015
Net (loss) income	$(2,236,000)	$508,000	$(5,474,000)	$—
Add:
Depreciation and amortization — consolidated properties	7,195,000	13,639,000	1,252,000	—
Net loss attributable to redeemable noncontrolling interests	67,000	33,000	—	—
Less:
Depreciation and amortization related to redeemable noncontrolling interests	(69,000)	(46,000)	—	—
FFO attributable to controlling interest	$4,957,000	$14,134,000	$(4,222,000)	$—

Acquisition related expenses(1)	$95,000	$655,000	$4,745,000	$—
Amortization of above- and below-market leases(2)	(45,000)	(143,000)	(29,000)	—
Change in deferred rent(3)	(633,000)	(1,705,000)	(207,000)	—
Adjustments for redeemable noncontrolling interests(4)	—	—	—	—
MFFO attributable to controlling interest	$4,374,000	$12,941,000	$287,000	$—
Weighted average Class T and Class I common shares outstanding — basic and diluted	45,136,647	27,754,701	3,131,466	20,833
Net (loss) income per Class T and Class I common share — basic and diluted	$(0.05)	$0.02	$(1.75)	$—
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$0.11	$0.51	$(1.35)	$—
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$0.10	$0.47	$0.09	$—

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses

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and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interests’ share of the adjustments described in notes (1) – (3) above to convert our FFO to MFFO.

Net Operating Income

As of May 23, 2018, we had completed 22 property acquisitions whereby we owned 43 properties, comprising 45 buildings. The properties were 95.2% leased as of May 23, 2018, excluding our senior housing — RIDEA facilities. As of May 23, 2018, 74.2% of the resident units of our senior housing — RIDEA facilities were leased. As of December 31, 2017, we had completed 18 property acquisitions whereby we owned 38 properties, comprising 40 buildings. The properties were 95.2% leased as of December 31, 2017, excluding our senior housing — RIDEA facilities. As of December 31, 2017, 76.0% of the resident units of our senior housing — RIDEA facilities were leased. As of December 31, 2016, we had completed nine property acquisitions comprising 12 buildings. The properties were 91.3% leased as of December 31, 2016. As of December 31, 2015, we had not completed any acquisitions.

NOI is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization and interest expense. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore, if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

NOI is not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an

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alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that NOI should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.

We believe that NOI is an appropriate supplemental performance measure to reflect the operating performance of our operating assets because NOI excludes certain items that are not associated with the management of the properties. We believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net (loss) income, which is the most directly comparable GAAP financial measure, to NOI for the three months ended March 31, 2018, for the years ended December 31, 2017 and 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015:

	Three Months Ended	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	March 31, 2018	2017	2016	2015
Net (loss) income	$(2,236,000)	$508,000	$(5,474,000)	$—
General and administrative	2,120,000	4,338,000	1,221,000	—
Acquisition related expenses	95,000	655,000	4,745,000	—
Depreciation and amortization	7,195,000	13,639,000	1,252,000	—
Interest expense	1,084,000	2,699,000	514,000	—
Interest income	—	(1,000)	—	—
Net operating income	$8,258,000	$21,838,000	$2,258,000	$—

	Three Months Ended	Years Ended December 31,		Period from January 23, 2015 (Date of Inception) through December 31,
	March 31, 2018	2017	2016	2015
Real estate revenue	$9,433,000	$27,770,000	$3,156,000	$—
Resident fees and services	8,409,000	5,563,000	—	—
Less:
Rental expenses	2,351,000	7,292,000	898,000	—
Property operating expenses	7,233,000	4,203,000	—	—
Net operating income	$8,258,000	$21,838,000	$2,258,000	$—
NOI does not reflect $2,215,000, $4,993,000 and $5,966,000 of general and administrative and acquisition related expenses, or 11.7%, 16.6% and 73.5% of total operating expenses, incurred for three months ended March 31, 2018 and for the years ended December 31, 2017 and 2016, respectively. We did not have net operating income for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

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Information Regarding Our Distributions
On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor agreed to waive certain asset management fees that may otherwise be due to our advisor pursuant to the Advisory Agreement until such time as the amount of such waived asset management fees is equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the Advisory Agreement. Having raised the minimum offering in April 2016, the distributions declared for each record date in the May 2016 and June 2016 periods were paid in June 2016 and July 2016, respectively, from legally available funds. The daily distributions were calculated based on 365 days in the calendar year and were equal to $0.001643836 per share of our Class T common stock. These distributions were aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. We acquired our first property on June 28, 2016, and as such, our advisor waived $80,000 in asset management fees, which was equal to the amount of distributions paid from May 1, 2016 through June 27, 2016. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.
On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending on September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share was sold and ending on September 30, 2016. Subsequently, our board of directors authorized on a quarterly basis a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the quarterly periods commencing on October 1, 2016 and ending on June 30, 2018. The daily distributions were or will be calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our Class T and Class I common stock, which is equal to an annualized distribution of $0.60 per share. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to our DRIP monthly in arrears, only from legally available funds.
The amount of distributions paid to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences.
The distributions paid for the three months ended March 31, 2018, for the year ended December 31, 2017 and from our inception through March 31, 2018, along with the amount of distributions reinvested pursuant to the DRIP and the sources of distributions as compared to cash flows from operations were as follows:

	Three Months Ended March 31, 2018		Year Ended December 31, 2017		Inception through March 31, 2018
Distributions paid in cash	$2,799,000		$6,398,000		$9,746,000
Distributions reinvested	3,606,000		8,689,000		13,091,000
	$6,405,000		$15,087,000		$22,837,000
Sources of distributions:
Cash flows from operations	$4,692,000	73.3%	$12,404,000	82.2%	$17,096,000	74.9%
Offering proceeds	1,713,000	26.7	2,683,000	17.8	5,741,000	25.1
	$6,405,000	100%	$15,087,000	100%	$22,837,000	100%
Under GAAP, certain acquisition related expenses, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.

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Any distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of March 31, 2018 and December 31, 2017, we had amounts payable of $8,145,000 and $8,117,000, respectively, to our advisor or its affiliates primarily for the 2.25% Contingent Advisor Payment portion of the total acquisition fee payable to our advisor or its affiliates, which will be paid from cash flows from operations in the future as such amounts become due and payable by us in the ordinary course of business consistent with our past practice.
As of March 31, 2018 and December 31, 2017, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than $80,000 in asset management fees waived by our advisor discussed above. Other than the waiver of such asset management fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 27, 2016, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer or continue to defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
The distributions paid for the three months ended March 31, 2018, for the year ended December 31, 2017 and from our inception through March 31, 2018, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to FFO were as follows:

	Three Months Ended March 31, 2018		Year Ended December 31, 2017		Inception through March 31, 2018
Distributions paid in cash	$2,799,000		$6,398,000		$9,746,000
Distributions reinvested	3,606,000		8,689,000		13,091,000
	$6,405,000		$15,087,000		$22,837,000
Sources of distributions:
FFO attributable to controlling interest	$4,957,000	77.4%	$14,134,000	93.7%	$19,091,000	83.6%
Offering proceeds	1,448,000	22.6	953,000	6.3	3,746,000	16.4
	$6,405,000	100%	$15,087,000	100%	$22,837,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as result of borrowed funds. For a further discussion of FFO, a non-GAAP financial measure, including a reconciliation of our GAAP net income (loss) to FFO, see the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this supplement.

Management of Our Company

The ninth paragraph of the “Management of Our Company — Directors and Executive Officers” section beginning on page 91 of our prospectus is superseded in its entirety as follows:
Richard S. Welch has served as one of our directors since January 2018. Mr. Welch has also served on the Executive Committee of American Healthcare Investors since April 2017, and on the investment committee of our advisor since April 2017. Mr. Welch has served as a Managing Director at Colony NorthStar, responsible for managing certain financial and operational aspects of Colony NorthStar’s investment portfolio and operating businesses, which have included various healthcare investments, since July 2007. Beginning in April 2017, Mr. Welch assumed oversight of Colony NorthStar’s healthcare portfolio. Prior to joining the predecessor Colony Capital business in 2005, Mr. Welch was a vice president in the Investment Banking Division of Goldman, Sachs & Co., focusing on mergers and acquisitions and debt and equity financings for companies in the real estate, retail, and consumer product industries. Mr. Welch received a B.S. degree in Accounting from University of Southern California and an M.B.A. from The Wharton School, University of Pennsylvania and is a Certified Public Accountant in the State of California (inactive).

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Compensation Table

The “Compensation Table — Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” section on page 145 of our prospectus is superseded in its entirety as follows:

Compensation to Our Advisor, Our Dealer Manager and Their Affiliates

Compensation to our advisor, our dealer manager and their affiliates is as follows:

Type of Compensation	Amounts Incurred for the Three Months Ended March 31, 2018	Amounts Incurred for the Year Ended December 31, 2017
Selling Commissions	$1,462,000	$8,329,000
Dealer Manager Fee	$493,000	$2,844,000
Dealer Manager Fee Funded by Our Advisor	$1,011,000	$5,851,000
Other Organizational and Offering Expenses Funded by Our Advisor	$327,000	$1,583,000
Stockholder Servicing Fee	$1,700,000	$10,421,000
Base Acquisition Fee	$509,000	$7,342,000
Development Fee	$—	$—
Reimbursement of Acquisition Expenses	$—	$2,000
Asset Management Fee	$958,000	$2,344,000
Property Management Fees	$145,000	$381,000
Lease Fees	$1,000	$64,000
Construction Management Fee	$—	$1,000
Operating Expenses	$24,000	$82,000
Compensation for Additional Services	$—	$—
Disposition Fees	$—	$—
Subordinated Distribution of Net Sales Proceeds	$—	$—
Subordinated Distribution Upon Listing	$—	$—

As of March 31, 2018 and December 31, 2017, compensation incurred but not yet paid to our advisor, our dealer manager or their affiliates was $21,569,000 and $20,729,000, respectively, representing normal accruals for activities as of March 31, 2018 and December 31, 2017, respectively.

Share Repurchase Plan

The following information should be read in conjunction with the discussion contained in the “Share Repurchase Plan” section beginning on page 206 of our prospectus:

For the three months ended March 31, 2018 and for the year ended December 31, 2017, we received share repurchase requests and repurchased 41,188 and 77,746 shares of our common stock, respectively, for an aggregate of $397,000 and $735,000, respectively, at an average repurchase price of $9.65 and $9.45 per share, respectively. We have funded and intend to continue funding share repurchases with proceeds from the DRIP.

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Incorporation of Certain Information by Reference

The “Incorporation of Certain Information by Reference” section on page 229 of our prospectus is superseded in its entirety as follows:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.healthcarereitiv.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 8, 2018;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 11, 2018;

•
Definitive Proxy Statement filed with the SEC on April 6, 2018 (solely to the extent specifically incorporated by reference into the Annual report on Form 10-K for the fiscal year ended December 31, 2017); and

•
Current Reports on Form 8-K or Form 8-K/A filed with the SEC on May 8, 2017, January 4, 2018, January 5, 2018, January 12, 2018, January 18, 2018, February 14, 2018, March 7, 2018, March 12, 2018, March 29, 2018, April 2, 2018, April 9, 2018, April 13, 2018, May 2, 2018, May 15, 2018 and May 31, 2018.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, (949) 270-9200. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Transfer on Death (T.O.D.) Form

The Transfer on Death (T.O.D.) Form contained in Exhibit B of our prospectus is hereby superseded and replaced with the revised Transfer on Death (T.O.D.) Form attached to this supplement as Exhibit B.

21

Exhibit B

GRIFFIN AMERICAN IV HEALTHCARE REIT

OPTIONAL - NOT APPLICABLE TO CUSTODIAL REGISTRATIONS

# TRANSFER ON DEATH (T.O.D.) FORM

## TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT IV, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Missouri.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT IV, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana.**
- This form must not be used in conjunction with custodial held registrations. Under custodial held registrations, T.O.D. designations of beneficiaries will be collected by the custodian.
- A T.O.D. designation on an account will remain in effect until Griffin-American Healthcare REIT IV, Inc. has confirmed any request to amend such designation.

## INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ☐☐☐ – ☐☐ – ☐☐☐☐    #1. DAYTIME PHONE# ☐☐☐ – ☐☐☐ – ☐☐☐☐    #1. STATE OF RESIDENCE ☐☐

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ☐☐☐ – ☐☐ – ☐☐☐☐    #2. DAYTIME PHONE# ☐☐☐ – ☐☐☐ – ☐☐☐☐    #2. STATE OF RESIDENCE ☐☐

## TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

**PRIMARY BENEFICIARY**

FULL NAME

SSN **(REQUIRED)** ☐☐☐ – ☐☐ – ☐☐☐☐    OR    TAX ID# ☐☐ – ☐☐☐☐☐☐☐    PERCENTAGE ☐☐☐ %

BIRTHDATE ☐☐ – ☐☐ – ☐☐

☐ **SECONDARY BENEFICIARY**    OR    ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ☐☐☐ – ☐☐ – ☐☐☐☐    OR    TAX ID# ☐☐ – ☐☐☐☐☐☐☐    PERCENTAGE ☐☐☐ %

BIRTHDATE ☐☐ – ☐☐ – ☐☐

☐ **THIRD BENEFICIARY**    OR    ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ☐☐☐ – ☐☐ – ☐☐☐☐    OR    TAX ID# ☐☐ – ☐☐☐☐☐☐☐    PERCENTAGE ☐☐☐ %

BIRTHDATE ☐☐ – ☐☐ – ☐☐

## SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designations(s) made previously with respect to my (our) Griffin-American Healthcare REIT IV, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT IV, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT IV, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT IV, Inc.

X

SIGNATURE OF PRIMARY INVESTOR **(required)**    DATE

X

SIGNATURE OF JOINT INVESTOR **(if applicable)**    DATE

MEDALLION STAMP GUARANTEE
(required)

PAGE 1 OF 1

HC4-IU4406(0518)

Questions regarding your account should be directed to:

**888.926.2688**

B-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution
Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the shares of our common stock.

SEC registration fee	$366,030
FINRA filing fee	225,500
Printing and postage	8,025,000
Legal fees and expenses	4,246,000
Accounting fees and expenses	1,572,000
Advertising and sales literature	5,913,000
Blue sky expenses	3,217,000
Transfer agent and escrow fees	2,611,000
Education conferences	415,000
Due diligence	3,409,470
Total	$30,000,000

Item 32.	Sales to Special Parties
The Registrant’s executive officers and directors, as well as officers and employees of Griffin-American Healthcare REIT IV Advisor, LLC, the Registrant’s advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of Class T common stock pursuant to the primary offering at a discount. The purchase price for such shares shall be as low as $9.65 per share effective April 11, 2018, reflecting the fact that selling commissions and the dealer manager fee, in the aggregate amount of approximately $0.40 per share, will not be payable by the investor in connection with such sales.
In connection with sales of certain minimum numbers of shares of Class T common stock to a purchaser, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available.

Item 33.	Recent Sales of Unregistered Securities
In connection with the Registrant’s incorporation, the Registrant issued 22,222 shares of its Class T common stock to Griffin-American Healthcare REIT IV Advisor, LLC, for $9.00 per share in a private offering on February 6, 2015. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended. Effective as of July 23, 2015, the Registrant effected a reverse stock split, whereby every two and one-half shares of the Registrant’s Class T common stock issued and outstanding were combined into one share of Class T common stock, resulting in 8,889 shares of the Registrant’s Class T common stock issued and outstanding. Effective as of October 22, 2015, the Registrant effected a stock split, whereby every share of the Registrant’s Class T common stock issued and outstanding was split into 2.343749 shares of Class T common stock, resulting in 20,833 shares of the Registrant’s Class T common stock issued and outstanding.
Upon the election of its three independent directors to the board of directors and the initial release of funds satisfying the minimum offering amount from escrow on April 13, 2016, the Registrant granted an aggregate of 15,000 shares of its restricted Class T common stock to its independent directors.  The shares of restricted Class T common stock vest as follows: 20.0% immediately vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. The issuance of such shares was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On June 13, 2017, in connection with the re-election of the Registrant’s independent directors, the Registrant granted an aggregate of 7,500 shares of its restricted Class T common stock to its independent directors pursuant to the Registrant’s 2015 Incentive Plan. In addition, on July 1, 2017, the Registrant granted an aggregate of 15,000 shares of its restricted Class T common stock to its independent directors in consideration for their past services rendered. These shares of restricted common stock were also issued pursuant to the Registrant’s 2015 Incentive Plan. The shares of restricted Class T common stock vest as follows: 20.0% immediately vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. The issuance of such shares was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 34.	Indemnification of Directors and Officers
Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.
Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them or hold an Indemnitee harmless for any liability or loss suffered by the Registrant, unless all of the following conditions are met:

(i)	the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii)	the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii)
such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv)	such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v)
with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the requirements of the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.
Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Item 35.	Treatment of Proceeds from Stock Being Registered
Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements

The following financial statements are incorporated into this registration statement and the prospectus included herein, as supplemented, by reference:

•	The consolidated financial statements of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018;

•
The unaudited condensed consolidated financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 11, 2018;

•	The audited statement of revenues and certain expenses of Reno MOB for the year ended December 31, 2016 contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on May 8, 2017;

•
The combined financial statements of Central Florida Senior Housing Portfolio for the years ended December 31, 2016 and 2015 contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 4, 2018; and

•
The unaudited pro forma consolidated statement of operations of the Registrant for the year ended December 31, 2017 contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 29, 2018.

(b) Exhibits

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the following Exhibit Index.

Exhibit Number

1.1
Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated February 16, 2016 (included as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2015 filed March 7, 2016 and incorporated herein by reference)

1.2
Amendment No. 1 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated June 17, 2016 (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed August 10, 2016 and incorporated herein by reference)

1.3
Amendment No. 2 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated February 13, 2017 and effective as of March 1, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 17, 2017 and incorporated herein by reference)

1.4
Amendment No. 3 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated March 29, 2017 (included as Exhibit 1.4 to Post-effective Amendment No. 7 to our Registration Statement on Form S-11 (File No. 333-205960) filed March 29, 2017 and incorporated herein by reference)

3.1
Third Articles of Amendment and Restatement of Griffin-American Healthcare REIT IV, Inc., dated December 28, 2015 (included as Exhibit 3.1 to Pre-effective Amendment No. 2 to our Registration Statement on Form S-11 (File No. 333-205960) filed January 5, 2016 and incorporated herein by reference)

3.2
Articles Supplementary of Griffin-American Healthcare REIT IV, Inc. filed May 25, 2016 (included as Exhibit 3.1 to our Current Report on Form 8-K filed May 26, 2016 and incorporated herein by reference)

3.3
Second Amended and Restated Bylaws of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit 3.2 to Pre-effective Amendment No. 2 to our Registration Statement on Form S-11 (File No. 333-205960) filed January 5, 2016 and incorporated herein by reference)

4.1*	Form of Subscription Agreement of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit B to the prospectus)

4.2*	Amended and Restated Distribution Reinvestment Plan of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit C to the prospectus)

4.3*	Share Repurchase Plan of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit D to the prospectus)

4.4
Escrow Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and UMB Bank, N.A., dated February 16, 2016 (included as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2015 filed March 7, 2016 and incorporated herein by reference)

5.1
Opinion of Venable LLP as to the legality of the shares being registered (included as Exhibit 5.1 to Post-effective Amendment No. 3 to our Registration Statement on Form S-11 (File No. 333-205960) filed May 26, 2016 and incorporated herein by reference)

8.1
Opinion of Morris, Manning & Martin, LLP as to tax matters (included as Exhibit 8.1 to Pre-effective Amendment No. 2 to our Registration Statement on Form S-11 (File No. 333-205960) filed January 5, 2016 and incorporated herein by reference)

10.1
Amended and Restated Agreement of Limited Partnership of Griffin-American Healthcare REIT IV Holdings, LP, dated February 16, 2016 (included as Exhibit 10.5 to our Annual Report on Form 10-K for the year ended December 31, 2015 filed March 7, 2016 and incorporated herein by reference)

10.2
Amendment No. 1 to Amended and Restated Limited Partnership Agreement of Griffin-American Healthcare REIT IV Holdings, LP, dated June 17, 2016 (included as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed August 10, 2016 and incorporated herein by reference)

10.3
Advisory Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin-American Healthcare REIT IV Holdings, LP and Griffin-American Healthcare REIT IV Advisor, LLC, dated February 16, 2016 (included as Exhibit 10.4 to our Annual Report on Form 10-K for the year ended December 31, 2015 filed March 7, 2016 and incorporated herein by reference)

10.4
Form of Indemnification Agreement between Griffin-American Healthcare REIT IV, Inc. and Indemnitee made effective as of February 10, 2015 (included as Exhibit 10.3 to our Registration Statement on Form S-11 (File No. 333-205960) filed July 30, 2015 and incorporated herein by reference)

10.5
Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan (including the 2015 Independent Directors Compensation Sub-Plan) (included as Exhibit 10.4 to Pre-effective Amendment No. 2 to our Registration Statement on Form S-11 (File No. 333-205960) filed January 5, 2016 and incorporated herein by reference)

10.6
Real Estate Purchase Agreement and Escrow Instructions by and between Kargan Holdings, LLC, American Healthcare Investors, LLC, Commonwealth Land Title Company and, solely as to Section 9.20, Jonathan S. Collins, dated May 24, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 26, 2016 and incorporated herein by reference)

10.7
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between American Healthcare Investors, LLC and GAHC4 Auburn CA MOB, LLC, dated May 24, 2016 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 26, 2016 and incorporated herein by reference)

10.8
Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated June 20, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 23, 2016 and incorporated herein by reference)

10.9
First Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated July 19, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 22, 2016 and incorporated herein by reference)

10.10
Real Estate Purchase Agreement and Escrow Instructions by and between Norwegian Real Estate Limited Partnership, Norwegian General[,] Inc., GAHC4 Pottsville PA MOB, LLC and First American Title Insurance Company, dated July 21, 2016 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 22, 2016 and incorporated herein by reference)

10.11
Agreement of Sale by and between PJP Building Five, L.C., GAHC4 Charlottesville VA MOB, LLC and Chicago Title Insurance Company, dated July 25, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 27, 2016 and incorporated herein by reference)

10.12
Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated August 1, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 3, 2016 and incorporated herein by reference)

10.13
Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC4 Iron MOB Portfolio, LLC, Cullman POB Partners I, LLC, Cullman POB II, LLC, HCP Coosa MOB, LLC and Chicago Title Insurance Company, dated August 11, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 17, 2016 and incorporated herein by reference)

10.14
Purchase and Sale Agreement and Escrow Instructions by and between Cullman POB III LLC, GAHC4 Cullman AL MOB III, LLC and Chicago Title Insurance Company, dated August 11, 2016 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 17, 2016 and incorporated herein by reference)

10.15
Third Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated August 11, 2016 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 17, 2016 and incorporated herein by reference)

10.16
First Amendment to Agreement of Sale dated August 25, 2016, between PJP Building Five, L.C., GAHC4 Charlottesville VA MOB, LLC and, solely with respect to the newly added Section 5.1.19, Worrell Land and Development Company, L.C. (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 26, 2016 and incorporated herein by reference)

10.17
Credit Agreement dated as of August 25, 2016, among Griffin-American Healthcare REIT IV Holdings, LP, Griffin-American Healthcare REIT IV, Inc. and certain subsidiaries, certain lender parties, Bank of America, N.A., KeyBank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 26, 2016 and incorporated herein by reference)

10.18
Revolving Note dated August 25, 2016, by Griffin-American Healthcare REIT IV Holdings, LP in favor of Bank of America, N.A. (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 26, 2016 and incorporated herein by reference)

10.19
Revolving Note dated August 25, 2016, by Griffin-American Healthcare REIT IV Holdings, LP in favor of KeyBank, National Association (included as Exhibit 10.4 to our Current Report on Form 8-K filed August 26, 2016 and incorporated herein by reference)

10.20
Pledge Agreement dated August 25, 2016, between Griffin-American Healthcare REIT IV Holdings, LP and Bank of America, N.A. (included as Exhibit 10.5 to our Current Report on Form 8-K filed August 26, 2016 and incorporated herein by reference)

10.21
Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated September 6, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 9, 2016 and incorporated herein by reference)

10.22
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC4 Iron MOB Portfolio, LLC, Cullman POB Partners I, LLC, Cullman POB II, LLC, HCP Coosa MOB, LLC and Chicago Title Insurance Company, dated September 12, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 15, 2016 and incorporated herein by reference)

10.23
Real Estate Purchase Agreement and Escrow Instructions by and between HSRE-Mint Hill, LLC, GAHC4 Mint Hill NC MOB, LLC and Chicago Title Insurance Company, dated September 30, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 6, 2016 and incorporated herein by reference)

10.24
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC4 Cullman AL MOB I, LLC, GAHC4 Cullman AL MOB II, LLC, GAHC4 Sylacauga AL MOB, LLC, Cullman POB Partners I, LLC, Cullman POB II, LLC, HCP Coosa MOB, LLC and Chicago Title Insurance Company, dated October 12, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2016 and incorporated herein by reference)

10.25
Assignment of Asset Purchase Agreement by and between Seniors Investments II, LLC, GAHC4 Lafayette LA MC, LLC and Colonial Oaks Memory Care Lafayette, LLC dated November 11, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.26
Assignment of Asset Purchase Agreement by and between Seniors Investments II, LLC, GAHC4 Lafayette LA ALF, LLC and Colonial Oaks Assisted Living Lafayette, LLC, dated November 11, 2016 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.27
Asset Purchase Agreement by and between Cedar Crest, LLC and Seniors Investments II, LLC, dated March 31, 2016 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.28
Asset Purchase Agreement by and between Hannie Development, Inc. and Seniors Investments II, LLC, dated March 31, 2016 (included as Exhibit 10.4 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.29
First Amendment to Asset Purchase Agreement by and between Cedar Crest, LLC and Seniors Investments II, LLC, dated June 15, 2016 (included as Exhibit 10.5 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.30
First Amendment to Asset Purchase Agreement by and between Hannie Development, Inc. and Seniors Investments II, LLC, dated June 15, 2016 (included as Exhibit 10.6 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.31
Second Amendment to Asset Purchase Agreement by and between Cedar Crest, LLC and Seniors Investments II, LLC, dated June 24, 2016 (included as Exhibit 10.7 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.32
Second Amendment to Asset Purchase Agreement by and between Hannie Development, Inc. and Seniors Investments II, LLC, dated June 24, 2016 (included as Exhibit 10.8 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.33
Third Amendment to and Reinstatement of Asset Purchase Agreement by and between Cedar Crest, LLC and Seniors Investments II, LLC, dated August 4, 2016 (included as Exhibit 10.9 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.34
Third Amendment to and Reinstatement of Asset Purchase Agreement by and between Hannie Development, Inc. and Seniors Investments II, LLC, dated August 4, 2016 (included as Exhibit 10.10 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.35
Fourth Amendment to Asset Purchase Agreement by and between Cedar Crest, LLC and Seniors Investments II, LLC, dated October 17, 2016 (included as Exhibit 10.11 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.36
Fourth Amendment to Asset Purchase Agreement by and between Hannie Development, Inc. and Seniors Investments II, LLC, dated October 17, 2016 (included as Exhibit 10.12 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.37
Fifth Amendment to Asset Purchase Agreements by and between Hannie Development, Inc., Cedar Crest, LLC and Seniors Investments II, LLC, dated November 11, 2016 (included as Exhibit 10.13 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.38
Closing Agreement by and between GAHC4 Lafayette LA ALF, LLC, GAHC4 Lafayette LA MC, LLC, Colonial Oaks Master Tenant, LLC, Colonial Oaks Assisted Living Lafayette, LLC and Colonial Oaks Memory Care Lafayette, LLC, dated November 11, 2016 (included as Exhibit 10.14 to our Current Report on Form 8-K filed November 17, 2016 and incorporated herein by reference)

10.39
Sixth Amendment to Asset Purchase Agreements by and among Hannie Development, Inc., Cedar Crest, LLC, GAHC4 Lafayette LA ALF, LLC, GAHC4 Lafayette LA MC, LLC, Colonial Oaks Assisted Living Lafayette, LLC and Colonial Oaks Memory Care Lafayette, LLC, dated November 30, 2016 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 6, 2016 and incorporated herein by reference)

10.40
Agreement of Purchase and Sale and Joint Escrow Instructions by and between Arlington Medical Properties, LLC, Universal Health Realty Income Trust and GAHC4 Reno NV MOB, LLC, dated February 16, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 17, 2017 and incorporated herein by reference)

10.41
First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions by and among Arlington Medical Properties, LLC, Universal Health Realty Income Trust, GAHC4 Reno NV MOB, LLC and First American Title Insurance Company, dated March 8, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 13, 2017 and incorporated herein by reference)

10.42
Purchase and Sale Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC, A&M Property Holding, LLC and Garden Place, LLC, dated March 13, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 17, 2017 and incorporated herein by reference)

10.43
Closing Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC and CSL Illinois I, LLC, dated March 13, 2017 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 17, 2017 and incorporated herein by reference)

10.44
First Amendment to Purchase and Sale Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC, A&M Property Holding, LLC and Garden Place, LLC, dated April 18, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 24, 2017 and incorporated herein by reference)

10.45
Second Amendment to Purchase and Sale Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC, A&M Property Holding, LLC and Garden Place, LLC, dated May 8, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 12, 2017 and incorporated herein by reference)

10.46
Third Amendment to Purchase and Sale Agreement by and between GAHC4 SW Illinois SeniorHousing Portfolio, LLC, A&M Property Holding, LLC and Garden Place, LLC, dated May 10, 2017 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 12, 2017 and incorporated herein by reference)

10.47
First Amendment to Closing Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio,LLC and CSL-Illinois I, LLC, dated May 10, 2017 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 12, 2017 and incorporated herein by reference)

10.48
Purchase and Sale Agreement and Joint Escrow Instructions by and between Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.49
Purchase and Sale Agreement and Joint Escrow Instructions by and between Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc. and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.50
Purchase and Sale Agreement and Joint Escrow Instructions by and between Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc. and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.51
Purchase and Sale Agreement and Joint Escrow Instructions by and between Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc. and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.52
Purchase and Sale Agreement and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc. and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.53
Purchase and Sale Agreement and Joint Escrow Instructions by and between Nazareth Park Place, LLC, Nazareth Park Place, Inc. and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.54
Purchase and Sale Agreement and Joint Escrow Instructions by and between Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc. and Colonial Oaks Senior Living Holdco, LLC, dated March 6, 2017 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.55
First Amendment to Purchase and Sale Agreements and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc., Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc., Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc., Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc., Nazareth Park Place, LLC, Nazareth Park Place, Inc., Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc., Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated May 5, 2017 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.56
Second Amendment to Purchase and Sale Agreements and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc., Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc., Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc., Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc., Nazareth Park Place, LLC, Nazareth Park Place, Inc., Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc., Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated May 12, 2017 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.57
Third Amendment to Purchase and Sale Agreements and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc., Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc., Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc., Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc., Nazareth Park Place, LLC, Nazareth Park Place, Inc., Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc., Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated May 19, 2017 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.58
Fourth Amendment to Purchase and Sale Agreements and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc., Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc., Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc., Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc., Nazareth Park Place, LLC, Nazareth Park Place, Inc., Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc., Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated May 31, 2017 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.59
Fifth Amendment to Purchase and Sale Agreements and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc., Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc., Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc., Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc., Nazareth Park Place, LLC, Nazareth Park Place, Inc., Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc., Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated June 7, 2017 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.60
Sixth Amendment to Purchase and Sale Agreements and Joint Escrow Instructions by and between Napa Skilled Nursing Center, LLC, Nazareth Classic Care of Napa, Inc., Nazareth Agua Caliente Villa, LLC, Nazareth Agua Caliente Villa, Inc., Nazareth Classic Care Community, LLC, Nazareth Classic Care Community, Inc., Nazareth Classic Care of Fairfield, LLC, Nazareth Classic Care of Fairfield, Inc., Nazareth Park Place, LLC, Nazareth Park Place, Inc., Nazareth Rose Garden of Napa, LLC, Nazareth Rose Garden of Napa, Inc., Nazareth Vista, LLC and Colonial Oaks Senior Living Holdco, LLC, dated June 7, 2017 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.61
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Belmont CA ALF, LLC and COSL Belmont, LP, dated June 8, 2017 (included as Exhibit 10.14 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.62
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Fairfield CA MC, LLC and COSL Fairfield, LP, dated June 8, 2017 (included as Exhibit 10.15 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.63
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Menlo Park CA MC, LLC and COSL Menlo Park, LP, dated June 8, 2017 (included as Exhibit 10.16 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.64
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Napa CA ALF, LLC and COSL Napa RG, LP, dated June 8, 2017 (included as Exhibit 10.17 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.65
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Napa CA MC, LLC and COSL Napa CCN, LP, dated June 8, 2017 (included as Exhibit 10.18 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.66
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Sacramento CA ALF, LLC and COSL Sacramento, LP, dated June 8, 2017 (included as Exhibit 10.19 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.67
Assignment of Asset Purchase Agreement by and between Colonial Oaks Senior Living Holdco, LLC, GAHC4 Sonoma CA ALF, LLC and COSL Sonoma, LP, dated June 8, 2017 (included as Exhibit 10.20 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.68
Closing Agreement by and between GAHC4 Menlo Park CA MC, LLC, GAHC4 Fairfield CA MC, LLC, GAHC4 Belmont CA ALF, LLC, GAHC4 Sacramento CA ALF, LLC, GAHC4 Napa CA ALF, LLC, GAHC4 Napa CA MC, LLC, GAHC4 Sonoma CA ALF, LLC, Colonial Oaks Master Tenant, LLC, COSL Menlo Park, LP, COSL Fairfield, LP, COSL Belmont, LP, COSL Sacramento, LP, COSL Napa RG, LP, COSL Napa CCN, LP and COSL Sonoma, LP, dated June 8, 2017 (included as Exhibit 10.21 to our Current Report on Form 8-K filed June 14, 2017 and incorporated herein by reference)

10.69
Purchase and Sale Agreement by and between NIC 5 Spring Haven Owner LLC, NIC 5 Lake Morton Plaza Owner LLC, NIC 5 Renaissance Retirement Owner LLC, NIC 5 Forest Oaks Owner LLC, NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC, NIC 5 Forest Oaks Leasing LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated August 2, 2017 (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed November 9, 2017 and incorporated herein by reference)

10.70
Purchase and Sale Agreement by and between NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC, NIC 4 Spring Oaks Owner LLC, NIC 4 Bayside Terrace Leasing LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 The Grande Leasing LLC, NIC 4 Spring Oaks Leasing LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated August 2, 2017 (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed November 9, 2017 and incorporated herein by reference)

10.71
First Amendment to Purchase and Sale Agreement by and between NIC 5 Spring Haven Owner, LLC, NIC 5 Lake Morton Plaza Owner, LLC, NIC 5 Renaissance Retirement Owner, LLC, NIC 5 Forest Oaks Owner, LLC, NIC 5 Spring Haven Leasing, LLC, NIC 5 Lake Morton Plaza Leasing, LLC, NIC 5 Renaissance Retirement Leasing, LLC, NIC 5 Forest Oaks Leasing, LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated September 18, 2017 (included as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed November 9, 2017 and incorporated herein by reference)

10.72
First Amendment to Purchase and Sale Agreement by and between NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC, NIC 4 Spring Oaks Owner LLC, NIC 4 Bayside Terrace Leasing, LLC, NIC 4 Balmoral Leasing, LLC, NIC 4 Bradenton Oaks Leasing, LLC, NIC 4 The Grande Leasing, LLC, NIC 4 Spring Oaks Leasing, LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated September 18, 2017 (included as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed November 9, 2017 and incorporated herein by reference)

10.73
Second Amendment to Purchase and Sale Agreement by and between NIC 5 Spring Haven Owner, LLC, NIC 5 Lake Morton Plaza Owner, LLC, NIC 5 Renaissance Retirement Owner, LLC, NIC 5 Forest Oaks Owner, LLC, NIC 5 Spring Haven Leasing, LLC, NIC 5 Lake Morton Plaza Leasing, LLC, NIC 5 Renaissance Retirement Leasing, LLC, NIC 5 Forest Oaks Leasing, LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated September 25, 2017 (included as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed November 9, 2017 and incorporated herein by reference)

10.74
Second Amendment to Purchase and Sale Agreement by and between NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC, NIC 4 Spring Oaks Owner LLC, NIC 4 Bayside Terrace Leasing, LLC, NIC 4 Balmoral Leasing, LLC, NIC 4 Bradenton Oaks Leasing, LLC, NIC 4 The Grande Leasing, LLC, NIC 4 Spring Oaks Leasing, LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated September 25, 2017 (included as Exhibit 10.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed November 9, 2017 and incorporated herein by reference)

10.75
Third Amendment to Purchase and Sale Agreement by and between NIC 5 Spring Haven Owner, LLC, NIC 5 Lake Morton Plaza Owner, LLC, NIC 5 Renaissance Retirement Owner, LLC, NIC 5 Forest Oaks Owner, LLC, NIC 5 Spring Haven Leasing, LLC, NIC 5 Lake Morton Plaza Leasing, LLC, NIC 5 Renaissance Retirement Leasing, LLC, NIC 5 Forest Oaks Leasing, LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated October 25, 2017 (included as Exhibit 10.45 to our Annual Report on Form 10-K for the year ended December 31, 2017 filed March 8, 2018 and incorporated herein by reference)

10.76
Third Amendment to Purchase and Sale Agreement by and between NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC, NIC 4 Spring Oaks Owner LLC, NIC 4 Bayside Terrace Leasing, LLC, NIC 4 Balmoral Leasing, LLC, NIC 4 Bradenton Oaks Leasing, LLC, NIC 4 The Grande Leasing, LLC, NIC 4 Spring Oaks Leasing, LLC and GAHC4 Central FL Senior Housing Portfolio, LLC, dated October 25, 2017 (included as Exhibit 10.46 to our Annual Report on Form 10-K for the year ended December 31, 2017 filed March 8, 2018 and incorporated herein by reference)

10.77
First Amendment to Credit Agreement by and among Griffin-American Healthcare REIT IV Holdings, LP, certain subsidiary guarantors, certain lender parties and Bank of America, N.A., dated October 31, 2017 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 6, 2017 and incorporated herein by reference)

21.1*	Subsidiaries of Griffin-American Healthcare REIT IV, Inc.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of KMJ Corbin & Company LLP

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

24.1
Power of Attorney for Messrs. Hanson, Flornes and Smith and Ms. Hurley (included in signature page to Post-effective Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-205960) filed March 21, 2016 and incorporated herein by reference)

24.2
Power of Attorney for Mr. Welch (included as Exhibit 24.2 to Post-effective Amendment No. 10 to our Registration Statement on Form S-11 (File No. 333-205960) filed January 25, 2018 and incorporated herein by reference)

99.1*	Consent of CBRE Capital Advisors, Inc.

*    Filed herewith.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.
(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933, as amended; (ii) any free writing prospectus relating to the offering prepared by the Registrant or on its behalf or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by the Registrant or on its behalf; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;
(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;
(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;
(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933, as amended, during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period for which audited financial statements have been filed or are required to have been filed on Form 8-K; and
(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 31st day of May, 2018.

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

By:	/s/ JEFFREY T. HANSON
Jeffrey T. Hanson
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. HANSON	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 31, 2018
Jeffrey T. Hanson

/s/ BRIAN S. PEAY	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2018
Brian S. Peay

*	Director	May 31, 2018
Richard S. Welch

*	Director	May 31, 2018
Brian J. Flornes

*	Director	May 31, 2018
Dianne Hurley

*	Director	May 31, 2018
Wilbur H. Smith III

* /s/ JEFFREY T. HANSON
Jeffrey T. Hanson, as attorney-in-fact